                    SECOND AMENDED AND RESTATED

             ASSET TRANSFER AND ACQUISITION AGREEMENT


                            By and Among
                         CIGNA CORPORATION,
                  CONNECTICUT GENERAL CORPORATION,
             CONNECTICUT GENERAL LIFE INSURANCE COMPANY,


                    CIGNA LIFE INSURANCE COMPANY,


                   LINCOLN NATIONAL CORPORATION,


            THE LINCOLN NATIONAL LIFE INSURANCE COMPANY,

                                 and

             LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


                      Dated as of July 27, 1997





                                TABLE OF CONTENTS

                                                                Page


ARTICLE I

     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.01.   Definitions . . . . . . . . . . . . . . . . . . . . . 2
             Adjusted Statutory Reserves and Other Statutory
               Liabilities . . . . . . . . . . . . . . . . . . . . 2
             Administrative Services Agreements. . . . . . . . . . 2
             Affiliate . . . . . . . . . . . . . . . . . . . . . . 2
             Allocable Amount. . . . . . . . . . . . . . . . . . . 2
             Ancillary Agreements. . . . . . . . . . . . . . . . . 2
             Annual Rate . . . . . . . . . . . . . . . . . . . . . 3
             Antitrust Division. . . . . . . . . . . . . . . . . . 3
             Applicable Law. . . . . . . . . . . . . . . . . . . . 3
             Asserted Liability. . . . . . . . . . . . . . . . . . 3
             Assignable Licensed Principally Used Software . . . . 3
             Assigned and Assumed Contracts. . . . . . . . . . . . 3
             Assumed Liabilities . . . . . . . . . . . . . . . . . 3
             Band 1 Employee . . . . . . . . . . . . . . . . . . . 3
             Band 2 Employee . . . . . . . . . . . . . . . . . . . 3
             Benefit Plans . . . . . . . . . . . . . . . . . . . . 3
             Benefits Affected Employee. . . . . . . . . . . . . . 3
             Benefits Effective Date . . . . . . . . . . . . . . . 3
             Bill of Sale. . . . . . . . . . . . . . . . . . . . . 3
             Books and Records . . . . . . . . . . . . . . . . . . 3
             Brokers . . . . . . . . . . . . . . . . . . . . . . . 4
             Brokers and Agents. . . . . . . . . . . . . . . . . . 4
             Business. . . . . . . . . . . . . . . . . . . . . . . 4
             Business Day. . . . . . . . . . . . . . . . . . . . . 4
             CA. . . . . . . . . . . . . . . . . . . . . . . . . . 4
             Ceding Commissions. . . . . . . . . . . . . . . . . . 4
             CFA . . . . . . . . . . . . . . . . . . . . . . . . . 4
             CFA Closing . . . . . . . . . . . . . . . . . . . . . 4
             CIGNA . . . . . . . . . . . . . . . . . . . . . . . . 4
             CIGNA Non-Compete . . . . . . . . . . . . . . . . . . 4
             Claims Notice . . . . . . . . . . . . . . . . . . . . 4
             CLIC. . . . . . . . . . . . . . . . . . . . . . . . . 4
             CLIC Administrative Services Agreement. . . . . . . . 4
             CLIC Indemnity Reinsurance Agreement. . . . . . . . . 5
             Closing . . . . . . . . . . . . . . . . . . . . . . . 5
             Closing Balance Sheet . . . . . . . . . . . . . . . . 5
             Closing Date. . . . . . . . . . . . . . . . . . . . . 5
             COBRA . . . . . . . . . . . . . . . . . . . . . . . . 5
             Code. . . . . . . . . . . . . . . . . . . . . . . . . 5
             COLI Business . . . . . . . . . . . . . . . . . . . . 5
             Commission. . . . . . . . . . . . . . . . . . . . . . 5
             Connecticut SAP . . . . . . . . . . . . . . . . . . . 5
             Contract Employees. . . . . . . . . . . . . . . . . . 5
             Effective Date. . . . . . . . . . . . . . . . . . . . 5
             Elections . . . . . . . . . . . . . . . . . . . . . . 5
             Environmental Laws. . . . . . . . . . . . . . . . . . 6
             ERISA . . . . . . . . . . . . . . . . . . . . . . . . 6
             Estimated Statutory Carrying Value. . . . . . . . . . 6
             Externally Managed Funds. . . . . . . . . . . . . . . 6
             Final Balance Sheet . . . . . . . . . . . . . . . . . 6
             403(b) Contract . . . . . . . . . . . . . . . . . . . 6
             FTC . . . . . . . . . . . . . . . . . . . . . . . . . 6
             GAAP. . . . . . . . . . . . . . . . . . . . . . . . . 6
             General Account Liabilities . . . . . . . . . . . . . 6
             General Account Other Insurance Assets. . . . . . . . 6
             General Account Reserves. . . . . . . . . . . . . . . 7
             General Assignment and Assumption Agreement . . . . . 7
             Hazardous Materials . . . . . . . . . . . . . . . . . 7
             HIPAA . . . . . . . . . . . . . . . . . . . . . . . . 7
             HSR Act . . . . . . . . . . . . . . . . . . . . . . . 7
             Income Tax Regulations. . . . . . . . . . . . . . . . 7
             Indemnified Party . . . . . . . . . . . . . . . . . . 7
             Indemnifying Party. . . . . . . . . . . . . . . . . . 7
             Indemnity Reinsurance Agreements. . . . . . . . . . . 7
             Indiana SAP . . . . . . . . . . . . . . . . . . . . . 7
             Initial Portfolio . . . . . . . . . . . . . . . . . . 7
             Insurance Contracts . . . . . . . . . . . . . . . . . 7
             Interim CIGNA Financial Statements. . . . . . . . . . 8
             Interim LLANY Financial Statements. . . . . . . . . . 8
             Interim Purchaser Financial Statements. . . . . . . . 8
             Internally Managed Funds. . . . . . . . . . . . . . . 8
             Investment Assets . . . . . . . . . . . . . . . . . . 8
             IRS . . . . . . . . . . . . . . . . . . . . . . . . . 8
             July 18 Letter. . . . . . . . . . . . . . . . . . . . 8
             knowledge . . . . . . . . . . . . . . . . . . . . . . 8
             Lender. . . . . . . . . . . . . . . . . . . . . . . . 8
             License Agreement . . . . . . . . . . . . . . . . . . 8
             Licensed Generally Used Software. . . . . . . . . . . 9
             Licensed Principally Used Software. . . . . . . . . . 9
             LLANY . . . . . . . . . . . . . . . . . . . . . . . . 9
             LLANY Administrative Services Agreement . . . . . . . 9
             LLANY Indemnity Reinsurance Agreement . . . . . . . . 9
             LNC . . . . . . . . . . . . . . . . . . . . . . . . . 9
             Loss and Losses . . . . . . . . . . . . . . . . . . . 9
             material or material adverse effect on the Business . 9
             Mortgage Loans. . . . . . . . . . . . . . . . . . . .10
             NAIC. . . . . . . . . . . . . . . . . . . . . . . . .10
             NASD. . . . . . . . . . . . . . . . . . . . . . . . .10
             New York Contract Closing Date Investment Assets. . .10
             New York Contracts. . . . . . . . . . . . . . . . . .10
             New York SAP. . . . . . . . . . . . . . . . . . . . .10
             1940 Act. . . . . . . . . . . . . . . . . . . . . . .10
             90-Day Treasury Rate. . . . . . . . . . . . . . . . .10
             Non-New York Contract Closing Date Investment Assets.10
             Non-New York Contracts. . . . . . . . . . . . . . . .10
             Office Lease Agreement. . . . . . . . . . . . . . . .10
             Office Sub-Lease Agreements . . . . . . . . . . . . .10
             Opinion . . . . . . . . . . . . . . . . . . . . . . .10
             Other Statutory Assets. . . . . . . . . . . . . . . .11
             Owned Generally Used Software . . . . . . . . . . . .11
             Owned Principally Used Software . . . . . . . . . . .11
             Parent. . . . . . . . . . . . . . . . . . . . . . . .11
             Parent Subsidiaries . . . . . . . . . . . . . . . . .11
             Pension Plans . . . . . . . . . . . . . . . . . . . .11
             Permits . . . . . . . . . . . . . . . . . . . . . . .11
             Person. . . . . . . . . . . . . . . . . . . . . . . .11
             Post-Closing Contracts. . . . . . . . . . . . . . . .11
             premiums. . . . . . . . . . . . . . . . . . . . . . .11
             Pro Forma Financial Statements. . . . . . . . . . . .11
             Proposed Balance Sheet. . . . . . . . . . . . . . . .11
             Purchase Price. . . . . . . . . . . . . . . . . . . .11
             Purchaser . . . . . . . . . . . . . . . . . . . . . .11
             Purchaser Administrative Services Agreement . . . . .11
             Purchaser Financial Statements. . . . . . . . . . . .12
             Purchaser Indemnitees . . . . . . . . . . . . . . . .12
             Purchaser Indemnity Reinsurance Agreement . . . . . .12
             Purchaser Key People. . . . . . . . . . . . . . . . .12
             Purchaser's Defined Benefit Plan. . . . . . . . . . .12
             Purchaser's 401(k) Plans. . . . . . . . . . . . . . .12
             Purchaser's Money Purchase Plan . . . . . . . . . . .12
             Purchaser's Retiree Welfare Plans . . . . . . . . . .12
             Qualified Contract. . . . . . . . . . . . . . . . . .12
             Qualified Plans . . . . . . . . . . . . . . . . . . .12
             Real Estate Assets. . . . . . . . . . . . . . . . . .12
             Retained Liabilities. . . . . . . . . . . . . . . . .12
             Securities Act. . . . . . . . . . . . . . . . . . . .14
             Section 5.31 Policies . . . . . . . . . . . . . . . .14
             Section 10.04 Purchaser Obligation. . . . . . . . . .14
             Section 10.04 Seller Obligation . . . . . . . . . . .14
             Seller. . . . . . . . . . . . . . . . . . . . . . . .14
             Seller Financial Statements . . . . . . . . . . . . .14
             Seller Indemnitees. . . . . . . . . . . . . . . . . .14
             Seller Key People . . . . . . . . . . . . . . . . . .14
             Seller Parties. . . . . . . . . . . . . . . . . . . .15
             Seller Separate Accounts. . . . . . . . . . . . . . .15
             Seller's Deferred Compensation Plan . . . . . . . . .15
             Seller's Defined Benefit Plan . . . . . . . . . . . .15
             Seller's 401(k) Plan. . . . . . . . . . . . . . . . .15
             Seller's Money Purchase Plan. . . . . . . . . . . . .15
             Separate Account Liabilities. . . . . . . . . . . . .15
             Settlement Agreements . . . . . . . . . . . . . . . .15
             Severance Costs . . . . . . . . . . . . . . . . . . .15
             Statutory Carrying Value. . . . . . . . . . . . . . .15
             Stock Purchase Agreement. . . . . . . . . . . . . . .15
             Subsidiary. . . . . . . . . . . . . . . . . . . . . .15
             Subsidiary Stock. . . . . . . . . . . . . . . . . . .15
             Suitable Employment . . . . . . . . . . . . . . . . .15
             Taxes . . . . . . . . . . . . . . . . . . . . . . . .16
             Taxing Authority. . . . . . . . . . . . . . . . . . .16
             Third Party Accountant. . . . . . . . . . . . . . . .16
             Third Party Claimant. . . . . . . . . . . . . . . . .16
             Transferred Assets. . . . . . . . . . . . . . . . . .16
             Transferred Contracts . . . . . . . . . . . . . . . .17
             Transition Services Agreement . . . . . . . . . . . .17
             25% Premium Threshold . . . . . . . . . . . . . . . .17
             WARN Act. . . . . . . . . . . . . . . . . . . . . . .17
             Welfare Plans . . . . . . . . . . . . . . . . . . . .17

ARTICLE II

     TRANSFER AND ACQUISITION OF ASSETS. . . . . . . . . . . . . .17
     2.01.   Cash Consideration. . . . . . . . . . . . . . . . . .17
     2.02.   Acquisition of Transferred Assets and Assumption of
                Assumed Liabilities. . . . . . . . . . . . . . . .17
     2.03.   Place and Date of Closing; Balance Sheets;
             Closing Date Transfers of Investment Assets
             and Cash . . . . . . . . . . . . . . . . . . . . .   18
     2.04.   Post-Closing Adjustments. . . . . . . . . . . . . . .20
     2.05.   Closing Items . . . . . . . . . . . . . . . . . . . .22

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER . . . . .23
     3.01.  Organization, Standing and Authority of CIGNA, Parent,
                Seller and CLIC. . . . . . . . . . . . . . . . . .23
     3.02.  Authorization. . . . . . . . . . . . . . . . . . . . .23
     3.03.  Actions and Proceedings. . . . . . . . . . . . . . . .24
     3.04.  No Conflict or Violation . . . . . . . . . . . . . . .24
     3.05.  Governmental Consents and Approvals. . . . . . . . . .25
     3.06.  Computer Software and Intellectual Property. . . . . .25
     3.07.  Brokerage and Financial Advisers . . . . . . . . . . .26
     3.08.  Compliance with Laws . . . . . . . . . . . . . . . . .26
     3.09.  Permits, Licenses and Franchises . . . . . . . . . . .26
     3.10.  Insurance Contracts. . . . . . . . . . . . . . . . . .26
     3.11.  Regulatory Filings . . . . . . . . . . . . . . . . . .28
     3.12.  Brokers and Agents . . . . . . . . . . . . . . . . . .28
     3.13.  Reinsurance. . . . . . . . . . . . . . . . . . . . . .29
     3.14.  Conduct of Business. . . . . . . . . . . . . . . . . .29
     3.15.  Absence of Certain Changes . . . . . . . . . . . . . .29
     3.16.  Other Sale Arrangements. . . . . . . . . . . . . . . .29
     3.17.  Seller Separate Accounts and Underlying Funds. . . . .29
     3.18.  Assigned and Assumed Contracts . . . . . . . . . . . .30
     3.19.  Employees. . . . . . . . . . . . . . . . . . . . . . .30
     3.20.  Employee Benefit Plans; ERISA. . . . . . . . . . . . .31
     3.21.  Labor Relations and Employment . . . . . . . . . . . .34
     3.22.  Transferred Assets . . . . . . . . . . . . . . . . . .34
     3.23.  Contracts. . . . . . . . . . . . . . . . . . . . . . .35
     3.24.  GAAP Financial Statements. . . . . . . . . . . . . . .36
     3.25.  Statutory Statements . . . . . . . . . . . . . . . . .37
     3.26.  Tax Matters. . . . . . . . . . . . . . . . . . . . . .37
     3.27.  Transition Services Agreement. . . . . . . . . . . . .38
     3.28.  Pro Forma Financial Statements . . . . . . . . . . . .38
     3.29.  Cash Flow Testing. . . . . . . . . . . . . . . . . . .38

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF LNC, PURCHASER AND LLANY. .38
     4.01.  Organization and Standing. . . . . . . . . . . . . . .38
     4.02.  Authorization. . . . . . . . . . . . . . . . . . . . .39
     4.03.  Actions and Proceedings. . . . . . . . . . . . . . . .39
     4.04.  No Conflict or Violation . . . . . . . . . . . . . . .39
     4.05.  Governmental Consents and Approvals. . . . . . . . . .40
     4.06.  Brokerage and Financial Advisers . . . . . . . . . . .40
     4.07.  Compliance with Laws . . . . . . . . . . . . . . . . .40
     4.08.  Permits, Licenses and Franchises . . . . . . . . . . .40
     4.09.  SAP Financial Statements . . . . . . . . . . . . . . .41
     4.10.  Statutory Statements . . . . . . . . . . . . . . . . .41
     4.11.  Absence of Certain Changes . . . . . . . . . . . . . .42
     4.12.  Qualified Institutional Buyer. . . . . . . . . . . . .42
     4.13.  Sufficient Funds . . . . . . . . . . . . . . . . . . .42

ARTICLE V

     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .42
     5.01.  Conduct of Business. . . . . . . . . . . . . . . . . .42
     5.02.  Certain Transactions . . . . . . . . . . . . . . . . .44
     5.03.  Investigations; Pre-Closing Access . . . . . . . . . .44
     5.04.  Post-Closing Access. . . . . . . . . . . . . . . . . .45
     5.05.  HSR Act Filings. . . . . . . . . . . . . . . . . . . .45
     5.06.  Consents and Reasonable Efforts. . . . . . . . . . . .46
     5.07.  Representations and Warranties . . . . . . . . . . . .47
     5.08.  Further Assurances . . . . . . . . . . . . . . . . . .47
     5.09.  Expenses . . . . . . . . . . . . . . . . . . . . . . .48
     5.10.  Indemnity Reinsurance Agreements . . . . . . . . . . .48
     5.11.  Administrative Services Agreements . . . . . . . . . .48
     5.12.   [RESERVED]. . . . . . . . . . . . . . . . . . . . . .48
     5.13.  Transition Services Agreement. . . . . . . . . . . . .49
     5.14.  General Assignment and Assumption Agreement. . . . . .49
     5.15.  Bill of Sale . . . . . . . . . . . . . . . . . . . . .49
     5.16.  Reinsurance Credit for New York Contacts . . . . . . .49
     5.17.  Stock Purchase Agreement . . . . . . . . . . . . . . .49
     5.18.  License Agreement. . . . . . . . . . . . . . . . . . .49
     5.19.  Assumption Reinsurance Agreements. . . . . . . . . . .49
     5.20.  Certain Events . . . . . . . . . . . . . . . . . . . .50
     5.21.  Reinsurance Treaties . . . . . . . . . . . . . . . . .52
     5.22.  Termination of Certain Agreements. . . . . . . . . . .52
     5.23.  Employees; Severance Payments. . . . . . . . . . . . .52
     5.24.  Employee Benefits. . . . . . . . . . . . . . . . . . .55
     5.25.  Allocation of Purchase Price and Assumed Liabilities .60
     5.26.  Other Agreements . . . . . . . . . . . . . . . . . . .61
     5.27.  Bank Accounts and Lockboxes. . . . . . . . . . . . . .61
     5.28.  Computer Software. . . . . . . . . . . . . . . . . . .61
     5.29.  Section 338(h)(10) Election.   . . . . . . . . . . . .62
     5.30.  Confidentiality. . . . . . . . . . . . . . . . . . . .62
     5.31.  Certain Seller Approval Rights . . . . . . . . . . . .63
     5.32.  Provision of Certain Services. . . . . . . . . . . . .63
     5.33.  Certain Product Tax Matters. . . . . . . . . . . . . .64
     5.34.  Transition to Purchaser Policy Forms . . . . . . . . .64
     5.35.  Systems. . . . . . . . . . . . . . . . . . . . . . . .65
     5.36.  Updated Financial Information. . . . . . . . . . . . .65
     5.37.  Performance of Covenants . . . . . . . . . . . . . . .66
     5.38.  Separate Account Revenues. . . . . . . . . . . . . . .66

ARTICLE VI
     CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER AND
     LLANY TO CLOSE. . . . . . . . . . . . . . . . . . . . . . .  66
     6.01.  Representations and Warranties . . . . . . . . . . . .66
     6.02.  Other Agreements . . . . . . . . . . . . . . . . . . .66
     6.03.  Governmental and Regulatory Consents and Approvals . .66
     6.04.  Possession of Assets; Instruments of Conveyance. . . .67
     6.05.  Injunction . . . . . . . . . . . . . . . . . . . . . .67

ARTICLE VII

     CONDITIONS PRECEDENT TO THE OBLIGATIONOF SELLER TO CLOSE. . .67
     7.01.  Representations and Warranties . . . . . . . . . . . .67
     7.02.  Other Agreements . . . . . . . . . . . . . . . . . . .67
     7.03.  Governmental and Regulatory Consents and Approvals . .67
     7.04.  Purchase Price . . . . . . . . . . . . . . . . . . . .68
     7.05.  Injunction . . . . . . . . . . . . . . . . . . . . . .68

ARTICLE VIII

     FURTHER AGREEMENTS. . . . . . . . . . . . . . . . . . . . . .68
     8.01.  CIGNA's Non-Compete. . . . . . . . . . . . . . . . . .68

ARTICLE IX

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . .69
     9.01.  Survival of Representations and Warranties . . . . . .69

ARTICLE X

     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .69
     10.01.  Obligation to Indemnify . . . . . . . . . . . . . . .69
     10.02.  Claims Notice . . . . . . . . . . . . . . . . . . . .71
     10.03.  Right to Contest Claims of Third Parties. . . . . . .71
     10.04.  Certain Liabilities . . . . . . . . . . . . . . . . .73
     10.05.  Indemnification Payments. . . . . . . . . . . . . . .75
     10.06.  Exclusivity . . . . . . . . . . . . . . . . . . . . .75

ARTICLE XI

     TERMINATION PRIOR TO CLOSING. . . . . . . . . . . . . . . . .75
     11.01.  Termination of Agreement. . . . . . . . . . . . . . .75
     11.02.  Survival. . . . . . . . . . . . . . . . . . . . . . .76

ARTICLE XII

     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .76
     12.01.  Publicity . . . . . . . . . . . . . . . . . . . . . .76
     12.02.  Confidentiality . . . . . . . . . . . . . . . . . . .76
     12.03.  Notices . . . . . . . . . . . . . . . . . . . . . . .76
     12.04.  Entire Agreement. . . . . . . . . . . . . . . . . . .79
     12.05.  Waivers and Amendments; Non-Contractual Remedies;
             Preservation of Remedies  . . . . . . . . . . . . . .79
     12.06.  Governing Law . . . . . . . . . . . . . . . . . . . .79
     12.07.  Binding Effect; Assignment. . . . . . . . . . . . . .80
     12.08.  Interpretation. . . . . . . . . . . . . . . . . . . .80
     12.09.  No Third Party Beneficiaries. . . . . . . . . . . . .80
     12.10.  Counterparts. . . . . . . . . . . . . . . . . . . . .80
     12.11.  Other Agreements, Exhibits and Schedules. . . . . . .80
     12.12.  Headings. . . . . . . . . . . . . . . . . . . . . . .80
     12.13.  Dollar References . . . . . . . . . . . . . . . . . .81



                                    EXHIBITS


Exhibit A       -   Form of Purchaser Indemnity Reinsurance Agreement
Exhibit B       -   Form of Purchaser Administrative Services
                     Agreement
Exhibit C       -   Form of LLANY Indemnity Reinsurance Agreement
Exhibit D       -   Form of LLANY Administrative Services Agreement
Exhibit E       -   Form of CLIC Indemnity Reinsurance Agreement
Exhibit F       -   Form of CLIC Administrative Services Agreement
Exhibit G       -   Form of Transition Services Agreement
Exhibit H       -   Form of General Assignment and Assumption
                     Agreement
Exhibit I       -   Form of Bill of Sale
Exhibit J       -   State Regulatory Approvals


                              INDEX OF SCHEDULES

Schedule 1.01(A)       -    Certain Excluded Contracts

Schedule 1.01(B)       -    Assigned and Assumed Contracts

Schedule 1.01(C)       -    COLI Forms

Schedule 1.01(D)       -    Initial Portfolio

Schedule 1.01(E)       -   Current Insurance Forms

Schedule 1.01(F)       -   Pro Forma Financial Statements

Schedule 1.01(G)       -    Separate Accounts

Schedule 1.01(H)       -   Excluded Assets

Schedule 1.01(J)       -    Seller Key People

Schedule 3.03          -    Actions and Proceedings

Schedule 3.04          -    No Conflict or Violation

Schedule 3.06 (A)      -    Principally Used Software

Schedule 3.06(B)       -    Generally Used Software

Schedule 3.09          -    Permits, Licenses and Franchises

Schedule 3.10(A)       -    Qualified Contracts

Schedule 3.11          -    Regulatory Filings

Schedule 3.12          -    Brokers and Agents

Schedule 3.13          -    Reinsurance

Schedule 3.14          -    Conduct of Business

Schedule 3.19(A)       -    Employees

Schedule 3.19(B)       -    Pay to Stay Arrangements

Schedule 3.19(C)       -    Severance Benefits

Schedule 3.19(D)       -    Restricted Stock Awards and Options

Schedule 3.20(A)       -    Benefit Plans

Schedule 3.20(B)       -    Qualified Plans

Schedule 3.20(C)       -    Unfunded Benefit Liability

Schedule 3.20(D)       -    Funding Liability

Schedule 3.20(I)       -    Acceleration of Benefits

Schedule 3.20(J)       -    COBRA and HIPAA

Schedule 3.20(L)       -    Summary Plan Descriptions

Schedule 3.21          -    Labor Relations

Schedule 3.22          -    Liens

Schedule 3.23(A)       -    List of Contracts

Schedule 3.23(B)       -    Defaults, Termination Provisions

Schedule 3.23(C)       -    Crediting Rates Restrictions

Schedule 3.26          -    Tax Matters

Schedule 3.28          -    Undisclosed Liabilities

Schedule 3.29          -    Cash Flow Testing

Schedule 5.01(A)       -    Conduct of Business

Schedule 5.01(B)(iii)  -    Plan Changes

Schedule 5.21          -    Assignment of Reinsurance Treaties

Schedule 10.04         -    Class Settlements

                     SECOND AMENDED AND RESTATED
              ASSET TRANSFER AND ACQUISITION AGREEMENT

        This SECOND AMENDED AND RESTATED ASSET TRANSFER AND ACQUISITION AGREEMENT (this "Agreement"), dated as of July 27, 1997, is entered into by and among CIGNA Corporation, a Delaware corporation ("CIGNA") ,Connecticut General Corporation, a Connecticut corporation and a wholly owned indirect subsidiary of CIGNA ("Parent"), Connecticut General Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut and a wholly owned subsidiary of Parent ("Seller"), CIGNA Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut and an indirect wholly owned subsidiary of CIGNA ("CLIC"), Lincoln National Corporation, an Indiana corporation ("LNC"), The Lincoln National Life Insurance Company, a stock life insurance company organized under the laws of the State of Indiana and a wholly owned subsidiary of LNC ("Purchaser"), and Lincoln Life & Annuity Company of New York, a stock life insurance company organized under the laws of the State of New York and a wholly owned subsidiary of Purchaser ("LLANY") and amends and restates in its entirety the Amended and Restated Asset Transfer and Acquisition Agreement entered into by and among the aforementioned parties on, and dated as of, July 27, 1997.

                              RECITALS:

        A. The Acquisition. Upon the terms and subject to the conditions of this Agreement, Seller and CLIC wish to sell, and Purchaser wishes to acquire, certain of the life insurance, disability income insurance and annuity business of Seller and CLIC, and certain other assets of Parent, Seller and CLIC, as described below. Concurrently herewith, CIGNA, Parent and Purchaser are entering into the Stock Purchase Agreement (as defined below) relating to the purchase by Purchaser of the stock of the Parent Subsidiaries (as defined below).

        B. The Documents. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below) the parties hereto will execute and deliver the following agreements and instruments dated as of the Closing Date (as defined below) or a date prior thereto: (i) Seller and Purchaser, Seller and LLANY and CLIC and Purchaser will enter into the Purchaser Indemnity Reinsurance Agreement, the LLANY Indemnity Reinsurance Agreement and the CLIC Indemnity Reinsurance Agreement (each as defined below), respectively, providing for, upon the terms and conditions and for the consideration set forth therein, the indemnity reinsurance as of the Effective Date (as defined below) by Purchaser and LLANY of the general account liabilities of Seller and CLIC under the Insurance Contracts (as defined below) and under any policies or contracts issued by Seller and CLIC following the Effective Date that would have constituted Insurance Contracts if issued by Seller prior to the Effective Date;
(ii) Seller and Purchaser, Seller and LLANY and CLIC and Purchaser will enter into the Purchaser Administrative Services Agreement, the LLANY Administrative Services Agreement and the CLIC Administrative Services Agreement (each as defined below), respectively, providing for the servicing by Purchaser and LLANY of the reinsured books of business in the name of the Seller and CLIC and for the servicing of the Seller Separate Accounts (as defined below) business attributable to Seller and CLIC; (iii) Seller and Purchaser will enter into the Transition Services Agreement (as defined below), providing for the provision by Seller of any services to the Business (as defined below) currently provided by Seller or any Affiliate (as defined below) of Seller and requested by Purchaser as necessary to enable Purchaser to operate the Business and for the provision by Purchaser to Seller of certain services, for a period not to exceed 18 months after the Closing Date; (iv) Seller, CLIC, Purchaser and LLANY will enter into the General Assignment and Assumption Agreement to provide for the assignment by Seller and CLIC of certain assets and the assumption by Purchaser and LLANY of certain non-insurance obligations relating to the Business; (v) Seller and CLIC will execute and deliver to Purchaser and LLANY all necessary instruments of transfer, including but not limited to the Bill of Sale (as defined below); and (vi) Seller, CLIC, Purchaser and LLANY will enter into the License Agreement (as defined below).

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:


                              ARTICLE I

                             DEFINITIONS

        Section 1.01. Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

        "Adjusted Statutory Reserves and Other Statutory Liabilities" at any time means statutory reserves and other statutory liabilities of the Business appropriately includable in line items 1 through 25, except line 24.1, of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), but excluding from such statutory reserves and other statutory liabilities the statutory liabilities included within Retained Liabilities.

        "Administrative Services Agreements" means the Purchaser
Administrative Services Agreement, the LLANY Administrative Services Agreement and the CLIC Administrative Services Agreement.

        "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

        "Allocable Amount" shall have the meaning set forth in
Section 5.25(a) hereof.

        "Ancillary Agreements" means the Indemnity Reinsurance
Agreements, the Administrative Services Agreements, the General
Assignment and Assumption Agreement, the Bill of Sale, the Transition Services Agreement, the Stock Purchase Agreement, the License
Agreement, the Office Lease Agreement and the Office Sub-Lease
Agreements.

        "Annual Rate" means the value of r in the expression (1 + r)n/365 - 1, where "n" is equal to the number of days for which interest is to be computed and the result of the expression is the interest factor for computing the applicable interest amounts.

        "Antitrust Division" shall have the meaning set forth in
Section 5.05 hereof.

        "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including without limitation those of the Commission, NASD, NAIC and any state) applicable to the parties hereto, or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

        "Asserted Liability" shall have the meaning set forth in
Section 10.03(a) hereof.

        "Assignable Licensed Principally Used Software" means the Licensed Principally Used Software as to which (i) no consent to the assignment thereof to Purchaser is required or (ii) consent to the assignment thereof has been obtained on or prior to the Closing Date.

        "Assigned and Assumed Contracts" means all contracts and other agreements material to the operation of the Business, including but not limited to those identified on Schedule 1.01(B), but excluding
(i) Insurance Contracts, (ii) reinsurance treaties and agreements, and (iii) those listed on Schedule 1.01(A).

        "Assumed Liabilities" shall have the meaning set forth in the General Assignment and Assumption Agreement.

        "Band 1 Employee" shall have the meaning set forth in
Section 5.23(a) hereof.

        "Band 2 Employee" shall have the meaning set forth in
Section 5.23(c) hereof.

        "Benefit Plans" shall have the meaning set forth in Section 3.20(a) hereof.

        "Benefits Affected Employee" shall have the meaning set forth in Section 5.24(a) hereof.

        "Benefits Effective Date" shall have the meaning set forth in
Section 5.24(a) hereof.

        "Bill of Sale" means the Bill of Sale which is substantially in the form of Exhibit I hereto.

        "Books and Records" means the originals or copies of all customer lists, policy information, Insurance Contract forms and rating plans, disclosure and other documents and filings required under applicable securities laws, claim records, sales records, underwriting records, financial records, tax records and compliance records in the possession or control of Seller or CLIC and relating principally to the operation of the Business, including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding any such records that are subject to the attorney-client privilege.

        "Brokers" shall have the meaning set forth in Section 3.12 hereof.

        "Brokers and Agents" shall have the meaning set forth in
Section 3.12 hereof.

        "Business" means the business of issuing, selling and administering individual life insurance (other than the COLI
Business), disability income insurance and annuity contracts, the other business activities related thereto and the respective businesses currently conducted by the Parent Subsidiaries, in each case as currently conducted by CIGNA's Individual Insurance Division and the Parent Subsidiaries or, where so specified herein, as conducted by Purchaser and LLANY following the Closing.

        "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in any of the States of Connecticut, Indiana or New York are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

        "CA" means CIGNA Associates, Inc., a Connecticut corporation.

        "Ceding Commissions" shall mean the aggregate of the ceding commissions provided for under the Indemnity Reinsurance Agreements.

        "CFA" means CIGNA Financial Advisors, Inc., a Connecticut corporation.

        "CFA Closing" shall have the meaning set forth in Section
2.03(a)  hereof.

        "CIGNA" shall have the meaning set forth in the first paragraph of this Agreement.

        "CIGNA Non-Compete" means the non-competition agreement contained in Article VIII hereof.

        "Claims Notice" shall have the meaning set forth in Section
10.02 hereof.

        "CLIC" shall have the meaning set forth in the first paragraph of this Agreement.

        "CLIC Administrative Services Agreement" means the
Administrative Services Agreement between CLIC and Purchaser, substantially in the form of Exhibit F hereto.

        "CLIC Indemnity Reinsurance Agreement" means the Indemnity Reinsurance Agreement between CLIC and Purchaser, substantially in the form of Exhibit E hereto, which sets forth (i) the terms and conditions upon which certain general account liabilities of CLIC will be reinsured by Purchaser, and (ii) the consideration to be paid therefor.

        "Closing" means the closing of the transactions contemplated by this Agreement, subject to the provision contained in Section
2.03(a) hereof.

        "Closing Balance Sheet" shall have the meaning set forth in
Section 2.03(b) hereof.

        "Closing Date" means (i) if the last of the conditions to Closing set forth in this Agreement is satisfied or waived in writing prior to the 15th day of a given month, then the Closing shall be the first day of the month following the month in which the last of the conditions was so satisfied or waived in writing, or (ii) if such satisfaction or waiver in writing occurs or is granted after the 15th day of any given month, then the Closing shall be the first day of the second month following the month in which the last of the closing conditions is so satisfied or waived; provided, however, that if such date is not a Business Day, the Closing Date shall be the immediately succeeding Business Day; and provided further, that the Closing may occur on such other date as the parties may agree to in writing.

        "COBRA" shall have the meaning set forth in Section 3.20(j) hereof.

        "Code" means the Internal Revenue Code of 1986, as amended. Any citation to a provision of the Code includes a citation to any successor provision.

        "COLI Business" means the business of issuing, selling and administering insurance contracts that are issued on an individual basis on the lives of employees of employers, without individual underwriting, whereby the employer is the owner and beneficiary of the contract or the employer contributes to the payment of premiums, which may include policies of the type identified on Schedule 1.01(C) hereto; provided, however, that COLI Business excludes any key person contracts.

        "Commission" means the United States Securities and Exchange
Commission.

        "Connecticut SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Connecticut as applied on a basis consistent with those utilized in the preparation of 1996 Annual Statements.

        "Contract Employees" shall have the meaning set forth in
Section 5.23(b) hereof.

        "Effective Date" means the Closing Date if such date is the first day of a month and, if not, then the first day of the month in which the Closing Date falls.

        "Elections" shall have the meaning set forth in Section 5.29 hereof.

        "Environmental Laws" shall have the meaning set forth in
Section 3.22(b) hereof.
        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all final and temporary regulations and interpretive Bulletins and other rulings of general applicability thereunder.

        "Estimated Statutory Carrying Value" shall mean, as to any Investment Asset or Other Statutory Asset, the carrying value thereof on the books of Seller or CLIC, as the case may be, for statutory statement blank purposes in accordance with Connecticut SAP, estimated in good faith as of the date of the Closing Balance Sheet by Seller or CLIC, as the case may be.

        "Externally Managed Funds" shall have the meaning set forth in Section 3.17 hereof.

        "Final Balance Sheet" shall have the meaning set forth in
Section 2.03(d) hereof.

        "403(b) Contract" means an Insurance Contract which is intended to qualify for tax treatment under section 403(b) of the Code.

        "FTC" shall have the meaning set forth in Section 5.05 hereof.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "General Account Liabilities"means all general account insurance liabilities and obligations arising under the Insurance Contracts, including without limitation (i) the General Account Reserves, (ii) amounts included in lines 12, 12a, 19 and 25 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), (iii) liabilities and obligations associated with Seller's separate account SA-8T and CLIC's separate account SA-8TCL,
(iv) premium taxes due in respect of premiums, deposits and other consideration paid on or after the Effective Date with respect to the Insurance Contracts and (v) guaranty fund or other premium based assessments due based on such premiums, deposits and other consideration, net of any premium tax credits of Seller or CLIC arising out of any such assessments, but excluding (x) the Seller Separate Account Liabilities and (y) any general account liabilities which relate to (A) amounts transferred from the Seller Separate Accounts to the general account of Seller or CLIC, as the case may be, pending distribution to holders of the Insurance Contracts and (B) amounts held in the general account of Seller or CLIC, as the case may be, pending transfer to the Seller Separate Accounts.

        "General Account Other Insurance Assets" means all general account other admitted insurance assets of Seller or CLIC, as the case may be, arising under the Insurance Contracts determined pursuant to Connecticut SAP as such amounts would have been included in lines 12.1, 12.2, 12.3, 15, 16 and 17 of the Assets page of the NAIC Annual Statement Blank (1996 format).

        "General Account Reserves" means the general account statutory reserves of Seller and CLIC (without regard to the transactions contemplated by the Indemnity Reinsurance Agreements) with respect to the Insurance Contracts determined pursuant to Connecticut SAP, as such reserves would have been included in lines 1, 2, 3, 4.1, 4.2, 5, 6, 7.1, 7.2, 7.3, 8, 9, 10.1, 10.2, 10.3, 11.1,
11.2, 11.3 and 11.4 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), excluding however, any general account statutory reserve adjustments in relation to Separate Account Liabilities.

        "General Assignment and Assumption Agreement" means the
General Assignment and Assumption Agreement between Seller, CLIC and Purchaser which is substantially in the form of Exhibit H hereto.

        "Hazardous Materials" shall have the meaning set forth in
Section 3.22(b) hereof.

        "HIPAA" shall have the meaning set forth in Section 3.20(j) hereof.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Income Tax Regulations" means the temporary or final regulations issued under the Code. Any citation to a provision of the Income Tax Regulations includes a reference to any successor regulatory provision.

        "Indemnified Party" shall have the meaning set forth in
Section 10.02 hereof.

        "Indemnifying Party" shall have the meaning set forth in
Section 10.02 hereof.

        "Indemnity Reinsurance Agreements"  means the Purchaser
Indemnity Reinsurance Agreement, the LLANY Indemnity Reinsurance
Agreement and the CLIC Indemnity Reinsurance Agreement.

        "Indiana SAP" means the statutory accounting principles and practices prescribed or permitted by the Indiana Insurance Department.

        "Initial Portfolio" means the portfolio of investment assets listed on Schedule 1.01(D) hereto, excluding assets, if any, which constitute real estate assets owned by Seller or CLIC or in which Seller or CLIC has any equity interest.

        "Insurance Contracts" means all individual life insurance, disability income insurance and annuity contracts issued and administered by Seller or CLIC through CIGNA's Individual Insurance Division (in accordance with, and as determined by reference to, Seller's and CLIC's historical practices) and in force on the date hereof, including but not limited to all such policies and contracts issued on the forms identified on Schedule 1.01(E) hereto but excluding the COLI Business, and any additional individual life insurance (other than life insurance issued as part of the COLI Business), disability income insurance and annuity contracts issued and administered by Seller or CLIC through CIGNA's Individual Insurance Division (in accordance with, and as determined by reference to, Seller's and CLIC's historical practices) after the date hereof and prior to the Closing Date, to the extent that such contracts are in effect as of the Effective Date (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

        "Interim CIGNA Financial Statements" shall have the meaning set forth in Section 3.24 hereof.

        "Interim LLANY Financial Statements" shall have the meaning set forth in Section 4.09(b) hereof.

        "Interim Purchaser Financial Statements" shall have the meaning set forth in Section 4.09(a) hereof.

        "Internally Managed Funds" shall have the meaning set forth in Section 3.17 hereof.

        "Investment Assets" means assets included in the Initial Portfolio, with such additions thereto and deletions therefrom as may result from ordinary course management of Seller's and CLIC's investment portfolios, consistent in all material respects with Seller's and CLIC's past investment practices, prior to the Closing Date.

        "IRS" means the United States Internal Revenue Service.

        "July 18 Letter" shall have the meaning set forth in Section 3.19(a) hereof.

        "knowledge" shall be interpreted for the purposes of this Agreement as follows: (i) a matter will be deemed to be within the "knowledge of the Seller Key People" if (A) such matter is as of the date of the execution of this Agreement actually known to any of the Seller Key People, or (B) in light of the positions held by the Seller Key People, but taking into account that the due diligence undertaken by the Seller Key People prior to the execution of this Agreement was limited to reviewing materials accessible to the Seller Key People without informing other individuals of the transactions contemplated by this Agreement, the matter would reasonably be expected to be known by the Seller Key People; and (ii) a matter will be deemed to be within the "knowledge of Purchaser" if it is actually known to any of the Purchaser Key People as of the date of the execution of this Agreement after reasonable inquiry.

        "Lender" shall have the meaning set forth in Section 3.22(b) hereof.

        "License Agreement" means the license agreement to be entered into on or prior to the Closing Date among CIGNA, Seller, CLIC, Purchaser and LLANY, pursuant to which (i) CIGNA, Seller and CLIC will grant to Purchaser and/or LLANY, as applicable, the right to use CIGNA's, Seller's and CLIC's logos, trademarks, copyrights and service marks that are currently used in the Business (x) for the period of time set forth in the Administrative Services Agreements (as defined herein) in connection with the administration of the Business (as defined herein) pursuant to such agreements, (y) subject to Section
5.34 hereof, for a period of 24 months following the Closing Date, in connection with writing business that is being processed at the time of Closing and in writing new business to be added to Purchaser's and LLANY's books following Closing during the transition to Purchaser's or LLANY's policy forms (as contemplated by Section 5.34); and (z) for a period of six months following the Closing Date, for related purposes (e.g., signage); and (ii) Purchaser and LLANY, as applicable, will grant, from and after the Closing Date, to Seller a non-exclusive perpetual license for Seller and its Affiliates to use and copy the Owned Principally Used Software, which license will be assignable in connection with any sale of any business of Seller or its Affiliates that utilizes such software. Under the License Agreement the licensee shall have the right to make modifications to the licensed software, provided such modification does not adversely affect the use of such software by the licensor.

        "Licensed Generally Used Software" shall have the meaning set forth in Section 3.06(a) hereof.

        "Licensed Principally Used Software" shall have the meaning set forth in Section 3.06(a) hereof.

        "LLANY" shall have the meaning set forth in the first paragraph of this Agreement.

        "LLANY Administrative Services Agreement" means the
Administrative Services Agreement substantially in the form of Exhibit D hereto.

        "LLANY Indemnity Reinsurance Agreement" means the Indemnity Reinsurance Agreement substantially in the form of Exhibit C hereto, which sets forth (i) the terms and conditions upon which certain general account liabilities of Seller will be reinsured by LLANY and
(ii) the consideration to be paid therefor.

        "LNC" shall have the meaning set forth in the first paragraph of this Agreement.

        "Loss" and "Losses" shall have the meanings set forth in
Section 10.01(a) hereof.

        "material" or "material adverse effect on the Business" shall have the following meaning: A matter will be deemed to be "material" or to have a "material adverse effect on the Business" in connection with any provision of this Agreement if such matter would be considered significant by a reasonable acquiror of the Business in the context of the particular provision in which the word "material" or the phrase "material adverse effect on the Business" appears; i.e., a matter need not have a material adverse effect on the Business in its entirety in order to be deemed "material" or to have a "material adverse effect on the Business" in the context of a particular provision.

        "Mortgage Loans" shall have the meaning set forth in Section 3.22(b) hereof.

        "NAIC" means the National Association of Insurance
Commissioners.

        "NASD" shall mean the National Association of Securities
Dealers, Inc., including without limitation its Subsidiary NASD
Regulation, Inc.

        "New York Contract Closing Date Investment Assets" shall have the meaning set forth in Section 2.03(b) hereof.

        "New York Contracts" means the life insurance, disability income insurance and annuity contracts included within the definition of Insurance Contracts that are owned by residents of the State of New York (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

        "New York SAP" means the statutory accounting principles and practices prescribed or permitted by the New York Insurance
Department.

        "1940 Act" means the Investment Company Act of 1940, as amended, and all rules and regulations thereunder.

        "90-Day Treasury Rate" means the annual yield rate, on the date to which such 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

        "Non-New York Contract Closing Date Investment Assets" shall have the meaning set forth in Section 2.03(b) hereof.

        "Non-New York Contracts" means the life insurance, disability income insurance and annuity contracts included within the definition of Insurance Contracts, other than New York Contracts
(including all supplements, endorsements, riders and ancillary agreements in connection therewith).

        "Office Lease Agreement" shall have the meaning set forth in the Transition Services Agreement.

        "Office Sub-Lease Agreements" shall have the meaning set forth in the Transition Services Agreement.

        "Opinion" shall have the meaning set forth in Section 3.29 of this Agreement.

        "Other Statutory Assets" means admitted assets of Seller and CLIC that are included in the Transferred Assets (other than cash, Investment Assets, loans under the Insurance Contracts, and admitted assets that are included in Schedule 1.01(H)).

        "Owned Generally Used Software" shall have the meaning set forth in Section 3.06(a) hereof.

        "Owned Principally Used Software" shall have the meaning set forth in Section 3.06(a) hereof.

        "Parent" shall have the meaning set forth in the first paragraph of this Agreement.

        "Parent Subsidiaries" means CFA and CA.

        "Pension Plans" shall have the meaning set forth in Section 3.20(a) hereof.

        "Permits" means all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws or governmental or regulatory bodies.

        "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit (including, but not limited to, the Business), division or other entity.

        "Post-Closing Contracts" means all Insurance Contracts included within the meaning of such term as set forth in the Indemnity Reinsurance Agreements.

        "premiums" means premiums and annuity considerations, deposits and similar receipts with respect to the Insurance Contracts.

        "Pro Forma Financial Statements" shall mean the pro forma financial statements of the Business as set forth in Schedule 1.01 (F) hereto.

        "Proposed Balance Sheet" shall have the meaning set forth in
Section 2.03(d) hereof.

        "Purchase Price" means $1,414,000,000.

        "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

        "Purchaser Administrative Services Agreement" means the
Administrative Services Agreement between Seller and Purchaser, substantially in the form of Exhibit B hereto.

        "Purchaser Financial Statements" shall have the meaning set forth in Section 4.09(b) hereof.

        "Purchaser Indemnitees" shall have the meaning set forth in
Section 10.01(a) hereof.

        "Purchaser Indemnity Reinsurance Agreement" means the Indemnity Reinsurance Agreement between Seller and Purchaser, substantially in the form of Exhibit A hereto, which sets forth
(i) the terms and conditions upon which certain general account liabilities of Seller will be reinsured by Purchaser, and (ii) the consideration to be paid therefor.

        "Purchaser Key People" means the individuals set forth in
Schedule 1.01(I) hereto.

        "Purchaser's Defined Benefit Plan" shall have the meaning set forth in Section 5.24(f) hereof.

        "Purchaser's 401(k) Plans" shall have the meaning set forth in Section 5.24(d) hereof.

        "Purchaser's Money Purchase Plan" shall have the meaning set forth in Section 5.24(e) hereof.

        "Purchaser's Retiree Welfare Plans" shall have the meaning set forth in Section 5.24(c) hereof.

        "Qualified Contract"   means an Insurance Contract issued in
connection with a plan intended to qualify for tax treatment under section 401(a), 403(a), 403(b), 408 or 457 of the Code.

        "Qualified Plans" shall have the meaning set forth in
Section 3.20(b) hereof.

        "Real Estate Assets" shall have the meaning set forth in
Section 3.22(b) hereof.

        "Retained Liabilities" means (except as has been previously agreed by Seller or CLIC and Purchaser):

   (i)  all liabilities of the Business (other than the General
        Account Liabilities and obligations under contracts and agreements) that have, as of the Closing Date, either
        (without duplication)

        (x) been accrued by Seller or CLIC on Seller's or CLIC's books prepared in accordance with Connecticut SAP (to the extent of the amount of such accrual) or

        (y) been asserted by a third party claimant in a writing received by Seller, or CLIC or any of their Affiliates prior to the Closing Date;

   (ii)      any Section 10.04 Seller Obligation;

   (iii) any liability or loss incurred or suffered as a result of any claim by any present or former employee, agent or (solely with respect to clause (z)(B) below) broker of Seller, CLIC or any of their Affiliates who performed or performs services in the Business, including, without limitation, the Benefits Affected Employees, that

        (x) relates to the employment, agency or (solely with respect to clause (z)(B) below) brokerage relationship of such present or former employee, agent or broker with the Seller, CLIC or any of their Affiliates,

        (y) arose out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to the Closing Date, but did not arise out of any such actions, events or omissions that would not have occurred if not for Purchaser's presence at Seller's or CLIC's facilities and Purchaser's pre-Closing integration and systems modification work and Purchaser's other involvement in the Business during the pre-Closing period, and

        (z)  arises either

             (A) in the case of any such present or former employee or agent, under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or

             (B) in the case of any such present or former employee, agent or broker, under any policy, agreement, understanding or promise, written or oral, formal or informal, between Seller or CLIC, as the case may be, and the individual;

   (iv) General Account Liabilities (subject to the obligations of Purchaser and LLANY under the Indemnity Reinsurance
          Agreements);

   (v) pension and other post-employment liabilities for retired employees;

   (vi) liabilities for Taxes of Seller or CLIC other than premium Taxes payable with respect to premiums paid after the Effective Date with respect to policies and contracts reinsured under the Indemnity Reinsurance Agreements;

   (vii) obligations under contracts of Seller or CLIC not assigned to Purchaser or LLANY;

   (viii) liabilities specifically excluded in this Agreement from those being assumed by Purchaser or LLANY;

   (ix) any liability secured by a security interest in any asset not transferred to Purchaser or LLANY;

   (x)    liabilities for amounts payable prior to the Effective
          Date for returns or refunds of premiums under the Insurance Contracts;

   (xi) liabilities for commission payments or other fees or compensation payable with respect to the Insurance Contracts to or for the benefit of brokers and service providers, in each case payable prior to the Effective Date;

   (xii) liabilities for guaranty fund assessments and similar charges imposed with respect to the Insurance Contracts based on premiums paid prior to the Effective Date; and

   (xiii) liability for reinsurance in unauthorized companies.

      "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations thereunder.

        "Section 5.31 Policies" shall have the meaning set forth in
Section 5.31 hereof.

        "Section 10.04 Purchaser Obligation" shall have the meaning set forth in Section 10.04(d) hereof.

        "Section 10.04 Seller Obligation" shall have the meaning set forth in Section 10.04(d) hereof.

        "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

        "Seller Financial Statements" shall have the meaning set forth in Section 3.24 hereof.

        "Seller Indemnitees" shall have the meaning set forth in
Section 10.01(b) hereof.

        "Seller Key People" means the individuals set forth in
Schedule 1.01(J) hereto.

        "Seller Parties" means CIGNA, Parent, Seller and CLIC.

        "Seller Separate Accounts" means the separate accounts of Seller and CLIC utilized in CIGNA's Individual Insurance Division, as identified on Schedule 1.01(G) hereto.

        "Seller's Deferred Compensation Plan" shall have the meaning set forth in Section 5.24(g) hereof.

        "Seller's Defined Benefit Plan" shall have the meaning set forth in Section 5.24(f) hereof.

        "Seller's 401(k) Plan" shall have the meaning set forth in
Section 5.24(d) hereof.

        "Seller's Money Purchase Plan" shall have the meaning set forth in Section 5.24(e) hereof.

        "Separate Account Liabilities" means those liabilities that are reflected in the Seller Separate Accounts.

        "Settlement Agreements" shall have the meaning set forth in
Section 10.04(c) hereof.

        "Severance Costs" shall have the meaning set forth in Section 3.19(c) hereof.

        "Statutory Carrying Value" shall mean, as to any Investment Asset or Other Statutory Asset, the carrying value thereof on the books of Seller or CLIC, as the case may be, for statutory statement blank purposes, determined in accordance with Connecticut SAP.

        "Stock Purchase Agreement"  means the Stock Purchase
Agreement among CIGNA, Parent and Purchaser being executed concurrently herewith.

        "Subsidiary" means, with respect to any Person on a given date (i) any other Person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person and (ii) any other Person the accounts of which, by virtue of an ownership interest in it by such Person would be consolidated, in accordance with GAAP, with those of such Person in its financial statements as of the applicable date.

        "Subsidiary Stock" means all of the issued and outstanding shares of common stock of CFA, par value $25.00 per share, and CA, par value $1.00 per share, all of which issued and outstanding shares are owned by Parent.

        "Suitable Employment" shall have the meaning set forth in
Section 5.23(c) hereof.

        "Taxes" (or "Tax" as the context may require) means (i) any tax, however denominated, imposed by any federal, state, local, municipal, territorial, provincial or foreign government or any agency or political subdivision of any such government (a "Taxing Authority"), including without limitation any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, gains, goods and services, production, documentary, recording, social security, unemployment, disability, workers' compensation, estimated, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by Seller or its Affiliates, payroll, employment, excise, severance, stamp, capital stock, occupation, personal or real property, environmental or windfall profit tax, premium, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority relating thereto, (ii) liability of Parent or its Affiliates for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group with any other corporation at any time on or prior to the Closing Date, and (iii) liability of Parent or its Affiliates for the payment of any amounts as a result of being a party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

        "Taxing Authority" has the meaning set forth in the definition of "Taxes."

        "Third Party Accountant" shall have the meaning set forth in
Section 2.03(d)  hereof.

        "Third Party Claimant"  shall have the meaning set forth in
Section 10.03(a) hereof.

        "Transferred Assets" means:  (i) cash and/or Investment
Assets (identified in accordance with Section 2.03(b)) with Statutory Carrying Value as of the Closing Date equal to the sum as of the Closing Date of (A) Adjusted Statutory Reserves and Other Statutory Liabilities plus (B) the statutory surplus with respect to the participating Insurance Contracts minus (C) the amount of outstanding loans under the Insurance Contracts and minus (D) the Statutory Carrying Value of Other Statutory Assets; (ii) all of Seller's and CLIC's rights and interests under the Insurance Contracts to receive principal and interest paid on policy or contract loans on or after the Closing Date; (iii) Other Statutory Assets, (iv) the Books and Records; (v) the Assignable Licensed Principally Used Software; (vi) the Owned Principally Used Software; (vii) the Transferred Contracts;
(viii) all of the issued and outstanding capital stock of the Parent Subsidiaries; and (ix) all other assets (including, without limitation, Seller's and CLIC's relationships with their agents with respect to the Business, the assembled workforce, going concern, goodwill, and other similar intangible assets relating to the Business and non-admitted assets such as agents' balances and cash advanced to or in the hands of officers or agents) and contracts of Seller or CLIC, as the case may be, that are used exclusively in, or are otherwise material (individually or in the aggregate) to, the Business, but excluding those assets (A) specifically identified on
Schedule 1.01 (H) hereto, (B) described on Schedule 2.01 to the Transition Services Agreement as being made available by Seller, (C) the Insurance Contracts, the Seller Separate Accounts, and the policies and contracts funded by the Seller Separate Accounts; (D) reinsurance treaties and agreements, and (E) cash and Investment Assets other than the cash and Investment Assets specified in clause
(i) above; and (F) that cannot be transferred to Purchaser or LLANY, as the case may be, because of the inability of Seller or CLIC to obtain the consent of a third party required for such transfer to be effective.

        "Transferred Contracts" means the Assigned and Assumed
Contracts, and all other contracts, assigned pursuant to the General Assignment and Assumption Agreement.

        "Transition Services Agreement" means the Transition Services Agreement between Seller and Purchaser, substantially in the form of Exhibit G hereto.

        "25% Premium Threshold" shall have the meaning set forth in
Section 5.34(d) hereof.

        "WARN Act" means the Worker Adjustment and Retraining and
Notification Act.

        "Welfare Plans" shall have the meaning set forth in Section 3.20(a) hereof.


                             ARTICLE II

                 TRANSFER AND ACQUISITION OF ASSETS

        Section 2.01.  Cash Consideration.  Upon the terms and
subject to the conditions of this Agreement, Purchaser and LLANY shall pay to CIGNA, Parent, Seller and CLIC on the Closing Date an aggregate amount equal to the Purchase Price by wire transfer of immediately available funds in U.S. Dollars to the bank account(s) designated to Purchaser in writing by Seller at least two Business Days prior to the Closing Date, with the exact amount of each payment to be determined according to the allocation provided for in Section 5.25 hereof. Such payment obligation shall not be affected in any manner by the delay between the Closing Date and, if applicable, the date of the CFA Closing, as provided for in Section 2.03 hereof.

        Section 2.02. Acquisition of Transferred Assets and Assumption of Assumed Liabilities. (a) Upon the terms and subject to the conditions of this Agreement and the payment of the Purchase Price, on the Closing Date, Seller and CLIC shall sell, assign and transfer to Purchaser and LLANY, as applicable, all of Seller's and CLIC's right, title and interest in the Transferred Assets; provided, however, that the amount of cash and Investment Assets to be transferred shall be determined in accordance with the provisions of
Section 2.03 and adjusted as required by Section 2.04 hereof. All sales, assignments and transfers of the Transferred Assets other than the Subsidiary Stock, cash and Investment Assets shall be effected by the Bill of Sale and the General Assignment and Assumption Agreement. The sale, assignment and transfer of the Subsidiary Stock shall be effected pursuant to the Stock Purchase Agreement.
Investment Assets shall be transferred by such instruments of transfer or book entry transfer, as appropriate, as are reasonably acceptable to Seller, CLIC, Purchaser and LLANY. Notwithstanding anything in this Agreement to the contrary, but subject to the provisions of
Section 5.04 hereof, Seller and CLIC shall be entitled to keep and maintain copies of all Books and Records from and after the Closing, and to have access to the originals of the Books and Records in accordance with the terms hereof.

        (b) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Purchaser and LLANY shall reinsure their respective General Account Liabilities pursuant to the Indemnity Reinsurance Agreements, as appropriate, and Purchaser and LLANY shall each assume, pursuant to the General Assignment and Assumption Agreement, all Assumed Liabilities other than the Retained Liabilities. The liabilities to be assumed by Purchaser or LLANY, as the case may be, will include, without limitation, the Transferred Contracts and the Assignable Licensed Principally Used Software to be assumed by it.

        (c) The liabilities assumed by Purchaser hereunder and under the Ancillary Agreements and the Purchase Price shall be allocated among the Transferred Assets and the CIGNA Non-Compete as provided in
Section 5.25 hereof.

        Section 2.03. Place and Date of Closing; Balance Sheets; Closing Date Transfers of Investment Assets and Cash. (a) The Closing shall take place at the offices of Sutherland, Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C., at 10:00 a.m. Eastern Time on the Closing Date or such other time or place as the parties may mutually agree upon; provided, however, that if the Closing occurs prior to January 1, 1998, the closing of the sale by Parent to Purchaser of all the issued and outstanding common stock of CFA pursuant to the terms of the Stock Purchase Agreement will occur at 10:00 a.m. Eastern Time on January 1, 1998, at such location as the parties may mutually agree (the "CFA Closing"). In the latter event, the closing of the sale of the stock of CFA shall be treated as a Stock Purchase Closing for purposes of the Stock Purchase Agreement.

        (b) On the Closing Date, Seller and CLIC will deliver to Purchaser a balance sheet of the Business in the same format as the statutory balance sheet as of December 31, 1996, included in the Pro Forma Financial Statements (the "Closing Balance Sheet") and a certification of the chief financial officers of Seller and CLIC that all items on the Closing Balance Sheet were estimated in good faith by Seller and CLIC as of the end of the month immediately preceding the month in which the Closing Date falls and were based upon the books and records of Seller and CLIC consistent with the methodologies utilized in preparing the Pro Forma Financial Statements. The Closing Balance Sheet shall reflect, in each case separately with respect to Seller and CLIC, (i) the Adjusted Statutory Reserves and Other Statutory Liabilities, (ii) the Separate Account Liabilities with respect to the New York Contracts, (iii) the Separate Account Liabilities with respect to the Non-New York Contracts, (iv) the General Account Reserves and the General Account Liabilities with respect to the New York Contracts, (v) the General Account Reserves and the General Account Liabilities with respect to the Non-New York Contracts, (vi) assets held in the Seller Separate Accounts equal to the Separate Account Liabilities with respect to the New York Contracts, (vii) assets held in the Seller Separate Accounts equal to the Separate Account Liabilities with respect to the Non-New York Contracts, (viii) loans under the New York Contracts, (ix) loans under the Non-New York Contracts, (x) the amount of the statutory surplus with respect to the participating New York Contracts, (xi) the amount of the statutory surplus with respect to the participating Non-New York Contracts, (xii) the General Account Other Insurance Assets with respect to the New York Contracts, (xiii) the General Account Other Insurance Assets with respect to the Non-New York Contracts, (xiv) the Other Statutory Assets with respect to the New York Contracts, (xv) the Other Statutory Assets with respect to the Non-New York Contracts,
(xvi) Investment Assets (and cash to the extent needed because of Investment Assets not being capable of being divided to produce the exact amount contemplated by this item (xvi), it being the intent of the parties, however, that the Investment Assets will be chosen so as to keep the amount of such cash to the minimum) with an Estimated Statutory Carrying Value equal to (A) General Account Liabilities plus
(B) the statutory surplus with respect to the participating Insurance Contracts minus (C) the amount of outstanding loans under the Insurance Contracts and minus (D) the General Account Other Insurance Assets, and (xvii) a positive or negative amount in respect of cash reflecting the amount of cash to be paid on the Closing Date by Seller or Purchaser, respectively, pursuant to Section 2.03(c) hereof. The Investment Assets and cash shown on the Closing Balance Sheet in accordance with clause (xvi) of the preceding sentence shall be divided into (x) Investment Assets and cash for the New York Contracts (the "New York Contract Closing Date Investment Assets" and (y) Investments Assets and cash for the Non-New York Contracts (the "Non-New York Contract Closing Date Investment Assets"). The Investment Assets to be reflected on the Closing Balance Sheet and transferred to Purchaser and LLANY shall be jointly identified by Purchaser, Seller and CLIC prior to Closing from among the Investment Assets, with such substitutions as may be agreed upon by both parties. Purchaser and Seller and CLIC shall act reasonably and in good faith in all aspects of the selection of the assets to be transferred, with the goal of selecting a portfolio of assets having risk and return characteristics substantially identical to those of the Investment Assets, and of minimizing (i) the amount of cash to be transferred, and (ii) the number of Mortgage Loans so transferred that are cross-defaulted or cross-collateralized with any loan to be retained by Seller or CLIC owned by any Affiliate of Seller or CLIC.

        (c) On the Closing Date, Seller and CLIC, as appropriate, will transfer (i) to LLANY the New York Contract Closing Date Investment Assets and (ii) to Purchaser the Non-New York Contract Closing Date Investment Assets. Also on the Closing Date, (iii) if
(x) the sum of Adjusted Statutory Reserves and Other Statutory Liabilities and the statutory surplus with respect to the participating Insurance Contracts exceeds (y) the sum of the amount of the outstanding loans under the Insurance Contracts, the Estimated Statutory Carrying Value of the Other Statutory Assets, the Estimated Statutory Carrying Value of the New York Closing Date Investment Assets and the Estimated Statutory Carrying Value of the Non-New York Closing Date Investment Assets, all as shown on the Closing Balance Sheet, Seller and CLIC will pay to Purchaser cash in an aggregate amount equal to such excess; and (iv) if the sum referred to in subclause (y) of clause (iii) above exceeds the sum referred to in subclause (x) of clause (iii) above, Purchaser will pay to Seller and CLIC cash in an aggregate amount equal to such excess.

        (d) Seller and CLIC shall, on or before the date that is 60 days after the Closing Date, prepare a proposed balance sheet of the Business as of the close of business on the last day of the month preceding the month in which the Closing Date falls (the "Proposed Balance Sheet"), in the same format as the Closing Balance Sheet (except that the Proposed Balance Sheet shall specify the Statutory Carrying Value, rather than the Estimated Statutory Carrying Value, of the cash and Investment Assets and Other Statutory Assets reflected on the Closing Balance Sheet), and a certification of the chief financial officers of Seller and CLIC that the data contained in the Proposed Balance Sheet was obtained from the books and records of Seller and CLIC and such data was computed in accordance with Connecticut SAP applied consistently with the application thereof in the preparation of the Pro Forma Financial Statements. Promptly after its preparation, Seller and CLIC shall deliver copies of the Proposed Balance Sheet to Purchaser. Purchaser shall have the right to review such balance sheet and comment thereon for a period of 45 days after receipt thereof. Seller and CLIC agree that Purchaser and its accountants may have access to the accounting records of Seller and CLIC relating to their preparation of the Proposed Balance Sheet for the purpose of conducting its review. Any changes in the Proposed Balance Sheet that are agreed to by Purchaser, Seller and CLIC within 45 days of the aforementioned delivery of such balance sheet by Seller shall be incorporated into a final balance sheet of the Business as of the close of business on the last day of the month preceding the month in which the Closing Date falls (the "Final Balance Sheet").
In the event that Purchaser, Seller and CLIC are unable to agree on the manner in which any item or items should be treated in the preparation of the Final Balance Sheet within such 45-day period, separate written reports of such item or items shall be made in concise form and shall be referred to KPMG Peat Marwick (the "Third Party Accountant"). The Third Party Accountant shall determine within 14 days the manner in which such item or items shall be treated on the Final Balance Sheet; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Seller and CLIC, on the one hand, and Purchaser on the other hand. The determinations by the Third Party Accountant as to the items in dispute shall be in writing and shall be binding and conclusive on the parties and shall be so reflected in the Final Balance Sheet. The fees, costs and expenses of retaining the Third Party Accountant shall be shared equally by Seller and CLIC, on the one hand, and Purchaser, on the other hand. Such determination shall be binding and conclusive on the parties. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Final Balance Sheet), Seller and CLIC shall prepare the Final Balance Sheet and shall deliver copies of such balance sheet and such calculation to Purchaser.

        Section 2.04. Post-Closing Adjustments. (a) In the event the Statutory Carrying Value of the New York Closing Date Investment Assets is less than the amount of (i) General Account Liabilities relating to the New York Contracts plus (ii) the statutory surplus with respect to the participating New York Insurance Contracts, minus
(iii) the amount of outstanding loans under the New York Contracts and minus (iv) the General Account Other Insurance Assets with respect to the New York Contracts, all as reflected on the Final Balance Sheet, Seller shall transfer to LLANY additional cash equal to the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer computed at an Annual Rate equal to the 90-day Treasury Rate in effect on the Closing Date.

        (b) In the event the Statutory Carrying Value of the Non-New York Closing Date Investment Assets is less than the amount of (i) General Account Liabilities relating to the Non-New York Contracts plus (ii) the statutory surplus with respect to the participating Non-New York Insurance Contracts minus (iii) the amount of outstanding loans under the Non-New York Contracts and minus (iv) the General Account Other Insurance Assets with respect to the Non-New York Contracts, all as reflected on the Final Balance Sheet, Seller and CLIC shall transfer to Purchaser additional cash in an aggregate amount equal to the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer computed at an Annual Rate equal to the 90-day Treasury Rate in effect on the Closing Date.

        (c) In the event the Statutory Carrying Value of the New York Closing Date Investment Assets is more than the amount of (i) General Account Liabilities relating to the New York Contracts plus
(ii) the statutory surplus with respect to the participating New York Insurance Contracts minus (iii) the amount of outstanding loans under the New York Contracts and minus (iv) the General Account Other Insurance Assets with respect to the New York Contracts, all as reflected on the Final Balance Sheet, LLANY shall transfer to Seller additional cash equal to the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer computed at an Annual Rate equal to the 90-day Treasury Rate in effect on the Closing Date.

        (d) In the event the Statutory Carrying Value of the Non-New York Closing Date Investment Assets is more than the amount of (i) General Account Liabilities relating to the Non-New York Contracts plus (ii) the statutory surplus with respect to the participating Non-New York Insurance Contracts minus (iii) the amount of outstanding loans under the Non-New York Contracts and minus (iv) the General Account Other Insurance Assets with respect to the Non-New York Contracts, all as reflected on the Final Balance Sheet, Purchaser shall transfer to Seller and CLIC additional cash in an aggregate amount equal to the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer computed at an Annual Rate equal to the 90-day Treasury Rate in effect on the Closing Date.

        (e) If (x) the sum of Adjusted Statutory Reserves and Other Statutory Liabilities and the statutory surplus with respect to the participating Insurance Contracts exceeds (y) the sum of the amount of the outstanding loans under the Insurance Contracts, the Statutory Carrying Value of the Other Statutory Assets, the Statutory Carrying Value of the New York Contract Closing Date Investment Assets, the Statutory Carrying Value of the Non-New York Contract Closing Date Investment Assets, and the cash, if any, paid to Purchaser pursuant to Section 2.03(c)(iii) or minus the cash, if any, paid by Purchaser pursuant to Section 2.03(c)(iv), all (except for such cash) as shown on the Final Balance Sheet, Seller and CLIC will pay to Purchaser cash in an aggregate amount equal to such excess, together with interest thereon from and including the Closing Date to but not including the date of such transfer, computed at an Annual Rate equal to the 90-day Treasury Rate in effect on the Closing Date.

        (f) If the sum referred to in clause (y) of Section 2.04(e) exceeds the sum referred to in clause (x) of Section 2.04(e), Purchaser will pay to Seller and CLIC cash in an aggregate amount equal to such excess.

        (g) Amounts required to be transferred from Purchaser and LLANY to Seller and CLIC or from Seller and CLIC to Purchaser and LLANY pursuant to this Section shall be netted against one another so that only a single net transfer shall be required. Any transfer of cash required under this Section 2.04 shall be made within ten Business Days of the date of the delivery of the Final Balance Sheet to Purchaser.

        Section 2.05. Closing Items. (a) At the Closing, Seller and CLIC, as applicable, shall execute (where appropriate) and deliver to Purchaser and LLANY, as applicable, the following:

               (i)  the Indemnity Reinsurance Agreements;
              (ii)  the Administrative Services Agreements;
             (iii)  the Transition Services Agreement;
              (iv)  the General Assignment and Assumption Agreement;
               (v)  the Bill of Sale;
              (vi)  the License Agreement;
             (vii)  the Office Lease Agreement;
            (viii)  the Office Sub-Lease Agreements;
              (ix) evidence of compliance with the requirements of the HSR Act;
               (x) evidence of receipt of the Permits described on Exhibit J hereto from the Insurance Departments of the States of Connecticut, New York and Wisconsin; and
              (xi) evidence of compliance with any state pre-acquisition notification acts from which no exemption is available.

        Seller and CLIC, as applicable, shall also (i) transfer to the Purchaser and LLANY cash and Investment Assets in accordance with Sections 2.02(a) and 2.03(c) hereof, (ii) transfer the other Transferred Assets (other than the Subsidiary Stock) to Purchaser or LLANY, as applicable, in accordance with Section 2.02 hereof, and
(iii) deliver to Purchaser a true and correct list of all life insurance, disability income insurance and annuity contracts included in the Insurance Contracts that are in effect as of the Closing Date. In addition, at the Closing Parent shall transfer the Subsidiary Stock pursuant to the terms of the Stock Purchase Agreement or, in the event that the Closing Date is prior to January 1, 1998, Parent will deliver to Purchaser at the Closing all of the issued and outstanding common stock of CA and, at the CFA Closing, all of the issued and outstanding common stock of CFA.

        (b) At the Closing, Purchaser and LLANY, as applicable, shall execute (where appropriate) and deliver to Seller and CLIC, as applicable, the following:

                    (i)  the Indemnity Reinsurance Agreements;
                   (ii)  the Administrative Services Agreements;
                  (iii)  the Transition Services Agreement;
                   (iv)  the General Assignment and Assumption
                         Agreement;
                    (v)  the License Agreement;
                   (vi)  the Office Lease Agreement;
                  (vii)  the Office Sub-Lease Agreements;

                 (viii) evidence of compliance with the requirements of the HSR Act;

                   (ix) evidence of receipt of the Permits described on Exhibit J hereto from the Insurance
                         Departments of the States of Indiana and New
                         York; and
                    (x) evidence of compliance with any state pre-acquisition notification requirements from which no exemption is available.

        Purchaser and LLANY shall also transfer to (i) CIGNA, Parent , Seller and CLIC in accordance with Section 2.01 an aggregate amount of cash equal to the Purchase Price and (ii) to Seller and CLIC, any cash required to be paid by Purchaser pursuant to Section
2.03 hereof.


                             ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

        CIGNA, Parent, Seller and CLIC hereby represent and warrant to Purchaser and LLANY as of July 27, 1997, as follows (it being understood that CLIC hereby makes only those representations and warranties that specifically relate to it):

        Section 3.01. Organization, Standing and Authority of CIGNA, Parent, Seller and CLIC. CIGNA is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to carry on its operations as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a material adverse effect on the Business. Each of Parent, Seller and CLIC is duly organized, validly existing and in good standing under the laws of Connecticut and has all requisite power and authority to carry on the operations of the Business as they are now being conducted, except where the failure to have such authority would not, individually or in the aggregate, have a material adverse effect on the Business. Each of CIGNA, Parent, Seller and CLIC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Business.

        Section 3.02. Authorization. Each of CIGNA, Parent, Seller and CLIC has all requisite power and authority to execute and deliver, and to perform its respective obligations under, this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by CIGNA, Parent, Seller and CLIC of this Agreement and the Ancillary Agreements to be executed by them, and the performance by CIGNA, Parent, Seller and CLIC of their respective obligations under such agreements, have been or, with respect to Parent, Seller, and CLIC, will promptly after the execution of this Agreement be, duly authorized by all necessary corporate action on the part of CIGNA, Parent, Seller and CLIC. This Agreement has been duly executed and delivered by CIGNA and, subject to such due authorization as to them occurring, by CIGNA, Parent, Seller and CLIC, and on the Closing Date the Ancillary Agreements executed by CIGNA, Parent, Seller and/or CLIC will be duly executed and delivered by CIGNA, Parent, Seller and/or CLIC, as appropriate; and, subject to the due execution and delivery by the other parties to such agreements, this Agreement, subject in the case of Parent, Seller and CLIC to such due authorization is, and the Ancillary Agreements executed by CIGNA, Parent, Seller and/or CLIC will, upon due execution and delivery, be valid and binding obligations of CIGNA, Parent, Seller and/or CLIC, as the case may be, enforceable against CIGNA, Parent, Seller and/or CLIC in accordance with their respective terms. Notwithstanding the foregoing, the obligation of Parent, Seller and/or CLIC to execute any Ancillary Agreement shall be subject to the terms and conditions of this Agreement.

        Section 3.03. Actions and Proceedings. Except as disclosed on Schedule 3.03 hereto, there are no outstanding orders, decrees or judgments by or with any court, governmental agency, regulatory body or arbitration tribunal before which CIGNA, Parent, Seller or CLIC was a party that, individually or in the aggregate, have a material adverse effect on the Business. Except as disclosed on Schedule 3.03 hereto, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the knowledge of the Seller Key People, threatened against CIGNA, Parent, Seller or CLIC, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the Business.

        Section 3.04. No Conflict or Violation. Except as disclosed on Schedule 3.04 hereto, the execution, delivery and performance by CIGNA, Parent, Seller and CLIC of this Agreement and the Ancillary Agreements to which any of them may become a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not (a) violate any provision of the charter, bylaws or other organizational document of CIGNA, Parent, Seller or CLIC, (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract relating to or arising in connection with the Business to which CIGNA, Parent, Seller or CLIC is a party or by or to which CIGNA, Parent, Seller or CLIC or any of their respective assets or properties may be bound or subject, except for such violations, conflicts, breaches or modifications that would not, individually or in the aggregate, have a material adverse effect on the Business and violations with respect to any contract as to which Seller is able to make arrangements pursuant to Section 5.32 hereof, (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon CIGNA, Parent, Seller or CLIC in connection with the Business, except for such violations that would not, individually or in the aggregate, have a material adverse effect on the Business, (d) subject to obtaining the Permits referred to in Section 3.05 hereof, violate any statute, law or regulation of any jurisdiction, except for such violations that would not, individually or in the aggregate, have a material adverse effect on the Business or (e) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or revocation of, any Permit related to the Business, except for such breaches, violations, defaults, impairments or revocations that would not, individually or in the aggregate, have a material adverse effect on the Business.

        Section 3.05. Governmental Consents and Approvals. Except as required under the HSR Act and except for required Permits of and filings with applicable insurance or securities regulatory authorities, the execution, delivery and performance by CIGNA, Parent, Seller and CLIC of this Agreement and the Ancillary Agreements to which any of them is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof do not require any of CIGNA, Parent, Seller or CLIC to obtain any consent, approval or action of, make any filing with, or give any notice to, any governmental or regulatory body, except for such consents, approvals, actions, filings or notices the failure of which to obtain, make or give, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the Business.

        Section 3.06.  Computer Software and Intellectual Property.
(a) Seller has set forth on Schedule 3.06(A) hereto a true and complete listing, to the knowledge of the Seller Key People, of all computer software programs used principally in the conduct of the Business. Schedule 3.06(A) hereto also sets forth whether each such computer software program is (i) owned by Seller (the "Owned Principally Used Software") or (ii) licensed by Seller from a third party (the "Licensed Principally Used Software"). Seller has set forth on Schedule 3.06(B) hereto a true and complete listing, to the knowledge of the Seller Key People, of all computer software programs used generally in the conduct of the Seller's businesses as well as in the conduct of the Business. Schedule 3.06(B) hereto also sets forth whether each such computer software program is (i) owned by Seller (the "Owned Generally Used Software") or (ii) licensed by Seller from a third party (the "Licensed Generally Used Software"). Seller has, and on the Closing Date Purchaser or LLANY, as applicable, will have the right to use all Owned Principally Used Software, free and clear of any royalty or other similar payment obligations, claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind other than the License Agreement, except for any such claims, liens, charges or encumbrances that would not, individually or in the aggregate, have a material adverse effect on the Business. Seller has, and immediately prior to the Closing will have, the right to use the Licensed Principally Used Software, free and clear of claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind, except for any such claims, liens, charges or encumbrances that would not, individually or in the aggregate, have a material adverse effect on the Business. Seller is not in conflict with or violation or infringement of, nor, to the knowledge of the Seller Key People, has Seller received any notice of any such conflict with, or violation or infringement of, any asserted rights of any other Person with respect to any Owned Principally Used Software or Licensed Principally Used Software, except for any such conflicts, violations or infringements that would not, individually or in the aggregate, have a material adverse effect on the Business.

        (b) To the knowledge of the Seller Key People, (i) the logos, trademarks, service marks and copyrights that are used in the Business are the property of CIGNA, Seller or CLIC, and (ii) CIGNA, Seller or CLIC has the right to grant to Purchaser and/or LLANY a limited license to use the logos, trademarks, service marks and copyrights referred to above in this Section 3.06.

        Section 3.07. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Seller or its Affiliates in connection with this Agreement or the transactions contemplated hereby, except Goldman, Sachs & Co., whose fees for services rendered in connection therewith will be paid by Seller.

        Section 3.08. Compliance with Laws. Except with respect to those violations, if any, which would not, individually or in the aggregate, have a material adverse effect on the Business (i) none of Seller, CLIC nor the Seller Separate Accounts nor any Internally Managed Fund (as defined below) is in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Business nor, to the knowledge of the Seller Key People, has Seller or CLIC received any written notice that any such violation is being alleged and (ii) without limiting the generality of the foregoing, in connection with Seller's or CLIC's most recently completed or any ongoing triennial examination, neither Seller nor CLIC has, to the knowledge of the Seller Key People, received any notice, nor, to the knowledge of the Seller Key People, is Seller or CLIC aware of the intention to send any notice, from any state regulatory authority alleging any violation of any such law, ordinance or regulation or directing Seller or CLIC to take any remedial action with respect to such law, ordinance or regulation, in either case relating to the Business.

        Section 3.09.  Permits, Licenses and Franchises.  Schedule
3.09 hereto lists (i) all jurisdictions in which Seller and CLIC are licensed to issue the Insurance Contracts and (ii) the lines of business in connection with the Business which Seller and CLIC are authorized to transact in each such jurisdiction. Seller and CLIC have been duly authorized by the relevant state insurance regulatory authorities to issue the Insurance Contracts that it is currently writing, and was duly authorized to issue the Insurance Contracts that it is not currently writing at the time such Insurance Contracts were issued, in the respective states in which it conducts the Business, except for authorizations the failure of which to have would not, individually or in the aggregate, have a material adverse effect on the Business. Except as set forth on Schedule 3.09, Seller and CLIC have all other Permits necessary to conduct the Business in the manner and in the areas in which the Business is presently being conducted and all such Permits are valid and in full force and effect, except where the failure to have such a Permit would not, individually or in the aggregate, have a material adverse effect on the Business.

        Section 3.10. Insurance Contracts. (a) The forms of Insurance Contracts available for issuance, and the states in which such forms are authorized for issuance, on the date hereof are listed on Schedule 1.01(E) hereto and are specifically identified on such Schedule as "Life Insurance Contracts," "Annuity Contracts," and "Disability Income Insurance Contracts." All Insurance Contracts as now in force are in all respects, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto, except where the failure to have such approval or non-objection or the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the Business. To the knowledge of the Seller Key People, at the time Seller or CLIC paid commissions to any broker or agent within the past 36 months in connection with the sale of Insurance Contracts, each such broker or agent was duly licensed as an insurance broker (for the type of business sold by such broker) or agent in the particular jurisdiction in which such broker or agent sold such business for Seller or CLIC, and no such broker or agent violated (or with or without notice or lapse of time or both would have violated) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Business, except where the failure to be so licensed or any such violation would not, individually or in the aggregate, have a material adverse effect on the Business. Neither the manner in which Seller or CLIC compensates any Person involved in the sale or servicing of Insurance Contracts that is not registered as a broker-dealer or insurance agent, as applicable, nor, to the knowledge of the Seller Key People, the conduct of any such Person, renders such Person a broker-dealer or insurance agent under any applicable federal or state law, and the manner in which Seller or CLIC compensates each Person involved in the sale or servicing of Insurance Contracts is in compliance with all applicable federal or state laws except where such manner of compensation or conduct having such affect or the failure to be so in compliance would not, individually or in the aggregate, have a material adverse affect on the Business.

        (b) Both Seller and CLIC have implemented procedures and programs which are reasonably designed to provide assurance that its respective agents and employees are in material compliance with all Applicable Law, including without limitation, advertising, licensing and sales practices laws, regulations, directives, bulletins and opinions of governmental authorities, except for non-compliances that, individually or in the aggregate, have not had and would not have a material adverse effect on the Business. Seller and CLIC have previously provided Purchaser with a true, complete and correct copy of its compliance program and procedures referred to in the preceding sentence, to the extent they relate to Seller's Individual Insurance Division and, except as previously disclosed in this Agreement or any Schedule to this Agreement, the Seller Key People have no knowledge of any noncompliance therewith, except for noncompliance which, individually or in the aggregate, have not had and would not have a material adverse effect on the Business.

        (c) Seller and CLIC have at all times since January 1, 1987, maintained records which in all material respects accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure in all material respects that such transactions are recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable statutory accounting requirements.

        (d) Except as set forth on Schedule 3.10(A) hereto, to the knowledge of the Seller Key People:

             (i) to the extent that by operation of law or written agreement or otherwise Seller is legally responsible therefor, (A) the terms of each Qualified Contract and the administration and operation thereof and of any plan or arrangement funded in whole or in part through any such Qualified Contract comply, and at all relevant times have complied, in all material respects with the applicable provisions of the Code and ERISA and (to the extent such plan is intended by the Contract holder to limit fiduciary responsibility in accordance with section (404)(c) of ERISA) comply, and at all relevant times have complied, in all material respects with all applicable requirements for limiting fiduciary responsibility under section 404(c) of ERISA;
(B) contributions or payments to each such Qualified Contract which are intended to be nontaxable are not taxable; and (C) plan or contract loans made under such Qualified Contracts were neither prohibited transactions nor taxable when made or at any time thereafter, except with respect to taxable defaults in repayment of such contracts loans;

             (ii) neither Seller nor any of its Affiliates is legally responsible, by operation of law, written agreement or otherwise, for calculating, deducting, accounting for, recording, making, or reporting plan or contract loans under section 72(p) of the Code or minimum required distributions under sections 401(a), 408 and 457 of the Code; testing, determining or otherwise ensuring compliance under Sections 401(a), 408 and 457 of the Code or otherwise administering or providing administrative services of any nature to any plan or arrangement funded in whole or in part through any such Qualified Contract; and

             (iii)  none of the Qualified Contracts is a 403(b)
Contract.

        Section 3.11.  Regulatory Filings.  Except as listed on
Schedule 3.11 hereto, Seller and CLIC have filed all reports, statements, documents, registrations, filings or submissions (including without limitation any sales material) required to be filed by Seller, CLIC, the Seller Separate Accounts and the Internally Managed Funds (as defined below) with any governmental or regulatory body to the extent they relate to the Business, except where the failure to make such filings would not, individually or in the aggregate, have a material adverse effect on the Business. Except as listed on Schedule 3.11 hereto, all such registrations, filings and submissions were in compliance in all material respects with applicable law when filed or as amended or supplemented, and, to the knowledge of the Seller Key People, no material deficiencies have been asserted by any such governmental or regulatory body with respect to such registrations, filings or submissions that have not been satisfied.

        Section 3.12. Brokers and Agents. Schedule 3.12(A) hereto lists all selling entities with respect to Insurance Contracts whose producers can sell insurance only through the selling entity, and lists commissions paid by Seller or CLIC through each such selling entity during 1996 and the first two quarters of 1997. Schedule 3.12(B) hereto lists certain Persons who have acted as brokers or general agents with respect to Insurance Contracts which are in force (such brokers, collectively with all other brokers or general agents with respect to the Insurance Contracts which are in force, being referred to herein as "Brokers") and lists the amount of commissions paid by Seller or CLIC to each Broker identified thereon during 1996 and in the first two quarters of 1997. Schedule 3.12(C) hereto lists all other Persons constituting Seller's "career agency force" (the Brokers and the Persons listed on Schedule 3.12(C) being referred to collectively herein as "Brokers and Agents"). Schedule 3.12(D) hereto sets forth (i) the standard forms of agreements between Seller (or
CLIC) and brokers and Seller (or CLIC) and agents, respectively, which relate to the Business, and (ii) a list of those Brokers and Agents as to which such agreements are in effect. Except as disclosed on
Schedule 3.19(B), there are no other written agreements between Seller (or CLIC) and any Brokers and Agents providing for the compensation or indemnification of such Brokers and Agents in connection with the Business or the provision of financing (whether in the form of contract loans or otherwise) to such Brokers and Agents. The contracts and other agreements relating to the Business between Seller (or CLIC) and the Brokers and Agents are valid, binding and in full force and effect in accordance with their respective terms as against Seller or CLIC, as the case may be, and, to the knowledge of the Seller Key People, the other parties thereto. Neither Seller nor CLIC nor, to the knowledge of the Seller Key People, any Broker or Agent is in default in any material respect with respect to any such contract or such other agreement.

        Section 3.13.  Reinsurance.  Except as set forth on Schedule
3.13 hereto, and to the knowledge of the Seller Key People, (a) there are no agreements, written or oral, pursuant to which Seller or CLIC cedes or retrocedes risks assumed under the Insurance Contracts and
(b) there are no Insurance Contracts which are agreements of assumed reinsurance.

        Section 3.14. Conduct of Business. Except as expressly contemplated or required by this Agreement, or as set forth in
Schedule 3.14 hereto, since December 31, 1996, Seller and CLIC have generally conducted the Business only in the ordinary course consistent with their past practices and there has not been any material change in the underwriting, pricing, actuarial, reserving, investment, sales, marketing or agency practices or policies of the Business.

        Section 3.15. Absence of Certain Changes. Since December 31, 1996, there has been no change in mortality or lapse experience, or any damage, destruction, loss or other event or condition of any character (whether or not in the ordinary course of business), other than those occurring as a result of general economic or financial conditions or other developments which are not unique to the Business but also affect other Persons who participate or are engaged in lines of business similar to the Business, that, individually or in the aggregate, is likely to have a material adverse effect on the Business.

        Section 3.16. Other Sale Arrangements. None of Seller, CLIC or Parent is obligated or liable, contingently or otherwise, for or with respect to negotiations, letters of intent or commitments for the sale of all or any part of the Business (except in the ordinary course of business) or any of the stock or substantially all of the assets of the Parent Subsidiaries to any Persons other than Purchaser and LLANY.

        Section 3.17. Seller Separate Accounts and Underlying Funds. Each of the Seller Separate Accounts and the funds supporting the Seller Separate Accounts that are managed by an Affiliate of Seller or CLIC (the "Internally Managed Funds") is duly and validly established and maintained in all material respects under the laws of the State of Connecticut and the assets of the Seller Separate Accounts and the Internally Managed Funds are not chargeable with liabilities arising out of any other business that Seller or CLIC may conduct; each of the Seller Separate Accounts and the Internally Managed Funds is duly registered as an investment company under the 1940 Act (or exempt from such registration); each of the Seller Separate Accounts and the Internally Managed Funds is and has been operated in compliance with the 1940 Act in all material respects, and Seller or CLIC, as appropriate, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for the operations of the Seller Separate Accounts and the Internally Managed Funds. Each Internally Managed Fund is duly incorporated and in good standing under the laws of the state of its incorporation or is a validly existing business trust under the laws of the jurisdiction in which it was formed and is qualified as a foreign corporation or business trust in each jurisdiction in which such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse affect on the Business. The Insurance Contracts under which the Seller Separate Account assets are held are duly and validly issued and were sold pursuant to an effective registration statement under the Securities Act and any applicable state securities laws and each such registration statement is currently in effect to the extent necessary to allow Seller to receive contributions under such contracts. Seller or CLIC, as appropriate, has filed each prospectus and statement of additional information, as amended or supplemented, under which the Seller Separate Accounts and Internally Managed Funds assets are held that are required to be filed, and each such prospectus and statement of additional information, as of its respective mailing date or date of use, complied in all material respects with applicable securities laws. All participation agreements relating to funds supporting the Seller Separate Accounts that are not managed by an Affiliate of Seller or CLIC (the "Externally Managed Funds") are in full force and effect and, to the knowledge of the Seller Key People, no notice has been given from any Externally Managed Fund that it intends to terminate any such participation agreement.

        Section 3.18. Assigned and Assumed Contracts. Each of the Assigned and Assumed Contracts is valid, binding and in full force and effect according to its terms as against Seller or CLIC, as the case may be, and, to the knowledge of the Seller Key People, the other party or parties thereto; and either (a) is freely assignable to Purchaser or LLANY, as applicable, pursuant to this Agreement and the General Assignment and Assumption Agreement without notice to or consent of any Person, other than as specified on Exhibit J hereto, or (b) if any required consent to an assignment thereof to Purchaser (other than those specified in Exhibit J) is not able to be obtained by Seller or CLIC, as the case may be, using commercially reasonable best efforts, Seller will be able to make arrangements with respect thereto pursuant to Section 5.32 hereof. Neither Seller nor CLIC, as the case may be, nor, to the knowledge of the Seller Key People, any other party to any such contract is in default with respect to any such contract or such other agreement, except for any such default that would not, individually or in the aggregate, have a material adverse effect on the Business.

        Section 3.19. Employees. (a) Except for individuals identified in a letter to Steve Lewis from Tom Jones which was delivered by facsimile on July 18, 1997, at 5:08 p.m., (the "July 18 Letter"), Schedule 3.19(A) hereto lists to the knowledge of the Seller Key People (i) each Person employed by or who is an agent of Seller or any of its Affiliates immediately prior to the execution of this Agreement who customarily works for the Business, (ii) the position and the payroll employer of each such Person or the entity with which each such Person has an agency contract as of the date hereof, (iii) the salary or other base remuneration of each such Person as of the date hereof, and (iv) for each such Person, other than an agent, who customarily devotes less than 35 hours per week to the Business, the hours per week customarily worked by such Person.
To the knowledge of the Seller Key People, as of the date hereof, there is no Person who is employed by or is an agent of CA. Promptly after the date hereof, Seller will prepare and deliver to Purchaser an updated Schedule 3.19(A) which will not be qualified by reference to the knowledge of the Seller Key People. Thereafter, all references in this Agreement to Schedule 3.19(A) will be references to such revised Schedule.

        (b) Schedule 3.19(B) hereto lists and describes, to the knowledge of the Seller Key People, any "pay to stay" or similar arrangement applicable to any employee listed on Schedule 3.19(A) hereto as of the date of this Agreement.

        (c) Schedule 3.19(C) hereto contains a complete description of each category of severance and related benefits ("Severance Costs") that Seller proposes to pay or provide to or on behalf of any Band 1 Employee, as further described in Section 5.23(h) hereof, including severance benefits, early vesting of restricted stock awards, and to the extent applicable under Seller's policies and practices in effect on the date hereof, outplacement services.

        (d) Schedule 3.19(D) hereto contains a complete list of the restricted stock awards and/or options for CIGNA's common stock that have been granted to any employee or agent listed on Schedule 3.19(A) hereto, and, for all stock options, such list discloses both the vested and the unvested options as of the date hereof.

        Section 3.20. Employee Benefit Plans; ERISA. (a) Schedule 3.20(A) hereto contains a list and brief description of (i) all "employee pension benefit plans," as defined in section 3(2) of ERISA, established, maintained, or contributed to by Seller or any of its Affiliates for the benefit of any employees or agents listed on
Schedule 3.19(A) or Schedule 3.12(C) (sometimes referred to herein as the "Pension Plans"); (ii) all "employee welfare benefit plans," as defined in section 3(1) of ERISA, established, maintained, or contributed to by Seller or any of its Affiliates for the benefit of any employees or agents listed on Schedule 3.19(A) or Schedule 3.12(C) (sometimes referred to herein as the "Welfare Plans"); and (iii) to the knowledge of the Seller Key People, all other benefit plans, programs, and arrangements established, maintained, or contributed to by Seller or any of its Affiliates for the benefit of any employees or agents listed on Schedule 3.19(A) or Schedule 3.12(C), without regard to the coverage of any such plan, program, or arrangement by ERISA or any provision of the Code (which plans are collectively referred to herein as the "Benefit Plans.") Each Benefit Plan is in material compliance with all Applicable Law including ERISA and the Code.

        (b) Schedule 3.20(B) identifies each Benefit Plan that is or is intended to be a "qualified plan" within the meaning of section 401(a) of the Code ("Qualified Plans"). Except as set forth in
Schedule 3.20(B), the Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan, both as to the original plan and all restatements or material amendments, that has not been revoked, and, to the knowledge of Seller Key People, there are no existing circumstances nor any events that have occurred that are likely to adversely affect the qualified status of any Qualified Plan or the related trust. None of the Qualified Plans has, to the knowledge of Seller Key People, been subject to any assertion by any governmental authority that it is not qualified and, to the knowledge of the Seller Key People, each has been operated so that it has always been so qualified.

        (c) Except as set forth in Schedule 3.20(C), no Pension Plan established or maintained by Seller or any of its Affiliates, and no Pension Plan to which Seller or any of its Affiliates is obligated to make contributions, had, as of January 1, 1997, an "unfunded benefit liability," as defined in section 4001(a)(18) of ERISA. All contributions required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the relevant financial statements described in
Section 3.24 hereof. All amounts required to be paid under or with respect to any Benefit Plan have been paid in full on a timely basis; except for any failures that individually or in the aggregate would not have a material adverse effect on the Business. No excise or penalty taxes are assessable as a result of any nondeductible or other contributions made or not made to a Benefit Plan. All contributions to a Benefit Plan have been deductible under the Code.

        (d) Schedule 3.20(D) to the knowledge of the Seller Key People, fully and accurately discloses any funding liability under the Deferred Compensation Plan of CIGNA Corporation and Seller's Top Earner's Plan. Promptly after the date hereof, Seller will prepare and deliver to Purchaser an updated Schedule 3.20(D) which will not be qualified by reference to the knowledge of the Seller Key People. Thereafter, all references in this Agreement to Schedule 3.20(D) will be references to such revised Schedule.

        (e) No Pension Plan established or maintained by Seller or any of its Affiliates, and no Pension Plan to which Seller or any of its Affiliates is obligated to make contributions, has an "accumulated funding deficiency," as defined in section 302 of ERISA and section 412 of the Code, whether or not waived.

        (f) No Pension Plan established or maintained by Seller or any of its Affiliates or to which Seller or any of its Affiliates is obligated to make contributions, and no trust created under any such Pension Plan, has been terminated or experienced a "reportable event," as defined in section 4043 of ERISA, during the five-year period ending on the date of execution of this Agreement.

        (g) No Pension Plan to which Seller or any of its Affiliates is obligated to make contributions is a "multiemployer plan," as defined in section 4001(a)(3) of ERISA, or a single-employer plan under multiple controlled groups, within the meaning of sections 4063-64 of ERISA.

        (h) To the knowledge of the Seller Key People, none of Seller, any of its Affiliates, any officer of Seller or of any of its Affiliates, any Benefit Plan (including the Pension Plans) that is subject to ERISA, any trust created under any such Benefit Plan, or any trustee or administrator of any such Benefit Plan has engaged in a "prohibited transaction," as defined in section 406 of ERISA or section 4975 of the Code, or in any other breach of fiduciary responsibility with respect to a Benefit Plan that could subject Seller, any of its Affiliates, or any officer of Seller or of any of its Affiliates to any tax or penalty pursuant to section 4975 of the Code or to any liability under section 502(i) or 502(l) of ERISA.

        (i)  Except as provided in this Agreement or as set forth in
Schedule 3.20(I), to the knowledge of Seller Key People, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, director, officer or former employee of Seller or any of its Affiliates, (ii) result in or cause the payment of an amount constituting an "excess parachute payment" (as such term is defined in section 280G(b)(1) of the Code), or (iii) result in a violation of fiduciary duties imposed by section 404 of ERISA, the prohibited transaction rules of section 406 of ERISA or section 4975 of the Code, or other applicable law.

        (j) To the knowledge of the Seller Key People and except to the extent set forth in Schedule 3.20(J) hereto, each Welfare Plan that is a "group health plan," as defined in section 5000(b)(1) of the Code, complies, and at all times has complied, in all material respects with the applicable requirements of section 4980B of the Code ("COBRA") and sections 9801 through 9806 of the Code ("HIPAA").

        (k) To the knowledge of the Seller Key People, none of Seller, any of its Affiliates, any officer of Seller or of any of its Affiliates, any Benefit Plan (including Pension Plan) that is subject to ERISA, any trust created under any such Benefit Plan, or any trustee or administrator of any such Benefit Plan could subject Seller, any of its Affiliates, or any officer of Seller or of any of its Affiliates to any tax or penalty pursuant to section 512, 4976 or 7501 of the Code.

        (l) Except as set forth in Schedule 3.20(L), to the knowledge of Seller Key People, summary plan descriptions and all other returns, reports, documents, statements and communications which are required to have been filed, published or disseminated under ERISA or other applicable law and the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation, the Treasury Department, the Equal Employment Opportunity Commission, the Commission or any other Governmental Authority with respect to the Benefit Plans have been so filed, published or disseminated.

        (m) To the knowledge of the Seller Key People, and with the exception of claims for benefits, including associated appeals and disputes of denied claims, arising in the ordinary course of administration of the Benefit Plans, no material claims, assessments, investigations, or proceedings in arbitration or litigation relating to or arising under any Benefit Plan are pending or threatened against Seller, any of its Affiliates, any Benefit Plan, or any trust or other funding arrangement created under or established as part of any Benefit Plan, or against any trustee, fiduciary, custodian, administrator, or any other Person holding or controlling assets of any Benefit Plan, and Seller has no basis to anticipate that any such claim or claims exist.

        Section 3.21. Labor Relations and Employment. Except to the extent set forth in Schedule 3.21 hereto, (i) to the knowledge of the Seller Key People, there is no labor strike, dispute, slowdown, stoppage or lockout pending or, to the knowledge of the Seller Key People, threatened against or affecting Seller or CLIC in connection with the Business, and, since January 1, 1992, there has not been any such action; (ii) to the knowledge of the Seller Key People, there are no union claims to represent the employees of Seller or CLIC and there are no current union organizing activities among such employees; (iii) neither Seller nor CLIC is a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to Seller's or CLIC's employees in connection with the Business; and
(iv) there are no material written personnel policies, rules or procedures applicable to Seller's employees in connection with the Business, other than those set forth in Schedule 3.21, true and correct copies of which have heretofore been delivered to Purchaser.

        Section 3.22.  Transferred Assets.   (a) Seller or CLIC has
good and marketable title to all assets included within the Transferred Assets (other than cash, the Assignable Licensed Principally Used Software and the Transferred Contracts), free of any lien, encumbrance, restriction, claim, charge, or defect of title, except for any liens, encumbrances, restrictions, claims, charges or defaults of title (i) whose effect on the value of the relevant Transferred Asset will be collectively reflected in the current value thereof on the Final Balance Sheet, (ii) identified on Schedule 3.22 hereto, or (iii) with respect to assets other than cash or Investment Assets, that, individually or in the aggregate, would not have a material adverse effect on the Business.

        (b) (i) Schedules B and D of the statutory statements of Seller for the year ended December 31, 1996 contain true and (to the extent required by the form) complete disclosures of all "Mortgage Loans" (Schedule B Assets), and "Credit Tenant Loans and Industrial Revenue Bonds with Publicly Traded Borrowers" (Schedule D Assets) owned by Seller as of December 31, 1996 ( the items set forth in (i) and (ii) hereinafter collectively referred to as "Real Estate Assets"). All information concerning the Real Estate Assets in the statutory statements of Seller for the year ended December 31, 1996 is true and (to the extent required by the form) complete in all respects in the opinion of Seller; and reserves taken in respect of impairment to value of the Mortgage Loans are in the opinion of Seller adequate to fairly represent such impairment.

        (ii) All Real Estate Assets comply with all regulations of the applicable authorities of the domiciliary jurisdiction of Seller owning such assets to qualify as "admitted assets" pursuant to the laws and regulations of such domicile.

        (iii) To the knowledge of the Seller Key People, the real property underlying each item that constitutes the Real Estate Assets and all activities upon, or use or occupancy of, such property are in compliance with all applicable laws, including Environmental Laws (as defined below). For each commercial mortgage loan originated since
1987, Seller or an Affiliate of Seller has obtained an environmental report covering the environmental condition of the asset. As used in this Agreement, the term "Environmental Laws" shall mean all state, federal and local laws and all rules and regulations promulgated thereunder governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, release, discharge or disposal of any contaminant, pollutant or hazardous or toxic substance, material or waste, or other environmentally regulated material including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Table (49 C.F.R. 172.101) or by the Environmental Protection Agency as a hazardous substance, material or waste or which is or becomes regulated under any applicable local, state or federal law and all rules and regulations promulgated thereunder, including, without limitation, any of the following materials, wastes or substances: (A) petroleum and petroleum products, (B) asbestos in any form, (C) polychlorinated biphenyls, (D) urea formaldehyde, (E) atmospheric radon at levels over four (4) picocuries per cubic liter, (F) those designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C.
Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (G) those defined as a "hazardous substance" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C.
Section 6903), or (H) those defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601) (collectively, "Hazardous Materials"). Seller has not participated in the management of any of the partnership properties or of the borrowers under the Mortgage Loans or has not participated in the management or operation of the real property encumbered by any of the Mortgage Loans or any of the improvements located on said real property. As used in this Section 3.22(d) "participated in the management" shall have the meaning ascribed to such phrase in the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 and "operation" shall have the meaning ascribed in 42 U.S.C. Section 6901 et seq.

        (iv) Seller or an Affiliate of Seller is the sole named insured on a policy of title insurance with respect to each of the Real Estate Assets for which it is the sole lender, and each of said title insurance policies insures Seller or such Affiliate as the holder of a first priority mortgage in regard to Mortgage Loans. On mortgages shared with other lenders, Seller or an Affiliate of Seller is a named insured or has an interest in a title insurance policy insuring Seller or an Affiliate of Seller as a participant in the first priority mortgage.

        (v) Seller or an Affiliate of Seller, owning each Mortgage Loan asset (hereinafter sometimes referred to as "Lender"), has possession of the original promissory note or notes creating such Mortgage Loan debt and all other documents creating, evidencing or modifying the Mortgage Loan or its terms and conditions. The lien associated with each Mortgage Loan constitutes a first priority lien against the property purported to be encumbered, subject to certain exceptions.

        Section 3.23. Contracts. (a) Schedule 3.23(A) lists and briefly describes to the knowledge of the Seller Key People each and every written contract, agreement, lease, license, commitment or arrangement (including the parties to and the date and subject matter of) and, to the knowledge of the Seller Key People, each and every oral contract, agreement, commitment or arrangement, to which Seller or CLIC is a party or which is binding upon Seller or CLIC that is material to the Business except for (i) those specifically disclosed in any other Schedule to this Agreement and (ii) the Insurance Contracts.

        (b) Each of the contracts listed on Schedule 3.23(A) is in full force and effect and constitutes a legal, valid and binding obligation of Seller or CLIC, as the case may be, and to the knowledge of the Seller Key People, of each other Person that is a party thereto. Except as set forth on Schedule 3.23(B), neither Seller nor CLIC nor, to the knowledge of the Seller Key People, any other party to such contract is in violation, breach or default of any such contract or, with or without notice or lapse of time or both, would be in violation, breach or default of any such contract, except for such violations, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the Business. Except as set forth on Schedule 3.23(B), to the knowledge of the Seller Key People, no such contract contains any provision providing that any party thereto other than Seller or CLIC, as the case may be, may terminate such contract by reason of the execution of this Agreement or the Ancillary Agreements or the transactions contemplated thereby.

        (c)  Notwithstanding the generality of the foregoing,
Schedule 3.23(C) hereto lists and briefly describes to the knowledge of the Seller Key People each and every written contract, agreement, commitment or arrangement, and each and every oral contract, agreement, commitment or arrangement, to which Seller or CLIC is a party or which is binding upon Seller or CLIC that restrict the right of Seller or CLIC to change the crediting rates and other non-guaranteed elements under the Insurance Contracts, other than pursuant to the terms of the Insurance Contracts.

        Section 3.24. GAAP Financial Statements. On or prior to the date hereof, Seller has delivered to Purchaser true, correct and complete copies of (a) the audited consolidated balance sheet of Seller and its Subsidiaries as of December 31, 1996, prepared in accordance with GAAP, together with the notes thereon and the related report of Price Waterhouse LLP, the independent certified public accountant of Seller, and (b) the audited consolidated statements of income, stockholders' equity and cash flows of Seller and its Subsidiaries for the year ended December 31, 1996, prepared in accordance with GAAP, together with the notes thereon and the related report of Price Waterhouse LLP, (collectively, the "Seller Financial Statements"). Seller has delivered to Purchaser a true, correct and complete copy of the consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flows of CIGNA and its Subsidiaries for the quarter ended March 31, 1997, prepared in accordance with GAAP, subject to normal recurring year-end adjustments (the "Interim CIGNA Financial Statements"). The Seller Financial Statements and the Interim CIGNA Financial Statements are based on the books and records of Seller and its Subsidiaries or CIGNA and its Subsidiaries, as appropriate, and the Seller Financial Statements and the Interim CIGNA Financial Statements have been prepared in accordance with GAAP (subject, in the case of the Interim CIGNA Financial Statements, to normal recurring year-end adjustments) consistently applied, and fairly present in all material respects the consolidated financial position and results of operations of Seller or CIGNA, as appropriate, and their respective Subsidiaries as of the date and for the period indicated therein.

        Section 3.25. Statutory Statements. Seller has previously delivered Purchaser true, complete and correct copies of the Annual Statements of Seller as filed with the Connecticut Insurance Department for the years ended December 31, 1996 and 1995, together with all exhibits and schedules thereto and the actuarial opinions applicable to the Business for such years and supporting actuarial memoranda for the year ended December 31, 1996 only. Seller has previously disclosed to Purchaser a true, complete and correct copy of the Quarterly Statement of Seller as filed with the Connecticut Insurance Department for the quarter ended March 31, 1997, together with all exhibits and schedules thereto.

        Section 3.26.  Tax Matters.   Except as described on Schedule
3.26:

        (a) The assets of the Seller Separate Accounts are and have been adequately diversified at all times within the meaning of section 817(h) of the Code.

        (b)  Each Insurance Contract identified as an "Annuity
Contract" for purposes of this Agreement complies with the requirements of Section 72 of the Code.

        (c) Each Insurance Contract identified as a "Life Insurance Contract" for purposes of this Agreement that was issued after December 31, 1984 complies with the requirements of Section 7702 of the Code.

        (d) Each Insurance Contract identified as a "Life Insurance Contract" for purposes of this Agreement that was issued before January 1, 1985 (i) complies with the requirements of Section 7702 of the Code to the extent applicable to such Insurance Contract or (ii) to the extent Section 7702 of the Code is inapplicable to such Insurance Contact and such Insurance Contract is a flexible premium contract within the meaning of Section 101(f) of the Code, complies with the requirements of such Section 101(f).

        (e) To the knowledge of the Seller Key People, there are no "hold harmless," tax sharing, indemnification, or similar arrangements regarding the Tax qualification or treatment of any Insurance
Contracts.

        (f) Seller is or is treated for all federal income Tax purposes as the owner of the assets underlying each variable Insurance Contract issued, entered into, or sold by Seller.

        (g) The policyholders of any Insurance Contracts that constitute "modified endowment contracts" under Section 7702A of the Code have been fully notified of the status and federal tax consequences of such Insurance Contracts.

        (h) Seller has complied in all material respects with all applicable reporting, withholding and disclosure requirements under the Code, ERISA and other applicable law, including but not limited to those regarding distributions, with respect to the Insurance Contracts and has reported the distributions under such contracts in accordance with Sections 72, 7702 and 7702A of the Code in all material respects.

        Section 3.27. Transition Services Agreement. Except as set forth in the Transition Services Agreement, the amounts to be paid by Purchaser to Seller pursuant to the terms of the Transition Services Agreement have been (or will be) computed in accordance with the internal charge-back methodologies historically used by Seller.

        Section 3.28.  Pro Forma Financial Statements.   The data
contained in the Pro Forma Financial Statements was obtained from the books and records of Seller and CLIC and is the same data that was included with respect to the Business in the GAAP and statutory financial statements of Seller and CLIC and in Seller's and CLIC's work papers upon which such GAAP and SAP financial statements were based. Such data was computed in accordance with, as applicable, GAAP and Connecticut SAP. Except as disclosed on Schedule 3.28 hereto, or reserved against in the Pro Forma Financial Statements, to the knowledge of the Seller Key People, as of the date thereof there were no material debts, liabilities or obligations of the Business, whether accrued, absolute or contingent and whether due or to become due.

        Section 3.29.  Cash Flow Testing.  The  1996 Actuarial
Opinion and Memorandum with respect to Individual Insurance Products for Seller contained in Schedule 3.29 hereto (the "Opinion") is a true, correct and complete copy of an extract from the 1996 Actuarial Memorandum for Seller as filed with the Connecticut Department of Insurance. To the knowledge of the Seller Key People the cash flow testing results set forth in the Opinion, and the supporting data for the Opinion contained in Schedule 3.29 hereto, (i) reflected only insurance policies and annuity contracts issued by the Seller that would have constituted Insurance Contracts if in effect on the date hereof and (ii) were, for the purpose of forming the Opinion, determined in accordance with standards of practice promulgated by the Actuarial Standards Board consistently applied throughout the periods covered and met the requirements of Connecticut SAP. At the request of Purchaser, Seller prepared and previously provided additional cash flow calculations. To the knowledge of Seller Key People, the calculations were prepared with reasonable care reflecting the methodology, and were subject to adjustments (e.g., consideration of certain non-reinsured business) and qualifications, discussed with Purchaser's advisor.


                             ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF LNC, PURCHASER AND LLANY

        LNC, Purchaser and LLANY hereby represent and warrant to Parent, Seller and CLIC as of July 27, 1997, as follows:

        Section 4.01. Organization and Standing. Each of LNC and Purchaser is a corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted, except where such authority is not material to such operations. LLANY is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted, except where such authority is not material to such operations.

        Section 4.02. Authorization. Each of LNC, Purchaser and LLANY has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by LNC, Purchaser and LLANY of this Agreement and the execution and delivery of the Ancillary Agreements to be executed by Purchaser and LLANY, and the performance by each of them of their obligations under such agreements, have been duly authorized. This Agreement has been duly executed and delivered by LNC, Purchaser and LLANY, and on the Closing Date the Ancillary Agreements executed by Purchaser and LLANY, respectively, will be duly executed and delivered by Purchaser and LLANY; and, subject to the due execution and delivery by the other parties to such agreements, this Agreement is, and the Ancillary Agreements executed by Purchaser and LLANY will, upon due execution and delivery, be valid and binding obligations of LNC, Purchaser and LLANY, respectively, enforceable against LNC, Purchaser or LLANY, as appropriate, in accordance with their respective terms. Notwithstanding the foregoing, the obligation of Purchaser and LLANY to execute any Ancillary Agreement shall be subject to the terms and conditions of this Agreement.

        Section 4.03. Actions and Proceedings. Except as disclosed on Schedule 4.03 hereto, there are no outstanding orders, decrees or judgments by or with any court, governmental agency, regulatory body or arbitration tribunal before which LNC, Purchaser or LLANY was a party that, individually or in the aggregate, have a material adverse effect on the operations of LNC, Purchaser or LLANY. Except as disclosed on Schedule 4.03 hereto, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to the knowledge of the Purchaser Key People, threatened against LNC, Purchaser or LLANY, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the operations of LNC, Purchaser or LLANY.

        Section 4.04. No Conflict or Violation. Except as disclosed on Schedule 4.04 hereto, the execution, delivery and performance by LNC, Purchaser and LLANY of this Agreement and the execution, delivery and performance by each of Purchaser and LLANY of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not (a) violate any provision of the charter, bylaws or other organizational document of LNC, Purchaser or LLANY, (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract to which LNC, Purchaser or LLANY is a party or by or to which either of them or any of their respective assets or properties may be bound or subject, except for such violations, conflicts, breaches or modifications that would not, individually or in the aggregate, have a material adverse effect on Purchaser or LLANY, (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon LNC, Purchaser or LLANY, except for such violations that would not, individually or in the aggregate, have a material adverse effect on Purchaser or LLANY,
(d) violate any statute, law or regulation of any jurisdiction except for such violations that would not, individually or in the aggregate, have a material adverse effect on LNC, Purchaser or LLANY, or (e) result in a breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit related to LNC's, Purchaser's or LLANY's business or necessary to conduct the Business, except for any violation, conflict, breach or default that would individually or in the aggregate, have a material adverse effect on the operations of LNC, Purchaser or LLANY.

        Section 4.05. Governmental Consents and Approvals. Except as required under the HSR Act or as set forth on Schedule 4.05 hereto and except for required Permits of applicable insurance regulatory authorities, the execution, delivery and performance by LNC, Purchaser and LLANY of this Agreement, and the execution, delivery and performance by each of Purchaser and LLANY of the Ancillary Agreements to which either of them is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof, do not require any of LNC, Purchaser or LLANY to obtain any consent, approval or action of, make any governmental filing with or give any notice to, any Person, except for such consents, approvals, actions, filings or notices the failure of which to obtain, make or give, as the case may be, would not individually or in the aggregate have a material adverse effect on the operations of LNC, Purchaser or LLANY.

        Section 4.06. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Purchaser or LLANY in connection with this Agreement or the transactions contemplated hereby, except Merrill Lynch & Co., whose fees for services rendered in connection therewith will be paid by Purchaser.

        Section 4.07. Compliance with Laws. Except with respect to those violations, if any, that will be cured by Purchaser prior to, or by the act of, Closing or which individually or in the aggregate would not have a material adverse effect on the operation of Purchaser or LLANY, neither Purchaser nor LLANY is in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator nor has Purchaser or LLANY received any written notice that any such violation is being alleged.

        Section 4.08. Permits, Licenses and Franchises. Purchaser and LLANY have been duly authorized by the relevant state insurance regulatory authorities to transact each of the lines of insurance business in each of the jurisdictions as set forth with respect to each such company on Schedule 4.08 hereto. Except as listed on
Schedule 4.08 hereto, Purchaser and LLANY have all Permits necessary to conduct the Business in the manner and in the areas in which the Business is presently being conducted, and all such Permits are valid and in full force and effect, except where the failure to have such a Permit would not, individually or in the aggregate, have a material effect on the operations of Purchaser or LLANY. Except as listed on
Schedule 4.08 hereto, neither Purchaser nor LLANY has engaged in any activity which would cause revocation or suspension of any such Permit and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened.

        Section 4.09.  SAP Financial Statements.   (a)  On or prior
to the date hereof, Purchaser has delivered to Seller true, correct and complete copies of (a) the audited consolidated balance sheet of Purchaser and its Subsidiaries as of December 31, 1996, prepared in accordance with Indiana SAP, together with the notes thereon and the related report of Ernst & Young, the independent certified public accountant of Purchaser, and (b) the audited consolidated statements of income, stockholders' equity and cash flows of Purchaser and its Subsidiaries for the year ended December 31, 1996, prepared in accordance with Indiana SAP, together with the notes thereon and the related report of Ernst & Young, (collectively, the "Purchaser Financial Statements"). Purchaser has delivered to Seller a true, correct and complete copy of the consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flows of Purchaser and its Subsidiaries for the quarter ended March 31, 1997, prepared in accordance with Indiana SAP subject to year-end adjustments (the "Interim Purchaser Financial Statements"). The Purchaser Financial Statements and the Interim Purchaser Financial Statements are based on the books and records of Purchaser and its Subsidiaries, and the Purchaser Financial Statements have been prepared in accordance with Indiana SAP consistently applied, audited by Ernst & Young and fairly present in all material respects the consolidated financial position and results of operations of Purchaser and its Subsidiaries as of the date and for the period indicated therein.

        (b) On or prior to the date hereof, LLANY has delivered to Seller true, correct and complete copies of (a) the audited consolidated balance sheet of LLANY as of December 31, 1996, prepared in accordance with New York SAP, together with the notes thereon and the related report of Ernst & Young, the independent certified public accountant of LLANY, and (b) the audited consolidated statements of income, stockholders' equity and cash flows of LLANY for the year ended December 31, 1996, prepared in accordance with New York SAP, together with the notes thereon and the related report of Ernst & Young, (collectively, the "Purchaser Financial Statements"). LLANY has delivered to Seller a true, correct and complete copy of the consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flows of LLANY for the quarters March 31, 1997, prepared in accordance with New York SAP subject to year-end adjustments (the "Interim LLANY Financial Statements"). The LLANY Financial Statements and the Interim LLANY Financial Statements are based on the books and records of LLANY, and the LLANY Financial Statements have been prepared in accordance with New York SAP consistently applied, audited by Ernst & Young and fairly present in all material respects the consolidated financial position and results of operations of LLANY as of the date and for the period indicated therein.

        Section 4.10. Statutory Statements. (a) Purchaser has furnished to Seller true, complete and correct copies of the Annual Statements of Purchaser as filed with the Indiana Insurance Department for the years ended December 31, 1996, 1995 and 1994, together with all exhibits and schedules thereto and applicable actuarial opinions. Purchaser has furnished to Seller a true, complete and correct copy of the Quarterly Statement of Purchaser as filed with the Indiana Insurance Department for the quarter ended March 31, 1997, together with all exhibits and schedules thereto.

        (b) LLANY has furnished to Seller true, complete and correct copies of the Annual Statements of LLANY as filed with the New York Insurance Department for the year ended December 31, 1996, together with all exhibits and schedules thereto and applicable actuarial opinions. LLANY has furnished to Seller a true, complete and correct copy of the Quarterly Statements of LLANY as filed with the New York Insurance Department for the quarter ended March 31, 1997, together with all exhibits and schedules thereto.

        Section 4.11. Absence of Certain Changes. Except as listed on Schedule 4.11 hereto or except as expressly contemplated or required by this Agreement, since December 31, 1996, there has not been (i) any change in the business, operations, condition (financial or otherwise), results of operations, properties, prospects or assets of Purchaser or (ii) in the ability of Purchaser to consummate the transactions contemplated hereby or in any Ancillary Agreement, in either case that has had or is likely to have a material adverse effect on the operation of Purchaser or LLANY.

        Section 4.12. Qualified Institutional Buyer. Purchaser and LLANY are each "qualified institutional buyers" within the meaning of Rule 144A promulgated under the Securities Act. Purchaser and LLANY hereby acknowledge that Seller and CLIC may be relying, with respect to the transfer of Investment Assets on the exemption from the registration provisions of the Securities Act provided by Rule 144A.

        Section 4.13. Sufficient Funds. Either Purchaser or LNC has or will have at Closing sufficient funds available (through existing credit arrangements or otherwise) to pay the Purchase Price and to pay all fees and expenses related to the transactions contemplated.


                              ARTICLE V

                              COVENANTS

        Section 5.01.  Conduct of Business.  (a)  Prior to the
Closing (and, as to the matters specified in Section 5.01(b)(ix), prior to the CFA Closing, if applicable), Seller and CLIC shall, and Parent shall cause the Parent Subsidiaries to, (i) in all material respects operate the Business as presently operated and only in the ordinary course and consistent with past practice (including but not limited to past underwriting standards and investment management of the Transferred Assets) except as set forth in Schedule 5.01(A) hereto, (ii) use commercially reasonable best efforts to preserve the value of the Business, and (iii) use commercially reasonable best efforts to preserve their relationships with and the goodwill of their agents, brokers, customers, suppliers, employees and other Persons having business dealings with Seller, CLIC and the Parent Subsidiaries in connection with the Business.

        (b) Without limiting the generality of Section 5.01(a), and except as otherwise expressly provided in this Agreement, Seller and CLIC will not, and Parent will cause each of the Parent Subsidiaries not to, without the prior written consent of Purchaser:

             (i) enter into any contract that would constitute an Assigned and Assumed Contract, other than in the ordinary course of business consistent with past practice;

             (ii) acquire or dispose of any asset that would constitute a Transferred Asset if owned by Seller or CLIC at Closing, other than acquisitions or dispositions in the ordinary course of the Business;

             (iii) except as set forth in Schedule 5.01(B) hereto, enter into, adopt or (except as may be required by law or the terms of any such arrangement) terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any individual identified on Schedule 3.19(A), amend any such arrangement as it relates to such individuals or (except, as to non-executive level individuals, for changes in base compensation and bonuses, and changes in benefits in accordance with plans or arrangements in effect as of the date hereof, in the ordinary course of business consistent with past practice) change in any manner the compensation or other benefits payable to any such individual;

             (iv) change any of the accounting principles, practices, methods or policies (including but not limited to any reserving methods, practices or policies) employed with respect to the Business, except as may be required as a result of a change in law, GAAP, SAP or guidelines issued by the Commission or its accounting staff;

             (v) change the method of determining the GAAP reserves with respect to the Business for any guaranty fund assessment, second injury fund assessment, special insurance assessment or similar assessment or tax;

             (vi) pay, discharge or satisfy any material claims, liabilities or obligations associated with the Business (absolute, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of the Business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in the Pro Forma Financial Statements or incurred in the ordinary course of business consistent with past practice;

             (vii) enter into any reinsurance contract, other than in the ordinary course of business consistent with past practice;

             (viii) take or cause to be taken any action that would result in Seller's or CLIC's investment portfolio or Seller Separate Accounts to be managed other than in the ordinary course consistent with past practice in all material respects; or

             (ix) as to each of the Parent Subsidiaries, declare or pay any dividend or make any other distribution with respect to its capital stock; or

             (x) agree in writing or otherwise to take any of the actions described above in this Section 5.01(b).

        (c) Prior to Closing, Seller shall notify Purchaser as promptly as practicable of any event or transaction having a material adverse effect on the Business.

        Section 5.02. Certain Transactions. From the date of this Agreement through the Closing, neither Seller nor CLIC nor any of its officers, employees, representatives or agents will, directly or indirectly, solicit, encourage or initiate any negotiations or discussions with, or provide any information to, or otherwise cooperate in any other manner with, any Person or group (other than Purchaser, LLANY and their respective Affiliates and their respective representatives) concerning any direct or indirect sale or other disposition of the Business or the stock or substantially all of the assets of any Parent Subsidiary.

        Section 5.03.  Investigations; Pre-Closing Access.  (a)
Prior to the Closing Date, Purchaser shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, business and operations of the Business, and such examination of the Books and Records, as Purchaser may reasonably request. Any investigation, examination or interview by Purchaser of Seller's and CLIC's employees and agents and employees of the Parent Subsidiaries or access pursuant to any of the provisions of this
Section 5.03(a) or 5.03(b) shall be conducted or occur at reasonable times upon reasonable prior notice; and each of the parties hereto and its employees and representatives, including, without limitation, counsel, investment bankers, and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination.

        (b) In addition, prior to the Closing Date, Seller and CLIC shall provide Purchaser with full and complete access to every aspect of the Business, subject only to any applicable legal limitations. Without limiting the generality of the foregoing, Seller and CLIC shall (i) provide Purchaser with access to individuals reasonably specified by Purchaser to plan the transition of the Business and the employees and agents of Seller to Purchaser and LLANY, (ii) designate certain individuals (subject to Purchaser's reasonable approval) to serve as members of a Seller/Purchaser transition team and cause such individuals to devote reasonable time to transition matters,
(iii) devote reasonable resources to transition matters (such resources to include, without limitation, office accommodations and related facilities for a substantial and continuing presence of Purchaser's transition team members on Seller's premises), (iv) cooperate with Purchaser in connection with Purchaser's filing of policy and contract forms to enable Purchaser to issue policies and contracts substantially similar to those included in the Business, (v) consult with Purchaser regarding Seller's development work pertaining to systems, products, distribution and customer and producer services, and (vi) cooperate with Purchaser in its development work pertaining to systems, products, distribution and customer and producer services in order to enable implementation of the transition plan at the earliest feasible date. In conjunction with the foregoing, Seller and CLIC hereby acknowledge that the transition plan is critical to the success of the transactions contemplated by this Agreement.

        (c) Prior to the Closing Date, Seller shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, business and operations of Purchaser and LLANY as Seller may reasonably request. Any such investigation or examination shall be conducted at reasonable times upon reasonable prior notice; and each of the parties hereto and its employees and representatives, including, without limitation, counsel, investment bankers, and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination.

        (d)  Notwithstanding any other provisions of this Section
5.03, Purchaser, Seller and CLIC shall cooperate in implementing the provisions of this Section 5.03 so as not to prevent or interfere with Seller's and CLIC's compliance with Section 5.01 hereof.

        Section 5.04. Post-Closing Access. (a) Following the Closing Date, Seller and CLIC shall (i) allow Purchaser and/or LLANY, upon reasonable prior notice and during regular business hours, through their employees and representatives, the right, at Purchaser's or LLANY's expense, to examine and make copies of any books and records retained by Seller and CLIC, to the extent they relate to the Business, for any reasonable business purpose, including, without limitation, the preparation or examination of Purchaser's Tax returns, regulatory filings and financial statements and the conduct of any litigation or regulatory dispute resolution, whether pending or threatened, concerning the conduct of the Business prior to the Closing Date and (ii) maintain such books and records for Purchaser's and/or LLANY's examination and copying. Access to such books and records shall be at Purchaser's or LLANY's expense and may not unreasonably interfere with Seller's or CLIC's or any successor company's business operations.

        (b)  Following the Closing Date, Purchaser and LLANY shall
(i) allow Seller and CLIC, upon reasonable prior notice and during regular business hours, through their employees and representatives, the right, at Seller's and CLIC's expense, to examine and make copies of the Books and Records transferred to Purchaser and LLANY, respectively, at the Closing for any reasonable business purpose, including, without limitation, the preparation or examination of Tax returns, regulatory filings and financial statements and the conduct of any litigation or the conduct of any regulatory, contractholder, participant or other dispute resolution whether pending or threatened, and (ii) maintain such Books and Records for Seller's and CLIC's examination and copying. Access to such Books and Records shall be at Seller's and CLIC's expense and may not unreasonably interfere with Purchaser's or LLANY's or any successor company's business operations.

        Section 5.05. HSR Act Filings. Seller and Purchaser shall, as promptly as practicable, file, or cause to be filed, Notification and Report Forms to be filed under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, and will use their respective reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. Seller and Purchaser will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including, without limitation, any filings necessary under the provisions of the HSR Act.

        Section 5.06. Consents and Reasonable Efforts. (a) Seller, CLIC, Purchaser and LLANY shall cooperate and use commercially reasonable best efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any governmental authorities and regulatory agencies, necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, including, without limitation, the Permits described in Sections 6.03 and 7.03. Seller shall use commercially reasonable best efforts to obtain, and Purchaser and LLANY will cooperate with Seller in obtaining, all other approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements, including the matters set forth on Schedule 3.04 hereto and the consents of third parties under contracts to be assigned. In the event third party consents under contracts to be assigned cannot be obtained, Seller agrees to use commercially reasonable best efforts, in cooperation with Purchaser, to obtain comparable benefits for Purchaser for the period provided for in Section 5.32 hereof. Purchaser will use commercially reasonable best efforts to obtain all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth on Schedule 4.04 hereto.

        (b) Seller, CLIC and Purchaser shall cooperate and use commercially reasonable best efforts to obtain approval by the managing trustees or their equivalent of the Seller Separate Accounts regarding the substitution of a mutual fund managed by Purchaser or an Affiliate of Purchaser for any and all Internally Managed Funds that support the Seller Separate Accounts, to obtain approval from the Commission in connection therewith to enter into a participation agreement to effect such substitution (which participation agreement shall be reasonably satisfactory to Purchaser and Seller in all material respects), and to obtain all other consents, approvals and agreements of, and to give and make all notices and filings with, any other governmental authorities and regulatory agencies, necessary to authorize, approve or permit the consummation of the substitution referred to herein. Seller, CLIC and Purchaser, as the case may be, shall use commercially reasonable best efforts to obtain, and each such party will cooperate with the other parties in obtaining, all other approvals and consents to the substitution described in the immediately preceding foregoing sentence.

        (c) To the extent that the sale of all the issued and outstanding common stock of CFA to Purchaser pursuant to the Stock Purchase Agreement results in an "assignment" (as that term in defined in the 1940 Act) of the principal underwriting agreement currently in effect between the Seller Separate Accounts and CFA, Seller, CLIC and Purchaser shall cooperate and use commercially reasonable best efforts to obtain approval by the managing trustees or their equivalent of the Seller Separate Accounts of new principal underwriting agreements between the Seller Separate Accounts and CFA (in substantially the same form as currently in effect), and to obtain all other consents, approvals and agreements of, and to give and make all notices and filings with, any other governmental authorities and regulatory agencies, necessary to authorize, approve or permit the new principal underwriting agreements. Seller, CLIC and Purchaser, as the case may be, shall use commercially reasonable best efforts to obtain, and each such party will cooperate with the other parties in obtaining, all other approvals and consents to the approval of new principal underwriting agreements described in the immediately preceding foregoing sentence.

        Section 5.07. Representations and Warranties. From the date hereof through the Closing Date, (a) Seller and CLIC shall use commercially reasonable best efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in
Article III shall continue to be true, complete and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except for representations and warranties that are expressly stated to be made as of an earlier date (b) Purchaser and LLANY shall use commercially reasonable best efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties as to Purchaser and LLANY contained in Article IV shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (c) Seller shall notify Purchaser and LLANY promptly of any event, condition or circumstance known to Seller occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Seller or CLIC and (d) Purchaser shall notify Seller promptly of any event, condition or circumstance known to Purchaser occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Purchaser or LLANY. Not later than August 31, 1997, Seller shall provide to Purchaser and LLANY updates of the schedules to this Agreement, which for the purposes of this provision shall be prepared without regard to any qualification as to the knowledge of the Seller Key People in the representation and warranty to which the relevant schedule relates. The update to Schedule 3.06(A) provided pursuant to the preceding sentence shall also identify which items of Licensed Principally Used Software have remaining terms of less than 42 months from the date hereof, and shall describe the renewal provisions, if any, relating to such license agreements. No update pursuant to the preceding two sentences (other than the update to Schedules 3.19(A) and 3.20(D) provided for in Sections 3.19(a) and 3.20(d), respectively) shall (i) have any effect on the rights of any of the parties hereto, or (ii) constitute a representation or warranty by any of the Seller Parties, it being understood that the representations, warranties, covenants, and agreements of any of the Seller Parties that refer to any such schedules shall be deemed to continue to refer to such original schedules.

        Section 5.08. Further Assurances. (a) Upon the terms and subject to the conditions herein provided, on and prior to the Closing Date each of Seller, CLIC, Purchaser and LLANY shall use all commercially reasonable best efforts to take, or cause to be taken, all action or do, or cause to be done, all things or execute any documents necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby.

        (b) On and after the Closing Date, Seller or CLIC (as reasonably requested from time to time by Purchaser) and Purchaser and LLANY (as reasonably requested from time to time by Seller or CLIC) shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions hereof, including, without limitation, putting each of Purchaser and LLANY in full possession and operating control of the Transferred Assets and the Business and causing Purchaser to have full unencumbered ownership of the Subsidiary Stock, and giving effect to the assumption of liabilities by Purchaser and LLANY as contemplated hereby and thereby.

        Section 5.09. Expenses. Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants; provided, however, that (a) Purchaser shall pay the cost of the filing fees in connection with all filings by any of the parties hereto with the FTC and the Antitrust Division under the HSR Act with respect to the transactions contemplated hereby and
(b) Purchaser shall bear the cost of obtaining required insurance regulatory approvals, consents and orders for the implementation of the Indemnity Reinsurance Agreements and from the States of Indiana and New York, and (c) Seller shall bear the cost of obtaining required approvals, consents and orders for the implementation of the Indemnity Reinsurance Agreements from the State of Connecticut.

        Section 5.10. Indemnity Reinsurance Agreements. At the Closing, Seller and Purchaser shall execute and deliver to each other the Purchaser Indemnity Reinsurance Agreement, CLIC and Purchaser shall execute and deliver to each other the CLIC Indemnity Reinsurance Agreement, and Seller and LLANY shall execute and deliver to each other the LLANY Indemnity Reinsurance Agreement. Each of the Indemnity Reinsurance Agreements shall be effective as of the Effective Date.

        Section 5.11. Administrative Services Agreements. At the Closing, Seller and Purchaser shall execute and deliver to each other the Purchaser Administrative Services Agreement, CLIC and Purchaser shall execute and deliver to each other the CLIC Administrative Services Agreement, and Seller and LLANY shall execute and deliver to each other the LLANY Administrative Services Agreement. Each of the Administrative Services Agreements shall be effective as of the Closing Date.

        Section 5.12.   [RESERVED].

        Section 5.13.  Transition Services Agreement.  At the
Closing, Seller and Purchaser shall execute and deliver to each other the Transition Services Agreement, which shall be effective as of the Closing Date, in substantially the form of Exhibit G hereto; provided, that if any of the services to be provided by or to Seller thereunder are more appropriately provided by or to CLIC (as reasonably determined by the parties hereto prior to the Closing Date), then CLIC shall be added as a party to the Transition Services Agreement. Not later than 30 days prior to the Closing Date, Purchaser shall provide a written notice to Seller identifying the type and level of services Purchaser will require pursuant to the Transition Services Agreement in those areas serviced by Band 1 Employees for the period from the Effective Date through the end of the second calendar month thereafter.

        Section 5.14.  General Assignment and Assumption Agreement.
At the Closing, Seller, CLIC, Purchaser and LLANY shall execute and deliver to each other the General Assignment and Assumption Agreement, which shall be effective as of the Closing Date, in substantially the form of Exhibit H hereto.

        Section 5.15.  Bill of Sale.  At the Closing, Seller and
CLIC, shall execute and deliver to Purchaser and LLANY the Bill of Sale, which shall be effective as of the Closing Date, in substantially the form of Exhibit I hereto.

        Section 5.16. Reinsurance Credit for New York Contacts. Purchaser and LLANY hereby agree to use their commercially reasonable best efforts to cause LLANY to become an accredited reinsurer in the State of Connecticut as promptly as practicable after the date of execution of this Agreement and/or both before and after the Closing to take any other actions as may be necessary in order for Seller to receive full statutory reinsurance credit with respect to the New York Contracts under the terms of the LLANY Indemnity Reinsurance Agreement.

        Section 5.17. Stock Purchase Agreement. At the Closing, Parent will deliver to Purchaser the Subsidiary Stock pursuant to the terms of the Stock Purchase Agreement, which transfer of stock shall be effective as of the Closing Date, as set forth in the Stock Purchase Agreement, and subject to the proviso set forth in Section 2.03(a) hereof.

        Section 5.18. License Agreement. At the Closing, CIGNA, Seller, CLIC, Purchaser and LLANY will execute and deliver to each other the License Agreement, the terms of which the parties shall negotiate prior to Closing. CIGNA, Seller, CLIC, Purchaser and LLANY hereby covenant to negotiate in good faith from the date hereof until Closing regarding the terms of the License Agreement, which shall be consistent with those described in the definition of License Agreement.

        Section 5.19. Assumption Reinsurance Agreements. At Purchaser's option at any time following the Closing, Seller and/or CLIC, as the case may be, will enter into and cooperate with Purchaser and LLANY in obtaining regulatory approvals for assumption reinsurance agreements pursuant to which Purchaser and LLANY will assumption reinsure all separate account liabilities of the Business. Such agreements shall contain such terms and conditions as are customarily included in assumption reinsurance agreements pertaining to insurance contracts funded by separate accounts.

        Section 5.20. Certain Events. (a) In the event that there is a change of control of LNC or Purchaser, or LNC ceases to maintain an investment grade credit rating on its senior debt, then Purchaser and LLANY shall immediately notify Seller and CLIC thereof describing the circumstances in reasonable detail and shall, at the written request of Seller and CLIC:

             (i) place assets (consisting of cash and admitted investment assets) in separate grantor trusts of Purchaser and LLANY (within the meaning of Sections 671-678 of the Code), pursuant to trust agreements and with trustees, each reasonably satisfactory to Seller and CLIC, sufficient to satisfy the remaining General Account Liabilities under the Indemnity Reinsurance Agreements;

             (ii) provide clean, unconditional, annually renewable letters of credit from banks, and having terms, reasonably satisfactory to Seller and CLIC in an amount sufficient to satisfy the remaining General Account Liabilities under the Indemnity Reinsurance Agreements; or

             (iii) enter into assumption reinsurance agreements with Seller and CLIC having terms reasonably satisfactory to Seller and CLIC and obtain all regulatory approvals and policyholder and contractholder consents necessary to assume, and assume, the policies and contracts reinsured under the Indemnity Reinsurance Agreements.

        (b) In the event that Purchaser ceases to maintain a claims paying rating issued by A.M. Best of at least B++, or by Moody's Investors Services, Inc. of at least Baa3, or by Standard & Poor's Corporation of at least BBB-, then Purchaser shall immediately notify Seller and CLIC thereof describing the circumstances in reasonable detail and shall, at the written request of Seller and CLIC, take one of the actions specified in clauses (i), (ii) and (iii) of Section 5.20(a); provided, that any such action taken shall relate only to the obligations, policies and contracts under the Purchaser Indemnity Reinsurance Agreement and the CLIC Indemnity Reinsurance Agreement.

        (c) In the event that there is a change of control of LLANY, or in the event that LLANY ceases to maintain a claims paying rating issued by A.M. Best of at least B++, or by Moody's Investors Services, Inc. of at least Baa3, or by Standard & Poor's Corporation of at least BBB-, then LLANY shall immediately notify Seller thereof describing the circumstances in reasonable detail and shall, at the written request of Seller, take one of the actions specified in clauses (i),
(ii) and (iii) of Section 5.20(a); provided, that any such action taken shall relate only to the obligations, policies and contracts under the LLANY Indemnity Reinsurance Agreement. Alternatively, under the circumstances described in this Section 5.20(c), but only if there has not been a change of control of Purchaser and none of the events relating to Purchaser referred to in Section 5.20(b) has occurred, Purchaser may, pursuant to the Purchaser Indemnity Reinsurance Agreement, coinsure 100% of the General Account Liabilities under the policies and contracts reinsured under the LLANY Indemnity Reinsurance Agreement.

        (d) If Purchaser and LLANY do not take one of the actions specified in clauses (i), (ii) and (iii) of Section 5.20(a) under the circumstances described therein within 60 days after the date of Seller's and CLIC's written request provided under Section 5.20(a), Seller and CLIC will have the option to (i) terminate the relevant reinsurance agreement, (ii) recapture the relevant remaining adjusted statutory reserves and other statutory liabilities, and (iii) require Purchaser and LLANY to transfer to Seller and CLIC cash and/or admitted invested assets at market value sufficient to satisfy such reserves and liabilities.

        (e) If Purchaser does not take one of the actions specified in clauses (i), (ii) and (iii) of Section 5.20(a) under the circumstances described in Section 5.20(b) within the 60 days after the date of Seller's and CLIC's written request provided under Section 5.20(b), Seller and CLIC will have the option to (i) terminate the Purchaser Indemnity Reinsurance Agreement and the CLIC Indemnity Reinsurance Agreement, (ii) recapture the relevant remaining adjusted statutory reserves and other statutory liabilities, and (iii) require Purchaser to transfer to Seller and CLIC cash and/or admitted invested assets at market value sufficient to satisfy such reserves and liabilities.

        (f) If LLANY does not take one of the actions specified in clauses (i), (ii) and (iii) of Section 5.20(a) under the circumstances described in Section 5.20(c), or if Purchaser does not take the action specified in the last sentence of Section 5.20(c) within 60 days after the date of Seller's written request provided under Section 5.20(c), Seller will have the option to (i) terminate the LLANY Indemnity Reinsurance Agreement, (ii) recapture the relevant remaining adjusted statutory reserves and other statutory liabilities, and (iii) require LLANY to transfer to Seller cash and/or admitted invested assets at market value sufficient to satisfy such reserves and liabilities.

        (g) Any dispute regarding the appropriate amount of cash and/or invested assets at market value to be transferred pursuant to Sections 5.20(d), (e) or (f) shall be resolved by a nationally-known firm of independent actuaries reasonably selected by Seller; provided, that in no event shall the market value of such cash and/or invested assets at the time of any transfer pursuant to Section 5.20(d), (e) or (f) hereof be less than 100% of the amount of the relevant reserves and liabilities.

        (h) For the purposes of this Section 5.20, a "change of control" shall be deemed to have occurred with respect to LNC, Purchaser or LLANY if (i) a Person that is not now an Affiliate of LNC acquires, directly or indirectly, a majority of the outstanding capital stock of LNC, Purchaser, or LLANY, as the case may be, or
(ii) a Person that is not now an Affiliate of LNC nominates one or more directors to the board of directors of LNC, Purchaser or LLANY, such director or directors are elected and, as a result of such election, a majority of such board of directors consists of directors so nominated by Persons that are not now Affiliates of LNC.

        Section 5.21. Reinsurance Treaties. Prior to Closing, each of Seller and CLIC agrees to use its commercially reasonable best efforts, at its own expense, to assign all of its rights and obligations under the reinsurance treaties listed on Schedule 5.21 hereto to which it is a party, and to obtain any endorsements from the reinsurers thereunder to the extent necessary to ensure that Purchaser and LLANY are entitled to enforce such treaties against the reinsurers in their own names, with respect to the Insurance Contracts and the Post-Closing Contracts. If Seller or CLIC are unable to obtain such endorsements notwithstanding such efforts, Seller and CLIC shall place Purchaser and LLANY in the same net economic position as if such endorsements had been obtained (which actions may consist of Seller and CLIC continuing to use commercially reasonable best efforts to enforce their rights under such treaties and ensuring that all benefits thereunder received, directly or indirectly, by Seller or CLIC flow to Purchaser and LLANY, as applicable).

        Section 5.22. Termination of Certain Agreements. At or prior to Closing, Seller shall deliver to Purchaser documentation evidencing the termination of any agreements between Seller or any Affiliate of Seller and the Parent Subsidiaries, other than those, if any, that provide for Seller or an Affiliate of Seller to provide services or assets to the Parent Subsidiaries that are material to the conduct of the Business by Purchaser and LLANY following the Closing which are not described in Schedule 2.01 to the Transition Services Agreement. Any such termination shall include settlement of all outstanding balances between the relevant companies and the documentation shall be reasonably satisfactory to Purchaser.

        Section 5.23.  Employees; Severance Payments.   (a)
Purchaser shall provide to Seller, at least 30 days prior to the Closing Date, the names of those individuals listed on Schedule 3.19(A) hereto who will not be offered employment under a contract or at will or an agency contract by Purchaser (such individuals, along with any replacement employees for any such individuals whose employment terminates prior to the Closing Date and any other individuals listed on Schedule 3.19(A) hereto who are identified prior to the Closing Date in writing to Seller by Purchaser as lacking the work authorization and identification required by the Immigration Reform and Control Act of 1986, being referred to herein as the "Band 1 Employees"). The identity of the Band 1 Employees shall be determined by Purchaser in its sole discretion consistent with any Applicable Law. Purchaser shall indicate in writing, at the time it delivers such list to Seller, which of the Band 1 Employees Purchaser believes should be retained by Seller until the Closing Date, and Seller shall use all commercially reasonable efforts to retain such individuals, through the Closing Date, in the positions which such individuals hold as of the date hereof.

   (b) Purchaser shall provide Seller, prior to the Closing Date, the names of those individuals listed on Schedule 3.19(A) hereto with respect to whom Purchaser will offer employment contracts or agency agreements or contracts, such agreements or contracts to be effective as of the later of the Closing Date or January 1, 1998. Each such individual who accepts such offer and enters into such an employment contract or agency contract shall hereinafter be referred to as a "Contract Employee." From and after the commencement of the employment or an agency contract of a Contract Employee by Purchaser, Purchaser shall bear full responsibility for any severance payments payable in connection with the termination of the employment of any Contract Employee in accordance with the terms of such Contract Employee's contract, and Seller shall have no obligations with respect thereto. Notwithstanding any exclusive agency agreements with its career agency force, Seller expressly agrees that it shall permit its career agents to enter into agency agreements with Purchaser as contemplated herein.

   (c) Prior to the Closing Date, Purchaser shall offer Suitable Employment (including, where applicable, as an agent) to all Band 2 Employees, to be effective as of the later of the Closing Date or January 1, 1998. "Band 2 Employees" shall mean (i) individuals listed on Schedule 3.19(A) hereto who are neither Band 1 Employees nor Contract Employees and (ii) individuals hired by Seller in accordance with Section 5.23(d) as replacement employees for any such individuals whose employment terminates prior to the later of the Closing Date or January 1, 1998. "Suitable Employment" shall mean a position that is substantially similar to the individual's position, and at an individual's geographic location of employment, as of the date hereof (or, as to a replacement employee, the position held by the respective Band 2 Employee whom he has replaced), with a salary (or other remuneration, in the case of agents) at least at the level set forth on Schedule 3.19(A). Notwithstanding any other provision of this
Section 5.23, an individual listed on Schedule 3.19(A) who receives and rejects an offer of other than Suitable Employment shall be a Band 1 Employee. Notwithstanding the foregoing or any other provision of this Section 5.23, nothing in this Agreement shall be deemed to require Purchaser to retain any particular Band 2 Employee for any period of time following the later of the Closing Date or January 1, 1998, or to entitle any such Band 2 Employee to any status other than that of an at will employee of Purchaser.

   (d) In the event that any Band 2 Employee's employment terminates prior to the later of the Closing Date or January 1, 1998, Seller, acting in consultation with Purchaser, shall use commercially reasonable efforts to replace such Band 2 Employee, including retention of individuals through contract, leasing arrangement, or otherwise, in order to maintain appropriate staffing levels with respect to the Business. Unless otherwise agreed to by Seller and Purchaser, any individual hired by Seller in accordance with this
Section 5.23 (other than a Contract Employee) shall be deemed a Band 2 Employee for the purpose of this Agreement. A Band 1 Employee may become a Band 2 Employee under this Section 5.23(d).

   (e) Purchaser shall reimburse Seller for any stay bonuses that are provided prior to Closing at Purchaser's request to Band 1, Band 2 or Contract Employees.

   (f)  In the event that the Closing Date occurs before December
31, 1997, then from the Closing Date through December 31, 1997, the Contract Employees and Band 2 Employees shall remain employees (or, where applicable agents) of Seller and its Affiliates. During the period from the Closing Date through December 31, 1997, Purchaser shall contract with Seller to provide those services to support the Business that immediately prior to Closing were provided by Contract Employees and Band 2 Employees, and as further set forth in the Transition Services Agreement. Purchaser may also contract with Seller to provide some or all of those services to support the Business that immediately prior to Closing were provided by Band 1 Employees; such services to be provided for the period and on the terms and conditions agreed to by Purchaser and Seller as further set forth in the Transition Services Agreement. No later than 30 days prior to the Closing Date, Purchaser shall provide a written notice to Seller identifying the type and level of services Purchaser will require in those areas serviced by Band 1 Employees for the period from the Closing Date through the end of the second calendar month thereafter. In accordance with the terms of the Transition Services Agreement, Seller shall determine the manner in which it shall provide the services described above in this Section 5.23(f) to Purchaser and the employees or agents who shall provide such services. Purchaser shall also contract with Seller to provide those services to support the Business that on July 27, 1997, were provided by those employees identified in the July 18 Letter as are specified in the Transition Services Agreement; such services to be provided for the period and on the terms and conditions agreed to by Purchaser and Seller, as set forth in the Transition Services Agreement. The Transition Services Agreement shall specify the basis on and manner in which Purchaser shall compensate Seller for all such services described in this
Section 5.23(f) and provided in accordance with the Transition
Services Agreement.

   (g)  Except as otherwise specifically provided for in
Section 5.23(f), neither Seller nor any of its Affiliates shall, without the prior approval of Purchaser:

        (i) prior to the Closing Date, offer post-closing employment to any Seller employee listed on Schedule 3.19(A) hereto or transfer any such employee to any subsidiary or division of Seller unrelated to the operation of the Business;

        (ii) for a period of two years following the Closing Date, offer employment to any Seller employee listed on Schedule 3.19(A) hereto to whom Purchaser offers Suitable Employment, as defined in
Section 5.23(c), regardless of whether the employee accepts
Purchaser's offer;

        (iii) prior to the Closing Date, offer a contract to any Seller career agent listed on Schedule 3.19(A) hereto or to any Seller Broker listed on Schedule 3.12(B) hereto;

        (iv) for a period of five years after the Closing Date, offer employment or a contract to any Seller career agent listed on Schedule 3.19(A) hereto who is offered a contract by Purchaser; and

        (v) for a period of three years after the Closing Date, offer employment or a contract to any Seller Broker listed on Schedule 3.12(B) hereto who is offered a contract by Purchaser with respect to sales of any product included in the Business.

Neither Purchaser nor any of its Affiliates shall, without the prior approval of Seller, prior to the Closing Date or for a period of two years thereafter, offer post-closing employment to any employee of Seller or its Affiliates not listed on Schedule 3.19(A) hereto (i) who is one of the Seller Key People, (ii) who Purchaser comes into contact with during the negotiation of, preparation for or Closing of the transaction that is the subject of this Agreement, or (iii) whose place of employment is in space that is cohabited by any Contract Employee or Band 2 Employee or in facilities maintained by Seller or its Affiliates in the Hartford, Connecticut metropolitan area; provided, however that this paragraph shall not prohibit Purchaser or its Affiliates from employing any such individual who responds to any solicitation directed to the general public such as a newspaper or magazine advertisement.

   (h)  Purchaser shall reimburse Seller for any Severance Costs
(as defined in Schedule 3.19(C) hereto) incurred with respect to any Band 1 Employee who is terminated by Seller on or after the date Purchaser delivers the list of Band 1 Employees to Seller, but not later than 90 days following the Closing Date; provided, however that to the extent that Purchaser requests Seller to provide the services of any Band 1 Employee following the Closing Date, the applicable 90-day period for any Band 1 Employee who provides such services to Purchaser shall begin on the last day that such Band 1 Employee provides services to Purchaser. Purchaser will not reimburse Seller for any Severance Costs incurred with respect to any employee or agent who rejects an offer of an employment contract or agency contract that would otherwise constitute Suitable Employment or an offer of Suitable Employment from Purchaser.

        Section 5.24. Employee Benefits. (a) Subject to the further provisions of this Section 5.24, Purchaser agrees to provide benefits under the employee benefit plans, programs, and arrangements of Purchaser and its Affiliates (not to include incentive compensation plans), without regard to the coverage of any such plan, program, or arrangement by ERISA or any provision of the Code, to each Band 2 Employee and Contract Employee who accepts employment (under a contract or at will) or an agency contract with Purchaser ("Benefits Affected Employee"), effective as of the commencement of such employment or agency contract (the "Benefits Effective Date"), on the same terms and conditions as such benefits are provided to similarly situated employees or agents of Purchaser. Purchaser and its Affiliates shall waive or cause to be waived, except to the extent that such waiver is precluded by applicable law, any waiting period, probationary period, pre-existing condition exclusion, evidence of insurability requirement, or similar condition with respect to initial participation under any plan, program, or arrangement established, maintained, or contributed to by Purchaser or any of its Affiliates to provide health, life insurance, or disability benefits with respect to each Benefits Affected Employee who has satisfied the comparable eligibility, insurability or other requirements being waived under Seller's comparable plans prior to the Benefits Effective Date.

   (b) Subject to the other provisions of this Section 5.24, and except as provided in Section 5.23, Seller, and not Purchaser, shall be responsible and shall retain any and all liability for (i) all compensation, benefits, and perquisites of any kind due any Benefits Affected Employee on account of employment by Seller before the Benefits Effective Date, or the termination of employment by Seller, including, but not limited to, medical or dental benefits either reported but not paid or incurred but not reported before the Benefits Effective Date and continuation of health care coverage pursuant to COBRA; and (ii) all notices, payments, fines, taxes or assessments due to any governmental authority pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of employees of the Business by Seller for any period before the Benefits Effective Date, including, but not limited to, the WARN Act and any applicable state severance pay law and any rules or regulations that have been issued in connection with any of the foregoing.

   Subject to the other provisions of this Section 5.24, and except as provided in Section 5.23, Purchaser, and not Seller, shall be responsible and shall assume any and all liability for (i) all compensation, benefits, and perquisites of any kind due any Benefits Affected Employee on account of employment by Purchaser on and after the Benefits Effective Date, or the termination of employment by Purchaser, including, but not limited to, continuation of health care coverage pursuant to COBRA; (ii) all notices, payments, fines, taxes or assessments due to any governmental authority pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of Benefits Affected Employees by Purchaser for any period on and after the Benefits Effective Date, including, but not limited to, the WARN Act and any applicable state severance pay law and any rules or regulations that have been issued in connection with any of the foregoing.

   Notwithstanding any other provision of this Agreement, and except as provided in Sections 5.23(h) and 10.01(b)(v) hereof, Seller, and not Purchaser, shall be responsible and shall retain any and all liability for (i) all compensation, benefits, and perquisites of any kind due any Band 1 Employee on account of the termination of employment of such individual by Seller; (ii) all notices, payments, fines, taxes or assessments due to any governmental authority pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the discharge or layoff of employees of the Business by Seller for any period, including, but not limited to, the WARN Act and any applicable state severance pay law and any rules or regulations that have been issued in connection with any of the foregoing; and (iii) any claim by any present or former employee or agent of Seller or any of its Affiliates who performed or performs services in the Business, (including, without limitation, any Band 1 Employee), but who does not become a Contract Employee or a Band 2 Employee, that (x) relates to the termination of employment, discharge or layoff of such present or former employee or agent, or the failure of such employee or agent to become a Contract Employee or a Band 2 Employee, (y) arises either (A) under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, ERISA and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or (B) under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Seller or any of its Affiliates and the individual, and (z) arose out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) either prior or subsequent to the Closing Date, but not out of any violation by Purchaser or any of its Affiliates, or any agent of Purchaser or any of its Affiliates, of Applicable Law (including without limitation the statutes referred to in clause (y) above).

   (c) Notwithstanding any provision of this Section 5.24 to the contrary:

        (i) Each Benefits Affected Employee shall be permitted to elect to receive benefits under the Lincoln National Corporation Employees' Health Care Expense Account Plan or the LNL Agents' Health Care Expense Account Plan, as applicable (pursuant to the Lincoln National Corporation Customized Security Plan), as of the Benefits Effective Date.

        (ii) Each Benefits Affected Employee shall be permitted to elect to receive benefits under the Lincoln National Corporation Employees' Dependent Care Expense Account Plan (pursuant to the Lincoln National Corporation Customized Security Plan) as of the Benefits Effective Date.

        (iii) Each Benefits Affected Employee who retires on or after the Benefits Effective Date shall be eligible to participate in the Lincoln National Corporation Group Health and Dental Plan for Retirees (Retiree Employee Coverage) and Group Life Plans ("Purchaser's Retiree Welfare Plans") on the same terms and conditions as such benefits are provided to similarly situated employees of Purchaser. The service of each such Benefits Affected Employee with Seller and its Affiliates prior to the Benefits Effective Date shall be credited for purposes of eligibility and the level of benefits under Purchaser's Retiree Welfare Plans to the same extent as if such service had been performed for Purchaser or any of its Affiliates.

   (d) Each Benefits Affected Employee who is eligible to participate in Seller's Savings and Investment Plus Plan ("Seller's 401(k) Plan") immediately before the Benefits Effective Date shall be eligible to participate in the Lincoln National Corporation Employees' Savings and Profit Sharing Plan or the LNL Agents' Savings and Profit Sharing Plan, as applicable ("Purchaser's 401(k) Plans"), as of the Benefits Effective Date. The service of each such Benefits Affected Employee with Seller and its Affiliates prior to the Benefits Effective Date shall be credited for purposes of eligibility and vesting under Purchaser's 401(k) Plans to the same extent as if such service had been performed for Purchaser or any of its Affiliates. Seller shall retain all liabilities and obligations with respect to benefits accrued by Benefits Affected Employees under the Seller's 401(k) Plan. On the Benefits Effective Date, or as soon as practicable thereafter, Seller and Purchaser shall take such actions as may be necessary if any, to permit each Benefits Affected Employee who participates in Seller's 401(k) Plan to effect a direct rollover (within the meaning of section 401(a)(31) of the Code) of his account balance into the Purchaser's 401(k) Plan for which he is eligible. Seller and Purchaser shall work together in order to facilitate and effect any such direct rollover; provided, however, that nothing contained herein shall obligate Purchaser's 401(k) Plans to accept a direct rollover in a form other than cash or to accept a rollover contribution that could jeopardize the tax-qualification of Purchaser's 401(k) Plans, and nothing contained herein shall obligate Seller's 401(k) Plan to make a distribution that could jeopardize the tax-qualification of Seller's 401(k) Plan.

   (e) Each Benefits Affected Employee who is an agent and who is eligible to participate in the Connecticut General Life Field Retirement Plan (as amended and restated effective January 1, 1996) ("Seller's Money Purchase Plan") immediately before the Benefits Effective Date shall be eligible to participate in the Lincoln National Corporation Agents' Money Purchase Plan ("Purchaser's Money Purchase Plan") in accordance with the applicable provisions of such plan as amended from time to time. The service of each such Benefits Affected Employee with Seller and its Affiliates prior to the Benefits Effective Date shall be credited for purposes of eligibility and vesting under Purchaser's Money Purchase Plan to the same extent as if such service had been performed for Purchaser or any of its Affiliates. Seller shall retain all liabilities and obligations with respect to benefits accrued by Benefits Affected Employees under the Seller's Money Purchase Plan. On the Benefits Effective Date, or as soon as practicable thereafter, Seller and Purchaser shall take such actions as may be necessary if any, to permit each Benefits Affected Employee who participates in Seller's Money Purchase Plan to effect a direct rollover (within the meaning of section 401(a)(31) of the Code) of his account balance into the Purchaser's Money Purchase Plan. Seller and Purchaser shall work together in order to facilitate and effect any such direct rollover; provided, however, that nothing contained herein shall obligate Purchaser's Money Purchase Plan to accept a direct rollover in a form other than cash or to accept a rollover contribution that could jeopardize the tax-qualification of Purchaser's Money Purchase Plan, and nothing contained herein shall obligate Seller's Money Purchase Plan to make a distribution that would jeopardize the tax-qualification of Seller's Money Purchase Plan.

   (f) Each Benefits Affected Employee other than an agent shall be eligible to participate in the Lincoln National Corporation Employees' Retirement Plan ("Purchaser's Defined Benefit Plan") in accordance with the applicable provisions of such plan as amended from time to time. Each such Benefits Affected Employee shall be credited for all purposes under Purchaser's Defined Benefit Plan with the service of such Benefits Affected Employee with Seller and its Affiliates up to the Benefits Effective Date to the same extent as if such service had been performed for Purchaser or any of its Affiliates. Seller shall retain all liabilities and obligations with respect to benefits accrued by Benefits Affected Employees under the CIGNA Pension Plan ("Seller's Defined Benefit Plan").

   As soon as practicable after the Benefits Effective Date, Seller shall provide to Purchaser the Benefits Information Schedule which shall set forth, with respect to each Benefits Affected Employee who becomes a participant in Purchaser's Defined Benefit Plan on the Benefits Effective Date, the employee's name; date of birth; date of hire; vesting service as of the Benefits Effective Date; credited service as of the Benefits Effective Date; sex; compensation for calendar years 1987 through 1996; estimated compensation for 1997; number of hours worked by the Benefits Affected Employee for Seller during 1997; and shall specify the amount of each such Benefits Affected Employee's normal retirement benefit (age 65 accrued benefit) under Seller's Defined Benefit Plan commencing at age 65 and payable in the form of a single life annuity, and such Benefits Affected Employee's credited service under Seller's plans, all determined as of the Benefits Effective Date, as well as the early retirement reduction factors applicable under Seller's Defined Benefit Plan at each possible combination of age and service.

   Purchaser shall be permitted to reduce (but not below zero) the aggregate of the accrued benefits under Purchaser's Defined Benefit Plan of each Benefits Affected Employee who commences participation thereunder by the amount of such Benefits Affected Employee's benefits payable under the Seller's Defined Benefit Plan.

   No later than the date that is 24 months after the Closing Date, and for purposes only of calculating pension benefits under Purchaser's Defined Benefit Plan, Seller shall provide to Purchaser a schedule containing the actual data in place of the estimated data set forth on the Benefits Information Schedule.

   (g) Purchaser shall assume all obligations and liabilities for each Benefits Affected Employee under the Deferred Compensation Plan of CIGNA Corporation (the "Seller's Deferred Compensation Plan"), which amounts shall be credited to each such Benefits Affected Employee under the Lincoln National Corporation Executive Deferred Compensation Plan for Employees or the LNL Deferred Compensation Plan for Agents, as applicable. Purchaser may, prior to the Closing Date, elect whether to assume Seller's Top Earner's Plan, including all obligations and liabilities under Seller's Top Earner's Plan for each Benefits Affected Employee, and any assets of Seller's Top Earner's Plan or that are held by Seller or any of its Affiliates in connection with Seller's Top Earner's Plan.

   (h) Unvested options of CIGNA's common stock held by Benefits Affected Employees, as identified on Schedule 3.19(D) for such individuals, shall vest on the Closing Date, and such individuals shall have a reasonable period of time, but in no event less than 90 days, after Closing Date to exercise such options. Furthermore, at Purchaser's election, which shall be made no later than 30 days prior to the Closing Date, either:

        (i) Seller shall, as of the later of the Closing Date or December 31, 1997, make a cash payment to each Benefits Affected
Employee who holds any restricted stock of CIGNA, as identified on
Schedule 3.19(D) for such individuals, in an amount equal to the then-fair market value of such restricted stock; in which case, the restricted stock of CIGNA held by each such Benefits Affected Employee shall be deemed to be forfeited on the date of payment; or

        (ii) LNC shall, on the Benefits Effective Date, grant restricted common stock of LNC to each Benefits Affected Employee who as of the later of the Closing Date or December 31, 1997 held any restricted stock of CIGNA, as identified on Schedule 3.19(D) for such individuals. The value of the restricted stock grant from LNC to each such individual shall equal, as of the date of grant, the then-fair market value of the restricted stock of CIGNA the individual on the later of the Closing Date or December 31, 1997, and the stock granted to each individual by LNC shall be subject to the same vesting restrictions as is the restricted stock of CIGNA that the individual holds on the later of the Closing Date or December 31, 1997 and shall otherwise be subject to the applicable terms and conditions of the LNC 1997 Incentive Compensation Plan. The restricted stock of CIGNA held by each such Benefits Affected Employee shall be forfeited on the individual's last day of employment with Seller or any of its Affiliates on or prior to the Benefits Effective Date. In consideration therefor, as of each date that vesting restrictions on LNC's stock granted to any individual pursuant to this
Section 5.24(h)(ii) lapse, Seller shall make a cash payment to Purchaser in an amount equal, as of the later of the Closing Date or December 31, 1997, to the then-fair market value of restricted stock of CIGNA that was forfeited by such individual pursuant to this
Section 5.24(h)(ii), or, in the event it is a lower amount, the value of the LNC stock on the date the restrictions lapse.

   (i) Seller shall retain all liabilities and obligations with respect to any Benefits Affected Employee under any Benefit Plan, other than Seller's Deferred Compensation Plan and, if Purchaser makes the election under Section 5.24(g), Seller's Top Earner's Plan.

   (j) Purchaser shall provide vacation and sick pay benefits to all Benefits Affected Employees on the same terms and conditions as such benefits are provided to similarly situated employees or agents of Purchaser; provided that each such Benefits Affected Employee shall be credited with the service of such Benefits Affected Employee with Seller and its Affiliates up to the Benefits Effective Date to the same extent as if such service had been performed for Purchaser for purposes of determining the number of vacation and/or sick days such Benefits Affected Employee shall be entitled to prospectively. No later than the day before the Benefits Effective Date, Seller shall pay to each Benefits Affected Employee the value of his accrued vacation and personal days.

   (k) On and after the Closing Date, each of Seller and Purchaser shall timely amend their respective employee benefit plans, programs, and arrangements, and shall undertake all actions necessary or desirable to implement such amendments, to the extent that such amendments and other actions are reasonably necessary to carry out any of the terms and provisions of this Section 5.24.

   (l) Any Benefits Affected Employee who, on the day before the Benefits Effective Date, is on a leave of absence and is eligible for benefits under CIGNA's Short-Term or Long-Term Disability Benefits Plans shall, if such individual remains disabled on the Benefits Effective Date, remain employed by Seller on a leave of absence. If, within six months after the Benefits Effective Date, such individual ceases to be disabled, Purchaser shall make a good faith effort to place such individual in a position with Purchaser or any of its Affiliates that constitutes Suitable Employment.

   Section 5.25.  Allocation of Purchase Price and Assumed
Liabilities.   (a)  CIGNA, Parent, Seller, CLIC and Purchaser agree
to allocate the Purchase Price, the liabilities assumed by Purchaser hereunder and under the Ancillary Agreements, and all other capitalizable costs incurred in connection with the transactions described herein (collectively, the "Allocable Amount") among the Transferred Assets and the CIGNA Non-Compete in accordance with this
Section 5.25 for all purposes, including Tax and financial accounting purposes.

        (b) An amount equal to the Ceding Commissions shall be allocated to the value of the insurance-in-force with respect to the Insurance Contracts reinsured under the Indemnity Reinsurance
Agreements.

        (c) The remainder of the Allocable Amount shall be allocated among the Transferred Assets (other than such insurance-in-force) and the CIGNA Non-Compete in proportion to the fair market value of such assets, using the residual method of accounting. For purposes of the Code, the amount of the liabilities assumed by Purchaser that are included in the Allocable Amount for this purpose shall be equal to Seller's tax basis in such liabilities.

        (d) For purposes of section 1060 of the Code, Seller and Purchaser shall (i) make the allocation described in Section 5.25(c) hereof in the manner described in Income Tax Regulations Section 1.1060-1T, taking into account the allocation described in Section 5.25(b) hereof, and (ii) file asset acquisition statements on Form 8594 (or any replacement or successor form) reflecting such allocation at the time, in the manner, and under the procedures described in such provision of the Income Tax Regulations.

        (e) As soon as practicable after the Closing Date, Purchaser shall prepare a schedule reflecting the allocation of the remainder of the Allocable Amount under Section 5.25(c) hereof in the manner described in Income Tax Regulations Section 1.1060-1T and shall submit it to Seller. If, within 30 days of Seller's receipt of such schedule, Seller shall not have objected in writing to the determination of the Allocable Amount or to such allocation, the allocation shall be used by Seller and Purchaser for purposes of Form 8594 (and any replacement or successor form) and all other federal income Tax purposes. If, within 15 days of any objection in writing to the determination of the Allocable Amount or to such allocation, Seller and Purchaser shall not have agreed in writing to the allocation under Section 5.25(c) hereof, any disputed aspects of the determination of the Allocable Amount or to such allocation shall be resolved by the Third Party Accountant within 30 days of the submission of the dispute to the Third Party Accountant by Seller or Purchaser. The decision of the Third Party Accountant shall be final, and the costs, expenses, and fees of the Third Party Accountant shall be borne equally by Seller and Purchaser.

        (f) Seller and Purchaser shall not take any position before any Taxing Authority or otherwise (including in any Tax return) inconsistent with this Section 5.25 unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar provision of state, local or foreign law).

        Section 5.26. Other Agreements. Seller, CLIC, Purchaser and LLANY shall, following the date hereof, work in good faith and in accordance with the financial terms set forth herein to prepare the License Agreement in accordance with the terms and conditions specified in the definition of the License Agreement.

        Section 5.27. Bank Accounts and Lockboxes. Pursuant to the General Assignment and Assumption Agreements, Seller and CLIC shall transfer to Purchaser or LLANY, as appropriate, the bank accounts and lock-boxes of Seller and CLIC used solely in the operation of the Business. Seller and CLIC shall execute such additional agreements and instruments as may be required by a particular bank to effectuate the transfer to Purchaser or LLANY, as appropriate, of such bank accounts and lock-boxes.

        Section 5.28. Computer Software. With respect to Licensed Principally Used Software, Seller and Purchaser shall work together cooperatively to determine the most economical method of obtaining from the licensors of the Licensed Principally Used Software the right for Seller to process data for Purchaser or LLANY, as applicable, related to the Business or for Purchaser to operate the Licensed Principally Used Software. Seller shall be responsible for all costs and expenses associated with obtaining such right from the licensors of the Licensed Principally Used Software, or with obtaining substitute software or reimbursing Purchaser for the cost of obtaining substitute software, (i) for a period equal, as to any item of Licensed Principally Owned Software, to the lesser of (x) three years after the Closing and (y) the remaining life of the applicable license and (ii) insofar as such right relates to a volume of usage consistent with that of the Business as conducted by Seller prior to the Closing. Purchaser shall be entitled to participate fully in any negotiation with any such licensors, but shall bear its own costs in connection with such participation. In the event that the remaining term of a license agreement relating to an item of Licensed Principally Used Software expires during the three year period referred to above, then
(i) if such agreement is not renewable by Seller, then Seller shall have no further obligation under this Section 5.28 with respect to such item of Licensed Principally Used Software; or (ii) if such agreement is renewable by Seller, then Seller shall so notify Purchaser and Purchaser shall be entitled to require Seller to renew such agreement for a period ending not later than the end of the three-year period commencing on the Closing Date; provided, that Purchaser shall be required to make all payments with respect to the renewal period. With respect to the Licensed Principally Used Software, Purchaser shall assume responsibility for complying with the terms and conditions of the licenses governing such software, including responsibility for the payment of the costs and expenses, or its pro rata share of the costs and expenses, as applicable, of all ongoing contractual responsibilities, including without limitation licensing, upgrade and maintenance fees. With respect to the Licensed Principally Used Software, Purchaser and LLANY agree to (i) keep confidential the terms of any license agreements relating to such software, to the extent the terms of such license agreements require confidentiality and Seller communicates such requirements to Purchaser in writing and (ii) abide by the terms of any license agreements relating to such software, to the extent such terms have been communicated to Purchaser in writing.

        Section 5.29.  Section 338(h)(10) Election.   CIGNA and
Purchaser shall jointly make timely and irrevocable elections under
Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state, local or foreign income tax laws for each of the Parent Subsidiaries (the "Elections") on the terms and in the manner set forth in the Stock Purchase Agreement.

        Section 5.30. Confidentiality. Each party hereto (with LNC, Purchaser and LLANY considered to be one party and CIGNA, Parent, Seller and CLIC considered to be another party for purposes of this
Section 5.30) will hold, and will use its best efforts to cause its Affiliates, and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliates or representatives), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of law or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business furnished by Seller hereunder.
In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective representatives to, promptly redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its representatives.

        Section 5.31.  Certain Seller Approval Rights.    Unless and
until Purchaser assumes the obligations referred to in Section 10.04(a), Purchaser and LLANY, as applicable, may with respect to those policies and contracts reinsured under the Indemnity Reinsurance Agreements that are not subject to the Settlement Agreements (the "Section 5.31 Policies"), (i) make recommendations to Seller and CLIC with respect to any changes in any non-guaranteed elements of such
Section 5.31 Policies and (ii) make proposals to Seller and CLIC with respect to material changes in the fundamental portfolio investment policy with respect to the assets funding such Section 5.31 Policies. Seller or CLIC, as applicable, shall have the right to review such recommendations and proposals, and neither Purchaser nor LLANY will make any recommendation pursuant to the applicable sections of any of the Indemnity Reinsurance Agreements with respect to any Section 5.31 Policies, or make any material change in such fundamental portfolio investment policy, without the prior approval of Seller or CLIC, as applicable (which approval shall not unreasonably be withheld). In addition, unless and until Purchaser assumes the obligations referred to in Section 10.04(a), Purchaser shall provide to Seller and CLIC following the end of each calendar year a certificate of an executive officer of Purchaser regarding compliance with the terms of the
Section 5.31 Policies.

        Section 5.32. Provision of Certain Services. For a period of three years after closing Seller agrees to provide, cause a third party to provide, or reimburse Purchaser or LLANY for the reasonable cost of obtaining, in each case at a cost to Purchaser not in excess of the amount currently being paid by Seller, CLIC or the Parent Subsidiaries or charged back to the Business by any Affiliate of Seller (subject to escalation on the basis provided for in the contract pursuant to which Seller or the relevant Affiliate of Seller obtains such service or the use of such asset from a third party) services or assets substantially comparable to any service or asset material to the operation of the Business that Seller is unable to deliver to Purchaser or LLANY (other than any such service or asset identified in Schedule 1.01(H) hereto or described in Schedule 2.01 to the Transition Services Agreement and other than Insurance Contracts, reinsurance treaties and agreements and Licensed Principally Used Software). In the event that the remaining term of a contract pursuant to which Seller or any Affiliate of Seller obtains a particular service or asset expires during the three-year period covered by this Section 5.32, then: (i) if such contract is not renewable, then Seller shall have no further obligation under this
Section 5.32 with respect to such service or asset; or (ii) if such contract is renewable, then Seller shall so notify Purchaser or LLANY, as the case may be, and Purchaser or LLANY shall be entitled to require Seller or the relevant Affiliate of Seller to renew such contract for a period ending not later than the end of the three-year term covered by this Section 5.32; provided, that Purchaser or LLANY, as the case may be, shall be required to make all payments with respect to the renewal period.

        Section 5.33. Certain Product Tax Matters. (a) Seller or CLIC, as applicable, shall, after the Closing, at Purchaser's written request given prior to the last day of the 20th month following the month in which the Closing Date falls, use commercially reasonable best efforts to obtain such relief as Purchaser shall reasonably require (including obtaining a waiver from, or entering into a settlement or closing agreement with, the IRS or any affected policyholder) with respect to any non-compliance by Seller or CLIC prior to the Closing with any product tax requirement or limitation contained in Sections 72, 101(f), 817(h), 7702 and 7702A of the Code regarding any Insurance Contract. Seller and CLIC shall permit Purchaser to participate in and, to the extent Seller or CLIC is not materially adversely affected by such actions, control any discussions, negotiations, or settlements with the IRS and any affected policyholders pursuant to this Section 5.33.

        (b) Any such request by Purchaser shall be treated as a Claims Notice under Article X hereof. Prior to the time that the $30 million deductible provided for in Section 10.01(c)(i) hereof or, where applicable, the $10 million deductible provided for in Section 10.01(c)(ii) hereof, has been exhausted, Purchaser shall bear the costs and expenses of such relief and shall, promptly upon Seller's or CLIC's request therefor, reimburse Seller or CLIC, as applicable, for any costs or expenses incurred by Seller or CLIC (other than Seller's or CLIC's internal costs or expenses) in complying with this
Section 5.33. To the extent that the relevant deductible provided for in Section 10.01(c) hereof has been exhausted, (i) Purchaser shall not reimburse Seller or CLIC for its costs and expenses incurred in complying with this Section 5.33 and (ii) any costs or expenses incurred by Purchaser hereunder, including Purchaser's costs and expenses (other than Purchaser's internal costs and expenses) and any payments of Taxes or payments to affected policyholders, shall be treated as payments for which Purchaser is entitled to indemnification under this Agreement. Any costs or expenses incurred by Purchaser hereunder, including reimbursement payments to Seller and CLIC, Purchaser's costs and expenses (other than Purchaser's internal costs and expenses), and other payments by Purchaser, shall be applied against the relevant deductible in Section 10.01(c) hereof.

        Section 5.34. Transition to Purchaser Policy Forms. (a) Commencing on the Closing Date and for a period of one year thereafter, as requested in writing by Purchaser or LLANY, as the case may be, Seller and CLIC shall issue contracts of the type that would be included in the Business if in effect on the Closing Date; provided, that Seller and CLIC shall not be required to issue contracts pursuant to this Section 5.34 in any state if (i) Purchaser has completed the modification of systems used principally in the conduct of the Business to permit such systems to input, process and output information in a multi-company environment and (ii) Purchaser or LLANY, as the case may be, has obtained insurance department approval of its own forms corresponding to the Insurance Contracts in such state. Purchaser shall use its commercially reasonable best efforts to complete the systems modifications and to obtain the policy forms approvals referred to in the previous sentence as soon as is reasonably practicable after the date hereof.

        (b) Commencing on the first anniversary of the Closing Date and for a period of one year thereafter, as requested by Seller or LLANY, as the case may be, and subject to Section 5.34 (c), Seller and CLIC shall continue to issue contracts of the type that would be included in the Business if in effect on the Closing Date in those states in which Purchaser or LLANY, as the case may be, has not obtained the policy forms approval referred to in Section 5.34(a) notwithstanding its commercially reasonable best efforts to do so.

        (c)  Any contract issued by Seller or CLIC pursuant to
Section 5.34(a) or (b) will be reinsured and administered by Purchaser or LLANY, as the case may be, in accordance with the Indemnity
Reinsurance Agreements and the Administrative Services Agreements.

        (d) In the event that the aggregate amount of direct written premium by Seller and CLIC at the request of Purchaser and LLANY pursuant to Section 5.34(b) exceeds an amount equal to 25% of the direct written premium with respect to the Business as conducted by Purchaser and LLANY during the one-year period described in Section 5.34(a) (the "25% Premium Threshold"), then:

             (i) Seller and CLIC shall provide a written notice to Purchaser noting that the 25% Premium Threshold has been reached; and

             (ii) Purchaser or LLANY, as appropriate, shall thereafter pay to Seller and CLIC on an annual basis an aggregate amount equal to the cost of capital to Seller and CLIC associated with retaining risk-based capital to support the amount by which direct written premium under contracts issued by Seller pursuant to Section 5.34(b) exceed the 25% Premium
   Threshold.

        Section 5.35. Systems. During the period prior to the Closing, Seller shall work in good faith to assist Purchaser in development activities designed to ensure that all systems used principally in the conduct of the Business are capable of inputting, processing and outputting information in a multi-company environment as soon as reasonably practicable following the Closing. Seller acknowledges the criticality of developing such capabilities in order to permit Purchaser and LLANY to commence issuing policies and contracts substantially identical to the Insurance Contracts, and thus maintaining the value of the Business, following the Closing. Purchaser acknowledges that the development of such capabilities will require resources that may exceed those reasonably available to Seller during the pre-Closing period. In view of the foregoing acknowledgments: (i) Seller agrees to make available to Purchaser internal facilities, personnel and other resources for the development of multi-company systems capabilities to the extent that doing so will not significantly detract from the accomplishment of other systems priorities, taking into account Seller's obligations under Sections 5.01, 5.03, and 5.07 of this Agreement; and (ii) Purchaser agrees to bear the cost of retaining outside consultants and procuring other resources necessary to accomplish the multi-company systems development work in a timely manner.

        Section 5.36. Updated Financial Information. As soon as is reasonably practicable following the end of any fiscal quarter or fiscal year of Seller, Seller shall deliver to Purchaser pro forma financial information with respect to such quarter or year and with respect to the period from the end of the previous fiscal year to the end of such quarter or year, as applicable, in each case using the same methodology as was used in preparing the Pro Forma Financial Statements, it being understood that the quarterly financial information to be provided shall consist solely of a pro forma income statement.

        Section 5.37. Performance of Covenants. CIGNA shall cause Parent, Seller and CLIC to comply with their respective covenants and agreements under this Agreement. LNC shall cause Purchaser and LLANY to comply with their respective covenants and agreements under this Agreement.

        Section 5.38. Separate Account Revenues. Commencing with the month during which the Closing occurs, Seller and CLIC shall pay to Purchaser, or Purchaser shall pay to Seller and CLIC if negative, on a monthly basis an amount equal to 100% of the revenues from contract fees, separate account fees or charges, and any other fees, charges or expenses (including those derived from expense factors in the calculation of unit value), plus or minus the change in the amount accrued for separate account expense allowances recognized in reserves (as shown on the 1996 NAIC Annual Statement, page 3, line 13A, parenthetical item), with respect to interests in the Seller Separate Accounts. Such payments are construed so that all consolidated statutory earnings on the Seller Separate Account portion of the Business after the Closing Date accrue to Purchaser.


                             ARTICLE VI

               CONDITIONS PRECEDENT TO THE OBLIGATION
                   OF PURCHASER AND LLANY TO CLOSE

        The obligations of each of LNC, Purchaser and LLANY under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

        Section 6.01. Representations and Warranties. (a) The representations and warranties contained in Section 3.02 and in
Section 3.04(a), (c), (d) and (e) of this Agreement shall be true and correct in all respects as of the Closing Date.

        Section 6.02. Other Agreements. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby to which CIGNA, Seller, Parent or CLIC is a party shall have been duly executed and delivered by CIGNA, Seller, Parent or CLIC, as applicable, on the Closing Date and each of such agreements, documents and instruments shall be in full force and effect with respect to CIGNA, Seller, Parent or CLIC on the Closing Date, as applicable.

        Section 6.03. Governmental and Regulatory Consents and Approvals. (a) All Permits and authorizations required by Seller, CLIC, Purchaser or LLANY from governmental and regulatory bodies listed on Exhibit J hereto shall have been obtained and shall be in full force and effect and without conditions or limitations which would have a material adverse effect on the Business as operated by Purchaser after the Closing Date and are unacceptable to Purchaser in the exercise of its reasonable business judgment, and Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

        (b) The waiting period prescribed by the HSR Act shall have expired or early termination thereof shall have been granted.

        Section 6.04. Possession of Assets; Instruments of Conveyance. On the Closing Date, Seller and CLIC shall have delivered to Purchaser or LLANY, as applicable, possession of the Transferred Assets to be transferred on the Closing Date and shall have transferred to Purchaser or LLANY, as applicable, all of the right, title and interest of Seller or CLIC, as applicable, in and to such assets as provided in this Agreement and the Ancillary Agreements.

        Section 6.05. Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.


                             ARTICLE VII

               CONDITIONS PRECEDENT TO THE OBLIGATION
                         OF SELLER TO CLOSE

        The obligations of each of CIGNA, Parent, Seller and CLIC under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

        Section 7.01. Representations and Warranties. (a) The representations and warranties contained in Section 4.02 and in
Section 4.04(a), (c), (d) and (e) this Agreement shall be true and correct in all respects on and as of the Closing Date.

        Section 7.02. Other Agreements. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby to which Purchaser or LLANY is a party shall have been duly executed and delivered by Purchaser or LLANY, as applicable, on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to Purchaser or LLANY on the Closing Date, as applicable.

        Section 7.03. Governmental and Regulatory Consents and Approvals. (a) All Permits required by Seller, CLIC, Purchaser or LLANY from governmental and regulatory bodies listed on Exhibit J hereto shall have been obtained and shall be in full force and effect and without conditions or limitations which would have a material adverse effect on the business of Seller and are unacceptable to Seller in the exercise of its reasonable business judgment, and Seller shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

        (b) The waiting period prescribed by the HSR Act shall have expired or early termination thereof shall have been granted.

        Section 7.04. Purchase Price. Purchaser and LLANY shall have paid to Parent, Seller and CLIC an amount in cash equal to the Purchase Price as provided in Section 2.01 of this Agreement.

        Section 7.05. Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.


                            ARTICLE VIII

                         FURTHER AGREEMENTS

        Section 8.01. CIGNA's Non-Compete. (a) For a period of thirty-six calendar months following the Closing, neither CIGNA nor any of its Subsidiaries shall issue or sell individual life or disability income or annuity policies that are to be distributed through career agents in the United States.

        (b) For a period of twelve calendar months following the Closing, neither CIGNA nor any of its Subsidiaries shall issue individual life or disability income or annuity policies that are to be distributed through any other means in the United States other than any existing such arrangements of Seller and its Affiliates that do not constitute part of the Business, such as (x) corporate owned life insurance, (y) individual policies issued in connection with the conversion by certificate holders of their rights under group policies and (z) immediate and deferred annuities sold through CIGNA Financial Services, Inc., a Delaware corporation, to participants of defined benefit and defined contribution plans administered by Seller or any of its Affiliates.

        (c) CIGNA, Purchaser and LLANY acknowledge that any damage caused to Purchaser and LLANY by reason of the breach by CIGNA, any of its Subsidiaries or any of their respective successors in interest of this Section 8.01 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies, at law or otherwise, Purchaser and LLANY shall be entitled to specific performance of this Section 8.01 or an injunction to be issued by a court of competent jurisdiction restraining and enjoining any violation of this Section 8.01.

        (d) It is the intent and desire of the parties to this Agreement that the provisions of this Section 8.01 shall be enforced to the fullest extent permissible under applicable law. Accordingly, if any particular portion of this Section 8.01 shall be adjudicated to be invalid or unenforceable, this Section 8.01 shall be amended to delete therefrom the portion thus adjudicated to be invalid and unenforceable under such law.


                             ARTICLE IX

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        Section 9.01.  Survival of Representations and Warranties.
All representations and warranties of the parties hereto contained in this Agreement and the Ancillary Agreements shall survive the execution and delivery hereof; provided, however, that, except as set forth in the following sentence, the representations and warranties of the parties hereto herein and in the Stock Purchase Agreement shall terminate and expire on the last day of the twentieth calendar month following the month in which the Closing Date falls, except for matters as to which a Claims Notice shall have been given pursuant to
Section 10.02 or 10.03 by a party hereto prior to the applicable expiration date, which representations shall continue with respect to such matters until such matters have been finally decided, settled or adjudicated. Notwithstanding anything in this Agreement to the contrary, the provisions of Article V of the Stock Purchase Agreement shall survive until 30 days after the expiration of the full period of all statutes of limitations (giving effect to any waiver, mitigation or extension thereof) applicable to the matters described herein.

                              ARTICLE X

                           INDEMNIFICATION

        Section 10.01. Obligation to Indemnify. (a) Subject to the limitations set forth in this Article X, CIGNA and Seller agree to indemnify, defend and hold harmless Purchaser and LLANY (and their respective directors, officers, employees, Affiliates, successors and permitted assigns (collectively, the "Purchaser Indemnitees")) from and against all Losses (as hereinafter defined), based upon: (i) any breach of or inaccuracy in the representations and warranties contained in Article III hereof, (other than Section 3.22(b)) Article III and Article V of the Stock Purchase Agreement, or in any certificate delivered by Seller to Purchaser pursuant to this Agreement on or after the date of execution of this Agreement that were breaches as of the date of this Agreement or the Stock Purchase Agreement and do not result in a Section 10.04 Purchaser Obligation;
(ii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of Seller or CLIC contained in this Agreement or in any Ancillary Agreement; (iii) any Section 10.04 Seller Obligations; or (iv) Retained Liabilities. Any breach of the representations and warranties contained in Section 3.22(b) hereof shall be governed by Section 10.01(e) below.

        As used in this Article X, "Loss" and/or "Losses" shall mean actions, claims, losses, liabilities, damages, deficiencies, costs, expenses (including attorneys' fees), interest, taxes and penalties.

        (b) Subject to the limitations set forth in this Article X, LNC and Purchaser agree to indemnify, defend and hold harmless Seller (and its directors, officers, employees, Affiliates, successors and permitted assigns (collectively, the "Seller Indemnitees")) from and against all Losses, based upon: (i) any breach of or inaccuracy in the representations and warranties contained in Article IV hereof or
Article IV of the Stock Purchase Agreement or in any certificate delivered by Purchaser or LLANY to Seller pursuant to this Agreement, on or after the date of execution of this Agreement; (ii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of Purchaser or LLANY contained in this Agreement or in the Ancillary Agreements; (iii) all Assumed Liabilities; (iv) any
Section 10.04 Purchaser Obligations or (v) the violation by Purchaser or any of its Affiliates, or any agent of Purchaser or any of its Affiliates, of Applicable Law (including without limitation the statutes referred to in the third paragraph of Section 5.24(b) hereof) in connection with (y) the failure of any Band 1 Employee to become a Contract Employee or a Band 2 Employee, or (z) any decision on the part of Purchaser or any of its Affiliates, or any agent of Purchaser or any of its Affiliates, not to offer employment to any Band 1 Employee (or the discharge, layoff or termination of employment of any Band 1 Employee directly resulting from an action described in Clause
(y) or (z)).

        (c) The aggregate amount for which CIGNA and Seller shall be liable under Section 10.01(a) shall be $700 million. The aggregate amount for which LNC and Purchaser shall be liable under
Section 10.01(b) shall be $700 million. Except as set forth in the following sentence, CIGNA and Seller shall be required to indemnify the Purchaser Indemnitees pursuant to Section 10.01(a)(i) and (ii) only to the extent that the sum of Losses incurred by the Purchaser Indemnitees in connection with such clauses exceeds $30 million in the aggregate, and then only for the amount of such excess. Notwithstanding the foregoing (i) no Loss resulting from a breach by Seller or CLIC of any covenant or agreement referred to in Section 10.01(a)(ii) resulting from the absence of a good faith effort by Seller or CLIC to comply with such covenant or agreement shall be subject to or applied against the $30 million "deductible" provided for in the preceding sentence; (ii) CIGNA and Seller shall be required to indemnify the Purchaser Indemnitees for any breach of
Section 3.26(g) to the extent the Losses incurred by reason of such breach exceed $10 million in the aggregate, and then only for the amount of such excess; (iii) Losses, if any, incurred by reason of a breach of Section 3.26(g) shall be applied against the $30 million "deductible" provided for in the preceding sentence except to the extent that they exceed $10 million and are indemnified by CIGNA or Seller; and (iv) Losses which constitute obligations of any of the Parent Subsidiaries for any Taxes which are indemnifiable under
Article V of the Stock Purchase Agreement shall be subject to and applied against the $30 million "deductible" provided for in the preceding sentence, except to the extent described in Section 5.06(e)(2) of the Stock Purchase Agreement. LNC and Purchaser shall be required to indemnify the Seller Indemnitees pursuant to Section 10.01(b)(i) and (ii) only to the extent that the sum of Losses incurred by the Seller Indemnitees in connection with such clauses exceeds $30 million in the aggregate, and then only for the amount of such excess; provided, that no Loss resulting from a breach by Purchaser or LLANY of any covenant or agreement referred to in Section 10.01(b)(ii) resulting from the absence of a good faith effort by Purchaser or LLANY, as the case may be, to comply with such covenant or agreement shall be subject to or applied against the $30 million deductible provided for in this sentence. For the avoidance of doubt, the $30 million deductible referred to in this Section 10.01(c) shall not apply to any claim for indemnification under any provision of this
Section 10.01 other than Sections 10.01(a)(i) and (ii) and 10.01
(b)(i) and (ii). For purposes of this Section 10.01(c), a breach of an agreement in a covenant to make a payment of money (including a payment in satisfaction of a judgment against the obligor based upon the failure to pay under such covenant), except where the obligation to make such payment, or the required amount of such payment, is disputed in good faith by the obligor, shall be deemed to result from the absence of a good faith effort to perform such covenant.

        (d) Matters governed by Section 5.06 of the Stock Purchase Agreement shall be subject to the provisions of this Article X to the extent, but only to the extent, specifically so provided therein.

        (e)  In the event that the representations set forth in
Section 3.22(b) were not accurate as of the date hereof as to any real estate asset described in such Section, and if Purchaser or LLANY incurs a Loss as a result of such inaccuracy within the period specified in Section 9.01 of this Agreement, Purchaser or LLANY, as the case may be, may provide a Claims Notice to Seller identifying such inaccuracy and such Loss. Not later than thirty (30) days after the date of such Claims Notice, Seller shall either (i) purchase such asset from Purchaser or LLANY, as the case may be, for a cash amount equal to the Statutory Carrying Value of such asset as of the Closing Date minus the amount of any principal payments received by Purchaser or LLANY with respect to such asset since the Closing Date, or (ii) deliver to Purchaser or LLANY, as the case may be, a combination of cash and other assets having risk and return characteristics substantially identical to those of the asset in question and having an aggregate Statutory Carrying Value as of the Closing Date minus the amount of any principal payments received by Purchaser or LLANY with respect to such asset since the Closing Date.

        Section 10.02. Claims Notice. In the event that either Purchaser, LLANY or Seller wishes to assert a claim for indemnification hereunder, such party seeking indemnification (the "Indemnified Party") shall deliver written notice (a "Claims Notice") to the other party (the "Indemnifying Party") no later than ten (10) Business Days after such claim becomes known to the Indemnified Party, specifying the facts constituting the basis for, and the amount (if known) of the claim asserted. Failure to deliver a Claims Notice with respect to a claim (other than a claim based on an Asserted Liability) in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered; provided, that the failure to deliver a Claims Notice with respect to an Asserted Liability within twenty (20) Business Days of the Indemnified Party's receipt of written notice of such Asserted Liability shall be deemed to be a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such Asserted Liability.

        Section 10.03.  Right to Contest Claims of Third Parties.
(a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "Third Party Claimant") that may result in a Loss with respect to which the Indemnified Party would be entitled to indemnification pursuant to this Article X without regard to the dollar limitations set forth in Section 10.01 (an "Asserted Liability"), the Indemnified Party shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of Section 10.02 hereof, be delivered as promptly as practicable and in any event no later than ten (10) Business Days after such Asserted Liability is actually known to the Indemnified Party. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered; provided, that the failure to deliver a Claims Notice with respect to an Asserted Liability within twenty (20) Business Days of the Indemnified Party's receipt of written notice of such Asserted Liability shall be deemed to be a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such Asserted Liability.

        (b)(i) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle any Asserted Liability that may result in a Loss with respect to which the Indemnified Party is entitled to indemnification pursuant to this Article X; provided, that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing; and, provided further, that the Indemnifying Party shall not settle any Asserted Liability unless (i) such settlement is on exclusively monetary terms or (ii) the Indemnified Party shall have consented to the terms of such settlement, which consent shall not unreasonably be withheld. If requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Asserted Liability or, if appropriate and related to the Asserted Liability in question, in making any counterclaim against the Third Party Claimant, or any cross-complaint against any Person (other than the Indemnified Party or its Affiliates). The failure of the Indemnifying Party to provide the above-mentioned written notice to the Indemnified Party within ten (10) Business Days after receipt of a Claims Notice with respect to an Asserted Liability shall be deemed an election not to defend the same. Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense to the extent that the applicable $30 million deductible under
Section 10.01(c) hereof has been exhausted, to do so in such manner as it deems appropriate; provided, however, that the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) during the ten (10) Business Day period referred to above after the receipt of a Claims Notice, or thereafter in a manner that would cause any applicable $30 million deductible under Section 10.01(c) hereof to be exhausted.

        (ii) Notwithstanding Section 10.03(b)(i), the Indemnified Party shall have the right to investigate, contest, defend or settle any Asserted Liability falling under Section 10.01(a)(i) or (b)(i), as the case may be, other than any such Asserted Liability that the Indemnified Party asserts or may thereafter assert is not subject to the applicable $30 million deductible under Section 10.01(c) because of the proviso to the first or the second sentence of Section 10.01(c), as the case may be, so long as the Losses that could reasonably be expected to result from such Asserted Liability, together with all Losses under any other Asserted Liability falling under such Sections over which the Indemnified Party has retained control pursuant to this Section 10.03(b)(ii), would not exceed the $30 million "deductible" provided for in Section 10.01(a)(i) and
(b)(i). In the event that an Indemnified Party retains control over any Asserted Liability pursuant to this Section 10.03(b)(ii):

                (A) The Indemnifying Party shall have the right to participate in (but not control) the defense of such Asserted Liability;

                (B) The Indemnified Party shall not settle or compromise such Asserted Liability without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld); and

                (C) The Indemnified Party shall not be entitled to any indemnification for any amounts by which the actual Losses resulting from such Asserted Claims exceeds, in the aggregate, the $30 million deductible provided for in Section 10.01(a)(i) and (b)(i).

        (c) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has elected, or is deemed to have elected, not to defend, or as to which it does not have the right to defend under Section 10.03(b), with its own counsel and at its own expense.

        (d)  Except as provided in the first sentence of
Section 10.03(b), the Indemnifying Party shall bear all costs of defending any Asserted Liability and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses incurred in connection with defending such Asserted Liability.

        (e) Purchaser, LLANY and Seller shall make mutually available to each other (or to CIGNA, as applicable) all relevant information in their possession relating to any Asserted Liability (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

        Section 10.04. Certain Liabilities. (a) Except as specifically provided in this Section 10.04, Seller or CLIC, as the case may be, shall retain any and all liability for compensatory, consequential, exemplary, punitive or similar damages which results from (i) any claim brought by any owner or beneficiary of any of the Insurance Contracts or (ii) any action brought by any insurance regulatory body for (x) any alleged or actual act, error or omission by Seller, CLIC or any of their Affiliates prior to the Closing Date, whether intentional or otherwise, or (y) any reckless conduct or bad faith by Seller, CLIC or any of their Affiliates, in connection with the handling of any claim under any of the Insurance Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Insurance Contracts (other than obligations to pay benefits or other amounts or to take any other actions specifically provided for under such Insurance Contracts as originally issued and subsequently amended or supplemented other than pursuant to the Settlement Agreements). Purchaser shall cooperate with Seller and CLIC in Seller's and CLIC's efforts to address and resolve liabilities for all obligations referred to in Section 10.04(a), including resolutions which required commission reversal and/or producer discipline.

        (b) Seller or CLIC, as the case may be, shall retain liability for all obligations referred to in Section 10.04(a) indefinitely with respect to Insurance Contracts issued on any policy or contract form unless and until such time (if ever) as Purchaser notifies Seller that it elects to assume such liability with respect to such Insurance Contracts. Any such notice shall be in writing and shall be effective as of the date specified therein.

        (c) Seller and certain of its Affiliates have entered into the settlement agreements identified on Schedule 10.04 hereto relating to class actions involving certain of the Insurance Contracts (the "Settlement Agreements"). The following shall apply with respect to liabilities arising out of the sale or administration of the Insurance Contracts (other than obligations to pay benefits or other amounts or to take any other actions specifically provided for under such Insurance Contracts as originally issued and subsequently amended or supplemented other than pursuant to the Settlement Agreements) that are subject to the Settlement Agreements:

             (i) Seller or CLIC, as applicable, shall retain any liability caused by Seller's or CLIC's failure to comply with any Settlement Agreement (except to the extent that such failure resulted from the failure of Purchaser or LLANY to comply with the relevant Administrative Services Agreement) and for any attorneys' or arbitrators' fees or any other costs incurred under the Settlement Agreement prior to Closing;

             (ii) Seller or CLIC, as applicable, shall retain responsibility for and shall control the defense of claims brought under alternative dispute resolution procedures provided for under the Settlement Agreements, for any payments required to be made to the relevant holders of Insurance Contracts or their attorneys under such procedures, and the economic cost of any reformation of the relevant insurance contract resulting from such procedures (including any administrative and systems costs incurred to implement any such reformation);

             (iii) Seller or CLIC, as applicable, shall retain liability to the extent provided in Section 10.04(a) for any claims by holders of the relevant Insurance Contracts who have opted out of the class covered by the Settlement Agreement; and

             (iv) Notwithstanding anything in this Agreement to the contrary, Purchaser shall assume any other liability with respect to any Insurance Contract covered by any Settlement Agreement, including without limitation (A) any contract reformation specifically provided for in such Settlement Agreement (other than any reformation arising out of the alternative dispute resolution procedures referred to in (ii) above) and (B) any liability arising out of the failure by Purchaser or LLANY to comply with any Settlement Agreement or the terms of any Insurance Contract covered by the Settlement Agreement.

        (d)  Any liability retained by Seller or CLIC pursuant to
Section 10.04(a) or Section 10.04(c)(i), (ii) or (iii) shall be referred to herein as a "Section 10.04 Seller Obligation". Any liability assumed by Purchaser pursuant to Section 10.04(b) or Section 10.04(c)(iv) shall be referred to herein as a "Section 10.04 Purchaser Obligation".

        Section 10.05.  Indemnification Payments.  Any payment
hereunder shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.

        Section 10.06.  Exclusivity.  Except as provided in Section
5.06 of the Stock Purchase Agreement, after the Closing, to the extent permitted by applicable law, the indemnities provided for in Section
10.01 shall be the exclusive remedies of the parties hereto and their respective officers, directors, employees, agents and Affiliates for any breach of or inaccuracy in any representation or warranty (including in any certificate delivered by a party pursuant to this Agreement) or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement or the Stock Purchase Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date), and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.


                             ARTICLE XI

                    TERMINATION PRIOR TO CLOSING

        Section 11.01. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

        (a) by Seller or Purchaser in writing, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Purchaser and/or Seller, which prohibits or restrains Purchaser and/or Seller from consummating the transactions contemplated hereby; provided, that Purchaser and/or Seller, as the case may be, shall have used its commercially reasonable best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted by April 30, 1998;

        (b) by either of Seller or Purchaser in writing, if the Closing has not occurred on or prior to the first anniversary of the date of this Agreement unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to materially perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date; and

        (c) at any time on or prior to the Closing Date, by mutual written consent of Seller and Purchaser.

        Section 11.02. Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except for (a) the provisions of this Agreement relating to the obligations of the parties hereto to keep confidential and not to use certain information and data obtained from the other parties hereto and (b) the provisions of Sections 5.09, 12.01, 12.08(b) and this Section 11.02.


                             ARTICLE XII

                            MISCELLANEOUS

        Section 12.01. Publicity. Except as may otherwise be required by law, no release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance consultation by Seller and Purchaser with respect thereto. The parties hereto shall cooperate with each other in making any release or announcement.

        Section 12.02. Confidentiality. The parties agree that, other than as agreed or as required to implement the transactions contemplated hereby, the parties will keep confidential the terms and conditions of this Agreement and the Ancillary Agreements, including, without limitation, the Schedules hereto and thereto, except as otherwise required by law (including, without limitation, pursuant to any federal or state securities laws or the rules of any stock exchange or self-regulatory organization or pursuant to any legal, regulatory or legislative proceedings).

        Section 12.03. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

        (i)  if to LNC:

             Lincoln National Corporation
             200 East Berry Street
             Fort Wayne, Indiana  46802
             Attention:  Jack D. Hunter, Esq.
             Telecopier No.:  (219) 455-5403

             With a concurrent copy to:

             Sutherland, Asbill & Brennan LLP
             1275 Pennsylvania Avenue, N.W.
             Washington, D.C.  20004
             Attention:  David A. Massey
             Telecopier No.:  (202) 637-3593

        (ii) if to Purchaser:

             The Lincoln National Life Insurance Company
             1300 South Clinton Street
             P.O. Box 1110
             Fort Wayne, Indiana  48601-1110
             Attention:  Carl L. Baker
             Telecopier No.:  (219) 455-5135

             With a concurrent copy to:

             Sutherland, Asbill & Brennan LLP
             1275 Pennsylvania Avenue, N.W.
             Washington, D.C.  20004
             Attention:  David A. Massey
             Telecopier No.:  (202) 637-3593

        (iii)   If to LLANY:

             Philip L. Holstein
             President
             Lincoln Life & Annuity Company of New York
             120 Madison Street, Suite 1700
             Syracuse, New York 13202
             Telecopier No.:  (315) 428-8419

             With a concurrent copy to:

             Sutherland, Asbill & Brennan LLP
             1275 Pennsylvania Avenue, N.W.
             Washington, D.C.  20004
             Attention:  David A. Massey
             Telecopier No.:  (202) 637-3593

        (iv) If to Seller:
             Connecticut General Life Insurance Company
             900 Cottage Grove Road
             Hartford, Connecticut 06152-2302
             Attention:  David C. Kopp
             Telecopier No.:  (860) 726-5315

             With a concurrent copy to:

             Milbank, Tweed, Hadley & McCloy
             1 Chase Manhattan Plaza
             New York, New York 10005
             Attention:  G. Malcolm Holderness
             Telecopier No.:  (212) 530-5219

        (v)  If to Parent:

             Connecticut General Corporation
             900 Cottage Grove Road
             Hartford, Connecticut 06152-2302
             Attention:  David C. Kopp
             Telecopier No.:  (860) 726-5315

        With a concurrent copy to:

             Milbank, Tweed, Hadley & McCloy
             1 Chase Manhattan Plaza
             New York, New York 10005
             Attention:  G. Malcolm Holderness
             Telecopier No.:  (212) 530-5219

        (vi) If to CIGNA:

             CIGNA Corporation
             One Liberty Place - OLP- 1550
             1650 Market Street
             Philadelphia, Pennsylvania 19192
             Attention:  Corporate Secretary, Carol J. Ward
             Telecopier No.:  (215) 761-5518

        With a concurrent copy to:

             Milbank, Tweed, Hadley & McCloy
             1 Chase Manhattan Plaza
             New York, New York 10005
             Attention:  G. Malcolm Holderness
             Telecopier No.:  (212) 530-5219

        (vii)   If to CLIC:

             CIGNA Life Insurance Company
             900 Cottage Grove Road
             Hartford, Connecticut 06152-2302
             Attention:  Corporate Secretary, David C. Kopp
             Telecopier No.:  (860) 726-5315

        With a concurrent copy to:

             Milbank, Tweed, Hadley & McCloy
             1 Chase Manhattan Plaza
             New York, New York 10005
             Attention:  G. Malcolm Holderness
             Telecopier No.:  (212) 530-5219


        Any party may, by notice given in accordance with this
Section 12.03 to the other parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

        Section 12.04. Entire Agreement. This Agreement (including the Ancillary Agreements, the other agreements contemplated hereby and thereby, the Exhibits and the Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

        Section 12.05. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, or shall any waiver on the part of any party of any right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

        Section 12.06.  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        Section 12.07. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party (in whole or in part) without the prior written consent of the other party hereto (with LNC, Purchaser and LLANY considered to be one party and CIGNA, Parent, Seller and CLIC considered to be another party for purposes of this sentence).

        Section 12.08.  Interpretation.  (a)  Notwithstanding
anything in this Agreement to the contrary (except as set forth in Section 5.31 hereof), no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in the Indemnity Reinsurance Agreements.

        (b) The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any of the Ancillary Agreements or any other agreement contemplated hereby or thereby, and there is a dispute with respect to the construction or interpretation of such Ancillary Agreement, the dispute resolution procedure provided for in such Ancillary Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

        (c) For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

        Section 12.09. No Third Party Beneficiaries. Except as set forth in Article X, nothing in this Agreement is intended or shall be construed to give any Person (including, but not limited to, the employees of Seller), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        Section 12.10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

        Section 12.11.  Other Agreements, Exhibits and Schedules.
The Exhibits and the Schedules are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

        Section 12.12. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

        Section 12.13. Dollar References. All dollar references in this Agreement are to the currency of the United States.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                CIGNA CORPORATION


                By:

                Name:

                Title:



                CONNECTICUT GENERAL CORPORATION


                By:

                Name:

                Title:



                CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                By:

                Name:

                Title:


                CIGNA LIFE INSURANCE COMPANY


                By:

                Name:

                Title:



                 LINCOLN NATIONAL CORPORATION


                 By:

                 Name:

                 Title:



                 THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                 By:

                 Name:

                 Title:


                 LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


                 By:

                 Name:

                 Title:

                  INDEMNITY REINSURANCE AGREEMENT


                           by and between


             CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                and


            THE LINCOLN NATIONAL LIFE INSURANCE COMPANY








                    Dated as of __________, 1997

                         TABLE OF CONTENTS


                                                               Page

ARTICLE I
   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II
   BUSINESS REINSURED . . . .  . . . . . . . . . . . . . . . . . .5

ARTICLE III
   TERMINATION AND RECAPTURE . . . . . . . . . . . . . . . . . . .5
   Section 3.01.  Termination. . . . . . . . . . . . . . . . . . .5
   Section 3.02.  Recapture. . . . . . . . . . . . . . . . . . . .5

ARTICLE IV
   TERRITORY. . . .  . . . . . . . . . . . . . . . . . . . . . . .8

ARTICLE V
   ADMINISTRATION; CHANGES; CREDITING RATES. . . . . . . . . . . .8
   Section 5.01.  Administration . . . . . . . . . . . . . . . . .8
   Section 5.02.  Contract Changes or Reserve Assumption Changes .8
   Section 5.03.  Non-Guaranteed Elements. . . . . . . . . . . . .8

ARTICLE VI
   TRANSFER OF ASSETS; CONTRACT LOANS; CEDING COMMISSION. . . .. .8
   Section 6.01.  Asset Transfer.. . . . . . . . . . . . . . . . .8
   Section 6.02.  Contract Loans . . . . . . . . . . . . . . . . .9
   Section 6.03.  Ceding Commission. . . . . . . . . . . . . . . .9

ARTICLE VII
   INSOLVENCY. . . . . . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE VIII
   OFFSETS. . . . .. . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE IX
   RIGHTS WITH RESPECT TO GENERAL ACCOUNT LIABILITIES . . . . . .10

ARTICLE X
   ERRORS AND OMISSIONS. . . . . . . . . . . . . . . . . . . . . 10

ARTICLE XI
   DUTY OF COOPERATION. . . .. . . . . . . . . . . . . . . . . . 11
   Section 11.01.  Cooperation Generally . . . . . . . . . . . . 11
   Section 11.02.  Product Tax Cooperation . . . . . . . . . . . 11

ARTICLE XII
   DEFERRED ACQUISITION COSTS. . . . . . . . . . . . . . . . . . 11
   Section 12.01.  Section 848 Election. . . . . . . . . . . . . 11
   Section 12.02.  DAC Adjustment. . . . . . . . . . . . . . . . 12

ARTICLE XIII
   ARBITRATION. . . . .. . . . . . . . . . . . . . . . . . . . . 13

ARTICLE XIV
   MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . 14
   Section 14.01.  Notices . . . . . . . . . . . . . . . . . . . 14
   Section 14.02.  Amendment . . . . . . . . . . . . . . . . . . 15
   Section 14.03.  Counterparts. . . . . . . . . . . . . . . . . 15
   Section 14.04.  No Third Party Beneficiaries. . . . . . . . . 15
   Section 14.05.  Assignment. . . . . . . . . . . . . . . . . . 15
   Section 14.06.  Governing Law . . . . . . . . . . . . . . . . 15
   Section 14.07.  Credit for Ceded Reinsurance. . . . . . . . . 15
   Section 14.08.  Entire Agreement. . . . . . . . . . . . . . . 15
   Section 14.09.  No Reinsurance Intermediary . . . . . . . . . 15

SCHEDULE 1.01. . . . . . . . . . . . . . . . . . In-Force Contracts

SCHEDULE 1.02. . . . . . . . . . . . . . . . Post-Closing Contracts

SCHEDULE 1.03. . . . . . . . . . . . . . . Cedent Separate Accounts

                  INDEMNITY REINSURANCE AGREEMENT


        This INDEMNITY REINSURANCE AGREEMENT (this "Agreement"), dated as of ___________, 1997, is made by and between Connecticut General Life Insurance Company, a Connecticut domiciled stock life insurance company ("Cedent"), and The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company ("Reinsurer") and a wholly owned subsidiary of Lincoln National Corporation, an Indiana corporation.

        WHEREAS, Cedent has agreed to cede and transfer to Reinsurer the Coinsured Contracts (as defined below) for the consideration specified herein and Reinsurer has agreed to reinsure the General Account Liabilities (as defined below) of Cedent under the Coinsured Contracts on the terms and conditions set forth herein; and

        WHEREAS, Cedent desires that Reinsurer perform all administrative functions on behalf of Cedent after the date hereof with respect to the Coinsured Contracts and the Cedent Separate Accounts (as defined below) and the contracts supported by the Cedent Separate Accounts, and Reinsurer has agreed to provide such services pursuant to the terms of the Administrative Services Agreement (as defined below);

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and upon the terms and conditions set forth herein, the parties hereto agree as follows:


                             ARTICLE I
                            DEFINITIONS

        The following terms shall have the respective meanings set forth below throughout the Agreement:

        "Acquisition Agreement" means the Second Amended and Restated Asset Transfer and Acquisition Agreement entered into by and among CIGNA, Connecticut General Corporation, Cedent, CIGNA Life Insurance Company, Lincoln National Corporation, Reinsurer and Lincoln Life & Annuity Company of New York dated as of July 27, 1997.

        "Administrative Services Agreement" means the
Administrative Services Agreement entered into by and between Reinsurer and Cedent dated as of the date hereof.

        "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

        "Agreement" means this Indemnity Reinsurance Agreement.

        "Annual Rate" means the value of r in the expression (l
+ r)n/365 -1, where "n" is equal to the number of days for which interest is to be computed and the result of the expression is the interest factor for computing the applicable interest amounts.

        "Cash Equivalents" means, as of any particular date, money market funds, marketable obligations issued or guaranteed by the United States Government, certificates of deposit, bankers' acceptances and other similar liquid investments, in each case, with a maturity date of not more than 90 days from the date on which any such instrument is transferred pursuant to the terms of this Agreement, the market value of which on the date of transfer will be counted as equivalent to cash for purposes of satisfying the aggregate amount of cash and Cash Equivalents required to be transferred as described in Article III hereof.

        "Cedent" shall have the meaning set forth in the introductory paragraph hereof.

        "Cedent Separate Account Liabilities" means those insurance liabilities that are reflected in the Cedent Separate
Accounts and that relate to the Coinsured Contracts.

        "Cedent Separate Accounts" means the separate accounts of Cedent described on Schedule 1.03 hereto.

        "Ceding Commission" means $________.

        "CIGNA" means CIGNA Corporation, a Delaware corporation.

        "Code" means the Internal Revenue Code of 1986, as amended. Any citation to a section of the Code includes a citation to any successor statutory provision.

        "Coinsured Contracts" means (i) the In-Force Contracts and (ii) the Post-Closing Contracts.

        "COLI Business" shall have the meaning as set forth in the Acquisition Agreement.

        "Connecticut SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Connecticut as applied on a basis consistent with those utilized in the preparation of 1996 Annual Statements of Cedent submitted to the Insurance Department of the State of Connecticut.

        "Contractholder" shall mean the holder of any Coinsured
Contract.

        "DAC Adjustment" shall have the meaning set forth in
Section 12.02(a) hereof.

        "Effective Date" shall have the meaning set forth in
Article II hereof.

        "Extra Contractual Obligations" means all liabilities for compensatory, consequential, exemplary, punitive or similar damages which relate to or arise in connection with any alleged or actual act, error or omission by Cedent or any of its Affiliates prior to the Effective Date hereof, whether intentional or otherwise, or from any reckless conduct or bad faith by Cedent or any of its Affiliates prior to the Effective Date hereof, or in connection with any such alleged or actual act, error or omission on and after the Effective Date hereof by the Reinsurer acting on behalf of Cedent or any of its Affiliates pursuant to the Administrative Services Agreement or otherwise, in each case whether in connection with the handling of any claim under any of the Coinsured Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Coinsured Contracts; provided, that no Section 10.04 Seller Obligation, as such term is defined in the Acquisition Agreement, shall be deemed to be an Extra Contractual Obligation.

        "Final Recapture Statement" shall have the meaning set forth in Section 3.02(d) hereof.

        "General Account Liabilities" means all general account insurance liabilities and obligations arising under the Coinsured Contracts, including, without limitation (i) the General Account Reserves, (ii) amounts included in lines 12, 12a, 19, and 25 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), (iii) any Extra Contractual Obligations, (iv) liabilities and obligations associated with Cedent's separate account SA-8T, (v) premium taxes due in respect of premiums, deposits and other consideration paid on or after the Effective Date with respect to the Coinsured Contracts and (vi) guaranty fund or other premium based assessments due based on such premiums, deposits and other consideration, net of any premium tax credits of Cedent arising out of any such assessments, but excluding (x) the Cedent Separate Account Liabilities, and (y) any general account liabilities which relate to (A) amounts transferred from the Cedent Separate Accounts to the general account of Cedent pending distribution to holders of the Coinsured Contracts and (B) amounts held in the general account of Cedent pending transfer to the Cedent Separate Accounts.

        "General Account Other Insurance Assets" means all general account other admitted insurance assets of Cedent arising under the Coinsured Contracts determined pursuant to Connecticut
SAP as such amounts would have been included in lines 12.1, 12.2, 12.3, 15, 16 and 17 of the Assets page of the NAIC Annual
Statement Blank (1996 format).

        "General Account Reserves" means the general account statutory reserves of Cedent (without regard to this Agreement) with respect to the Coinsured Contracts determined pursuant to Connecticut SAP, as such reserves would have been included in lines 1, 2, 3, 4.1, 4.2, 5, 6, 7.1, 7.2, 7.3, 8, 9, 10.1, 10.2,
10.3, 11.1, 11.2, 11.3 and 11.4 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), excluding however, any general account statutory reserve adjustments in relation to Cedent Separate Account Liabilities.

        "In-Force Contracts" means all individual life insurance (other than contracts included in the COLI Business), health insurance and annuity contracts owned by resident's of jurisdictions other than the State of New York and issued through CIGNA's Individual Insurance Division by Cedent on the forms described on Schedule 1.01 hereto and in effect on the Effective Date (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

        "Income Tax Regulations" means the temporary and final regulations issued under the Code. Any citation to a section of the Income Tax Regulations includes a citation to any successor regulatory provision.

        "NAIC" means the National Association of Insurance
Commissioners.

        "90-Day Treasury Rate" means the annual yield rate, on the date to which 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury
Constant Maturities" in Federal Reserve Statistical Release
H.15(519).

        "Outward Reinsurance" shall have the meaning set forth in Article II hereof.

        "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

        "Post-Closing Contracts" means all individual life insurance (other than contracts included within the COLI Business), health insurance and annuity contracts of the types which are described on Schedule 1.02 hereto (including all supplements, endorsement, riders and ancillary agreements in connection therewith) that are delivered or issued for delivery to a person other than a resident of the State of New York through CIGNA's Individual Insurance Division by Cedent prior to the second anniversary of the Effective Date at the written request of Reinsurer in accordance with Section 5.34 of the Acquisition Agreement.

        "Post-Recapture Extra Contractual Obligations" means Extra Contractual Obligations which relate to or arise in connection with any alleged or actual act, error or omission by Reinsurer or any of its Affiliates (including by the Reinsurer acting on behalf of Cedent or any of its Affiliates pursuant to the Administrative Services Agreement or otherwise) on or before the Recapture Date, whether intentional or otherwise, or from any reckless conduct or bad faith by Reinsurer or any of its Affiliates (including by the Reinsurer acting on behalf of Cedent or any of its Affiliates pursuant to the Administrative Services Agreement or otherwise), in connection with the handling of any claim under any of the Coinsured Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Coinsured Contracts.

        "Preliminary Recapture Statement" shall have the meaning set forth in Section 3.02(b) hereof.

        "Proposed Recapture Statement" shall have the meaning set forth in Section 3.02(d) hereof.

        "Recapture Date" shall have the meaning set forth in
Section 3.02(a) hereof.

        "Reinsurer" shall have the meaning set forth in the introductory paragraph hereof.

        "Third Party Actuary" shall have the meaning set forth in Section 3.02(d) hereof.

        "Trigger Date" means the last day of the time period specified in Sections 5.20(d) or (e), as the case may be, of the Acquisition Agreement in the event that the Reinsurer is required to take any of the actions specified in Sections 5.20(a)(i), (ii) and (iii) thereof during such time period and fails to take any such actions.

        "Umpire" shall have the meaning set forth in Article
XIII.


                             ARTICLE II
                         BUSINESS REINSURED

        Upon the terms and subject to the conditions and other provisions of this Agreement and any required governmental and regulatory consents and approvals, effective as of 12:01 a.m., Eastern Time, on __________, 1997 (the "Effective Date"), Cedent hereby cedes to Reinsurer and Reinsurer hereby accepts and indemnity reinsures, on a coinsurance basis, 100% of the General Account Liabilities outstanding as of the Effective Date or arising thereafter, net of reinsurance recoveries received by Cedent under reinsurance cessions with respect to the Coinsured Contracts other than pursuant to this Agreement ("Outward Reinsurance").


                            ARTICLE III
                     TERMINATION AND RECAPTURE

        Section 3.01. Termination. The reinsurance provided under this Agreement shall terminate as to each Coinsured Contract on any date as of which such Coinsured Contract is recaptured as provided below in this Article III, but shall otherwise continue indefinitely as to all Coinsured Contracts.

        Section 3.02.  Recapture.  (a) If Reinsurer fails to
take one of the actions specified in clauses (i), (ii) and (iii) of Section 5.20(a) of the Acquisition Agreement under the circumstances described therein on or prior to the Trigger Date, then Cedent shall have the right, upon 10 days' written notice to Reinsurer, to recapture the Coinsured Contracts that have not expired, effective as of the first day of the month following the Trigger Date (the "Recapture Date"). In the event that the Coinsured Contracts that have not expired are recaptured pursuant to this Article III, a net accounting and settlement with respect to the General Account Liabilities relating to Coinsured Contracts that have not expired shall be undertaken by the parties hereto pursuant to the provisions set forth below in this Section 3.02.

        (b) On the Recapture Date, Reinsurer will deliver to Cedent a statement of the General Account Other Insurance Assets, General Account Liabilities, the amount of the participating surplus with respect to the Coinsured Contracts and the amount of any contract loans under the Coinsured Contracts that have not expired, each as of the end of the second month preceding the month in which the Recapture Date falls (the "Preliminary Recapture Statement"), together with a certification of the chief financial officer of Reinsurer that (i) the Preliminary Recapture Statement was prepared in accordance with Connecticut SAP, and
(ii) the General Account Reserves set forth therein (A) were determined in accordance with generally accepted actuarial standards consistently applied, (B) were fairly stated in accordance with sound actuarial principles, (C) were based on actuarial assumptions that were appropriate for Cedent's obligations under the related Coinsured Contracts, and (D) met the requirements of Connecticut SAP.

        (c) On the Recapture Date, Reinsurer shall transfer to Cedent (i) invested assets, cash and Cash Equivalents having an aggregate value sufficient to satisfy the obligations represented by the General Account Liabilities plus the amount of the participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired and less the amount of General Account Other Insurance Assets and (ii) the General Account Other Insurance Assets, each as determined by Reinsurer and set forth on the Preliminary Recapture Statement. Cash shall be transferred by Reinsurer to Cedent by wire transfer of immediately available funds in U.S. Dollars. Invested assets and Cash Equivalents shall be transferred by such instruments of transfer as are reasonably acceptable to Cedent. Invested assets transferred pursuant to this Section 3.02(c) shall be valued at their market value as of the Recapture Date. As specified in Section 6.02 hereof, Cedent shall, from and after the Recapture Date, be entitled to receive and retain all contract loan repayments under the Coinsured Contracts that have not expired. Recapture shall be deemed to occur upon the receipt by Cedent of such invested assets, cash and Cash Equivalents and such General Account Other Insurance Assets, free of all liens or other encumbrances.

        (d) Reinsurer shall, on or before the date that is 30 days after the Recapture Date, prepare a statement of the General Account Other Insurance Assets, General Account Liabilities, the amount of the participating surplus with respect to the Coinsured Contracts and the amount of any contract loans under the Coinsured Contracts that have not expired, each as of the close of business on the last day of the month preceding the month in which the Recapture Date falls (the "Proposed Recapture Statement"), together with a certification of the chief financial officer of Reinsurer to the same effect with respect to the Proposed Recapture Statement as of the date thereof as the certification provided by such officer with respect to the Preliminary Recapture Statement as of the date thereof pursuant to Section 3.02(b). Promptly after its preparation, Reinsurer shall deliver copies of the Proposed Recapture Statement to Cedent. Cedent shall have the right to review the Proposed Recapture Statement and comment thereon for a period of 45 days after receipt thereof. Reinsurer agrees that Cedent and its accountants and other agents may have access to the accounting records of Reinsurer relating to its preparation of the Proposed Recapture Statement for the purpose of conducting its review. Any changes in the Proposed Recapture Statement that are agreed to by Reinsurer and Cedent within 45 days of the aforementioned delivery of such statement by Reinsurer shall be incorporated into a final recapture statement as of the close of business on the last day of the month preceding the month in which the Recapture Date falls (the "Final Recapture Statement"). In the event that Reinsurer and Cedent are unable to agree within such 45-day period on the manner in which any item or items should be treated in the preparation of the Final Recapture Statement, or upon (i) the amount of invested assets, cash and Cash Equivalents that is sufficient to satisfy the obligations represented by the General Account Liabilities plus the amount of participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired and less the amount of General Account Other Insurance Assets or (ii) the amount of the General Account Other Insurance Assets, separate written reports of such item or items shall be made in concise form and shall be referred to a nationally-known firm of independent actuaries selected by Cedent and approved by the Reinsurer, which approval shall not unreasonably be withheld (the "Third Party Actuary"). The Third Party Actuary shall determine within 14 days the manner in which such item or items shall be treated on the Final Recapture Statement; provided, however, that the dollar amount of each item in dispute shall be determined between the range of dollar amounts proposed by Cedent and Reinsurer, respectively; further provided, however, that in no event shall the amount of invested assets, cash and Cash Equivalents that is deemed to be sufficient to satisfy the obligations represented by the General Account Liabilities less the amount of any contract loans under the Coinsured Contracts that have not expired be less than the amount of the General Account Liabilities less the amount of any such contract loans. The determinations by the Third Party Actuary as to the items in dispute shall be in writing and shall be binding and conclusive on the parties and shall be so reflected in the Final Recapture Statement. The fees, costs and expenses of retaining the Third Party Actuary shall be shared equally between the parties. Such determination shall be binding and conclusive on the parties. Following the resolution of all disputed items, Reinsurer shall prepare the Final Recapture Statement and shall deliver copies of such statement to Cedent.

        (e) In the event the aggregate amount of invested assets, cash and Cash Equivalents and General Account Other Insurance Assets reflected on the Preliminary Recapture Statement and transferred to the Cedent on the Recapture Date is less than an amount equal to the General Account Liabilities plus the amount of participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired less the amount of General Account Other Insurance Assets, each as reflected on the Final Recapture Statement, Reinsurer shall transfer to Cedent additional cash or Cash Equivalents equal to the amount of such difference, together with interest thereon from and including the Recapture Date to but not including the date of such transfer computed at an Annual Rate equal to the 90-Day Treasury Rate in effect as of the Recapture Date. In the event the aggregate amount of invested assets, cash and Cash Equivalents, and General Account Other Insurance Assets reflected on the Preliminary Recapture Statement and transferred to Cedent on the Recapture Date is more than an amount equal to the General Account Liabilities plus the amount of participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired less the amount of General Account Other Insurance Assets, each as reflected on the Final Recapture Statement, Cedent shall transfer to Reinsurer cash or Cash Equivalents in the amount of such difference, together with interest thereon computed at an Annual Rate as specified above from and including the Recapture Date to but not including the date of such transfer.

        (f) If at any time after the Recapture Date Cedent or any of its Affiliates is required to make any payment in respect of any Post Recapture Extra Contractual Obligations, Reinsurer will, promptly upon Cedent's demand therefor, pay the amount thereof to Cedent.


                             ARTICLE IV
                             TERRITORY

        This Agreement shall apply to Coinsured Contracts covering lives and risks wherever resident or situated.


                             ARTICLE V
              ADMINISTRATION; CHANGES; CREDITING RATES

        Section 5.01. Administration. Pursuant to the Administrative Services Agreement, Cedent has appointed Reinsurer to perform all administrative services with respect to the Coinsured Contracts and the Cedent Separate Accounts and the contracts supported by the Cedent Separate Accounts and Reinsurer has agreed to perform such services on behalf of Cedent, including, but not limited to, the collection of premiums and other amounts due from Contractholders, the direct payment of all General Account Liabilities, the direct disbursement of all contract loans and the administration of claims.

        Section 5.02. Contract Changes or Reserve Assumption Changes. Cedent, on its own initiative, shall not change (a) the terms and conditions of any Coinsured Contracts or (b) the assumptions and methods used by Cedent to establish the General Account Reserves. Reinsurer shall share proportionately, on a 100% coinsurance basis, in any changes in the terms or conditions of any Coinsured Contracts or changes in the assumptions and methods used to establish the General Account Reserves, whether effected by Reinsurer acting pursuant to the Administrative Services Agreement or by reason of the requirements of any regulatory authority having jurisdiction over Cedent or otherwise required by law or by Connecticut SAP, provided that prior to effectuating any such change Cedent shall promptly notify Reinsurer of such proposed change and afford Reinsurer the opportunity, to the extent practical under applicable law, to object to such change under applicable administrative procedures (both formal and informal).

        Section 5.03.  Non-Guaranteed Elements.  Cedent shall
set all non-guaranteed elements of the Coinsured Contracts from and after the Effective Date, taking into account the recommendations of the Reinsurer with respect thereto.


                             ARTICLE VI
       TRANSFER OF ASSETS; CONTRACT LOANS; CEDING COMMISSION

        Section 6.01. Asset Transfer. As consideration for the indemnity reinsurance of the General Account Liabilities by Reinsurer hereunder, Cedent hereby agrees to transfer to Reinsurer in accordance with the terms of the Acquisition Agreement (i) investment assets having a statutory statement carrying value on the books of Cedent equal to (a) the General Account Liabilities as of the close of business on the last day of the month preceding the month in which the Effective Date falls plus (b) the amount of the participating surplus with respect to the Coinsured Contracts as of such date less (c) the amount of any contract loans under the Coinsured Contracts as of such date and less (d) the amount of the General Account Other Insurance Assets as of such date and
(ii) the General Account Other Insurance Assets as of the close of business on the last day of the month preceding the month in which the Effective Date falls. As additional consideration for the assumption of the General Account Liabilities by Reinsurer, Reinsurer shall be entitled to 100% of all premiums, deposits and other considerations to the extent received on or after the Effective Date by Cedent or Reinsurer with respect to the general account portion of the Coinsured Contracts net of reinsurance premiums and all other amounts payable on or after the Effective Date with respect to the Outward Reinsurance. Cedent shall promptly remit to Reinsurer (but in no event later than 72 hours following the receipt of any such premiums, deposits and other considerations) any such amounts received by it in respect of any of the Coinsured Contracts and hereby assigns to Reinsurer all of its rights to such premiums, deposits and other considerations payable to Cedent.

        Section 6.02.  Contract Loans.  (a)  As further
consideration for the indemnity reinsurance of the General Account Liabilities hereunder, Reinsurer shall, subject to the provisions of this Section 6.02, be entitled to all contract loan repayments
(including both principal and interest) under the Coinsured
Contracts, payable in accordance with Article V hereof.

        (b) Cedent shall, from and after the Recapture Date, have the right to retain all contract loan repayments under the Coinsured Contracts, and to direct Reinsurer to pay to Cedent all such contract loan repayment amounts collected by Reinsurer pursuant to the Administrative Services Agreement.

        Section 6.03. Ceding Commission. As consideration for the reinsurance ceded by Cedent to Reinsurer of the Coinsured Contracts and the acquisition by Reinsurer of rights in respect of such Coinsured Contracts, Reinsurer shall pay Cedent the Ceding Commission as of the Effective Date by including such amount in the Purchase Price (as defined in the Acquisition Agreement) payable by Reinsurer on the Closing Date under the Acquisition Agreement. Reinsurer shall provide Cedent its allocation of the Ceding Commission among the life insurance and non-cancelable disability insurance, other health insurance, and annuity contracts included in the Coinsured Contracts.



                            ARTICLE VII
                             INSOLVENCY

        Reinsurer hereby agrees that, as to all reinsurance made, ceded, renewed or otherwise becoming effective hereunder, the reinsurance shall be payable by Reinsurer on the basis of the liability of Cedent under the Coinsured Contracts reinsured on an indemnity basis directly to Cedent or to its conservator, liquidator, receiver or other statutory successor, without diminution because of (i) the insolvency, liquidation or rehabilitation of Cedent, (ii) the appointment of a conservator, receiver, liquidator or statutory successor of Cedent, or (iii) the failure of the conservator, receiver, liquidator or statutory successor of Cedent to pay all or a portion of any claim. It is agreed that any conservator, receiver, liquidator or statutory successor of Cedent shall give prompt written notice to Reinsurer of the pendency or submission of a claim under any such Coinsured Contracts within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding. During the pendency of such claim, Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense available to Cedent or its conservator, receiver, liquidator or statutory successor except where: (i) the Coinsured Contract specifies another payee of such reinsurance in the event of the insolvency of Cedent and (ii) Reinsurer, with the consent of the direct insureds has assumed such policy obligations of Cedent as its direct obligations to the payees under such Coinsured Contracts, in substitution for the obligations of Cedent to such payees. The expense thus incurred by Reinsurer is chargeable against Cedent, subject to the approval of the court, as a part of the expense of insolvency, liquidation or rehabilitation to the extent of a proportionate share of the benefit which accrues to Cedent solely as a result of the defense undertaken by Reinsurer.


                            ARTICLE VIII
                              OFFSETS

        Any debts or credits between Cedent and Reinsurer arising under this Agreement are deemed mutual debts or credits, as the case may be, and shall be netted or set off, as the case may be, and only the balance shall be allowed or paid hereunder.



                             ARTICLE IX
         RIGHTS WITH RESPECT TO GENERAL ACCOUNT LIABILITIES

        Reinsurer's reinsurance of the General Account Liabilities is intended for the sole benefit of the parties to this Agreement and shall not create any right on the part of any other party, including, without limit, any Contractholder, insured, claimant or beneficiary, against Reinsurer or any legal relation between any Contractholders, insureds, claimants or beneficiaries and Reinsurer.


                             ARTICLE X
                        ERRORS AND OMISSIONS

        Inadvertent delays, errors or omissions made by either Cedent or Reinsurer in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability which would have attached to such party had such delay, error or omission not occurred, provided that the party causing such delay, error or omission rectifies the same as soon as possible after its discovery thereof. If, as a result of any such delay, error or omission, there is a delay in the transfer of funds to be transferred pursuant hereto, the party responsible for such delay, error or omission shall pay, to the party to whom such funds are to be transferred, interest on the amount of funds to be transferred from the date of such delay, error or omission to and including the date of such transfer of funds at a rate equal to the 90-Day Treasury Rate.


                             ARTICLE XI
                        DUTY OF COOPERATION

        Section 11.01.  Cooperation Generally.  Each party
hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement. The duty of cooperation shall apply, but not be limited, to regulatory matters and to litigation matters involving third parties.

        Section 11.02.  Product Tax Cooperation.  Cedent shall,
at Reinsurer's written request and sole cost and expense, cooperate fully with Reinsurer in obtaining such relief as Reinsurer shall reasonably require (including obtaining a waiver from, or entering into a settlement or closing agreement with, the Internal Revenue Service or an affected policyholder) with respect to any non-compliance by Cedent or Reinsurer with any product tax requirement or limitation contained in the Code (including without limitation sections 72, 101, 817, 7702 and 7702A of the Code) regarding any Coinsured Contract; provided, however, that this
Section 11.02 shall apply only if Reinsurer's written request is not given prior to the last day of the twentieth calendar month following the month in which the Closing Date falls. Cedent shall permit Reinsurer to participate in any discussions, negotiations or settlements with the Internal Revenue Service or any affected policyholder pursuant to this Section 11.02 and, to the extent Cedent is not adversely affected by such actions, to control such discussions, negotiations or settlements.


                           ARTICLE XII
                     DEFERRED ACQUISITION COSTS
        Section 12.01.  Section 848 Election.  (a) Each of
Cedent and Reinsurer acknowledges that it is subject to taxation under Subchapter L of the Code and hereby makes the election contemplated by Section 1.848-2(g)(8) of the Income Tax Regulations with respect to this Agreement. Each of Cedent and Reinsurer (i) agrees that such election is effective for the taxable year of each party that includes the Effective Date and for all subsequent years during which this Agreement remains in effect and (ii) warrants that it will take no action to revoke the election.

        (b) Pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations, each of Cedent and Reinsurer hereby agrees (i) to attach a schedule to its federal income tax return for its first taxable year ending on or after the Effective Date that identifies this Agreement as a reinsurance agreement for which the joint election under Section 1.848-2(g)(8) has been made, (ii) that the party with net positive consideration, as defined in Section 848 of the Code and the Income Tax Regulations thereunder, for this Agreement for each taxable year will capitalize its specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code, and (iii) to exchange information pertaining to the amount of net consideration, as defined in Section 848 of the Code and the Income Tax Regulations thereunder, under this Agreement each year to ensure consistency. Reinsurer shall prepare and execute duplicate copies of the schedule described in the preceding sentence as soon as possible after the Effective Date and submit them to Cedent for execution. Cedent shall execute the copies and return one of them to Reinsurer within 30 days of Cedent's receipt of such copies.

        Section 12.02.  DAC Adjustment.    (a)  For purposes of
this Agreement, the term "DAC Adjustment" is calculated as follows: First, for each taxable year with respect to each category of Coinsured Contracts, "the gross amount incurred by the reinsurer with respect to this Agreement" (as defined in Section 1.848-2(f)(2)(i)(A) of the Income Tax Regulations) for such category (but not including any DAC Adjustment incurred in such year) is multiplied by the applicable percentage set forth in
Section 848 (c)(1) of the Code for such category. The sum, if any, from the preceding sentence is then reduced by the amortization allowed Cedent under Section 848(a)(2) of the Code for such category, but only with regard to amounts capitalized per this Agreement under Section 1.848-2(f)(2)(i)(A). The result for a category, whether positive or negative, is then multiplied by the quotient of: tr/(1-(tr x (1+Y))), where tr = the maximum applicable marginal corporate federal income tax rate (as defined in Section 11(b)(1)(D) of the Code) for the taxable year, and Y = the applicable percentage set forth in Section 848(c)(1) for such category of Coinsured Contracts. The aggregate amount of such calculations for all categories of Coinsured Contracts for a taxable year (whether positive or negative) is the DAC Adjustment for the year.

        (b) Within 60 days of the end of Cedent's taxable year, Cedent shall calculate the DAC Adjustment for the year and submit such calculations to Reinsurer for review. If, within 30 days of Reinsurer's receipt of such calculations, Reinsurer shall not have objected in writing to such calculations, the calculations shall become final. If, within 15 days of any objection in writing to such calculations, Cedent and Reinsurer shall not have agreed in writing to such calculations (in which case the calculations shall become final), any disputed aspects of the calculations shall be resolved by the Third Party Accountant (as defined in the Acquisition Agreement) within 30 days of the submission of the dispute to the Third Party Accountant by Cedent or Reinsurer. The decision of the Third Party Accountant shall be final (and the resulting calculations shall be final), and the costs, expenses, and fees of the Third Party Accountant shall be borne equally by Cedent and Reinsurer.

        (c) If the amount of the DAC Adjustment for any taxable year of Cedent is positive, Reinsurer shall pay such amount to Cedent within 15 days of the date on which the calculations of the DAC Adjustment become final. If the amount of the DAC adjustment for any taxable year of Cedent negative, Cedent shall pay such amount to Reinsurer within 15 days of the date on which the calculations of the DAC Adjustment become final.

        (d) Notwithstanding any other provision of this Section 12.02, the term "gross amount incurred by the reinsurer with respect to this Agreement" shall not include (i) all or any part of the Ceding Commission or (ii) the consequences of any recapture of the Coinsured Contracts pursuant to Section 3.02 hereof.

        (e) In the event that Section 848 of the Code or the Income Tax Regulations thereunder are amended after the date hereof and any change is made to the amortization period under
Section 848(a)(2), the capitalization percentages in Section 848(c)(1), or the definition of the term "gross amount incurred by the reinsurer with respect to the reinsurance agreement" in
Section 1.848-2(f)(2)(i)(A) of the Income Tax Regulations, Cedent and Reinsurer shall cooperate in good faith to modify the definition of the term "DAC Adjustment" to reflect such change, consistent with the principles and assumptions originally used in defining that term in this Agreement.


                            ARTICLE XIII
                            ARBITRATION

        Any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, including the formation or validity hereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

        One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

        If the two arbitrators are unable to agree upon the selection of the Umpire within 30 days of their appointment, then each arbitrator shall submit to the other a list of three Umpire candidates. Each arbitrator shall strike the names of two candidates from the other arbitrator's list, and the Umpire shall be selected from the two remaining candidates by a lot drawing procedure determined by the two arbitrators.

        Unless the parties otherwise agree all arbitrators shall be disinterested active or former officers of insurance or reinsurance companies.

        Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine a schedule for the conduct of the arbitration, including hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The panel shall determine where the arbitration shall take place. To the extent and only to the extent that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. Insofar as the arbitration panel looks to substantive law, the law of New York shall govern. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

        The panel shall render its decision, which shall be in writing and state the reasons therefor, within 60 days following the termination of hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the Umpire. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to interest (determined at the Panel's discretion) and attorneys' fees, to the extent permitted by law.


                            ARTICLE XIV
                      MISCELLANEOUS PROVISIONS

        Section 14.01.  Notices.  Any notice required or
permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

        (1)  If to Reinsurer to:

                  The Lincoln National Life Insurance Company
                  1300 South Clinton Street
                  P.O. Box 1110
                  Fort Wayne, Indiana  48601-1110
                  Attention: Carl L. Baker
                  Telecopier No.:  (219) 455-5135

             With a concurrent copy to:

                  Sutherland, Asbill & Brennan LLP
                  1275 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20004
                  Attention:  David A. Massey
                  Telecopier No.:  (202) 637-3593

        (2)  If to Cedent to:

                  Connecticut General Life Insurance Company
                  900 Cottage Grove Road
                  Hartford, Connecticut  06152-2302
                  Attention:  David C. Kopp
                  Telecopier No.:  (860) 726-5315

             With a concurrent copy to:

                  Milbank, Tweed, Hadley & McCloy
                  1 Chase Manhattan Plaza
                  New York, New York 10005
                  Attention: G. Malcolm Holderness
                  Telecopier No.: 212-530-5219

        Any party may, by notice given in accordance with this Agreement to the other party, designate another address or person for receipt of notices hereunder.

        Section 14.02.  Amendment.  This Agreement may not be
modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

        Section 14.03. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

        Section 14.04. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        Section 14.05. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party hereto.

        Section 14.06.  Governing Law.  SUBJECT TO ARTICLE XIII
HEREOF, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING
EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        Section 14.07. Credit for Ceded Reinsurance. Reinsurer shall take at its own expense all actions, and maintain all licenses, permits and authorizations, as are necessary in order for Cedent to receive credit for reinsurance ceded hereunder as reported in Cedent's financial statements.

        Section 14.08. Entire Agreement. This Agreement, together with the Acquisition Agreement and the other Ancillary Agreements (as defined in the Acquisition Agreement), constitutes the entire agreement between the parties relating to the indemnity reinsurance of the Coinsured Contracts, and there are no other agreements between the parties hereto, either existing or contemplated, written or oral, relating thereto.

        Section 14.09. No Reinsurance Intermediary. The parties acknowledge that there is no reinsurance intermediary entitled to a fee from either Cedent or Reinsurer by reason of acting as a broker in soliciting, negotiating or procuring the making of this Agreement or any binder for this Agreement.



        IN WITNESS WHEREOF, Cedent and Reinsurer have executed this Agreement as of the date first above written.




                CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                By:

                Name:

              Title:



                THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                By:

                Name:

               Title:



                           SCHEDULE 1.01

                         In-Force Contracts
                           SCHEDULE 1.02

                        Post-Closing Contracts

                           SCHEDULE 1.03

                     Cedent Separate Accounts

                 ADMINISTRATIVE SERVICES AGREEMENT


                           by and between


             CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                and


            THE LINCOLN NATIONAL LIFE INSURANCE COMPANY








                    Dated as of _________, 1997



                         TABLE OF CONTENTS


ARTICLE I
   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II
   APPOINTMENT; STANDARDS;NOTIFICATION OF CONTRACTHOLDERS . . . . 4
   Section 2.01.  Appointment and Acceptance of Appointment. . . .4
   Section 2.02.  Standards. . . . . . . . . . . . . . . . . . . .4
   Section 2.03.  Notification of Contractholders. . . . . . . . .4

ARTICLE III
   ADMINISTRATIVE SERVICES . . . . . . . . . . . . . . . . . . . .4
   Section 3.01.  Administrative Services in General . . . . . . .4
   Section 3.02.  Collection Services. . . . . . . . . . . . . . .5
   Section 3.03.  Processing of Disbursements. . . . . . . . . . .5
   Section 3.04.  Payment of Disbursements . . . . . . . . . . . .6
   Section 3.05.  Denied Disbursements . . . . . . . . . . . . . .6

ARTICLE IV
   BOOKS AND RECORDS; REPORTS . . . . . . . . . . . . . . . . . . 8
   Section 4.01.  Maintenance of Books and Records . . . . . . . .8
   Section 4.02.  Transaction Report . . . . . . . . . . . . . . .9
   Section 4.03.  Final Balance Sheet. . . . . . . . . . . . . . .9

ARTICLE V
   INABILITY TO PERFORM SERVICES; ERRORS . . . . . . . . . . . . .9
   Section 5.01.  Inability to Perform Services. . . . . . . . . .9
   Section 5.02.  Errors . . . . . . . . . . . . . . . . . . . . .9

ARTICLE VI
   REGULATORY MATTERS . . . .. . . . . . . . . . . . . . . . . . 10
   Section 6.01.  Responsibilities of Purchaser. . . . . . . . . 10

ARTICLE VII
   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 10
   Section 7.01.  Indemnification. . . . . . . . . . . . . . . . 10
   Section 7.02.  Notice of Asserted Liability . . . . . . . . . 11
   Section 7.03.  Right to Contest Claims of Third Parties . . . 11
   Section 7.04.  Indemnification Payments . . . . . . . . . . . 12

ARTICLE VIII
   DURATION; TERMINATION . . . . . . . . . . . . . . . . . . . . 12
   Section 8.01.  Duration . . . . . . . . . . . . . . . . . . . 12
   Section 8.02.  Termination. . . . . . . . . . . . . . . . . . 12

ARTICLE IX
   ARBITRATION. . . .. . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE X
   INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Section 10.01.  Liability Insurance . . . . . . . . . . . . . 14
   Section 10.02.  Fidelity Bond . . . . . . . . . . . . . . . . 15

ARTICLE XI
   MISCELLANEOUS. . . .. . . . . . . . . . . . . . . . . . . . . 15
   Section 11.01.  Headings, Schedules and Exhibits. . . . . . . 15
   Section 11.02.  Notices . . . . . . . . . . . . . . . . . . . 15
   Section 11.03.  Amendments. . . . . . . . . . . . . . . . . . 16
   Section 11.04.  Execution in Counterpart. . . . . . . . . . . 16
   Section 11.05.  Limited Authority . . . . . . . . . . . . . . 16
   Section 11.06.  Assignment. . . . . . . . . . . . . . . . . . 16
   Section 11.07.  No Third Party Beneficiaries. . . . . . . . . 17
   Section 11.08.  Subcontracting. . . . . . . . . . . . . . . . 17
   Section 11.09.  Change in Status. . . . . . . . . . . . . . . 17
   Section 11.10.  Survival. . . . . . . . . . . . . . . . . . . 17
   Section 11.11.  Further Assurances. . . . . . . . . . . . . . 17
   Section 11.12.  Governing Law.. . . . . . . . . . . . . . . . 17

SCHEDULE 1.01. . . . . . . . . . . . . . . Seller Separate Accounts

SCHEDULE 2.01. . . . . . . . . . . . . . . .Administrative Services



                 ADMINISTRATIVE SERVICES AGREEMENT


        This ADMINISTRATIVE SERVICES AGREEMENT (this
"Agreement"), dated as of ________, 1997, is made by and between Connecticut General Life Insurance Company, a Connecticut domiciled stock life insurance company ("Seller"), and The Lincoln National Life Insurance Company, a stock life insurance company incorporated in Indiana and a wholly owned subsidiary of Lincoln National Corporation ("Purchaser").

        WHEREAS, pursuant to an Indemnity Reinsurance Agreement between Seller and Purchaser that is being executed concurrently with this Agreement (the "Indemnity Reinsurance Agreement"), Purchaser has agreed to indemnify Seller for 100% of the General Account Liabilities, as defined in the Indemnity Reinsurance Agreement (such General Account Liabilities being referred to herein as the "General Account Liabilities"); and

        WHEREAS, Seller wishes to appoint Purchaser to provide all administrative services with respect to the Coinsured Contracts and the Seller Separate Accounts (as defined below), and Purchaser desires to provide such administrative services in consideration for Seller entering into the Acquisition Agreement (as defined below) and the Indemnity Reinsurance Agreement;

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and upon the terms and conditions set forth herein, the parties to this Agreement agree as follows:


                             ARTICLE IV

                            DEFINITIONS

        The following terms shall have the respective meaning set forth below throughout the Agreement:

        "Acquisition Agreement" means the Second Amended and Restated Asset Transfer and Acquisition Agreement entered into by and among CIGNA Corporation, Connecticut General Corporation, Seller, CIGNA Life Insurance Company, Lincoln National Corporation, Purchaser and Lincoln Life & Annuity Company of New York dated as of July 27, 1997.

        "Administrative Services" shall have the meaning set forth in Section 2.01 hereof.

        "Asserted Liability" shall have the meaning set forth in
Section 7.03 hereof.

        "Business" shall have the same meaning as set forth in the Acquisition Agreement.

        "Business Day" means any day on which the unit value of the Seller Separate Accounts is required to be calculated.

        "Coinsured Contracts" shall have the same meaning as the term "Coinsured Contracts" set forth in the Indemnity Reinsurance Agreement (which term, for the avoidance of doubt, includes the policies and contracts funded by the Seller Separate Accounts and owned by residents of jurisdictions other than the State of New York and issued by Seller through CIGNA's Individual Insurance Division).

        "Contractholder" means the holder of any Coinsured
Contract.

        "Commission" means the Securities and Exchange
Commission.

        "Effective Date" means the Effective Date as defined in the Indemnity Reinsurance Agreement.

        "Exchange Act" means the Securities Exchange Act of
1934, as amended.

        "General Account Liabilities" shall have the meaning set forth in the first recital hereof.

        "Guaranty Fund Adjustment" shall have the meaning set forth in Section 3.06(a) hereof.

        "Indemnified Party" shall have the meaning set forth in
Section 7.02 hereof.

        "Indemnifying Party" shall have the meaning set forth in
Section 7.02 hereof.

        "Indemnity Reinsurance Agreement" shall have the meaning set forth in the first recital hereof.

        "Intermediary" means an individual or entity designated by a Contractholder as its broker of record or as the individual or entity that will act on such Contractholder's behalf, in some or all respects, in connection with such Contractholder's
Coinsured Contract.

        "Legally Required Seller Actions" shall have the meaning set forth in Section 3.01 hereof.

        "License Agreement" shall have the meaning set forth in the Acquisition Agreement.

        "NAIC" means the National Association of Insurance
Commissioners.

        "NASD" means the National Association of Securities
Dealers, Inc.

        "Outward Reinsurance" means reinsurance cessions by Seller with respect to the Coinsured Contracts, other than pursuant to the Indemnity Reinsurance Agreement.

        "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

        "Post-Closing Assessments" shall have the meaning set forth in Section 3.06(a) hereof.

        "Premium Tax Credits" shall have the meaning set forth in Section 3.06(a) hereof.

        "Purchaser" shall have the meaning set forth in the introductory paragraph hereof.

        "Purchaser Losses" shall have the meaning set forth in
Section 7.01 hereof.

        "Seller" shall have the meaning set forth in the introductory paragraph hereof.

        "Seller Losses" shall have the meaning set forth in
Section 7.01 hereof.

        "Seller Separate Accounts" means the separate accounts of Seller described on Schedule 1.01 hereto.

        "Service Provider" means an individual or entity, other than an Intermediary, that provides services to holders of Coinsured Contracts with respect to the Coinsured Contracts other than Seller or Purchaser.

        "Third Party Claimant" shall have the meaning set forth in Section 7.03 hereof.

        "Transition Services Agreement" shall have the meaning set forth in the Acquisition Agreement.

        "Umpire" shall have the meaning set forth in Article IX.


                             ARTICLE V

                      APPOINTMENT; STANDARDS;
                  NOTIFICATION OF CONTRACTHOLDERS

        Section 2.01.  Appointment and Acceptance of
Appointment. Seller hereby appoints Purchaser to provide, with respect to the Coinsured Contracts, the administrative services specified herein and in Schedule 2.01 hereto (collectively, the "Administrative Services") for the period specified in Section
8.01 of this Agreement, and Purchaser hereby accepts such appointment and agrees to perform such services.

        Section 2.02.  Standards.  Purchaser acknowledges that
the performance of the Administrative Services in an accurate and timely manner is of paramount importance to Seller. Purchaser agrees to perform the Administrative Services with the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties and in conformance with industry standards and applicable law.

        Notwithstanding the foregoing obligations, in recognition of the fact that Purchaser is taking over the administrative procedures used prior to the Effective Date by Seller, Purchaser shall not be obligated by this Agreement or any schedule hereto to perform during the first 18 months after the Effective Date the services required by this Agreement in a manner different from the manner in which such services are being provided by Seller immediately prior to the Effective Date; provided, however, that after the Effective Date, Purchaser shall make any changes required by changes in law (or the interpretation thereof) subsequent to the Effective Date and any changes required by changes in industry standards.

        Section 2.03. Notification of Contractholders. Purchaser agrees to send to (i) holders of the Coinsured Contracts, (ii) Intermediaries, and (iii) Service Providers, a written notice prepared by Seller and reasonably acceptable to Purchaser to the effect that Purchaser has been appointed by Seller to provide Administrative Services. Purchaser shall send such notice promptly after receipt thereof, but in no event more than 30 Business Days thereafter, by first class U.S. mail.


                            ARTICLE III

                      ADMINISTRATIVE SERVICES

        Section 3.01. Administrative Services in General. Purchaser agrees to perform all administrative services required to be performed with respect to the Coinsured Contracts and the Seller Separate Accounts, and is authorized to do so in the name or on behalf of Seller where appropriate, including, without limitation those specifically provided for in Sections 3.02 through 3.05 and elsewhere in this Agreement, but subject to
Section 3.06 and the next following paragraph.

        The intention of the parties is that Purchaser will perform all such administrative services in such a way as to minimize the involvement of Seller and its affiliates therein, subject to (a) Section 3.06 and (b) any requirements of law or governmental authorities having jurisdiction that require that specific actions, other than those provided for in Section 3.06, be taken by Seller without Purchaser acting on its behalf ("Legally Required Seller Actions").

        Without limiting the generality of the foregoing, Purchaser shall have the right to cause Seller to effect the termination of any participation agreements and/or to enter into new participation agreements relating to underlying funding media for the Seller Separate Accounts.

        Section 3.02. Collection Services. Purchaser agrees to perform the following services with respect to amounts due from holders of the Coinsured Contracts:

        (a) Collect premiums, deposits and other remittances from Contractholders (including payments of principal or interest on contract loans) and from any collection facility, including Intermediaries and other persons or institutions that receive remittances with respect to the Coinsured Contracts, and process the remittances in a manner reasonably acceptable to Seller.

        (b) Collect amounts payable in respect of Outward
        Reinsurance.

        (c) Maintain records pertaining to the collection and processing of premiums, deposits or other remittances and amounts payable in respect of Outward Reinsurance in the format utilized by Seller on the Effective Date or as otherwise agreed by the parties.

        (d) Promptly invest in the Seller Separate Accounts deposits collected which relate to the separate account portions of Coinsured Contracts (including transfers from fixed options under the Coinsured Contracts), and forward funds and required information to the underlying investment management companies in accordance with any applicable agreements, laws and regulations.

        Section 3.03. Processing of Disbursements. Purchaser agrees to perform the following services with respect to disbursements made in respect of the Coinsured Contracts for payment of death benefits, annuity benefits, withdrawals, surrenders, transfers, policy loans, returns of deposits, and any other disbursement and payments due to reinsurers or otherwise in respect of Outward Reinsurance:

        (a)  Receive and process requests for disbursements.

        (b) Process policy lapses, expiries and/or non-forfeiture options with respect to the Coinsured Contracts.

        (c) Evaluate requests for disbursements and either pay any such request for disbursement, in accordance with Section 3.04 hereof, or propose to deny any such request for disbursement in full or in part, in accordance with Section 3.05 hereof,
(i) within 10 Business Days after receipt of all documentation required to process any such disbursement, with respect to any request for a disbursement relating to the general account portion of a Coinsured Contract and (ii) within the time period specified in the applicable contract, with respect to any request for a disbursement relating to the separate account under a Coinsured Contract, or, in the case of either clause (i) or clause (ii) above, within any shorter time provided by applicable statute, rule or regulation. In the event that Purchaser is unable to make a determination as to whether any such request for disbursement should be paid or denied within the specified period, it shall notify Seller immediately in writing and shall state in such notice the reasons for such delay.

        Section 3.04. Payment of Disbursements. Purchaser agrees to pay all disbursements (subject, where appropriate, to reimbursement from the relevant Seller Separate Account). Purchaser will do so directly so as to avoid, to the maximum extent practicable, Seller or its affiliates being required to make any payments in connection with the Coinsured Contracts or the Administrative Services, except as specifically provided otherwise in Section 3.06.

        Section 3.05. Denied Disbursements. (a) Purchaser agrees to promptly notify Seller if it proposes to deny any disbursement request. The notice required under this Section 3.05 will contain the basis for Purchaser's decision to deny such disbursement request and the date that such disbursement would be required to be made. Purchaser may not deny a disbursement request if Seller reasonably objects to such denial in writing within 10 Business Days of Seller's receipt of the notice required under this Section 3.05 (or within such shorter period as may be required to permit the relevant disbursement to be made within the time period required by any applicable law or regulation). In the event that Purchaser notifies Seller of a proposed denial on the Business Day that the disbursement would be required to be made and Seller objects to such proposed denial, then the disbursement shall be made as soon as practicable thereafter, and Seller acknowledges that such disbursement may be made later than the date otherwise required by this Agreement.

        (b) Purchaser agrees to immediately notify Seller of any litigation that has been instituted or threatened, or of any complaint which any person has filed or has threatened to file with any state insurance department or other regulatory agency, with respect to any denied disbursement request or any disbursement request-handling procedure in connection with a Coinsured Contract, regardless of whether the disbursement request was paid or denied, or with respect to any other matter relating to a Coinsured Contract. Such notice shall contain a report summarizing the nature of the litigation or complaint, the alleged actions or omissions giving rise to the litigation or complaint and copies of any files that Seller may require to respond to the litigation or complaint.

        (c) Purchaser shall pay the expenses of any litigation or regulatory proceeding with respect to the Coinsured Contracts (subject to any indemnification rights of Purchaser under this Agreement or any other agreement between Purchaser and Seller).

        Section 3.06.  Certain Actions by Seller.

        Notwithstanding the provisions of Section 3.01:

        (a) Purchaser will give Seller timely notice of any Legally Required Seller Actions and, to the maximum extent practicable, prepare in a timely manner the forms of any documentation required for Seller to comply therewith. Seller will prepare and, subject to Purchaser's compliance with this section, timely file any filings required to be made with any governmental authorities, including filings with insurance regulators and guaranty associations and filings and premium tax returns with taxing authorities that relate to Seller generally and not just to the Coinsured Contracts and the Seller Separate Accounts and will make any payments required in connection with such filings and premium tax returns and any assessment by guaranty associations. To the extent reasonably possible, Purchaser will be responsible for complying with all applicable reporting, withholding and disclosure requirements under the Internal Revenue Code of 1986 with respect to the Coinsured Contracts and Seller Separate Accounts, and Seller will cooperate with Purchaser to the extent necessary to allow Purchaser to fulfill its responsibilities. Purchaser will, in a timely fashion in light of the dates such filings and payments by Seller are required, provide to Seller all information with respect to the Coinsured Contracts and the Seller Separate Accounts that may be required for Seller to prepare such filings and tax returns and will pay to Seller (without reduction for Premium Tax Credits, as defined below) the amounts that are required to be paid by Seller in connection with such filings and premium tax returns in respect of premiums, deposits or other consideration paid to Seller after the Effective Date on the Coinsured Contracts and the Seller Separate Accounts. Without limiting the generality of the foregoing, Purchaser will reimburse Seller for premium taxes due on the Coinsured Contracts and the Seller Separate Accounts in sufficient time to allow Seller to file such returns.

   As described below, Purchaser will pay to Seller an amount equal to the portion of any guaranty fund assessments or other premium based assessments paid by Seller after the Effective Date that are based on premiums, deposits and other consideration paid or earned after the Effective Date on the Coinsured Contracts and Seller Separate Accounts ("Post Closing Assessments"). Seller will pay to or provide Purchaser with the benefit of any Post Closing Assessments which have been applied to reduce Seller's premium tax liability ("Premium Tax Credits"), regardless of the source of such liability. Seller will provide to Purchaser by March 15 of each year a statement of the amount of Post Closing Assessments less Premium Tax Credits for the prior calendar year ("Guaranty Fund Adjustment"). By March 30 of each year Purchaser will pay to Seller the Guaranty Fund Adjustment, if a positive amount, and Seller will pay or credit to Purchaser the Guaranty Fund Adjustment, if a negative amount.

        (b) In the event that Seller retains a portion of any investment asset transferred to Purchaser pursuant to Section 6.01 of the Indemnity Reinsurance Agreement and Section 2.03(c) of the Acquisition Agreement, (i) Seller will continue to provide, or cause to be provided, investment management with respect to such asset if Seller's retained interest is equal to or greater than 50% of the combined interest of Seller and Purchaser in such asset and (ii) Purchaser will provide, or cause to be provided, investment management services with respect to such asset if Seller's interest is less than 50% of the combined interest of Seller and Purchaser in such asset. The party providing such investment management services shall do so in the same manner as such party provides such services with respect to its own portion of the relevant asset, but shall make no other warranty, or have any other responsibility, to the other party with respect to such investment management services.

        Section 3.07.  Compensation and Reimbursement for
Seller.  Purchaser will, promptly upon Seller's request therefor:

        (a) compensate Seller for any administrative services it may from time to time, notwithstanding the intention of the parties expressed in Section 3.01, be required to perform with respect to the Coinsured Contracts and the Seller Separate Accounts, including without limitation accounting, legal, tax and regulatory filing services, Legally Required Seller Actions and, to the extent they relate to Coinsured Contracts and Seller Separate Accounts, actions and services referred to in Section 3.06; and

        (b) reimburse Seller for any other costs it may reasonably incur with respect to the Coinsured Contracts and the Seller Separate Accounts as a result of the reinsurance arrangement contemplated by the Indemnity Reinsurance Agreement.

The compensation and reimbursement referred to in this Section
3.07 shall be based on Seller's fully-allocated costs, including a proportionate share of corporate overhead, as detailed in invoices to Purchaser.


                             ARTICLE IV

                     BOOKS AND RECORDS; REPORTS

        Section 4.01.  Maintenance of Books and Records.  (a)
For the duration of this Agreement, Purchaser shall maintain, at a location to be agreed upon by Purchaser and Seller, books and records of all transactions pertaining to the Coinsured Contracts, including, but not limited to, any disbursement requests submitted in respect of the Coinsured Contracts and any documents relating thereto, any communications relating to any Coinsured Contract, any communication with any regulatory authority, complaint logs and all data used by Purchaser in the performance of services required under this Agreement. These books and records shall be maintained (i) in accordance with any and all applicable statutes, rules and regulations and (ii) in a format no less accessible than the format in which such books and records are maintained on the date hereof. All such books and records pertaining to a Coinsured Contract shall be made available to Seller, its auditors or other designees, and regulatory agencies, during normal business hours and at any other time on reasonable notice, for review, inspection, examination and reproduction. Upon termination of this Agreement, all books and records pertaining to Coinsured Contracts which have not expired shall be delivered promptly to Seller or such other person or entity as Seller shall designate in writing.

        (b) Purchaser shall back up all of its computer files used in the performance of services under this Agreement on a daily basis and shall maintain back-up files in an off-site location.

        (c) Purchaser shall maintain facilities and procedures reasonably acceptable to Seller for safekeeping all records used in the performance of services under this Agreement.

        Section 4.02. Transaction Report. Within five Business Days of the end of each calendar month during the term of this Agreement, Purchaser shall provide Seller with a summary report and accounting of all transactions, including receipts, payments, policy loans, surrenders and other matters, that have occurred during that month, in a form acceptable to Seller. Purchaser shall provide a final accounting to Seller within 15 Business Days following the end of the month during which the termination of this Agreement occurs.

        Section 4.03.  Final Balance Sheet.  Purchaser shall
assist Seller, as reasonably requested by Seller, in the preparation of the Proposed Balance Sheet and the Final Balance
Sheet, as such terms are defined in the Acquisition Agreement.


                             ARTICLE V

               INABILITY TO PERFORM SERVICES; ERRORS

        Section 5.01. Inability to Perform Services. In the event that Purchaser shall be unable to perform services as required by this Agreement for any reason for a period that can reasonably be expected to exceed three Business Days, Purchaser shall cooperate with Seller in obtaining an alternative means of providing such services. Purchaser will be responsible for all costs incurred in either restoring services or obtaining an alternative source of services, except to the extent such inability by Purchaser to perform the services required by this Agreement is the result of, or is caused by, the failure of Seller to perform its obligations under the Transition Services Agreement.

        Section 5.02. Errors. Purchaser shall, at its own expense, correct any errors in Administrative Services caused by it within a reasonable time after receiving notice thereof from Seller or otherwise, except to the extent such inability by Purchaser to perform the services required by this Agreement is the result of, or is caused by, the failure of Seller or any of its Affiliates as the case may be, to perform its obligations as set forth under the Transition Services Agreement. This obligation includes, without limitation, reimbursement to the Seller Separate Accounts and the management investment companies underlying that account for any dilution or other adverse effect due to transactions made effective as of an earlier date, commonly referred to as "breakage."


                             ARTICLE VI

                         REGULATORY MATTERS

        Section 6.01.  Responsibilities of Purchaser.
Purchaser, on behalf of Seller,
 shall, subject to the second paragraph of Section 3.01 and
Section 3.06(a) be responsible for all state insurance department and federal and state securities law filings (including, but not limited to, filings of riders and amendments), the maintenance of all required licenses and permits, compliance with all regulatory requirements and the taking of all required actions with respect to government authorities.


                            ARTICLE VII

                          INDEMNIFICATION

        Section 7.01.  Indemnification.  (a)  Purchaser agrees
to indemnify and hold harmless Seller and any of its directors, officers, employees, agents or affiliates from any and all losses, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines and penalties (collectively, "Seller Losses") arising out of or caused by: (i) fraud, theft or embezzlement by officers, employees or agents of Purchaser during the term of this Agreement; (ii) the failure, either intentional or unintentional, of Purchaser to properly perform the services or take the actions required by this Agreement, including, without limitation, the failure to properly process, evaluate and pay disbursement requests in accordance with the terms of this Agreement; (iii) any other act of negligence or willful misconduct committed by officers, agents or employees of Purchaser during the term of this Agreement; (iv) any failure of Purchaser to comply with applicable laws, rules and regulations during the term of this Agreement other than, during the first 18 months after the Effective Date, Seller Losses arising out of or caused by actions or inactions of Purchaser consistent with the manner in which such services are being provided by Seller immediately prior to the Effective Date, except if changes are required pursuant to Section
2.02 hereof; or (v) the failure of any Person described in clause
(ii) of Section 11.08 to properly perform the services that Purchaser is to provide hereunder.

        (b) Seller agrees to indemnify and hold harmless Purchaser and any of its directors, officers, employees, agents or affiliates from any and all losses, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines and penalties (collectively, "Purchaser Losses") arising out of or caused by: (i) fraud, theft or embezzlement by officers, employees or agents of Seller during the term of this Agreement;
(ii) any other act of negligence or willful misconduct committed by officers, agents or employees of Seller during the term of this Agreement; or (iii) any failure of Seller to comply with applicable laws, rules and regulations during the term of this Agreement other than any failure on the part of Seller or Purchaser caused by the action or inaction of Purchaser, including when acting in the name or on behalf of Seller, whether or not in compliance with the terms of this Agreement.

        Section 7.02.  Notice of Asserted Liability.  In the
event that either party hereto asserts a claim for indemnification hereunder, such party seeking indemnification (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") specifying the facts constituting the basis for, and the amount (if known) of, the claim asserted.

        Section 7.03.  Right to Contest Claims of Third Parties.
(a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "Third Party Claimant") that may result in a Purchaser Loss with respect to which Purchaser is entitled to indemnification pursuant to
Section 7.01(a) hereof or a Seller Loss with respect to which Seller is entitled to indemnification pursuant to Section 7.01(b) hereof (an "Asserted Liability"), the Indemnified Party shall so notify the Indemnifying Party as promptly as practicable, but in no event later than 10 Business Days after such Asserted Liability is actually known to the Indemnified Party. Failure to deliver notice with respect to an Asserted Liability in a timely manner shall not be deemed a waiver of the Indemnified Party's right to indemnification for Losses in connection with such Asserted Liability but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's losses would have been less had such notice been timely delivered.

        (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle the Asserted Liability; provided, that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing. The failure of the Indemnifying Party to respond in writing to proper notice of an Asserted Liability within 10 days after receipt thereof shall be deemed an election not to defend the same. Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to do so in such manner as it deems appropriate, including, but not limited to, settling such Asserted Liability (after giving notice of the settlement to the Indemnifying Party) on such terms as the Indemnified Party deems appropriate.

        (c) Except as provided in the immediately preceding sentence, the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) during the 10 day period specified above.

        (d) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has elected, or is deemed to have elected, not to defend, or which it does not have the right to defend under paragraph (b) of this Section 7.03, with its own counsel and at its own expense.

        (e) Except as provided in the first sentence of paragraph (b) of this Section 7.03, the Indemnifying Party shall bear all costs of defending any Asserted Liability and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses incurred in connection with defending such Asserted Liability.

        (f) Purchaser and Seller shall make mutually available to each other all relevant information in their possession relating to any Asserted Liability (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

        Section 7.04.  Indemnification Payments.  Any payment
hereunder shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.


                            ARTICLE VIII

                       DURATION; TERMINATION

        Section 8.01. Duration. This Agreement shall commence on the date of its execution and continue until such time as none of the Coinsured Contracts remains in force and no further Administrative Services in respect of the Coinsured Contracts are required, or until it is terminated under Section 8.02. Purchaser shall cooperate fully in the transfer of services and the books and records maintained by Purchaser pursuant to Section 4.01 hereof (or, where appropriate, copies thereof) to Seller or Seller's designee, so that Seller or its designee will be able to perform the services required under this Agreement without interruption following termination of this Agreement.

        Section 8.02.  Termination.  (a)  This Agreement is
subject to immediate termination at the option of Seller, upon written notice to Purchaser, on the occurrence of any of the following events:

             (i) A voluntary or involuntary proceeding is commenced in any state by or against Purchaser for the purpose of conserving, rehabilitating or liquidating Purchaser, or Purchaser shall lose its authority to perform services hereunder;

             (ii) There is a material breach by Purchaser of any term or condition of this Agreement, that is not cured by Purchaser within 90 days of receipt of written notice from Seller of such breach or act;

             (iii)  Any liability policy or bond required
pursuant to Article X of this Agreement is canceled, terminated or substantially revised; or

             (iv) Purchaser is unable to perform the services required under Articles III, IV and V of this Agreement for a period of 90 consecutive days for any reason.

        (b) This Agreement will terminate automatically in the event that Seller exercises recapture under the Indemnity
Reinsurance Agreement pursuant to Section 3.02 thereof.

        (c) This Agreement may be terminated at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination.

        (d) In the event that this Agreement is terminated under any of the provisions of this Section 8.02 other than
Section 8.02(b), Purchaser shall select a third-party administrator to perform the services required by this Agreement. Seller shall have the right to approve any such administrator selected by Purchaser, but such approval will not unreasonably be withheld. If Purchaser fails to select an administrator pursuant to this Section 8.02(d), Seller shall select such an administrator. In either case, Purchaser shall pay all fees and charges imposed by the selected administrator.


                             ARTICLE IX

                            ARBITRATION

        Any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

        One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

        If the two arbitrators are unable to agree upon the selection of the Umpire within 30 days of their appointment, then each arbitrator shall submit to the other a list of three Umpire candidates. Each arbitrator shall strike the names of two candidates from the other arbitrator's list, and the Umpire shall be selected from the two remaining candidates by a lot drawing procedure determined by the two arbitrators.

        Unless the parties otherwise agree all arbitrators shall be disinterested active or former officers of insurance or reinsurance companies.

        Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine a schedule for the conduct of the arbitration, including hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The panel shall determine where the arbitration shall take place. To the extent and only to the extent that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. Insofar as the arbitration panel looks to substantive law, the law of New York shall govern. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

        The panel shall render its decision, which shall be in writing and state the reasons therefor, within 60 days following the termination of hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the Umpire. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to interest (determined at the Panel's discretion) and attorneys' fees, to the extent permitted by law.


                             ARTICLE X

                             INSURANCE

        Section 10.01. Liability Insurance. Purchaser shall maintain errors and omissions liability coverages in commercially prudent amounts, to cover any loss arising as a result of any real or alleged negligence, errors or omissions on the part of Purchaser's officers, agents or employees in any aspect of the performance of services under this Agreement.

        Section 10.02. Fidelity Bond. Purchaser shall maintain fidelity bond coverage in commercially prudent amounts to cover any loss due to the misdeeds of Purchaser's officers, employees or agents.


                             ARTICLE XI

                           MISCELLANEOUS

        Section 11.01.  Headings, Schedules and Exhibits.
Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules and Exhibits are a part of this Agreement.

        Section 11.02.  Notices.  Any notice required or
permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

        (a)  If to Purchaser to:

             The Lincoln National Life Insurance Company
             1300 South Clinton Street
             P.O. Box 1110
             Fort Wayne, Indiana  48601-1110
             Attention:  Carl L. Baker
             Telecopier No.:  (219) 455-5135

             With a concurrent copy to:

             Sutherland, Asbill & Brennan LLP
             1275 Pennsylvania Avenue, N.W.
             Washington, D.C.  20004
             Attention:  David A. Massey
             Telecopier No.:  (202) 637-3593

        (b)  If to Seller to:

             Connecticut General Life Insurance Company
             900 Cottage Grove Road
             Hartford, Connecticut  06152-2302
             Attention:  David C. Kopp
             Telecopier No.:  (860) 726-5315

             With a concurrent copy to:

             Milbank, Tweed, Hadley & McCloy
             1 Chase Manhattan Plaza
             New York, New York  10005
             Attention:  G. Malcolm Holderness
             Telecopier No.:  (212) 530-5219

        Any party may, by notice given in accordance with this Agreement to the other parties, designate another address or person for receipt of notices hereunder.

        Section 11.03.  Amendments.  This Agreement cannot be
modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

        Section 11.04.  Execution in Counterpart.  This
Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        Section 11.05. Limited Authority. Seller and Purchaser are not partners or joint venturers, and no employee or agent of either party shall be considered an employee or agent of the other. Purchaser's authority shall be limited to that which is expressly stated in this Agreement.

        Section 11.06. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld provided, however, that Purchaser may not assign this Agreement or such rights so long as it is the reinsurer under the Indemnity Reinsurance Agreement.

        Section 11.07. No Third Party Beneficiaries. Except as otherwise specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        Section 11.08. Subcontracting. Purchaser may not subcontract for the performance of any services that Purchaser is to provide hereunder, except as permitted in writing by Seller, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, Purchaser shall be permitted to subcontract for the performance of any of such services with (i) any Person that is performing such services as a subcontractor for Seller as of the date hereof, without obtaining the consent of Seller so long as Purchaser notifies Seller of such subcontract on or prior to the effective date thereof or (ii) any Person that is performing such services as a subcontractor for Purchaser with respect to all or substantially all of Purchaser's insurance business that is similar to the insurance business to be administered hereunder.

        Section 11.09.  Change in Status.  Purchaser shall
notify Seller immediately of any "change of control" filing, the adoption of any plan to liquidate, merge or dissolve Purchaser, or of any proceeding or lawsuit which affects Purchaser's ability to perform this Agreement, including, but not limited to, insolvency or rehabilitation proceedings.

        Section 11.10.  Survival.  The provisions of Articles
VII and IX hereof shall survive the termination of this Agreement.

        Section 11.11. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions of this Agreement. Without limiting the generality of the foregoing, Seller shall (a) execute all documents necessary to grant Purchaser the disbursement payment authority contemplated by
Section 3.03 of this Agreement, (b) subject to Section 3.01, make any Seller regulatory filings or broker appointments that Purchaser is required to make on behalf of Seller hereunder and
(c) grant any licenses to Purchaser with respect to any logos, trademarks, service marks or copyrights necessary for Purchaser to comply with the terms of this Agreement.

        Section 11.12.  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS
OF LAWS THEREOF.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


             CONNECTICUT GENERAL LIFE INSURANCE COMPANY


             By:

             Name:

             Title:



             THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


             By:

             Name:

             Title:

                          SCHEDULE 1.01

                     Seller Separate Accounts



                           SCHEDULE 2.01

                      Administrative Services


o Disbursements, including but not limited to payment of benefits, claim investigation, adjustment, resisting and defense of claims, policy loans, premium refunds, withdrawals, and surrenders

o  Statistical information

o  Billing and premium collection

o  Policy lapses, expiries, and nonforfeitures

o  Reinstatements

o Legally required accounting and actuarial information in order to meet statutory, tax and GAAP requirements

o Preparation and filing of insurance forms and amendments, including rate authorization filings, if applicable

o  Underwriting and new business administration

o  Commission processing

o  Electronic data processing services

o  Licensing of agents

o Preparation and filing of any tax information returns as may be required under federal and state laws

o Completion of any annual, quarterly or monthly statement exhibits

o Direct response to any insurance department or other regulatory inquiries with copies to Seller as are necessary to enable Seller to meet its compliance responsibilities

o  Any DAC computations (whether or not related to Settlement
   Agreements)

o Preparation of all reports required to be filed under federal and state securities laws, including but not limited to the annual and semiannual reports to contractholders, confirmation of all contract customer transactions, proxy material, including all mailings to contractholders, annual reports on Form N-SAR, registration of units under Rule 24f-2 of the Investment Company Act of 1940, applications and prospectuses.

o  Reinsurance Administration

o  Broker Dealer administrative activities (e.g. trading)

o  Licensing and appointment of agents

o  Contracting with and oversight of outside investment managers

o Compliance with IRC, SEC and other regulators with respect to the registered products

                  INDEMNITY REINSURANCE AGREEMENT


                           by and between


             CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                and


             LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK








                    Dated as of __________, 1997

                         TABLE OF CONTENTS

                                                               Page

ARTICLE I - DEFINITIONS  . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II - BUSINESS REINSURED  . . . . . . . . . . . . . . . . .5

ARTICLE III - TERMINATION AND RECAPTURE  . . . . . . . . . . . . .5
   Section 3.01.    Termination. . . . . . . . . . . . . . . . . .5
   Section 3.02.    Recapture. . . . . . . . . . . . . . . . . . .5

ARTICLE IV - TERRITORY . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE V - CHANGES; CREDITING RATES . . . . . . . . . . . . . . .7
   Section 5.01.    Contract Changes or Reserve
                    Assumption Changes . . . . . . . . . . . . . .7
   Section 5.02.    Non-Guaranteed Elements. . . . . . . . . . . .8

ARTICLE VI
   TRANSFER OF ASSETS; CONTRACT LOANS; CEDING COMMISSION. . . .. .8
   Section 6.01.    Asset Transfer.. . . . . . . . . . . . . . . .8
   Section 6.02.    Contract Loans . . . . . . . . . . . . . . . .8
   Section 6.03.    Ceding Commission. . . . . . . . . . . . . . .9

ARTICLE VII - INSOLVENCY . . . . . . . . . . . . . . . . . . . . .9

ARTICLE VIII - OFFSETS . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE IX - RIGHTS WITH RESPECT TO GENERAL ACCOUNT LIABILITIES .10

ARTICLE X - ERRORS AND OMISSIONS . . . . . . . . . . . . . . . . 10

ARTICLE XI - DUTY OF COOPERATION . . . . . . . . . . . . . . . . 10
   Section 11.01.   Cooperation Generally. . . . . . . . . . . . 10
   Section 11.02.   Product Tax Cooperation. . . . . . . . . . . 10

ARTICLE XII - DEFERRED ACQUISITION COSTS . . . . . . . . . . . . 11
   Section 12.01.   Section 848 Election . . . . . . . . . . . . 11
   Section 12.02.   DAC Adjustment . . . . . . . . . . . . . . . 11

ARTICLE XIII - ARBITRATION . . . . . . . . . . . . . . . . . . . 13

ARTICLE XIV - MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . 13
   Section 14.01.   Notices. . . . . . . . . . . . . . . . . . . 13
   Section 14.02.   Amendment. . . . . . . . . . . . . . . . . . 14
   Section 14.03.   Counterparts . . . . . . . . . . . . . . . . 14
   Section 14.04.   No Third Party Beneficiaries . . . . . . . . 14
   Section 14.05.   Assignment . . . . . . . . . . . . . . . . . 15
   Section 14.06.   Governing Law. . . . . . . . . . . . . . . . 15
   Section 14.07.   Credit for Ceded Reinsurance . . . . . . . . 15
   Section 14.08.   Entire Agreement . . . . . . . . . . . . . . 15
   Section 14.09.   No Reinsurance Intermediary. . . . . . . . . 15


SCHEDULE 1.01. . . . . . . . . . . . . . . . . . In-Force Contracts
SCHEDULE 1.02. . . . . . . . . . . . . . . . Post-Closing Contracts
SCHEDULE 1.03. . . . . . . . . . . . . . . Cedent Separate Accounts

                  INDEMNITY REINSURANCE AGREEMENT


        This INDEMNITY REINSURANCE AGREEMENT (this "Agreement"), dated as of ___________, 1997, is made by and between Connecticut General Life Insurance Company, a Connecticut domiciled stock life insurance company ("Cedent"), and Lincoln Life & Annuity Company of New York, a New York domiciled stock life insurance company ("Reinsurer") and a wholly owned subsidiary of The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company.

        WHEREAS, Cedent has agreed to cede and transfer to Reinsurer the Coinsured Contracts (as defined below) for the consideration specified herein and Reinsurer has agreed to reinsure the General Account Liabilities (as defined below) of Cedent under the Coinsured Contracts on the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and upon the terms and conditions set forth herein, the parties hereto agree as follows:


                             ARTICLE II
                            DEFINITIONS

        The following terms shall have the respective meanings set forth below throughout the Agreement:

        "Acquisition Agreement" means the Second Amended and Restated Asset Transfer and Acquisition Agreement entered into by and among CIGNA, Connecticut General Corporation, Cedent, CIGNA Life Insurance Company, Lincoln National Corporation, The Lincoln National Life Insurance Company and Reinsurer dated as of July 27, 1997.

        "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

        "Agreement" means this Indemnity Reinsurance Agreement.

        "Annual Rate" means the value of r in the expression (l
+ r)n/365 -1, where "n" is equal to the number of days for which interest is to be computed and the result of the expression is the interest factor for computing the applicable interest amounts.

        "Cash Equivalents" means, as of any particular date, money market funds, marketable obligations issued or guaranteed by the United States Government, certificates of deposit, bankers' acceptances and other similar liquid investments, in each case, with a maturity date of not more than 90 days from the date on which any such instrument is transferred pursuant to the terms of this Agreement, the market value of which on the date of transfer will be counted as equivalent to cash for purposes of satisfying the aggregate amount of cash and Cash Equivalents required to be transferred as described in Article III hereof.

        "Cedent" shall have the meaning set forth in the introductory paragraph hereof.

        "Cedent Separate Account Liabilities" means those insurance liabilities that are reflected in the Cedent Separate
Accounts and that relate to the Coinsured Contracts.

        "Cedent Separate Accounts" means the separate accounts of Cedent described on Schedule 1.03 hereto.

        "Ceding Commission" means $________.

        "CIGNA" means CIGNA Corporation, a Delaware corporation.

        "Code" means the Internal Revenue Code of 1986, as amended. Any citation to a section of the Code includes a citation to any successor statutory provision.

        "Coinsured Contracts" means (i) the In-Force Contracts, and (ii) the Post-Closing Contracts.

        "COLI Business" shall have the meaning as set forth in the Acquisition Agreement.

        "Connecticut SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Connecticut as applied on a basis consistent with those utilized in the preparation of 1996 Annual Statements of Cedent submitted to the Insurance Department of the State of Connecticut.

        "Contractholder" shall mean the holder of any Coinsured
Contract.

        "DAC Adjustment" shall have the meaning set forth in
Section 12.02(a) hereof.

        "Effective Date" shall have the meaning set forth in
Article II hereof.

        "Extra Contractual Obligations" means all liabilities for compensatory, consequential, exemplary, punitive or similar damages which relate to or arise in connection with any alleged or actual act, error or omission by Cedent or any of its Affiliates prior to the Effective Date hereof, whether intentional or otherwise, or from any reckless conduct or bad faith by Cedent or any of its Affiliates prior to the Effective Date hereof, or in connection with any such alleged or actual act, error or omission on and after the Effective Date hereof by the Reinsurer or any of its Affiliates acting on behalf of Cedent or any of its Affiliates pursuant to this Agreement or otherwise, in each case whether in connection with the handling of any claim under any of the Coinsured Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Coinsured Contracts; provided, that no Section 10.04 Seller Obligation, as such term is defined in the Acquisition Agreement, shall be deemed to be an Extra Contractual Obligation.

        "Final Recapture Statement" shall have the meaning set forth in Section 3.02(d) hereof.

        "General Account Liabilities" means all general account insurance liabilities and obligations arising under the Coinsured Contracts, including, without limitation (i) the General Account Reserves, (ii) the amounts included in lines 12, 12a, 19, and 25 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), (iii) any Extra Contractual Obligations, (iv) liabilities and obligations associated with Cedent's separate account SA-8T, (v) premium taxes due in respect of premiums, deposits and other consideration paid on or after the Effective Date with respect to the Coinsured Contracts and (vi) guaranty fund or other premium based assessments due based on such premiums, deposits and other consideration, net of any premium tax credits of Cedent arising out of any such assessments, but excluding (x) the Cedent Separate Account Liabilities, and (y) any general account liabilities which relate to (A) amounts transferred from the Cedent Separate Accounts to the general account of Cedent pending distribution to holders of the Coinsured Contracts and (B) amounts held in the general account of Cedent pending transfer to the Cedent Separate Accounts.

        "General Account Other Insurance Assets" means all general account other admitted insurance assets of Cedent arising under the Coinsured Contracts determined pursuant to Connecticut
SAP as such amounts would have been included in lines 12.1, 12.2, 12.3, 15, 16 and 17 of the Assets page of the NAIC Annual
Statement Blank (1996 format).

        "General Account Reserves" means the general account statutory reserves of Cedent (without regard to this Agreement) with respect to the Coinsured Contracts determined pursuant to Connecticut SAP, as such reserves would have been included in lines 1, 2, 3, 4.1, 4.2, 5, 6, 7.1, 7.2, 7.3, 8, 9, 10.1, 10.2,
10.3, 11.1, 11.2, 11.3 and 11.4 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), excluding however, any general account statutory reserve adjustments in relation to Cedent Separate Account Liabilities.

        "In-Force Contracts" means all individual life insurance (other than contracts included in the COLI Business), health insurance and annuity contracts owned by residents of the State of New York and issued through CIGNA's Individual Insurance Division by Cedent on the forms described on Schedule 1.01 hereto and in effect on the Effective Date (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

        "Income Tax Regulations" means the temporary and final regulations issued under the Code. Any citation to a section of the Income Tax Regulations includes a citation to any successor regulatory provision.

        "NAIC" means the National Association of Insurance
Commissioners.

        "90-Day Treasury Rate" means the annual yield rate, on the date to which 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury
Constant Maturities" in Federal Reserve Statistical Release
H.15(519).

        "Outward Reinsurance" shall have the meaning set forth in Article II hereof.

        "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

        "Post-Closing Contracts" means all individual life insurance (other than contracts included within the COLI Business), health insurance and annuity contracts of the types which are described on Schedule 1.02 hereto (including all supplements, endorsement, riders and ancillary agreements in connection therewith) that are delivered or issued for delivery to a resident of the State of New York through CIGNA's Individual Insurance Division by Cedent prior to the second anniversary of the Effective Date at the written request of Reinsurer in accordance with Section 5.34 of the Acquisition Agreement..

        "Post-Recapture Extra Contractual Obligations" means Extra Contractual Obligations which relate to or arise in connection with any alleged or actual act, error or omission by Reinsurer or any of its Affiliates (including by Reinsurer or its Affiliates acting on behalf of Cedent or any of its Affiliates pursuant to this Agreement or otherwise) on or before the Recapture Date, whether intentional or otherwise, or from any reckless conduct or bad faith by Reinsurer or any of its Affiliates (including by Reinsurer or its Affiliates acting on behalf of Cedent or any of its Affiliates pursuant to this Agreement or otherwise), in connection with the handling of any claim under any of the Coinsured Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Coinsured Contracts.

        "Preliminary Recapture Statement" shall have the meaning set forth in Section 3.02(b) hereof.

        "Proposed Recapture Statement" shall have the meaning set forth in Section 3.02(d) hereof.

        "Recapture Date" shall have the meaning set forth in
Section 3.02(a) hereof.

        "Reinsurer" shall have the meaning set forth in the introductory paragraph hereof.

        "Third Party Actuary" shall have the meaning set forth in Section 3.02(d) hereof.

        "Trigger Date" means the last day of the time period specified in Section 5.20(c) of the Acquisition Agreement in the event that the Reinsurer is required to take any of the actions specified in Sections 5.20(a)(i), (ii) and (iii) thereof during such time period and fails to take any such actions.

        "Umpire" shall have the meaning set forth in Article
XIII.


                            ARTICLE III
                       BUSINESS REINSURED

        Upon the terms and subject to the conditions and other provisions of this Agreement, effective as of 12:01 a.m., Eastern Time, on __________, 1997 (the "Effective Date"), Cedent hereby cedes to Reinsurer and Reinsurer hereby accepts and indemnity reinsures, on a coinsurance basis, 100% of the General Account Liabilities outstanding as of the Effective Date or arising thereafter, net of reinsurance recoveries received by Cedent under reinsurance cessions with respect to the Coinsured Contracts other than pursuant to this Agreement ("Outward Reinsurance").


                             ARTICLE IV
                     TERMINATION AND RECAPTURE

        Section 3.01. Termination. The reinsurance provided under this Agreement shall terminate as to each Coinsured Contract on any date as of which such Coinsured Contract is recaptured as provided below in this Article III, but shall otherwise continue indefinitely as to all Coinsured Contracts.

        Section 3.02.  Recapture.  (a) If Reinsurer fails to
take one of the actions specified in clauses (i), (ii) and (iii) of Section 5.20(a) of the Acquisition Agreement under the circumstances described therein on or prior to the Trigger Date, then Cedent shall have the right, upon 10 days' written notice to Reinsurer, to recapture the Coinsured Contracts that have not expired, effective as of the first day of the month following the Trigger Date (the "Recapture Date"). In the event that the Coinsured Contracts that have not expired are recaptured pursuant to this Article III, a net accounting and settlement with respect to the General Account Liabilities relating to Coinsured Contracts that have not expired shall be undertaken by the parties hereto pursuant to the provisions set forth below in this Section 3.02.

        (b) On the Recapture Date, Reinsurer will deliver to Cedent a statement of the General Account Other Insurance Assets, General Account Liabilities, the amount of the participating surplus with respect to the Coinsured Contracts and the amount of any contract loans under the Coinsured Contracts that have not expired, each as of the end of the second month preceding the month in which the Recapture Date falls (the "Preliminary Recapture Statement"), together with a certification of the chief financial officer of Reinsurer that (i) the Preliminary Recapture Statement was prepared in accordance with Connecticut SAP, and
(ii) the General Account Reserves set forth therein (A) were determined in accordance with generally accepted actuarial standards consistently applied, (B) were fairly stated in accordance with sound actuarial principles, (C) were based on actuarial assumptions that were appropriate for Cedent's obligations under the related Coinsured Contracts, and (D) met the requirements of Connecticut SAP.

        (c) On the Recapture Date, Reinsurer shall transfer to Cedent (i) invested assets, cash and Cash Equivalents having an aggregate value sufficient to satisfy the obligations represented by the General Account Liabilities plus the amount of the participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired and less the amount of General Account Other Insurance Assets and (ii) the General Account Other Insurance Assets, each as determined by Reinsurer and set forth on the Preliminary Recapture Statement. Cash shall be transferred by Reinsurer to Cedent by wire transfer of immediately available funds in U.S. Dollars. Invested assets and Cash Equivalents shall be transferred by such instruments of transfer as are reasonably acceptable to Cedent. Invested assets transferred pursuant to this Section 3.02(c) shall be valued at their market value as of the Recapture Date. As specified in Section 6.02 hereof, Cedent shall, from and after the Recapture Date, be entitled to receive and retain all contract loan repayments under the Coinsured Contracts that have not expired. Recapture shall be deemed to occur upon the receipt by Cedent of such invested assets, cash and Cash Equivalents and such General Account Other Insurance Assets, free of all liens or other encumbrances.

        (d) Reinsurer shall, on or before the date that is 30 days after the Recapture Date, prepare a statement of the General Account Other Insurance Assets, General Account Liabilities, the amount of the participating surplus with respect to the Coinsured Contracts and the amount of any contract loans under the Coinsured Contracts that have not expired, each as of the close of business on the last day of the month preceding the month in which the Recapture Date falls (the "Proposed Recapture Statement"), together with a certification of the chief financial officer of Reinsurer to the same effect with respect to the Proposed Recapture Statement as of the date thereof as the certification provided by such officer with respect to the Preliminary Recapture Statement as of the date thereof pursuant to Section 3.02(b). Promptly after its preparation, Reinsurer shall deliver copies of the Proposed Recapture Statement to Cedent. Cedent shall have the right to review the Proposed Recapture Statement and comment thereon for a period of 45 days after receipt thereof. Reinsurer agrees that Cedent and its accountants and other agents may have access to the accounting records of Reinsurer relating to its preparation of the Proposed Recapture Statement for the purpose of conducting its review. Any changes in the Proposed Recapture Statement that are agreed to by Reinsurer and Cedent within 45 days of the aforementioned delivery of such statement by Reinsurer shall be incorporated into a final recapture statement as of the close of business on the last day of the month preceding the month in which the Recapture Date falls (the "Final Recapture Statement"). In the event that Reinsurer and Cedent are unable to agree within such 45-day period on the manner in which any item or items should be treated in the preparation of the Final Recapture Statement, or upon (i) the amount of invested assets, cash and Cash Equivalents that is sufficient to satisfy the obligations represented by the General Account Liabilities plus the amount of participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired and less the amount of General Account Other Insurance Assets or (ii) the amount of the General Account Other Insurance Assets, separate written reports of such item or items shall be made in concise form and shall be referred to a nationally-known firm of independent actuaries selected by Cedent and approved by the Reinsurer, which approval shall not unreasonably be withheld (the "Third Party Actuary"). The Third Party Actuary shall determine within 14 days the manner in which such item or items shall be treated on the Final Recapture Statement; provided, however, that the dollar amount of each item in dispute shall be determined between the range of dollar amounts proposed by Cedent and Reinsurer, respectively; further provided, however, that in no event shall the amount of invested assets, cash and Cash Equivalents that is deemed to be sufficient to satisfy the obligations represented by the General Account Liabilities less the amount of any contract loans under the Coinsured Contracts that have not expired be less than the amount of the General Account Liabilities less the amount of any such contract loans. The determinations by the Third Party Actuary as to the items in dispute shall be in writing and shall be binding and conclusive on the parties and shall be so reflected in the Final Recapture Statement. The fees, costs and expenses of retaining the Third Party Actuary shall be shared equally between the parties. Such determination shall be binding and conclusive on the parties. Following the resolution of all disputed items, Reinsurer shall prepare the Final Recapture Statement and shall deliver copies of such statement to Cedent.

        (e) In the event the aggregate amount of invested assets, cash and Cash Equivalents and General Account Other Insurance Assets reflected on the Preliminary Recapture Statement and transferred to the Cedent on the Recapture Date is less than an amount equal to the General Account Liabilities plus the amount of participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired less the amount of General Account Other Insurance Assets, each as reflected on the Final Recapture Statement, Reinsurer shall transfer to Cedent additional cash or Cash Equivalents equal to the amount of such difference, together with interest thereon from and including the Recapture Date to but not including the date of such transfer computed at an Annual Rate equal to the 90-Day Treasury Rate in effect as of the Recapture Date. In the event the aggregate amount of invested assets, cash and Cash Equivalents, and General Account Other Insurance Assets reflected on the Preliminary Recapture Statement and transferred to Cedent on the Recapture Date is more than an amount equal to the General Account Liabilities plus the amount of participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired less the amount of General Account Other Insurance Assets, each as reflected on the Final Recapture Statement, Cedent shall transfer to Reinsurer cash or Cash Equivalents in the amount of such difference, together with interest thereon computed at an Annual Rate as specified above from and including the Recapture Date to but not including the date of such transfer.

        (f) If at any time after the Recapture Date Cedent or any of its Affiliates is required to make any payment in respect of any Post Recapture Extra Contractual Obligations, Reinsurer will, promptly upon Cedent's demand therefor, pay the amount thereof to Cedent.


                             ARTICLE IV
                             TERRITORY

        This Agreement shall apply to Coinsured Contracts covering lives and risks wherever resident or situated.


                             ARTICLE V
                      CHANGES; CREDITING RATES

        Section 5.01. Contract Changes or Reserve Assumption Changes. Cedent, on its own initiative, shall not change (a) the terms and conditions of any Coinsured Contracts or (b) the assumptions and methods used by Cedent to establish the General Account Reserves. Reinsurer shall share proportionately, on a 100% coinsurance basis, in any changes in the terms or conditions of any Coinsured Contracts or changes in the assumptions and methods used to establish the General Account Reserves, whether effected by Reinsurer or its Affiliates acting pursuant to this Agreement or otherwise or by reason of the requirements of any regulatory authority having jurisdiction over Cedent or otherwise required by law or by Connecticut SAP, provided that prior to effectuating any such change Cedent shall promptly notify Reinsurer of such proposed change.

        Section 5.02.  Non-Guaranteed Elements.  Cedent shall
set all non-guaranteed elements of the Coinsured Contracts from and after the Effective Date, taking into account the recommendations of Reinsurer with respect thereto.


                             ARTICLE VI
       TRANSFER OF ASSETS; CONTRACT LOANS; CEDING COMMISSION

        Section 6.01. Asset Transfer. As consideration for the indemnity reinsurance of the General Account Liabilities by Reinsurer hereunder, Cedent hereby agrees to transfer to Reinsurer in accordance with the terms of the Acquisition Agreement (i) investment assets having a statutory statement carrying value on the books of Cedent equal to (a) the General Account Liabilities as of the close of business on the last day of the month preceding the month in which the Effective Date falls plus (b) the amount of the participating surplus with respect to the Coinsured Contracts as of such date less (c) the amount of any contract loans under the Coinsured Contracts as of such date and less (d) the amount of the General Account Other Insurance Assets as of such date and
(ii) the General Account Other Insurance Assets as of the close of business on the last day of the month preceding the month in which the Effective Date falls. As additional consideration for the assumption of the General Account Liabilities by Reinsurer, Reinsurer shall be entitled to 100% of all premiums, deposits and other considerations to the extent received on or after the Effective Date by Cedent or Reinsurer with respect to the general account portion of the Coinsured Contracts net of reinsurance premiums and all other amounts payable on or after the Effective Date with respect to the Outward Reinsurance. Cedent shall promptly remit to Reinsurer (but in no event later than 72 hours following the receipt of any such premiums, deposits and other considerations) any such amounts received by it in respect of any of the Coinsured Contracts and hereby assigns to Reinsurer all of its rights to such premiums, deposits and other considerations payable to Cedent.

        Section 6.02.  Contract Loans.  (a)  As further
consideration for the indemnity reinsurance of the General Account Liabilities hereunder, Reinsurer shall, subject to the provisions of this Section 6.02, be entitled to all contract loan repayments
(including both principal and interest) under the Coinsured
Contracts.

        (b) Cedent shall, from and after the Recapture Date, have the right to retain or otherwise receive all contract loan repayments under the Coinsured Contracts.

        Section 6.03. Ceding Commission. As consideration for the reinsurance ceded by Cedent to Reinsurer of the Coinsured Contracts and the acquisition by Reinsurer of rights in respect of such Coinsured Contracts, Reinsurer shall pay Cedent the Ceding Commission as of the Effective Date by including such amount in the Purchase Price (as defined in the Acquisition Agreement) payable by Reinsurer on the Closing Date under the Acquisition Agreement. Reinsurer shall provide Cedent its allocation of the Ceding Commission among the life insurance and non-cancelable disability insurance, other health insurance, and annuity contracts included in the Coinsured Contracts.


                            ARTICLE VII
                             INSOLVENCY

       Reinsurer hereby agrees that, as to all reinsurance made, ceded, renewed or otherwise becoming effective hereunder, the reinsurance shall be payable by Reinsurer on the basis of the liability of Cedent under the Coinsured Contracts reinsured on an indemnity basis, directly to Cedent or to its conservator, liquidator, receiver or other statutory successor without diminution because of (i) the insolvency, liquidation or rehabilitation of Cedent, (ii) the appointment of a conservator, receiver, liquidator or statutory successor of Cedent, or (iii) the failure of the conservator, receiver, liquidator or statutory successor of Cedent to pay all or a portion of any claim. It is agreed that any conservator, receiver, liquidator or statutory successor of Cedent shall give prompt written notice to Reinsurer of the pendency or submission of a claim under any such Coinsured Contracts within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding. During the pendency of such claim, Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense available to Cedent or its conservator, receiver, liquidator or statutory successor except where: (i) the Coinsured Contract specifies another payee of such reinsurance in the event of the insolvency of Cedent and (ii) Reinsurer, with the consent of the direct insureds has assumed such policy obligations of Cedent as its direct obligations to the payees under such Coinsured Contracts, in substitution for the obligations of Cedent to such payees. The expense thus incurred by Reinsurer is chargeable against Cedent, subject to the approval of the court, as a part of the expense of insolvency, liquidation or rehabilitation to the extent of a proportionate share of the benefit which accrues to Cedent solely as a result of the defense undertaken by Reinsurer.


                            ARTICLE VIII
                              OFFSETS

       Any debts or credits between Cedent and Reinsurer arising under this Agreement are deemed mutual debts or credits, as the case may be, and shall be netted or set off, as the case may be, and only the balance shall be allowed or paid hereunder.


                             ARTICLE IX
         RIGHTS WITH RESPECT TO GENERAL ACCOUNT LIABILITIES

       Reinsurer's reinsurance of the General Account Liabilities is intended for the sole benefit of the parties to this Agreement and shall not create any right on the part of any other party, including, without limit, any Contractholder, insured, claimant or beneficiary, against Reinsurer or any legal relation between any Contractholders, insureds, claimants or beneficiaries and Reinsurer.

                             ARTICLE X
                        ERRORS AND OMISSIONS

       Inadvertent delays, errors or omissions made by either Cedent or Reinsurer in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability which would have attached to such party had such delay, error or omission not occurred, provided that the party causing such delay, error or omission rectifies the same as soon as possible after its discovery thereof. If, as a result of any such delay, error or omission, there is a delay in the transfer of funds to be transferred pursuant hereto, the party responsible for such delay, error or omission shall pay, to the party to whom such funds are to be transferred, interest on the amount of funds to be transferred from the date of such delay, error or omission to and including the date of such transfer of funds at a rate equal to the 90-Day Treasury Rate.


                             ARTICLE XI
                        DUTY OF COOPERATION

       Section 11.01. Cooperation Generally. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement. The duty of cooperation shall apply, but not be limited, to regulatory matters and to litigation matters involving third parties.

       Section 11.02.  Product Tax Cooperation.  Cedent shall, at
Reinsurer's written request and sole cost and expense, cooperate fully with Reinsurer in obtaining such relief as Reinsurer shall reasonably require (including obtaining a waiver from, or entering into a settlement or closing agreement with, the Internal Revenue
Service or an affected policyholder) with respect to any non-compliance by Cedent or Reinsurer with any product tax requirement or limitation contained in the Code (including without limitation Sections 72, 101, 817, 7702 and 7702A of the Code) regarding any Coinsured Contract; provided, however, that this Section 11.02 shall apply only if Reinsurer's written request is not given prior to the last day of the twentieth calendar month following the month in which the Closing Date falls. Cedent shall permit Reinsurer to participate in any discussions, negotiations or settlements with the Internal
Revenue Service or any affected policyholder pursuant to this
Section 11.02 and, to the extent Cedent is not adversely affected by such actions, to control such discussions, negotiations or settlements.


                           ARTICLE XII
                    DEFERRED ACQUISITION COSTS

       Section 12.01. Section 848 Election. (a) Each of Cedent and Reinsurer acknowledges that it is subject to taxation under Subchapter L of the Code and hereby makes the election contemplated by Section 1.848-2(g)(8) of the Income Tax Regulations with respect to this Agreement. Each of Cedent and Reinsurer (i) agrees that such election is effective for the taxable year of each party that includes the Effective Date and for all subsequent years during which this Agreement remains in effect and (ii) warrants that it will take no action to revoke the election.

       (b) Pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations, each of Cedent and Reinsurer hereby agrees (i) to attach a schedule to its federal income tax return for its first taxable year ending on or after the Effective Date that identifies this Agreement as a reinsurance agreement for which the joint election under Section 1.848-2(g)(8) has been made, (ii) that the party with net positive consideration, as defined in Section 848 of the Code and the Income Tax Regulations thereunder, for this Agreement for each taxable year will capitalize its specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code, and (iii) to exchange information pertaining to the amount of net consideration, as defined in Section 848 of the Code and the Income Tax Regulations thereunder, under this Agreement each year to ensure consistency. Reinsurer shall prepare and execute duplicate copies of the schedule described in the preceding sentence as soon as possible after the Effective Date and submit them to Cedent for execution. Cedent shall execute the copies and return one of them to Reinsurer within 30 days of Cedent's receipt of such copies.

       Section 12.02.  DAC Adjustment.    (a)  For purposes of
this Agreement, the term "DAC Adjustment" is calculated as follows: First, for each taxable year with respect to each category of Coinsured Contracts, "the gross amount incurred by the reinsurer with respect to this Agreement" (as defined in Section 1.848-2(f)(2)(i)(A) of the Income Tax Regulations) for such category (but not including any DAC Adjustment incurred in such year) is multiplied by the applicable percentage set forth in
Section 848 (c)(1) of the Code for such category. The sum, if any, from the preceding sentence is then reduced by the amortization allowed Cedent under Section 848(a)(2) of the Code for such category, but only with regard to amounts capitalized per this Agreement under Section 1.848-2(f)(2)(i)(A). The result for a category, whether positive or negative, is then multiplied by the quotient of: tr/(1-(tr x (1+Y))), where tr = the maximum applicable marginal corporate federal income tax rate (as defined in Section 11(b)(1)(D) of the Code) for the taxable year, and Y = the applicable percentage set forth in Section 848(c)(1) for such category of Coinsured Contracts. The aggregate amount of such calculations for all categories of Coinsured Contracts for a taxable year (whether positive or negative) is the DAC Adjustment for the year.

  (b) Within 60 days of the end of Cedent's taxable year, Cedent shall calculate the DAC Adjustment for the year and submit such calculations to Reinsurer for review. If, within 30 days of Reinsurer's receipt of such calculations, Reinsurer shall not have objected in writing to such calculations, the calculations shall become final. If, within 15 days of any objection in writing to such calculations, Cedent and Reinsurer shall not have agreed in writing to such calculations (in which case the calculations shall become final), any disputed aspects of the calculations shall be resolved by the Third Party Accountant (as defined in the Acquisition Agreement) within 30 days of the submission of the dispute to the Third Party Accountant by Cedent or Reinsurer. The decision of the Third Party Accountant shall be final (and the resulting calculations shall be final), and the costs, expenses, and fees of the Third Party Accountant shall be borne equally by Cedent and Reinsurer.

  (c) If the amount of the DAC Adjustment for any taxable year of Cedent is positive, Reinsurer shall pay such amount to Cedent within 15 days of the date on which the calculations of the DAC Adjustment become final. If the amount of the DAC adjustment for any taxable year of Cedent negative, Cedent shall pay such amount to Reinsurer within 15 days of the date on which the calculations of the DAC Adjustment become final.

  (d) Notwithstanding any other provision of this Section 12.02, the term "gross amount incurred by the reinsurer with respect to this Agreement" shall not include (i) all or any part of the Ceding Commission or (ii) the consequences of any recapture of the Coinsured Contracts pursuant to Section 3.02 hereof.

  (e) In the event that Section 848 of the Code or the Income Tax Regulations thereunder are amended after the date hereof and any change is made to the amortization period under Section 848(a)(2), the capitalization percentages in Section 848(c)(1), or the definition of the term "gross amount incurred by the reinsurer with respect to the reinsurance agreement" in Section 1.848-2(f)(2)(i)(A) of the Income Tax Regulations, Cedent and Reinsurer shall cooperate in good faith to modify the definition of the term
"DAC Adjustment" to reflect such change, consistent with the principles and assumptions originally used in defining that term in this Agreement.


                            ARTICLE XIII
                            ARBITRATION

       Any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, including the formation or validity hereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

       One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

       If the two arbitrators are unable to agree upon the selection of the Umpire within 30 days of their appointment, then each arbitrator shall submit to the other a list of three Umpire candidates. Each arbitrator shall strike the names of two candidates from the other arbitrator's list, and the Umpire shall be selected from the two remaining candidates by a lot drawing procedure determined by the two arbitrators.

       Unless the parties otherwise agree all arbitrators shall be disinterested active or former officers of insurance or reinsurance companies.

       Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine a schedule for the conduct of the arbitration, including hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The panel shall determine where the arbitration shall take place. To the extent and only to the extent that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. Insofar as the arbitration panel looks to substantive law, the law of New York shall govern. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

       The panel shall render its decision, which shall be in writing and state the reasons therefor, within 60 days following the termination of hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the Umpire. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to interest (determined at the Panel's discretion) and attorneys' fees, to the extent permitted by law.




                            ARTICLE XIV
                      MISCELLANEOUS PROVISIONS

       Section 14.01. Notices. Any notice required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

       (1)  If to Reinsurer to:

                 Lincoln Life & Annuity Company of New York
                 120 Madison Street, Suite 1700
                 Syracuse, New York  13202
                 Attention: Philip L. Holstein
                 Telecopier No.:  (315) 428-8419

            With concurrent copies to:

                 The Lincoln National Life Insurance Company
                 1300 South Clinton Street
                 P.O. Box 1110
                 Fort Wayne, Indiana  48601-1110
                 Attention: Carl L. Baker
                 Telecopier No.:  (219) 455-5135

                 Sutherland, Asbill & Brennan LLP
                 1275 Pennsylvania Avenue, N.W.
                 Washington, D.C.  20004
                 Attention:  David A. Massey
                 Telecopier No.:  (202) 637-3593

       (2)  If to Cedent to:

                 Connecticut General Life Insurance Company
                 900 Cottage Grove Road
                 Hartford, Connecticut  06152-2302
                 Attention: David C. Kopp
                 Telecopier No.: (860) 726-5315

            With a concurrent copy to:

                 Milbank, Tweed, Hadley & McCloy
                 1 Chase Manhattan Plaza
                 New York, New York 10005
                 Attention: G. Malcolm Holderness
                 Telecopier No.: 212-530-5219

       Any party may, by notice given in accordance with this Agreement to the other party, designate another address or person for receipt of notices hereunder.

       Section 14.02.  Amendment.  This Agreement may not be
modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

       Section 14.03. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

       Section 14.04. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

       Section 14.05.  Assignment.  This Agreement shall be
binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party hereto.

       Section 14.06. Governing Law. SUBJECT TO ARTICLE XIII HEREOF, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

       Section 14.07. Credit for Ceded Reinsurance. Reinsurer shall take at its own expense all actions, and maintain all licenses, permits and authorizations, as are necessary in order for Cedent to receive credit for reinsurance ceded hereunder as reported in Cedent's financial statements.

       Section 14.08. Entire Agreement. This Agreement, together with the Acquisition Agreement and the other Ancillary Agreements (as defined in the Acquisition Agreement), constitutes the entire agreement between the parties relating to the indemnity reinsurance of the Coinsured Contracts, and there are no other agreements between the parties hereto, either existing or contemplated, written or oral, relating thereto.

       Section 14.09. No Reinsurance Intermediary. The parties acknowledge that there is no reinsurance intermediary entitled to a fee from either Cedent or Reinsurer by reason of acting as a broker in soliciting, negotiating or procuring the making of this Agreement or any binder for this Agreement.

       IN WITNESS WHEREOF, Cedent and Reinsurer have executed this Agreement as of the date first above written.




                CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                By:

                Name:

               Title:



                LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


                By:

                Name:

                Title:

                           SCHEDULE 1.01

                         In-Force Contracts



                           SCHEDULE 1.02

                      Post-Closing Contracts

                           SCHEDULE 1.03

                     Cedent Separate Accounts

                 ADMINISTRATIVE SERVICES AGREEMENT


                           by and between


             CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                and


             LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK








                    Dated as of _________, 1997

                         TABLE OF CONTENTS


ARTICLE I - DEFINITIONS  . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II
   APPOINTMENT; STANDARDS; NOTIFICATION;COMMUNICATION
   WITH CONTRACTHOLDERS. . . . . . . . . . . . . . . . . . . . . .3
   Section 2.01.  Appointment and Acceptance of Appointment. . . .3
   Section 2.02.  Standards. . . . . . . . . . . . . . . . . . . .4
   Section 2.03. Notification of Intermediaries and Service Providers; Communications with
                  Contractholders. . . . . . . . . . . . . . . . .4

ARTICLE III - ADMINISTRATIVE SERVICES  . . . . . . . . . . . . . .5
   Section 3.01.  Administrative Services in General . . . . . . .5
   Section 3.02.  Collection Services. . . . . . . . . . . . . . .5
   Section 3.03.  Processing of Disbursements. . . . . . . . . . .5
   Section 3.04.  Payment of Disbursements . . . . . . . . . . . .6
   Section 3.05.  Denied Disbursements . . . . . . . . . . . . . .6
   Section 3.06.  Certain Actions by Seller. . . . . . . . . . . .7
   Section 3.07.  Compensation and Reimbursement for Seller. . . .8

ARTICLE IV - BOOKS AND RECORDS; REPORTS; CREDITING RATES . . . . .8
   Section 4.01.  Maintenance of Books and Records . . . . . . . .8
   Section 4.02.  Transaction Report . . . . . . . . . . . . . . .9
   Section 4.03.  Non-Guaranteed Elements. . . . . . . . . . . . .9

ARTICLE V - INABILITY TO PERFORM SERVICES; ERRORS  . . . . . . . .9
   Section 5.01.  Inability to Perform Services. . . . . . . . . .9
   Section 5.02.  Errors . . . . . . . . . . . . . . . . . . . . .9

ARTICLE VI - REGULATORY MATTERS  . . . . . . . . . . . . . . . . 10
   Section 6.01.  Responsibilities of LLANY. . . . . . . . . . . 10

ARTICLE VII - INDEMNIFICATION .. . . . . . . . . . . . . . . . . 10
   Section 7.01.  Indemnification. . . . . . . . . . . . . . . . 10
   Section 7.02.  Notice of Asserted Liability . . . . . . . . . 11
   Section 7.03.  Right to Contest Claims of Third Parties . . . 11
   Section 7.04.  Indemnification Payments . . . . . . . . . . . 12

ARTICLE VIII - DURATION; TERMINATION . . . . . . . . . . . . . . 12
   Section 8.01.  Duration . . . . . . . . . . . . . . . . . . . 12
   Section 8.02.  Termination. . . . . . . . . . . . . . . . . . 13

ARTICLE IX - ARBITRATION . . . . . . . . . . . . . . . . . . . . 13

ARTICLE X - INSURANCE  . . . . . . . . . . . . . . . . . . . . . 15
   Section 10.01.  Liability Insurance . . . . . . . . . . . . . 15
   Section 10.02.  Fidelity Bond . . . . . . . . . . . . . . . . 15

ARTICLE XI - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . 15
   Section 11.01.  Headings, Schedules and Exhibits. . . . . . . 15
   Section 11.02.  Notices . . . . . . . . . . . . . . . . . . . 15
   Section 11.03.  Amendments. . . . . . . . . . . . . . . . . . 16
   Section 11.04.  Execution in Counterpart. . . . . . . . . . . 16
   Section 11.05.  Limited Authority . . . . . . . . . . . . . . 17
   Section 11.06.  Assignment. . . . . . . . . . . . . . . . . . 17
   Section 11.07.  No Third Party Beneficiaries. . . . . . . . . 17
   Section 11.08.  Subcontracting. . . . . . . . . . . . . . . . 17
   Section 11.09.  Change in Status. . . . . . . . . . . . . . . 17
   Section 11.10.  Survival. . . . . . . . . . . . . . . . . . . 17
   Section 11.11.  Further Assurances. . . . . . . . . . . . . . 17
   Section 11.12.  Governing Law.. . . . . . . . . . . . . . . . 18

SCHEDULE 1.01. . . . . . . . . . . . . .  .Seller Separate Accounts

SCHEDULE 2.01. . . . . . . . . . . . . . . .Administrative Services

                 ADMINISTRATIVE SERVICES AGREEMENT


        This ADMINISTRATIVE SERVICES AGREEMENT (this
"Agreement"), dated as of ________, 1997, is made by and between Connecticut General Life Insurance Company, a Connecticut domiciled stock life insurance company ("Seller"), and Lincoln Life & Annuity Company of New York, a stock life insurance company incorporated in New York ("LLANY"), and a wholly owned subsidiary of The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company ("Lincoln Life").

        WHEREAS, pursuant to an Indemnity Reinsurance Agreement between Seller and LLANY that is being executed concurrently with this Agreement (the "Indemnity Reinsurance Agreement"), LLANY has agreed to indemnify Seller for 100% of the General Account Liabilities, as defined in the Indemnity Reinsurance Agreement (such General Account Liabilities being referred to herein as the "General Account Liabilities"); and

        WHEREAS, Seller wishes to appoint LLANY to provide all administrative services with respect to the Coinsured Contracts (as defined below) and LLANY desires to provide such administrative services in consideration for Seller entering into the Acquisition Agreement (as defined below) and the Indemnity Reinsurance Agreement.

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and upon the terms and conditions set forth herein, the parties to this Agreement agree as follows:


                             ARTICLE I

                            DEFINITIONS

        (a) The following terms shall have the respective meaning set forth below throughout the Agreement:

        "Acquisition Agreement" means the Second Amended and Restated Asset Transfer and Acquisition Agreement entered into by and among CIGNA Corporation, Connecticut General Corporation, Seller, CIGNA Life Insurance Company, Lincoln National Corporation, Lincoln Life and LLANY dated as of July 27, 1997.

        "Administrative Services" shall have the meaning set forth in Section 2.01 hereof.

        "Asserted Liability" shall have the meaning set forth in
Section 7.03 hereof.

        "Business Day" means any day on which the unit value of the Seller Separate Accounts is required to be calculated.

        "Coinsured Contracts" shall have the meaning set forth in the Indemnity Reinsurance Agreement (which term, for the avoidance of doubt, includes policies and contracts owned by residents of the State of New York that are funded by the Seller Separate Accounts).

        "Contractholder" means the holder of any Coinsured
Contract.

        "Effective Date" means the Effective Date as defined in the Indemnity Reinsurance Agreement.

        "General Account Liabilities" shall have the meaning set forth in the first recital hereof.

        "Guaranty Fund Adjustment" shall have the meaning set forth in Section 3.06(a) hereof.

        "Indemnified Party" shall have the meaning set forth in
Section 7.02 hereof.

        "Indemnifying Party" shall have the meaning set forth in
Section 7.02 hereof.

        "Indemnity Reinsurance Agreement" shall have the meaning set forth in the first recital hereof.

        "Intermediary" means an individual or entity designated by a Contractholder as its broker of record or as the individual or entity that will act on such Contractholder's behalf, in some or all respects, in connection with such Contractholder's
Coinsured Contract.

        "Legally Required Seller Actions" shall have the meaning set forth in Section 3.01 hereof.

        "Lincoln Life" shall have the meaning set forth in the introductory paragraph hereof.

        "LLANY" shall have the meaning set forth in the introductory paragraph hereof.

        "LLANY Losses" shall have the meaning set forth in
Section 7.01 hereof.

        "Outward Reinsurance" means reinsurance cessions by Seller with respect to the Coinsured Contracts, other than pursuant to the Indemnity Reinsurance Agreement.

        "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

        "Post Closing Assessments" shall have the meaning set forth in Section 3.06(a) hereof.

        "Premium Tax Credits" shall have the meaning set forth in Section 3.06(a) hereof.

        "Seller" shall have the meaning set forth in the introductory paragraph hereof.

        "Seller Losses" shall have the meaning set forth in
Section 7.01 hereof.

        "Seller Separate Accounts" means the separate accounts of Seller described on Schedule 1.01 hereto.

        "Service Provider" means an individual or entity, other than an Intermediary, Seller or LLANY, that provides services to holders of Coinsured Contracts with respect to the Coinsured
Contracts.

        "Third Party Claimant" shall have the meaning set forth in Section 7.03 hereof.

        "Transition Services Agreement" shall have the meaning set forth in the Acquisition Agreement.

        "Umpire" shall have the meaning set forth in Article IX.

        ii. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Acquisition Agreement.


                             ARTICLE II

               APPOINTMENT; STANDARDS; NOTIFICATION;
                 COMMUNICATION WITH CONTRACTHOLDERS

        Section 2.01 Appointment and Acceptance of Appointment. Seller hereby appoints LLANY to provide, with respect to the Coinsured Contracts, the administrative services specified herein and in Schedule 2.01 hereto (collectively, the "Administrative Services") for the period specified in Section 8.01 of this Agreement, and LLANY hereby accepts such appointment and agrees to provide such services on behalf of and in the name of Seller. LLANY acknowledges that the performance of LLANY under this Agreement with respect to the business and operations of Seller shall at all times be subject to the direction, control and ultimate authority of Seller. LLANY agrees to obtain and maintain any and all licenses required to perform its obligations under this Agreement

        Section 2.02 Standards. LLANY acknowledges that the performance of the Administrative Services in an accurate and timely manner is of paramount importance to Seller. LLANY agrees to perform the Administrative Services with the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties and in accordance with such additional standards as may be adopted by Seller and communicated to LLANY, including industry standards and applicable law.

        Notwithstanding the foregoing obligations, in recognition of the fact that LLANY is taking over the administrative procedures used prior to the Effective Date by Seller, LLANY shall not be obligated by this Agreement or any schedule hereto to perform during the first 18 months after the Effective Date the services required by this Agreement in a manner different from the manner in which such services are being provided by Seller immediately prior to the Effective Date; provided, however, that after the Effective Date, LLANY shall make any changes required by changes in law (or the interpretation thereof) subsequent to the Effective Date and any changes required by changes in industry standards.

        Section 2.03 Notification of Intermediaries and Service Providers; Communications with Contractholders. LLANY agrees to send to (i) holders of the Coinsured Contracts, (ii)
Intermediaries, and (iii) Service Providers, a written notice prepared by Seller and reasonably acceptable to LLANY to the effect that LLANY has been appointed by Seller to provide the Administrative Services. LLANY shall send such notice promptly after receipt thereof, but in no event more than 30 Business Days thereafter, by first class U.S. mail. In providing services under this Agreement, LLANY agrees that any and all correspondence with Seller's Contractholders and beneficiaries will (a) show the name, address and telephone number of Seller, (b) disclose in the letterhead of such correspondence that LLANY is acting as the administrative agent of Seller in connection with the Coinsured Contracts and (c) confirm that Seller remains as their insurer and is responsible for the payment of all benefits under the Coinsured Contracts. LLANY also agrees to instruct Seller's Contractholders to remit premium payments and deposits to LLANY, as administrative agent of Seller, in the form of checks payable to Seller. LLANY further agrees that, to the extent it instructs Seller's
Contractholders and/or beneficiaries to correspond with LLANY, they will be instructed to correspond with LLANY as administrative agent of Seller. LLANY further agrees that if any of its employees who have direct contact with Seller's Contractholders and beneficiaries perform such services from a location outside the State of New York, LLANY will establish and maintain a toll-free 800 telephone number for use by Seller's Contractholders and beneficiaries, which shall be answered in the name of LLANY or Seller or in a generic manner.


                            ARTICLE III

                      ADMINISTRATIVE SERVICES

        Section 3.01 Administrative Services in General. LLANY agrees to perform all administrative services required to be performed with respect to the Coinsured Contracts, and is authorized to do so in the name or on behalf of Seller where appropriate, including, without limitation those specifically provided for in Sections 3.02 through 3.05 and elsewhere in this Agreement, but subject to Section 3.06 and the next following paragraph.

        Subject to the provisions of this Agreement relating to the retention and the right to exercise ultimate control by the Seller, the intention of the parties is that LLANY will perform all such administrative services in such a way as to minimize the involvement of Seller and its Affiliates therein, subject to
(a) Section 3.06 and (b) any requirements of law or governmental authorities having jurisdiction that require that specific actions, other than those provided for in Section 3.06, be taken by Seller without LLANY acting on its behalf ("Legally Required Seller Actions"). LLANY will give Seller timely notice of any Legally Required Seller Actions and, to the maximum extent practicable, prepare in a timely manner the forms of any documentation required for Seller to comply therewith.

        Section 3.02  Collection Services.  LLANY agrees to
perform the following services with respect to amounts due from holders of the Coinsured Contracts:

        (a) Collect premiums, deposits and other remittances from Contractholders (including payments of principal or interest on contract loans) and from any collection facility, including Intermediaries and other persons or institutions that receive remittances with respect to the Coinsured Contracts, and, subject to the provisions of paragraph (d) below, process the remittances, in a manner reasonably acceptable to Seller.

        (b) Collect amounts payable in respect of Outward
Reinsurance.

        (c) Maintain records pertaining to the collection and processing of premiums, deposits or other remittances and amounts payable in respect of Outward Reinsurance in the format utilized by Seller on the Effective Date or as otherwise agreed by the parties.

        (d) Promptly invest in the Seller Separate Accounts deposits collected which relate to the separate account portions of Coinsured Contracts (including transfers from fixed options under the Coinsured Contracts).

        Section 3.03 Processing of Disbursements. LLANY agrees to perform the following services with respect to disbursements made in respect of the Coinsured Contracts for payment of death benefits, annuity benefits, withdrawals, surrenders, transfers, policy loans, returns of deposits, and any other disbursement and payments due to reinsurers or otherwise in respect of Outward
Reinsurance:

        (a)  Receive and process requests for disbursements.

        (b) Process policy lapses, expiries and/or non-forfeiture options with respect to the Coinsured Contracts.

        (c) Evaluate requests for disbursements and either pay any such request for disbursement, in accordance with Section 3.04 hereof, or propose to deny any such request for disbursement in full or in part, in accordance with Section 3.05 hereof,
(i) within 10 Business Days after receipt of all documentation required to process any such disbursement, with respect to any request for a disbursement relating to the general account portion of a Coinsured Contract and (ii) within the time period specified in the applicable contract, with respect to any request for a disbursement relating to the separate account under a Coinsured Contract, or, in the case of either clause (i) or clause (ii) above, within any shorter time provided by applicable statute, rule or regulation. In the event that LLANY is unable to make a determination as to whether any such request for disbursement should be paid or denied within the specified period, it shall notify Seller immediately in writing and shall state in such notice the reasons for such delay.

        Section 3.04 Payment of Disbursements. LLANY agrees to pay all disbursements on behalf of and in the name of Seller with respect to the Coinsured Contracts (subject, where appropriate, to reimbursement from the relevant Seller Separate Account). LLANY will do so directly so as to avoid, to the maximum extent practicable, Seller or its Affiliates being required to make any payments in connection with the Coinsured Contracts or the Administrative Services, except as specifically provided otherwise in Section 3.06.

        Section 3.05 Denied Disbursements. (a) LLANY agrees to notify Seller if it proposes to deny any disbursement request. Such notice shall be made promptly, but in any event, at such time as to permit Seller to object to such denial and to allow such disbursement to be made in a timely manner. The notice required under this Section 3.05 will contain the basis for LLANY's decision to deny such disbursement request and the date that such disbursement would be required to be made. LLANY may not deny a disbursement request if Seller reasonably objects to such denial in writing within 10 Business Days of Seller's receipt of the notice required under this Section 3.05 (or within such shorter period as may be required to permit the relevant disbursement to be made within the time period required by any applicable law or regulation). In the event that LLANY notifies Seller of a proposed denial on the Business Day that the disbursement would be required to be made and Seller objects to such proposed denial, then the disbursement shall be made as soon as practicable thereafter, and Seller acknowledges that such disbursement may be made later than the date otherwise required by this Agreement.

        (b) LLANY agrees to immediately notify Seller of any litigation that has been instituted or threatened, or of any complaint which any person has filed or has threatened to file with any state insurance department or other regulatory agency, with respect to any denied disbursement request or any disbursement request-handling procedure in connection with a Coinsured Contract, regardless of whether the disbursement request was paid or denied, or with respect to any other matter relating to a Coinsured Contract. Such notice shall contain a report summarizing the nature of the litigation or complaint, the alleged actions or omissions giving rise to the litigation or complaint and copies of any files that Seller may require to respond to the litigation or complaint. Seller shall retain the right to exercise ultimate responsibility for handling all such litigation matters and for resolving complaints.

        (c) LLANY shall pay the expenses of any litigation or regulatory proceeding with respect to the Coinsured Contracts (subject to any indemnification rights of LLANY under this Agreement or any other agreement between LLANY and Seller).

        Section 3.06  Certain Actions by Seller.
Notwithstanding the provisions of Section 3.01:

        (a) LLANY acknowledges that the performance of LLANY under this Agreement with respect to the business and operations of Seller shall at all times be subject to the direction, control and ultimate authority of Seller. Seller will prepare and, subject to LLANY's compliance with this section, timely file any filings required to be made with any governmental authorities, including filings with insurance regulators and guaranty associations and filings and premium tax returns with taxing authorities that relate to Seller generally and not just to the Coinsured Contracts and will make any payments required in connection with such filings and premium tax returns and any assessment by guaranty associations. To the extent reasonably possible, LLANY will be responsible for complying with all applicable reporting, withholding and disclosure requirements under the Internal Revenue Code of 1986 with respect to the Coinsured Contracts, and Seller will cooperate with LLANY to the extent necessary to allow LLANY to fulfill its responsibilities. LLANY will, in a timely fashion in light of the dates such filings and payments by Seller are required, provide to Seller all information with respect to the Coinsured Contracts that may be required for Seller to prepare such filings and tax returns and will pay to Seller (without reduction for Premium Tax Credits, as defined below) the amounts that are required to be paid by Seller in connection with such filings and premium tax returns in respect of premiums, deposits or other consideration paid to Seller after the Effective Date on the Coinsured Contracts. Without limiting the generality of the foregoing, LLANY will reimburse Seller for premium taxes due on the Coinsured Contracts in sufficient time to allow Seller to file such returns.

        As described below, LLANY will pay to Seller an amount equal to the portion of any guaranty fund assessments or other premium based assessments paid by Seller after the Effective Date that are based on premiums, deposits and other consideration paid or earned after the Effective Date on the Coinsured Contracts ("Post Closing Assessments"). Seller will pay to or provide LLANY with the benefit of any Post Closing Assessments which have been applied to reduce Seller's premium tax liability ("Premium Tax Credits"), regardless of the source of such liability. Seller will provide to LLANY by March 15 of each year a statement of the amount of Post Closing Assessments less Premium Tax Credits for the prior calendar year ("Guaranty Fund Adjustment"). By March 30 of each year LLANY will pay to Seller the Guaranty Fund Adjustment, if a positive amount, and Seller will pay or credit to LLANY the Guaranty Fund Adjustment, if a negative amount.

        (b) In the event that Seller retains a portion of any investment asset transferred to LLANY pursuant to Section 6.01 of the Indemnity Reinsurance Agreement and Section 2.03(c) of the Acquisition Agreement, (i) Seller will continue to provide, or cause to be provided, investment management with respect to such asset if Seller's retained interest is equal to or greater than 50% of the combined interest of Seller and LLANY in such asset and
(ii) LLANY will provide, or cause to be provided, investment management services with respect to such asset if Seller's interest is less than 50% of the combined interest of Seller and LLANY in such asset. The party providing such investment management services shall do so in the same manner as such party provides such services with respect to its own portion of the relevant asset, but shall make no other warranty, or have any other responsibility, to the other party with respect to such investment management services.

        Section 3.07  Compensation and Reimbursement for Seller.
LLANY will, promptly upon Seller's request therefor:

        (a) compensate Seller for any administrative services it may from time to time, notwithstanding the intention of the parties expressed in Section 3.01, be required to perform with respect to the Coinsured Contracts, including without limitation accounting, legal, tax and regulatory filing services, Legally Required Seller Actions and, to the extent they relate to Coinsured Contracts, actions and services referred to in Section 3.06; and

        (b) reimburse Seller for any other costs it may reasonably incur with respect to the Coinsured Contracts as a result of the reinsurance arrangement contemplated by the Indemnity Reinsurance Agreement.

        The compensation and reimbursement referred to in this
Section 3.07 shall be based on Seller's fully-allocated costs, including a proportionate share of corporate overhead, as detailed in invoices to LLANY.


                             ARTICLE IV

            BOOKS AND RECORDS; REPORTS; CREDITING RATES

        Section 4.01 Maintenance of Books and Records. (a) For the duration of this Agreement, LLANY shall maintain, at a location to be agreed upon by LLANY and Seller, books and records of all transactions pertaining to the Coinsured Contracts, including, but not limited to, any disbursement requests submitted in respect of the Coinsured Contracts and any documents relating thereto, any communications relating to any Coinsured Contract, any communication with any regulatory authority, complaint logs and all data used by LLANY in the performance of services required under this Agreement. These books and records shall be maintained
(i) in accordance with any and all applicable statutes, rules and regulations and (ii) in a format no less accessible than the format in which such books and records are maintained on the date hereof. All such books and records pertaining to a Coinsured Contract shall be made available to Seller, its auditors or other designees, and regulatory agencies, during normal business hours and at any other time on reasonable notice, for review, inspection, examination and reproduction. Upon termination of this Agreement, all books and records pertaining to Coinsured Contracts which have not expired shall be delivered promptly to Seller or such other person or entity as Seller shall designate in writing.

        (b) LLANY shall back up all of its computer files used in the performance of services under this Agreement on a daily basis and shall maintain back-up files in an off-site location.

        (c) LLANY shall maintain facilities and procedures reasonably acceptable to Seller for safekeeping all records used in the performance of services under this Agreement.

        Section 4.02 Transaction Report. Within five Business Days of the end of each calendar month during the term of this Agreement, LLANY shall provide Seller with a summary report and accounting of all transactions, including receipts, payments, policy loans, surrenders and other matters, that have occurred during that month, in a form acceptable to Seller. LLANY shall provide a final accounting to Seller within 15 Business Days following the end of the month during which the termination of this Agreement occurs.

        Section 4.03  Non-Guaranteed Elements.  LLANY shall
periodically provide to Seller recommendations regarding non-guaranteed elements of the Coinsured Contracts.


                             ARTICLE V

               INABILITY TO PERFORM SERVICES; ERRORS

        Section 5.01 Inability to Perform Services. In the event that LLANY shall be unable to perform services as required by this Agreement for any reason for a period that can reasonably be expected to exceed three Business Days, LLANY shall cooperate with Seller in obtaining an alternative means of providing such services. LLANY will be responsible for all costs incurred in either restoring services or obtaining an alternative source of services, except to the extent such inability by LLANY to perform the services required by this Agreement is the result of, or is caused by, the failure of Seller to perform its obligations under the Transition Services Agreement.

        Section 5.02 Errors. LLANY shall, at its own expense, correct any errors in Administrative Services caused by it within a reasonable time after receiving notice thereof from Seller or otherwise, except to the extent such inability by LLANY to perform the services required by this Agreement is the result of, or is caused by, the failure of Seller or any of its Affiliates as the case may be, to perform its obligations as set forth under the Transition Services Agreement.


                             ARTICLE VI

                         REGULATORY MATTERS

        Section 6.01  Responsibilities of LLANY.  LLANY, on
behalf of Seller, shall, subject to the second paragraph of
Section 3.01 and Section 3.06(a), be responsible for, with respect to the Coinsured Contracts, all state insurance department filings (including, but not limited to, filings of riders and amendments), the maintenance of all required licenses and permits, compliance with all regulatory requirements and the taking of all required actions with respect to government authorities.


                            ARTICLE VII

                          INDEMNIFICATION

        Section 7.01 Indemnification. (a) LLANY agrees to indemnify and hold harmless Seller and any of its directors, officers, employees, agents or Affiliates from any and all losses, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines and penalties (collectively, "Seller Losses") arising out of or caused by: (i) fraud, theft or embezzlement by officers, employees or agents of LLANY during the term of this Agreement; (ii) the failure, either intentional or unintentional, of LLANY to properly perform the services or take the actions required by this Agreement, including, without limitation, the failure to properly process, evaluate and pay disbursement requests in accordance with the terms of this Agreement; (iii) any other act of negligence or willful misconduct committed by officers, agents or employees of LLANY during the term of this Agreement; (iv) any failure of LLANY to comply with applicable laws, rules and regulations during the term of this Agreement other than, during the first 18 months after the Effective Date, Seller Losses arising out of or caused by actions or inactions of LLANY consistent with the manner in which such services are being provided by Seller immediately prior to the Effective Date, except if changes are required pursuant to Section
2.02 hereof; or (v) the failure of any Person described in clause
(iii) of Section 11.08 to properly perform the services that LLANY is to provide hereunder.

        (b) Seller agrees to indemnify and hold harmless LLANY and any of its directors, officers, employees, agents or affiliates from any and all losses, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines and penalties (collectively, "LLANY Losses") arising out of or caused by: (i) fraud, theft or embezzlement by officers, employees or agents of Seller during the term of this Agreement; (ii) any other act of negligence or willful misconduct committed by officers, agents or employees of Seller during the term of this Agreement;
(iii) any failure of Seller to comply with applicable laws, rules and regulations during the term of this Agreement other than any failure on the part of Seller or LLANY caused by the action or inaction of LLANY, including when acting in the name or on behalf of Seller, whether or not in compliance with the terms of this Agreement; (iv) the following by LLANY of Seller's instructions with respect to the services provided by LLANY hereunder to the extent that, at the time such instructions are given, LLANY objects in writing thereto; or (v) the following by LLANY of Seller's instructions with respect to the handling of litigation matters arising with respect to a denied disbursement request or any disbursement-request handling procedure in connection with a Coinsured Contract or complaints related to the Coinsured Contracts, to the extent that, at the time such instructions are given, LLANY objects in writing thereto; provided, however, that for purposes of this subsection (v), LLANY Losses shall not include benefits paid or payable pursuant to the terms of the Coinsured Contracts

        Section 7.02  Notice of Asserted Liability.  In the
event that either party hereto asserts a claim for indemnification hereunder, such party seeking indemnification (the "Indemnified
Party") shall give written notice to the other party (the
"Indemnifying Party") specifying the facts constituting the basis for, and the amount (if known) of, the claim asserted.

        Section 7.03  Right to Contest Claims of Third Parties.
(a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "Third Party Claimant") that may result in a LLANY Loss with respect to which LLANY is entitled to indemnification pursuant to Section 7.01(a) hereof or a Seller Loss with respect to which Seller is entitled to indemnification pursuant to Section 7.01(b) hereof (an "Asserted Liability"), the Indemnified Party shall so notify the Indemnifying Party as promptly as practicable, but in no event later than 10 Business Days after such Asserted Liability is actually known to the Indemnified Party. Failure to deliver notice with respect to an Asserted Liability in a timely manner shall not be deemed a waiver of the Indemnified Party's right to indemnification for Losses in connection with such Asserted Liability but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's losses would have been less had such notice been timely delivered.

        (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle the Asserted Liability; provided, that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing. The failure of the Indemnifying Party to respond in writing to proper notice of an Asserted Liability within 10 days after receipt thereof shall be deemed an election not to defend the same. Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to do so in such manner as it deems appropriate, including, but not limited to, settling such Asserted Liability (after giving notice of the settlement to the Indemnifying Party) on such terms as the Indemnified Party deems appropriate.

        (c) Except as provided in the immediately preceding sentence, the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) during the 10 day period specified above.

        (d) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has elected, or is deemed to have elected, not to defend, or which it does not have the right to defend under paragraph (b) of this Section 7.03, with its own counsel and at its own expense.

        (e) Except as provided in the first sentence of paragraph (b) of this Section 7.03, the Indemnifying Party shall bear all costs of defending any Asserted Liability and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses incurred in connection with defending such Asserted Liability.

        (f) LLANY and Seller shall make mutually available to each other all relevant information in their possession relating to any Asserted Liability (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

        Section 7.04  Indemnification Payments.  Any payment
hereunder shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.


                            ARTICLE VIII

                       DURATION; TERMINATION

        Section 8.01 Duration. This Agreement shall commence on the date of its execution and continue until such time as none of the Coinsured Contracts remains in force and no further Administrative Services in respect of the Coinsured Contracts are required, or until it is terminated under Section 8.02. LLANY shall cooperate fully in the transfer of services and the books and records maintained by LLANY pursuant to Section 4.01 hereof (or, where appropriate, copies thereof) to Seller or Seller's designee, so that Seller or its designee will be able to perform the services required under this Agreement without interruption following termination of this Agreement.

        Section 8.02  Termination.  (a)  This Agreement is
subject to immediate termination at the option of Seller, upon written notice to LLANY, on the occurrence of any of the following events:

                 (i) A voluntary or involuntary proceeding is commenced in any state by or against LLANY for the purpose of conserving, rehabilitating or liquidating LLANY, or LLANY shall lose its authority to perform services hereunder;

                 (ii) There is a material breach by LLANY of any term or condition of this Agreement, that is not cured by LLANY within 90 days of receipt of written notice from Seller of such breach or act;

                 (iii)  Any liability policy or bond required
pursuant to Article X of this Agreement is canceled, terminated or substantially revised; or

                 (iv)  LLANY is unable to perform the services
required under Articles III, IV and V of this Agreement for a period of 90 consecutive days for any reason.

        (b) This Agreement will terminate automatically in the event that Seller exercises recapture under the Indemnity
Reinsurance Agreement pursuant to Section 3.02 thereof.

        (c) This Agreement may be terminated at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination.

        (d) In the event that this Agreement is terminated under any of the provisions of this Section 8.02 other than
Section 8.02(b), LLANY shall select a third-party administrator to perform the services required by this Agreement. Seller shall have the right to approve any such administrator selected by LLANY. If LLANY fails to select an administrator pursuant to this
Section 8.02(d), Seller shall select such an administrator. In either case, LLANY shall pay all fees and charges imposed by the selected administrator.


                             ARTICLE IX

                            ARBITRATION

        Any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

        One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

        If the two arbitrators are unable to agree upon the selection of the Umpire within 30 days of their appointment, then each arbitrator shall submit to the other a list of three Umpire candidates. Each arbitrator shall strike the names of two candidates from the other arbitrator's list, and the Umpire shall be selected from the two remaining candidates by a lot drawing procedure determined by the two arbitrators.

        Unless the parties otherwise agree all arbitrators shall be disinterested active or former officers of insurance or reinsurance companies.

        Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine a schedule for the conduct of the arbitration, including hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The panel shall determine where the arbitration shall take place. To the extent and only to the extent that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. Insofar as the arbitration panel looks to substantive law, the law of New York shall govern. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

        The panel shall render its decision, which shall be in writing and state the reasons therefor, within 60 days following the termination of hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the Umpire. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to interest (determined at the Panel's discretion) and attorneys' fees, to the extent permitted by law.


                             ARTICLE X

                             INSURANCE

        Section 10.01  Liability Insurance.  LLANY shall
maintain errors and omissions liability coverages in commercially prudent amounts, to cover any loss arising as a result of any real or alleged negligence, errors or omissions on the part of LLANY's officers, agents or employees in any aspect of the performance of services under this Agreement.

        Section 10.02  Fidelity Bond.  LLANY shall maintain
fidelity bond coverage in commercially prudent amounts to cover any loss due to the misdeeds of LLANY's officers, employees or agents.


                             ARTICLE XI

                           MISCELLANEOUS

        Section 11.01  Headings, Schedules and Exhibits.
Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules and Exhibits are a part of this Agreement.

        Section 11.02  Notices.  Any notice required or
permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

        (a)  If to LLANY to:

             Lincoln Life & Annuity Company of New York
             120 Madison Street, Suite 1700
             Syracuse, New York  13202
             Attention: Philip L. Holstein
             Telecopier No.: (315) 428-8419

             With concurrent copies to:

             The Lincoln National Life Insurance Company
             1300 South Clinton Street
             P.O. Box 1110
             Fort Wayne, Indiana  48601-1110
             Attention: Carl L. Baker
             Telecopier No.: (219) 455-5135

             Sutherland, Asbill & Brennan LLP
             1275 Pennsylvania Avenue, N.W.
             Washington, D.C.  20004
             Attention:  David A. Massey
             Telecopier No.: (202) 637-3593

        (b)  If to Seller to:

             Connecticut General Life Insurance Company
             900 Cottage Grove Road
             Hartford, Connecticut  06152-2302
             Attention:  David C. Kopp
             Telecopier No.:  (860) 726-5315

             With a concurrent copy to:

             Milbank, Tweed, Hadley & McCloy
             1 Chase Manhattan Plaza
             New York, New York  10005
             Attention:  G. Malcolm Holderness
             Telecopier No.:  (212) 530-5219

        Any party may, by notice given in accordance with this Agreement to the other parties, designate another address or person for receipt of notices hereunder.

        Section 11.03  Amendments.  This Agreement cannot be
modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

        Section 11.04 Execution in Counterpart. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        Section 11.05 Limited Authority. Seller and LLANY are not partners or joint venturers, and no employee or agent of either party shall be considered an employee or agent of the other. LLANY's authority shall be limited to that which is expressly stated in this Agreement.

        Section 11.06 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld provided, however, that LLANY may not assign this Agreement or such rights so long as it is the reinsurer under the Indemnity Reinsurance Agreement.

        Section 11.07 No Third Party Beneficiaries. Except as otherwise specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        Section 11.08  Subcontracting.  LLANY may not
subcontract for the performance of any services that LLANY is to provide hereunder, except as permitted in writing by Seller, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, LLANY shall be permitted to subcontract for the performance of any of such services with (i) Lincoln Life,
(ii) any Person that is performing such services as a subcontractor for Seller as of the date hereof, without obtaining the consent of Seller so long as LLANY notifies Seller of such subcontract on or prior to the effective date thereof or (iii) any Person that is performing such services as a subcontractor for LLANY with respect to all or substantially all of LLANY's insurance business that is similar to the insurance business to be administered hereunder; provided, further, that LLANY shall remain liable to Seller with respect to the services provided by such Person to the same extent as if LLANY had provided or failed to provide such services.

        Section 11.09 Change in Status. LLANY shall notify Seller immediately of any "change of control" filing, the adoption of any plan to liquidate, merge or dissolve LLANY, or of any proceeding or lawsuit which affects LLANY's ability to perform this Agreement, including, but not limited to, insolvency or rehabilitation proceedings.

        Section 11.10 Survival. The provisions of Articles VII and IX hereof shall survive the termination of this Agreement.

        Section 11.11 Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions of this Agreement. Without limiting the generality of the foregoing, Seller shall (a) execute all documents necessary to grant LLANY (i) the ability to negotiate checks received by LLANY but payable to Seller, as contemplated by Section 2.03 of this Agreement and (ii) the disbursement payment authority contemplated by Section 3.03 of this Agreement, (b) subject to Section 3.01, make any Seller regulatory filings or broker appointments that LLANY is required to make on behalf of Seller hereunder and (c) grant any licenses to LLANY with respect to any logos, trademarks, service marks or copyrights necessary for LLANY to comply with the terms of this Agreement.

        Section 11.12  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS
OF LAWS THEREOF.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


             CONNECTICUT GENERAL LIFE INSURANCE COMPANY


             By:

             Name:

             Title:



             LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


             By:

             Name:

             Title:

                           SCHEDULE 1.01

                      Seller Separate Accounts



                           SCHEDULE 2.01

                      Administrative Services

o Disbursements, including but not limited to payment of benefits, claim investigation, adjustment, resisting and defense of claims, policy loans, premium refunds, withdrawals, and surrenders

o  Statistical information

o  Billing and premium collection

o  Policy lapses, expiries, and nonforfeitures

o  Reinstatements

o Legally required accounting and actuarial information in order to meet statutory, tax and GAAP requirements

o Preparation and filing of insurance forms and amendments, including rate authorization filings, if applicable

o  Underwriting and new business administration

o  Commission processing and payment

o  Electronic data processing services

o  Licensing of agents

o Preparation and filing of any tax information returns as may be required under federal and state laws

o Completion of any annual, quarterly or monthly statement exhibits

o Direct response to any insurance department or other regulatory inquiries with copies to Seller as are necessary to enable Seller to meet its compliance responsibilities

o  Any DAC computations (whether or not related to Settlement
   Agreements)

o  Reinsurance Administration

o  Licensing and appointment of agents

                  INDEMNITY REINSURANCE AGREEMENT


                           by and between


                    CIGNA LIFE INSURANCE COMPANY


                                and


            THE LINCOLN NATIONAL LIFE INSURANCE COMPANY








                    Dated as of __________, 1997

                         TABLE OF CONTENTS


                                                               Page

ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II - BUSINESS REINSURED  . . . . . . . . . . . . . . . . .5

ARTICLE III - TERMINATION AND RECAPTURE . . . . . . . . . . . . . 5
   Section 3.01.  Termination. . . . . . . . . . . . . . . . . . .5
   Section 3.02.  Recapture. . . . . . . . . . . . . . . . . . . .6

ARTICLE IV - TERRITORY. . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE V - ADMINISTRATION; CHANGES; CREDITING RATES. . . . . .  .8
   Section 5.01.  Administration . . . . . . . . . . . . . . . . .8
   Section 5.02.  Contract Changes or Reserve Assumption
                    Changes. . . . . . . . . . . . . . . . . . . .8
   Section 5.03.  Non-Guaranteed Elements. . . . . . . . . . . . .9

ARTICLE VI
   TRANSFER OF ASSETS; CONTRACT LOANS; CEDING COMMISSION. . . .. .9
   Section 6.01.  Asset Transfer.. . . . . . . . . . . . . . . . .9
   Section 6.02.  Contract Loans . . . . . . . . . . . . . . . . .9
   Section 6.03.  Ceding Commission. . . . . . . . . . . . . . . 10

ARTICLE VI - IINSOLVENCY . . . . . . . . . . . . . . . . . . . . 10

ARTICLE VIII - OFFSETS . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE IX - RIGHTS WITH RESPECT TO GENERAL ACCOUNT LIABILITIES. 10

ARTICLE X - ERRORS AND OMISSIONS . . . . . . . . . . . . . . . . 11

ARTICLE XI - DUTY OF COOPERATION . . . . . . . . . . . . . . . . 11
   Section 11.01.  Cooperation Generally . . . . . . . . . . . . 11
   Section 11.02.  Product Tax Cooperation . . . . . . . . . . . 11

ARTICLE XII - DEFERRED ACQUISITION COSTS . . . . . . . . . . . . 12
   Section 12.01.  Section 848 Election. . . . . . . . . . . . . 12
   Section 12.02.  DAC Adjustment. . . . . . . . . . . . . . . . 12

ARTICLE XIII - ARBITRATION . . . . . . . . . . . . . . . . . . . 13

ARTICLE XIV - MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . 14
   Section 14.01.  Notices . . . . . . . . . . . . . . . . . . . 14
   Section 14.02.  Amendment . . . . . . . . . . . . . . . . . . 15
   Section 14.03.  Counterparts. . . . . . . . . . . . . . . . . 15
   Section 14.04.  No Third Party Beneficiaries. . . . . . . . . 16
   Section 14.05.  Assignment. . . . . . . . . . . . . . . . . . 16
   Section 14.06.  Governing Law . . . . . . . . . . . . . . . . 16
   Section 14.07.  Credit for Ceded Reinsurance. . . . . . . . . 16
   Section 14.08.  Entire Agreement. . . . . . . . . . . . . . . 16
   Section 14.09.  No Reinsurance Intermediary.. . . . . . . . . 16

SCHEDULE 1.01. . . . . . . . . . . . . . . . . . In-Force Contracts

SCHEDULE 1.01. . . . . . . . . . . . . . . . Post-Closing Contracts

SCHEDULE 1.03. . . . . . . . . . . . . . . Cedent Separate Accounts



                  INDEMNITY REINSURANCE AGREEMENT


        This INDEMNITY REINSURANCE AGREEMENT (this "Agreement"), dated as of ___________, 1997, is made by and between CIGNA Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut ("Cedent") and an indirect wholly owned subsidiary of CIGNA Corporation, a Delaware corporation, and The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company ("Reinsurer") and a wholly owned subsidiary of Lincoln National Corporation, an Indiana corporation.

        WHEREAS, Cedent has agreed to cede and transfer to Reinsurer the Coinsured Contracts (as defined below) for the consideration specified herein and Reinsurer has agreed to reinsure the General Account Liabilities (as defined below) of Cedent under the Coinsured Contracts on the terms and conditions set forth herein; and

        WHEREAS, Cedent desires that Reinsurer perform all administrative functions on behalf of Cedent after the date hereof with respect to the Coinsured Contracts and the Cedent Separate Accounts (as defined below) and the contracts supported by the Cedent Separate Accounts, and Reinsurer has agreed to provide such services pursuant to the terms of the Cedent Administrative Services Agreement (as defined below);

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and upon the terms and conditions set forth herein, the parties hereto agree as follows:


                             ARTICLE I
                            DEFINITIONS

        The following terms shall have the respective meanings set forth below throughout the Agreement:

        "Acquisition Agreement" means the Second Amended and Restated Asset Transfer and Acquisition Agreement entered into by and among CIGNA Corporation, Connecticut General Corporation, Connecticut General Life Insurance Company, Cedent, Lincoln National Corporation, Reinsurer and Lincoln Life & Annuity Company of New York dated as of July 27, 1997.

        "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

        "Agreement" means this Indemnity Reinsurance Agreement.

        "Annual Rate" means the value of r in the expression (l
+ r)n/365 -1, where "n" is equal to the number of days for which interest is to be computed and the result of the expression is the interest factor for computing the applicable interest amounts.

        "Cash Equivalents" means, as of any particular date, money market funds, marketable obligations issued or guaranteed by the United States Government, certificates of deposit, bankers' acceptances and other similar liquid investments, in each case, with a maturity date of not more than 90 days from the date on which any such instrument is transferred pursuant to the terms of this Agreement, the market value of which on the date of transfer will be counted as equivalent to cash for purposes of satisfying the aggregate amount of cash and Cash Equivalents required to be transferred as described in Article III hereof.

        "Cedent" shall have the meaning set forth in the introductory paragraph hereof.

        "Cedent Administrative Services Agreement" means the
Administrative Services Agreement entered into by and between Reinsurer and Cedent dated as of the date hereof.

        "Cedent Separate Accounts" means the separate accounts of Cedent described on Schedule 1.03 hereto.

        "Cedent Separate Account Liabilities" means those insurance liabilities that are reflected in the Cedent Separate
Accounts and that relate to the Coinsured Contracts.

        "Ceding Commission" means $________

        "CIGNA" means CIGNA Corporation, a Delaware corporation.

        "Code" means the Internal Revenue Code of 1986, as amended. Any citation to a section of the Code includes a citation to any successor statutory provision.

        "Coinsured Contracts" means (i) the In-Force Contracts, and (ii) the Post-Closing Contracts.

        "COLI Business" shall have the meaning as set forth in the Acquisition Agreement.

        "Connecticut SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of Connecticut as applied on a basis consistent with those utilized in the preparation of 1996 Annual Statements of Cedent submitted to the Insurance Department of the State of Connecticut.

        "Contractholder" shall mean the holder of any Coinsured
Contract.

        "DAC Adjustment" shall have the meaning set forth in
Section 12.02(a) hereof.

        "Effective Date" shall have the meaning set forth in
Article II hereof.

        "Extra Contractual Obligations" means all liabilities for compensatory, consequential, exemplary, punitive or similar damages which relate to or arise in connection with any alleged or actual act, error or omission by Cedent or any of its Affiliates prior to the Effective Date hereof, whether intentional or otherwise, or from any reckless conduct or bad faith by Cedent or any of its Affiliates prior to the Effective Date hereof, or in connection with any such alleged or actual act, error or omission on and after the Effective Date hereof by the Reinsurer acting on behalf of Cedent or any of its Affiliates pursuant to the Cedent Administrative Services Agreement or otherwise, in each case whether in connection with the handling of any claim under any of the Coinsured Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Coinsured Contracts; provided, that no Section 10.04 Seller Obligation, as such term is defined in the Acquisition Agreement, shall be deemed to be an Extra Contractual Obligation.

        "Final Recapture Statement" shall have the meaning set forth in Section 3.02(d) hereof.

        "General Account Liabilities" means all general account insurance liabilities and obligations arising under the Coinsured Contracts, including, without limitation (i) the General Account Reserves, (ii) amounts included in lines 12, 12a, 19, and 25 of the Liabilities, Surplus and Other Funds page of the NAIC Annual statement Blank (1996 format), (iii) any Extra Contractual Obligations, (iv) liabilities and obligations associated with Cedent's separate account SA-8TCL, (v) premium taxes due in respect of premiums, deposits and other consideration paid on or after the Effective Date with respect to the Coinsured Contracts and (vi) guaranty fund or other premium based assessments due based on such premiums, deposits and other consideration, net of any premium tax credits of Cedent arising out of any such assessments, but excluding (x) the Cedent Separate Account Liabilities, and (y) any general account liabilities which relate to (A) amounts transferred from the Cedent Separate Accounts to the general account of Cedent pending distribution to holders of the Coinsured Contracts and (B) amounts held in the general account of Cedent pending transfer to the Cedent Separate Accounts.

        "General Account Other Insurance Assets" means all general account other admitted insurance assets of Cedent arising under the Coinsured Contracts determined pursuant to Connecticut
SAP as such amounts would have been included in lines 12.1, 12.2, 12.3, 15, 16 and 17 of the Assets page of the NAIC Annual
Statement Blank (1996 format).

        "General Account Reserves" means the general account statutory reserves of Cedent (without regard to this Agreement) with respect to the Coinsured Contracts determined pursuant to Connecticut SAP, as such reserves would have been included in lines 1, 2, 3, 4.1, 4.2, 5, 6, 7.1, 7.2, 7.3, 8, 9, 10.1, 10.2,
10.3, 11.1, 11.2, 11.3 and 11.4 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1996 format), excluding however, any general account statutory reserve adjustments in relation to Cedent Separate Account Liabilities.

        "In-Force Contracts" means all individual life insurance (other than contracts included in the COLI Business), health insurance and annuity contracts issued through CIGNA's Individual Insurance Division by Cedent on the forms described on Schedule
1.01 hereto and in effect on the Effective Date (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

        "Income Tax Regulations" means the temporary and final regulations issued under the Code. Any citation to a section of the Income Tax Regulations includes a citation to any successor regulatory provision.

        "NAIC" means the National Association of Insurance
Commissioners.

        "90-Day Treasury Rate" means the annual yield rate, on the date to which 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury
Constant Maturities" in Federal Reserve Statistical Release
H.15(519).

        "Outward Reinsurance" shall have the meaning set forth in Article II hereof.

        "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

        "Post-Closing Contracts" means all individual life insurance (other than contracts included within the COLI Business), health insurance and annuity contracts of the types which are described on Schedule 1.02 hereto (including all supplements, endorsement, riders and ancillary agreements in connection therewith) that are issued through CIGNA's Individual Insurance Division prior to the second anniversary of the Effective Date by Cedent at the written request of Reinsurer in accordance with Section 5.34 of the Acquisition Agreement.

        "Post-Recapture Extra Contractual Obligations" means
Extra Contractual Obligations which relate to or arise in connection with any alleged or actual act, error or omission by Reinsurer or any of its Affiliates (including by the Reinsurer acting on behalf of Cedent or any of its Affiliates pursuant to the Cedent Administrative Services Agreement or otherwise) on or before the Recapture Date, whether intentional or otherwise, or from any reckless conduct or bad faith by Reinsurer or any of its Affiliates (including by the Reinsurer acting on behalf of Cedent or any of its Affiliates pursuant to the Cedent Administrative Services Agreement or otherwise), in connection with the handling of any claim under any of the Coinsured Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Coinsured Contracts.

        "Preliminary Recapture Statement" shall have the meaning set forth in Section 3.02(b) hereof.

        "Proposed Recapture Statement" shall have the meaning set forth in Section 3.02(d) hereof.

        "Recapture Date" shall have the meaning set forth in
Section 3.02(a) hereof.

        "Reinsurer" shall have the meaning set forth in the introductory paragraph hereof.

        "Third Party Actuary" shall have the meaning set forth in Section 3.02(d) hereof.

        "Trigger Date" means the last day of the time period specified in Sections 5.20(d) or (e), as the case may be, of the Acquisition Agreement in the event that the Reinsurer is required to take any of the actions specified in Sections 5.20(a)(i), (ii) and (iii) thereof during such time period and fails to take any such actions.

        "Umpire" shall have the meaning set forth in Article
XIII.


                             ARTICLE II
                         BUSINESS REINSURED

        Upon the terms and subject to the conditions and other provisions of this Agreement and any required governmental and regulatory consents and approvals, effective as of 12:01 a.m., Eastern Time, on __________, 1997 (the "Effective Date"), Cedent hereby cedes to Reinsurer and Reinsurer hereby accepts and indemnity reinsures, on a coinsurance basis, 100% of the General Account Liabilities outstanding as of the Effective Date or arising thereafter, net of reinsurance recoveries received by Cedent under reinsurance cessions with respect to the Coinsured Contracts other than pursuant to this Agreement ("Outward Reinsurance").


                            ARTICLE III
                     TERMINATION AND RECAPTURE

        Section 3.01. Termination. The reinsurance provided under this Agreement shall terminate as to each Coinsured Contract on any date as of which such Coinsured Contract is recaptured as provided below in this Article III, but shall otherwise continue indefinitely as to all Coinsured Contracts.

        Section 3.02.  Recapture.  (a) If Reinsurer fails to
take one of the actions specified in clauses (i), (ii) and (iii) of Section 5.20(a) of the Acquisition Agreement under the circumstances described therein on or prior to the Trigger Date, then Cedent shall have the right, upon 10 days' written notice to Reinsurer, to recapture the Coinsured Contracts that have not expired, effective as of the first day of the month following the Trigger Date (the "Recapture Date"). In the event that the Coinsured Contracts that have not expired are recaptured pursuant to this Article III, a net accounting and settlement with respect to the General Account Liabilities relating to Coinsured Contracts that have not expired shall be undertaken by the parties hereto pursuant to the provisions set forth below in this Section 3.02.

        (b) On the Recapture Date, Reinsurer will deliver to Cedent a statement of the General Account Other Insurance Assets, General Account Liabilities, the amount of the participating surplus with respect to the Coinsured Contracts and the amount of any contract loans under the Coinsured Contracts that have not expired, each as of the end of the second month preceding the month in which the Recapture Date falls (the "Preliminary Recapture Statement"), together with a certification of the chief financial officer of Reinsurer that (i) the Preliminary Recapture Statement was prepared in accordance with Connecticut SAP, and
(ii) the General Account Reserves set forth therein (A) were determined in accordance with generally accepted actuarial standards consistently applied, (B) were fairly stated in accordance with sound actuarial principles, (C) were based on actuarial assumptions that were appropriate for Cedent's obligations under the related Coinsured Contracts, and (D) met the requirements of Connecticut SAP.

        (c) On the Recapture Date, Reinsurer shall transfer to Cedent (i) invested assets, cash and Cash Equivalents having an aggregate value sufficient to satisfy the obligations represented by the General Account Liabilities plus the amount of the participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired and less the amount of General Account Other Insurance Assets and (ii) the General Account Other Insurance Assets, each as determined by Reinsurer and set forth on the Preliminary Recapture Statement. Cash shall be transferred by Reinsurer to Cedent by wire transfer of immediately available funds in U.S. Dollars. Invested assets and Cash Equivalents shall be transferred by such instruments of transfer as are reasonably acceptable to Cedent. Invested assets transferred pursuant to this Section 3.02(c) shall be valued at their market value as of the Recapture Date. As specified in Section 6.02 hereof, Cedent shall, from and after the Recapture Date, be entitled to receive and retain all contract loan repayments under the Coinsured Contracts that have not expired. Recapture shall be deemed to occur upon the receipt by Cedent of such invested assets, cash and Cash Equivalents and such General Account Other Insurance Assets, free of all liens or other encumbrances.

        (d) Reinsurer shall, on or before the date that is 30 days after the Recapture Date, prepare a statement of the General Account Other Insurance Assets, General Account Liabilities, the amount of the participating surplus with respect to the Coinsured Contracts and the amount of any contract loans under the Coinsured Contracts that have not expired, each as of the close of business on the last day of the month preceding the month in which the Recapture Date falls (the "Proposed Recapture Statement"), together with a certification of the chief financial officer of Reinsurer to the same effect with respect to the Proposed Recapture Statement as of the date thereof as the certification provided by such officer with respect to the Preliminary Recapture Statement as of the date thereof pursuant to Section 3.02(b). Promptly after its preparation, Reinsurer shall deliver copies of the Proposed Recapture Statement to Cedent. Cedent shall have the right to review the Proposed Recapture Statement and comment thereon for a period of 45 days after receipt thereof. Reinsurer agrees that Cedent and its accountants and other agents may have access to the accounting records of Reinsurer relating to its preparation of the Proposed Recapture Statement for the purpose of conducting its review. Any changes in the Proposed Recapture Statement that are agreed to by Reinsurer and Cedent within 45 days of the aforementioned delivery of such statement by Reinsurer shall be incorporated into a final recapture statement as of the close of business on the last day of the month preceding the month in which the Recapture Date falls (the "Final Recapture Statement"). In the event that Reinsurer and Cedent are unable to agree within such 45-day period on the manner in which any item or items should be treated in the preparation of the Final Recapture Statement, or upon (i) the amount of invested assets, cash and Cash Equivalents that is sufficient to satisfy the obligations represented by the General Account Liabilities plus the amount of participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired and less the amount of General Account Other Insurance Assets or (ii) the amount of the General Account Other Insurance Assets, separate written reports of such item or items shall be made in concise form and shall be referred to a nationally-known firm of independent actuaries selected by Cedent and approved by the Reinsurer, which approval shall not unreasonably be withheld (the "Third Party Actuary"). The Third Party Actuary shall determine within 14 days the manner in which such item or items shall be treated on the Final Recapture Statement; provided, however, that the dollar amount of each item in dispute shall be determined between the range of dollar amounts proposed by Cedent and Reinsurer, respectively; further provided, however, that in no event shall the amount of invested assets, cash and Cash Equivalents that is deemed to be sufficient to satisfy the obligations represented by the General Account Liabilities less the amount of any contract loans under the Coinsured Contracts that have not expired be less than the amount of the General Account Liabilities less the amount of any such contract loans. The determinations by the Third Party Actuary as to the items in dispute shall be in writing and shall be binding and conclusive on the parties and shall be so reflected in the Final Recapture Statement. The fees, costs and expenses of retaining the Third Party Actuary shall be shared equally between the parties. Such determination shall be binding and conclusive on the parties. Following the resolution of all disputed items, Reinsurer shall prepare the Final Recapture Statement and shall deliver copies of such statement to Cedent.

        (e) In the event the aggregate amount of invested assets, cash and Cash Equivalents and General Account Other Insurance Assets reflected on the Preliminary Recapture Statement and transferred to Cedent on the Recapture Date is less than an amount equal to the General Account Liabilities plus the amount of participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired less the amount of General Account Other Insurance Assets, each as reflected on the Final Recapture Statement, Reinsurer shall transfer to Cedent additional cash or Cash Equivalents equal to the amount of such difference, together with interest thereon from and including the Recapture Date to but not including the date of such transfer computed at an Annual Rate equal to the 90-Day Treasury Rate in effect as of the Recapture Date. In the event the aggregate amount of invested assets, cash and Cash Equivalents, and General Account Other Insurance Assets reflected on the Preliminary Recapture Statement and transferred to Cedent on the Recapture Date is more than an amount equal to the General Account Liabilities plus the amount of participating surplus with respect to the Coinsured Contracts less the amount of any contract loans under the Coinsured Contracts that have not expired less the amount of General Account Other Insurance Assets, each as reflected on the Final Recapture Statement, Cedent shall transfer to Reinsurer cash or Cash Equivalents in the amount of such difference, together with interest thereon computed at an Annual Rate as specified above from and including the Recapture Date to but not including the date of such transfer.

        (f) If at any time after the Recapture Date Cedent or any of its Affiliates is required to make any payment in respect of any Post Recapture Extra Contractual Obligations, Reinsurer will, promptly upon Cedent's demand therefor, pay the amount thereof to Cedent.


                             ARTICLE IV
                             TERRITORY

        This Agreement shall apply to Coinsured Contracts covering lives and risks wherever resident or situated.


                             ARTICLE V
              ADMINISTRATION; CHANGES; CREDITING RATES

        Section 5.01. Administration. Pursuant to the Cedent Administrative Services Agreement, Cedent has appointed Reinsurer to perform all administrative services with respect to the Coinsured Contracts and the Cedent Separate Accounts and the contracts supported by the Cedent Separate Accounts and Reinsurer has agreed to perform such services on behalf of Cedent, including, but not limited to, the collection of premiums and other amounts due from Contractholders, the direct payment of all General Account Liabilities, the direct disbursement of all contract loans and the administration of claims.

        Section 5.02. Contract Changes or Reserve Assumption Changes. Cedent, on its own initiative, shall not change (a) the terms and conditions of any Coinsured Contracts or (b) the assumptions and methods used by Cedent to establish the General Account Reserves. Reinsurer shall share proportionately, on a 100% coinsurance basis, in any changes in the terms or conditions of any Coinsured Contracts or changes in the assumptions and methods used to establish the General Account Reserves, whether effected by Reinsurer acting pursuant to the Cedent Administrative Services Agreement or by reason of the requirements of any regulatory authority having jurisdiction over Cedent or otherwise required by law or by Connecticut SAP, provided that prior to effectuating any such change Cedent shall promptly notify Reinsurer of such proposed change and afford Reinsurer the opportunity, to the extent practical under applicable law, to object to such change under applicable administrative procedures (both formal and informal).

        Section 5.03.  Non-Guaranteed Elements.  Cedent shall
set all non-guaranteed elements of the Coinsured Contracts from and after the Effective Date, taking into account the recommendations of the Reinsurer with respect thereto.


                             ARTICLE VI
       TRANSFER OF ASSETS; CONTRACT LOANS; CEDING COMMISSION

        Section 6.01. Asset Transfer. As consideration for the indemnity reinsurance of the General Account Liabilities by Reinsurer hereunder, Cedent hereby agrees to transfer to Reinsurer in accordance with the terms of the Acquisition Agreement (i) investment assets having a statutory statement carrying value on the books of Cedent equal to (a) the General Account Liabilities as of the close of business on the last day of the month preceding the month in which the Effective Date falls plus (b) the amount of the participating surplus with respect to the Coinsured Contracts as of such date less (c) the amount of any contract loans under the Coinsured Contracts as of such date and less (d) the amount of the General Account Other Insurance Assets as of such date and
(ii) the General Account Other Insurance Assets, as of the close of business on the last day of the month preceding the month in which the Effective Date falls. As additional consideration for the assumption of the General Account Liabilities by Reinsurer, Reinsurer shall be entitled to 100% of all premiums, deposits and other considerations to the extent received on or after the Effective Date by Cedent or Reinsurer with respect to the general account portion of the Coinsured Contracts, net of reinsurance premiums and all other amounts payable on or after the Effective Date with respect to the Outward Reinsurance. Cedent shall promptly remit to Reinsurer (but in no event later than 72 hours following the receipt of any such premiums, deposits and other considerations) any such amounts received by it in respect of the general account portion of any of the Coinsured Contracts and hereby assigns to Reinsurer all of its rights to such premiums, deposits and other considerations payable to Cedent.

        Section 6.02.  Contract Loans.  (a)  As further
consideration for the indemnity reinsurance of the General Account Liabilities hereunder, Reinsurer shall, subject to the provisions of this Section 6.02, be entitled to all contract loan repayments
(including both principal and interest) under the Coinsured
Contracts, payable in accordance with Article V hereof.

        (b) Cedent shall, from and after the Recapture Date, have the right to retain all contract loan repayments under the Coinsured Contracts, and to direct Reinsurer to pay to Cedent all such contract loan repayment amounts collected by Reinsurer pursuant to the Cedent Administrative Services Agreement.

        Section 6.03. Ceding Commission. As consideration for the reinsurance ceded by Cedent to Reinsurer of the Coinsured Contracts and the acquisition by Reinsurer of rights in respect of such Coinsured Contracts, Reinsurer shall pay Cedent the Ceding Commission as of the Effective Date by including such amount in the Purchase Price (as defined in the Acquisition Agreement) payable by Reinsurer on the Closing Date under the Acquisition Agreement. Reinsurer shall provide Cedent its allocation of the Ceding Commission among the life insurance and non-cancelable disability insurance, other health insurance, and annuity contracts included in the Coinsured Contracts.


                            ARTICLE VII
                             INSOLVENCY

       Reinsurer hereby agrees that, as to all reinsurance made, ceded, renewed or otherwise becoming effective hereunder, the reinsurance shall be payable by Reinsurer on the basis of the liability of Cedent under the Coinsured Contracts reinsured on an indemnity basis directly to Cedent or to its conservator, liquidator, receiver or other statutory successor, without diminution because of (i) the insolvency, liquidation or rehabilitation of Cedent, (ii) the appointment of a conservator, receiver, liquidator or statutory successor of Cedent, or (iii) the failure of the conservator, receiver, liquidator or statutory successor of Cedent to pay all or a portion of any claim. It is agreed that any conservator, receiver, liquidator or statutory successor of Cedent shall give prompt written notice to Reinsurer of the pendency or submission of a claim under any such Coinsured Contracts within a reasonable time after such claim is filed in the receivership, conservation, insolvency or liquidation proceeding. During the pendency of such claim, Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense available to Cedent or its conservator, receiver, liquidator or statutory successor except where: (i) the Coinsured Contract specifies another payee of such reinsurance in the event of the insolvency of Cedent and (ii) Reinsurer, with the consent of the direct insureds has assumed such policy obligations of Cedent as its direct obligations to the payees under such Coinsured Contracts, in substitution for the obligations of Cedent to such payees. The expense thus incurred by Reinsurer is chargeable against Cedent, subject to the approval of the court, as a part of the expense of insolvency, liquidation or rehabilitation to the extent of a proportionate share of the benefit which accrues to Cedent solely as a result of the defense undertaken by Reinsurer.


                            ARTICLE VIII
                              OFFSETS

       Any debts or credits between Cedent and Reinsurer arising under this Agreement are deemed mutual debts or credits, as the case may be, and shall be netted or set off, as the case may be, and only the balance shall be allowed or paid hereunder.


                             ARTICLE IX
         RIGHTS WITH RESPECT TO GENERAL ACCOUNT LIABILITIES

       Reinsurer's reinsurance of the General Account Liabilities is intended for the sole benefit of the parties to this Agreement and shall not create any right on the part of any other party, including, without limit, any Contractholder, insured, claimant or beneficiary, against Reinsurer or any legal relation between any Contractholders, insureds, claimants or beneficiaries and Reinsurer.


                             ARTICLE X
                        ERRORS AND OMISSIONS

       Inadvertent delays, errors or omissions made by either Cedent or Reinsurer in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability which would have attached to such party had such delay, error or omission not occurred, provided that the party causing such delay, error or omission rectifies the same as soon as possible after its discovery thereof. If, as a result of any such delay, error or omission, there is a delay in the transfer of funds to be transferred pursuant hereto, the party responsible for such delay, error or omission shall pay, to the party to whom such funds are to be transferred, interest on the amount of funds to be transferred from the date of such delay, error or omission to and including the date of such transfer of funds at a rate equal to the 90-Day Treasury Rate.


                             ARTICLE XI
                        DUTY OF COOPERATION

       Section 11.01. Cooperation Generally. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement. The duty of cooperation shall apply, but not be limited, to regulatory matters and to litigation matters involving third parties.

       Section 11.02. Product Tax Cooperation. Cedent shall, at Reinsurer's written request and sole cost and expense, cooperate fully with Reinsurer in obtaining such relief as Reinsurer shall reasonably require (including obtaining a waiver from, or entering into a settlement or closing agreement with, the Internal Revenue Service or an affected policyholder) with respect to any non-compliance by Cedent or Reinsurer with any product tax requirement or limitation contained in the Code (including without limitation sections 72, 101, 817, 7702 and 7702A of the Code) regarding any Coinsured Contract; provided, however, that this Section 11.02 shall apply only if Reinsurer's written request is not given prior to the last day of the twentieth calendar month following the month in which the Closing Date falls. Cedent shall permit
Reinsurer to participate in any discussions, negotiations or settlements with the Internal Revenue Service or any affected policyholder pursuant to this Section 11.02 and, to the extent
Cedent is not adversely affected by such actions, to control such discussions, negotiations or settlements.


                           ARTICLE XII
                    DEFERRED ACQUISITION COSTS

       Section 12.01. Section 848 Election. (a) Each of Cedent and Reinsurer acknowledges that it is subject to taxation under Subchapter L of the Code and hereby makes the election contemplated by Section 1.848-2(g)(8) of the Income Tax Regulations with respect to this Agreement. Each of Cedent and Reinsurer (i) agrees that such election is effective for the taxable year of each party that includes the Effective Date and for all subsequent years during which this Agreement remains in effect and (ii) warrants that it will take no action to revoke the election.

       (b) Pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations, each of Cedent and Reinsurer hereby agrees (i) to attach a schedule to its federal income tax return for its first taxable year ending on or after the Effective Date that identifies this Agreement as a reinsurance agreement for which the joint election under Section 1.848-2(g)(8) has been made, (ii) that the party with net positive consideration, as defined in Section 848 of the Code and the Income Tax Regulations thereunder, for this Agreement for each taxable year will capitalize its specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code, and (iii) to exchange information pertaining to the amount of net consideration, as defined in Section 848 of the Code and the Income Tax Regulations thereunder, under this Agreement each year to ensure consistency. Reinsurer shall prepare and execute duplicate copies of the schedule described in the preceding sentence as soon as possible after the Effective Date and submit them to Cedent for execution. Cedent shall execute the copies and return one of them to Reinsurer within 30 days of Cedent's receipt of such copies.

       Section 12.02.  DAC Adjustment.    (a)  For purposes of
this Agreement, the term "DAC Adjustment" is calculated as follows: First, for each taxable year with respect to each category of Coinsured Contracts, "the gross amount incurred by the reinsurer with respect to this Agreement" (as defined in section 1.848-2(f)(2)(i)(A) of the Income Tax Regulations) for such category (but not including any DAC Adjustment incurred in such year) is multiplied by the applicable percentage set forth in section 848 (c)(1) of the Code for such category. The sum, if any, from the preceding sentence is then reduced by the amortization allowed Cedent under section 848(a)(2) of the Code for such category, but only with regard to amounts capitalized per this Agreement under section 1.848-2(f)(2)(i)(A). The result for a category, whether positive or negative, is then multiplied by the quotient of: tr/(1-(tr x (1+Y))), where tr = the maximum applicable marginal corporate federal income tax rate (as defined in section 11(b)(1)(D) of the Code) for the taxable year, and Y = the applicable percentage set forth in section 848(c)(1) for such category of Coinsured Contracts. The aggregate amount of such calculations for all categories of Coinsured Contracts for a taxable year (whether positive or negative) is the DAC Adjustment for the year.

  (b) Within 60 days of the end of Cedent's taxable year, Cedent shall calculate the DAC Adjustment for the year and submit such calculations to Reinsurer for review. If, within 30 days of Reinsurer's receipt of such calculations, Reinsurer shall not have objected in writing to such calculations, the calculations shall become final. If, within 15 days of any objection in writing to such calculations, Cedent and Reinsurer shall not have agreed in writing to such calculations (in which case the calculations shall become final), any disputed aspects of the calculations shall be resolved by the Third Party Accountant (as defined in the Acquisition Agreement) within 30 days of the submission of the dispute to the Third Party Accountant by Cedent or Reinsurer. The decision of the Third Party Accountant shall be final (and the resulting calculations shall be final), and the costs, expenses, and fees of the Third Party Accountant shall be borne equally by Cedent and Reinsurer.

  (c) If the amount of the DAC Adjustment for any taxable year of Cedent is positive, Reinsurer shall pay such amount to Cedent within 15 days of the date on which the calculations of the DAC Adjustment become final. If the amount of the DAC adjustment for any taxable year of Cedent negative, Cedent shall pay such amount to Reinsurer within 15 days of the date on which the calculations of the DAC Adjustment become final.

  (d) Notwithstanding any other provision of this Section 12.02, the term "gross amount incurred by the reinsurer with respect to this Agreement" shall not include (i) all or any part of the Ceding Commission or (ii) the consequences of any recapture of the Coinsured Contracts pursuant to Section 3.02 hereof.

  (e) In the event that section 848 of the Code or the Income Tax Regulations thereunder are amended after the date hereof and any change is made to the amortization period under Section 848(a)(2), the capitalization percentages in Section 848(c)(1), or the definition of the term "gross amount incurred by the reinsurer with respect to the reinsurance agreement" in Section 1.848-2(f)(2)(i)(A) of the Income Tax Regulations, Cedent and Reinsurer shall cooperate in good faith to modify the definition of the term "DAC Adjustment" to reflect such change, consistent with the principles and assumptions originally used in defining that term in this Agreement.


                            ARTICLE XIII
                            ARBITRATION

       Any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, including the formation or validity hereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

       One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

       If the two arbitrators are unable to agree upon the selection of the Umpire within 30 days of their appointment, then each arbitrator shall submit to the other a list of three Umpire candidates. Each arbitrator shall strike the names of two candidates from the other arbitrator's list, and the Umpire shall be selected from the two remaining candidates by a lot drawing procedure determined by the two arbitrators.

       Unless the parties otherwise agree all arbitrators shall be disinterested active or former officers of insurance or reinsurance companies.

       Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine a schedule for the conduct of the arbitration, including hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The panel shall determine where the arbitration shall take place. To the extent and only to the extent that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. Insofar as the arbitration panel looks to substantive law, the law of New York shall govern. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

       The panel shall render its decision, which shall be in writing and state the reasons therefor, within 60 days following the termination of hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the Umpire. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to interest (determined at the Panel's discretion) and attorneys' fees, to the extent permitted by law.


                            ARTICLE XIV
                      MISCELLANEOUS PROVISIONS

       Section 14.01. Notices. Any notice required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

       (1)  If to Reinsurer to:

            The Lincoln National Life Insurance Company
            1300 South Clinton Street
            P.O. Box 1110
            Fort Wayne, Indiana  48601-1110
            Attention:  Carl L. Baker
            Telecopier No.:  (219) 455-5135

            With a concurrent copy to:

            Sutherland, Asbill & Brennan LLP
            1275 Pennsylvania Avenue, N.W.
            Washington, D.C.  20004
            Attention:  David A. Massey
            Telecopier No.:  (202) 637-3593

       (2)  If to Cedent to:

            CIGNA Life Insurance Company
            900 Cottage Grove Road
            Hartford, Connecticut 06152-2302
            Attention: Corporate Secretary, David C. Kopp
            Telecopier No.: (860) 726-5315

            With a concurrent copy to:

            Milbank, Tweed, Hadley & McCloy
            1 Chase Manhattan Plaza
            New York, New York 10005
            Attention: G. Malcolm Holderness
            Telecopier No.: (212) 530-5219


       Any party may, by notice given in accordance with this Agreement to the other party, designate another address or person for receipt of notices hereunder.

       Section 14.02.  Amendment.  This Agreement may not be
modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

       Section 14.03. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

       Section 14.04. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

       Section 14.05.  Assignment.  This Agreement shall be
binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party hereto.

       Section 14.06.  Governing Law.  SUBJECT TO ARTICLE XIII
HEREOF, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING
EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

       Section 14.07. Credit for Ceded Reinsurance. Reinsurer shall take at its own expense all actions, and maintain all licenses, permits and authorizations, as are necessary in order for Cedent to receive credit for reinsurance ceded hereunder as reported in Cedent's financial statements.

       Section 14.08. Entire Agreement. This Agreement, together with the Acquisition Agreement and the other Ancillary Agreements (as defined in the Acquisition Agreement), constitutes the entire agreement between the parties relating to the indemnity reinsurance of the Coinsured Contracts, and there are no other agreements between the parties hereto, either existing or contemplated, written or oral, relating thereto.

       Section 14.09. No Reinsurance Intermediary. The parties acknowledge that there is no reinsurance intermediary entitled to a fee from either Cedent or Reinsurer by reason of acting as a broker in soliciting, negotiating or procuring the making of this Agreement or any binder for this Agreement.

       IN WITNESS WHEREOF, Cedent and Reinsurer have executed this Agreement as of the date first above written.




                CIGNA LIFE INSURANCE COMPANY


                By:

                Name:

                Title:



                THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                By:

                Name:

                Title:

                           SCHEDULE 1.01

                         In-Force Contracts



                           SCHEDULE 1.02

                       Post-Closing Contracts



                           SCHEDULE 1.03

                     Cedent Separate Accounts

                 ADMINISTRATIVE SERVICES AGREEMENT


                           by and between


                    CIGNA LIFE INSURANCE COMPANY


                                and


            THE LINCOLN NATIONAL LIFE INSURANCE COMPANY








                    Dated as of _________, 1997

                         TABLE OF CONTENTS


ARTICLE I - DEFINITIONS  . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II
   APPOINTMENT; STANDARDS;NOTIFICATION OF CONTRACTHOLDERS . . . . 4
   Section 2.01.  Appointment and Acceptance of Appointment. . . .4
   Section 2.02.  Standards. . . . . . . . . . . . . . . . . . . .4
   Section 2.03.  Notification of Contractholders. . . . . . . . .4

ARTICLE III - ADMINISTRATIVE SERVICES  . . . . . . . . . . . . . .4
   Section 3.01.  Administrative Services in General . . . . . . .4
   Section 3.02.  Collection Services. . . . . . . . . . . . . . .5
   Section 3.03.  Processing of Disbursements. . . . . . . . . . .5
   Section 3.04.  Payment of Disbursements . . . . . . . . . . . .6
   Section 3.05.  Denied Disbursements . . . . . . . . . . . . . .6
   Section 3.06.  Certain Actions by CLIC. . . . . . . . . . . . .7
   Section 3.07.  Compensation and Reimbursement for CLIC. . . . .8

ARTICLE IV - BOOKS AND RECORDS; REPORTS  . . . . . . . . . . . . .8
   Section 4.01.  Maintenance of Books and Records . . . . . . . .8
   Section 4.02.  Transaction Report . . . . . . . . . . . . . . .9
   Section 4.03.  Final Balance Sheet. . . . . . . . . . . . . . .9

ARTICLE V - INABILITY TO PERFORM SERVICES; ERRORS  . . . . . . . .9
   Section 5.01.  Inability to Perform Services. . . . . . . . . .9
   Section 5.02.  Errors . . . . . . . . . . . . . . . . . . . . .9

ARTICLE VI - REGULATORY MATTERS  . . . . . . . . . . . . . . . . 10
   Section 6.01.  Responsibilities of Purchaser. . . . . . . . . 10

ARTICLE VII - INDEMNIFICATION  . . . . . . . . . . . . . . . . . 10
   Section 7.01.  Indemnification. . . . . . . . . . . . . . . . 10
   Section 7.02.  Notice of Asserted Liability . . . . . . . . . 11
   Section 7.03.  Right to Contest Claims of Third Parties . . . 11
   Section 7.04.  Indemnification Payments . . . . . . . . . . . 12

ARTICLE VIII - DURATION; TERMINATION . . . . . . . . . . . . . . 12
   Section 8.01.  Duration . . . . . . . . . . . . . . . . . . . 12
   Section 8.02.  Termination. . . . . . . . . . . . . . . . . . 12

ARTICLE IX - ARBITRATION . . . . . . . . . . . . . . . . . . . . 13

ARTICLE X - INSURANCE  . . . . . . . . . . . . . . . . . . . . . 14
   Section 10.01.  Liability Insurance . . . . . . . . . . . . . 14
   Section 10.02.  Fidelity Bond . . . . . . . . . . . . . . . . 14

ARTICLE XI
   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 15
   Section 11.01.  Headings, Schedules and Exhibits. . . . . . . 15
   Section 11.02.  Notices . . . . . . . . . . . . . . . . . . . 15
   Section 11.03.  Amendments. . . . . . . . . . . . . . . . . . 16
   Section 11.04.  Execution in Counterpart. . . . . . . . . . . 16
   Section 11.05.  Limited Authority . . . . . . . . . . . . . . 16
   Section 11.06.  Assignment. . . . . . . . . . . . . . . . . . 16
   Section 11.07.  No Third Party Beneficiaries. . . . . . . . . 17
   Section 11.08.  Subcontracting. . . . . . . . . . . . . . . . 17
   Section 11.09.  Change in Status. . . . . . . . . . . . . . . 17
   Section 11.10.  Survival. . . . . . . . . . . . . . . . . . . 17
   Section 11.11.  Further Assurances. . . . . . . . . . . . . . 17
   Section 11.12.  Governing Law.. . . . . . . . . . . . . . . . 17

SCHEDULE 1.01. . . . . . . . . . . . . . . . CLIC Separate Accounts

SCHEDULE 2.01. . . . . . . . . . . . . . . .Administrative Services

                 ADMINISTRATIVE SERVICES AGREEMENT


        This ADMINISTRATIVE SERVICES AGREEMENT (this
"Agreement"), dated as of ________, 1997, is made by and between CIGNA Life Insurance Company, a stock life insurance company organized under the laws of the State of Connecticut ("CLIC") and an indirect wholly owned subsidiary of CIGNA Corporation, a Delaware corporation, and The Lincoln National Life Insurance Company, a stock life insurance company incorporated in Indiana and a wholly owned subsidiary of Lincoln National Corporation ("Purchaser").

        WHEREAS, pursuant to an Indemnity Reinsurance Agreement between CLIC and Purchaser that is being executed concurrently with this Agreement (the "CLIC Indemnity Reinsurance Agreement"), Purchaser has agreed to indemnify CLIC for 100% of the General Account Liabilities, as defined in the CLIC Indemnity Reinsurance Agreement (such General Account Liabilities being referred to herein as the "General Account Liabilities"); and

        WHEREAS, CLIC wishes to appoint Purchaser to provide all administrative services with respect to the Coinsured Contracts and the CLIC Separate Accounts (as defined below), and Purchaser desires to provide such administrative services in consideration for CLIC entering into the Acquisition Agreement (as defined below) and the CLIC Indemnity Reinsurance Agreement;

        NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and upon the terms and conditions set forth herein, the parties to this Agreement agree as follows:


                             ARTICLE I

                            DEFINITIONS

        The following terms shall have the respective meaning set forth below throughout the Agreement:

        "Acquisition Agreement" means the Second Amended and Restated Asset Transfer and Acquisition Agreement entered into by and among CIGNA Corporation, Connecticut General Corporation, Connecticut General Life Insurance Company, CIGNA Life Insurance Company, Lincoln National Corporation, Purchaser and Lincoln Life & Annuity Company of New York dated as of July 27, 1997.

        "Administrative Services" shall have the meaning set forth in Section 2.01 hereof.

        "Asserted Liability" shall have the meaning set forth in
Section 7.03 hereof.

        "Business" shall have the same meaning as set forth in the Acquisition Agreement.

        "Business Day" means any day on which the unit value of the CLIC Separate Accounts is required to be calculated.

        "CLIC" shall have the meaning set forth in the introductory paragraph hereof.

        "CLIC Indemnity Reinsurance Agreement" shall have the meaning set forth in the first recital hereof.

        "CLIC Losses" shall have the meaning set forth in
Section 7.01 hereof.

        "CLIC Separate Accounts" means the separate accounts of CLIC described on Schedule 1.01 hereto.

        "Coinsured Contracts" shall have the same meaning as the term "Coinsured Contracts" set forth in the CLIC Indemnity Reinsurance Agreement (which term, for the avoidance of doubt, includes policies and contracts funded by the CLIC Separate Accounts and issued by CLIC through CIGNA's Individual Insurance Division).

        "Contractholder" means the holder of any Contract.

        "Commission" means the Securities and Exchange
Commission.

        "Effective Date" means the Effective Date as defined in the CLIC Indemnity Reinsurance Agreement.

        "Exchange Act" means the Securities Exchange Act of
1934, as amended.

        "General Account Liabilities" shall have the meaning set forth in the first recital hereof.

        "Guaranty Fund Adjustment" shall have the meaning set forth in Section 3.06(a) hereof.

        "Indemnified Party" shall have the meaning set forth in
Section 7.02 hereof.

        "Indemnifying Party" shall have the meaning set forth in
Section 7.02 hereof.

        "Intermediary" means an individual or entity designated by a Contractholder as its broker of record or as the individual or entity that will act on such Contractholder's behalf, in some or all respects, in connection with such Contractholder's
Coinsured Contract.

        "Legally Required CLIC Actions" shall have the meaning set forth in Section 3.01 hereof.

        "License Agreement" shall have the meaning set forth in the Acquisition Agreement.

        "NAIC" means the National Association of Insurance
Commissioners.

        "NASD" means the National Association of Securities
Dealers, Inc.

        "Outward Reinsurance" means reinsurance cessions by CLIC with respect to the Coinsured Contracts, other than pursuant to the CLIC Indemnity Reinsurance Agreement.

        "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

        "Post-Closing Assessments" shall have the meaning set forth in Section 3.06(a) hereof.

        "Premium Tax Credit" shall have the meaning set forth in
Section 3.06(a) hereof.

        "Purchaser" shall have the meaning set forth in the introductory paragraph hereof.

        "Purchaser Losses" shall have the meaning set forth in
Section 7.01 hereof.

        "Service Provider" means an individual or entity, other than an Intermediary, that provides services to holders of Coinsured Contracts with respect to the Coinsured Contracts other than CLIC or Purchaser.

        "Third Party Claimant" shall have the meaning set forth in Section 7.03 hereof.

        "Transition Services Agreement" shall have the meaning set forth in the Acquisition Agreement.

        "Umpire" shall have the meaning set forth in Article IX.


                             ARTICLE II

                      APPOINTMENT; STANDARDS;
                  NOTIFICATION OF CONTRACTHOLDERS

        Section 2.01.  Appointment and Acceptance of
Appointment. CLIC hereby appoints Purchaser to provide, with respect to the Coinsured Contracts, the administrative services specified herein and in Schedule 2.01 hereto (collectively, the "Administrative Services") for the period specified in Section
8.01 of this Agreement, and Purchaser hereby accepts such appointment and agrees to perform such services.

        Section 2.02.  Standards.  Purchaser acknowledges that
the performance of the Administrative Services in an accurate and timely manner is of paramount importance to CLIC. Purchaser agrees to perform the Administrative Services with the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties and in conformance with industry standards and applicable law.

        Notwithstanding the foregoing obligations, in recognition of the fact that Purchaser is taking over the administrative procedures used prior to the Effective Date by CLIC, Purchaser shall not be obligated by this Agreement or any schedule hereto to perform during the first 18 months after the Effective Date the services required by this Agreement in a manner different from the manner in which such services are being provided by CLIC immediately prior to the Effective Date; provided, however, that after the Effective Date, Purchaser shall make any changes required by changes in law (or the interpretation thereof) subsequent to the Effective Date and any changes required by changes in industry standards.

        Section 2.03.  Notification of Contractholders.
Purchaser agrees to send to (i) holders of the Coinsured Contracts, (ii) Intermediaries, and (iii) Service Providers, a written notice prepared by CLIC and reasonably acceptable to Purchaser to the effect that Purchaser has been appointed by CLIC to provide Administrative Services. Purchaser shall send such notice promptly after receipt thereof, but in no event more than 30 Business Days thereafter, by first class U.S. mail.


                            ARTICLE III

                      ADMINISTRATIVE SERVICES

        Section 3.01. Administrative Services in General. Purchaser agrees to perform all administrative services required to be performed with respect to the Coinsured Contracts and the CLIC Separate Accounts, and is authorized to do so in the name or on behalf of CLIC where appropriate, including, without limitation those specifically provided for in Sections 3.02 through 3.05 and elsewhere in this Agreement, but subject to Section 3.06 and the next following paragraph.

        The intention of the parties is that Purchaser will perform all such administrative services in such a way as to minimize the involvement of CLIC and its affiliates therein, subject to (a) Section 3.06 and (b) any requirements of law or governmental authorities having jurisdiction that require that specific actions, other than those provided for in Section 3.06, be taken by CLIC without Purchaser acting on its behalf ("Legally Required CLIC Actions").

        Without limiting the generality of the foregoing, Purchaser shall have the right to cause CLIC to effect the termination of any participation agreements and/or to enter into new participation agreements relating to underlying funding media for the CLIC Separate Accounts.

        Section 3.02. Collection Services. Purchaser agrees to perform the following services with respect to amounts due from holders of the Coinsured Contracts:

        (a) Collect premiums, deposits and other remittances from Contractholders (including payments of principal or interest on contract loans) and from any collection facility, including Intermediaries and other persons or institutions that receive remittances with respect to the Coinsured Contracts, and process the remittances in a manner reasonably acceptable to CLIC.

        (b) Collect amounts payable in respect of Outward
        Reinsurance.

        (c) Maintain records pertaining to the collection and processing of premiums, deposits or other remittances and amounts payable in respect of Outward Reinsurance in the format utilized by CLIC on the Effective Date or as otherwise agreed by the parties.

        (d) Promptly invest in the CLIC Separate Accounts deposits collected which relate to the separate account portions of Coinsured Contracts (including transfers from fixed options under the Coinsured Contracts), and forward funds and required information to the underlying investment management companies in accordance with any applicable agreements, laws and regulations.

        Section 3.03. Processing of Disbursements. Purchaser agrees to perform the following services with respect to disbursements made in respect of the Coinsured Contracts for payment of death benefits, annuity benefits, withdrawals, surrenders, transfers, policy loans, returns of deposits, and any other disbursement and payments due to reinsurers or otherwise in respect of Outward Reinsurance:

        (a)  Receive and process requests for disbursements.

        (b) Process policy lapses, expiries and/or non-forfeiture options with respect to the Coinsured Contracts.

        (c) Evaluate requests for disbursements and either pay any such request for disbursement, in accordance with Section 3.04 hereof, or propose to deny any such request for disbursement in full or in part, in accordance with Section 3.05 hereof,
(i) within 10 Business Days after receipt of all documentation required to process any such disbursement, with respect to any request for a disbursement relating to the general account portion of a Coinsured Contract and (ii) within the time period specified in the applicable contract, with respect to any request for a disbursement relating to the separate account under a Coinsured Contract, or, in the case of either clause (i) or clause (ii) above, within any shorter time provided by applicable statute, rule or regulation. In the event that Purchaser is unable to make a determination as to whether any such request for disbursement should be paid or denied within the specified period, it shall notify CLIC immediately in writing and shall state in such notice the reasons for such delay.

        Section 3.04.  Payment of Disbursements.  Purchaser
agrees to pay all disbursements (subject, where appropriate, to reimbursement from the relevant CLIC Separate Account). Purchaser will do so directly so as to avoid, to the maximum extent practicable, CLIC or its affiliates being required to make any payments in connection with the Coinsured Contracts or the Administrative Services, except as specifically provided otherwise in Section 3.06.

        Section 3.05. Denied Disbursements. (a) Purchaser agrees to promptly notify CLIC if it proposes to deny any disbursement request. The notice required under this Section 3.05 will contain the basis for Purchaser's decision to deny such disbursement request and the date that such disbursement would be required to be made. Purchaser may not deny a disbursement request if CLIC reasonably objects to such denial in writing within 10 Business Days of CLIC's receipt of the notice required under this Section 3.05 (or within such shorter period as may be required to permit the relevant disbursement to be made within the time period required by any applicable law or regulation). In the event that Purchaser notifies CLIC of a proposed denial on the Business Day that the disbursement would be required to be made and CLIC objects to such proposed denial, then the disbursement shall be made as soon as practicable thereafter, and CLIC acknowledges that such disbursement may be made later than the date otherwise required by this Agreement.

        (b) Purchaser agrees to immediately notify CLIC of any litigation that has been instituted or threatened, or of any complaint which any person has filed or has threatened to file with any state insurance department or other regulatory agency, with respect to any denied disbursement request or any disbursement request-handling procedure in connection with a Coinsured Contract, regardless of whether the disbursement request was paid or denied, or with respect to any other matter relating to a Coinsured Contract. Such notice shall contain a report summarizing the nature of the litigation or complaint, the alleged actions or omissions giving rise to the litigation or complaint and copies of any files that CLIC may require to respond to the litigation or complaint.

        (c) Purchaser shall pay the expenses of any litigation or regulatory proceeding with respect to the Coinsured Contracts (subject to any indemnification rights of Purchaser under this Agreement or any other agreement between Purchaser and CLIC).

        Section 3.06.  Certain Actions by CLIC.

        Notwithstanding the provisions of Section 3.01:

        (a) Purchaser will give CLIC timely notice of any Legally Required CLIC Actions and, to the maximum extent practicable, prepare in a timely manner the forms of any documentation required for CLIC to comply therewith. CLIC will prepare and, subject to Purchaser's compliance with this section, timely file any filings required to be made with any governmental authorities, including filings with insurance regulators and guaranty associations and filings and premium tax returns with taxing authorities that relate to CLIC generally and not just to the Coinsured Contracts and the CLIC Separate Accounts and will make any payments required in connection with such filings and premium tax returns and any assessment by guaranty associations. To the extent reasonably possible, Purchaser will be responsible for complying with all applicable reporting, withholding and disclosure requirements under the Internal Revenue Code of 1986 with respect to the Coinsured Contracts and CLIC Separate Accounts, and CLIC will cooperate with Purchaser to the extent necessary to allow Purchaser to fulfill its responsibilities. Purchaser will, in a timely fashion in light of the dates such filings and payments by CLIC are required, provide to CLIC all information with respect to the Coinsured Contracts and the CLIC Separate Accounts that may be required for CLIC to prepare such filings and tax returns and will pay to CLIC (without reduction for Premium Tax Credits, as defined below) the amounts that are required to be paid by CLIC in connection with such filings and premium tax returns in respect of premiums, deposits or other consideration paid to CLIC after the Effective Date on the Coinsured Contracts and the CLIC Separate Accounts. Without limiting the generality of the foregoing, Purchaser will reimburse CLIC for premium taxes due on the Coinsured Contracts and the CLIC Separate Accounts in sufficient time to allow CLIC to file such returns.

   As described below, Purchaser will pay to CLIC an amount equal to the portion of any guaranty fund assessments or other premium based assessments paid by CLIC after the Effective Date that are based on premiums, deposits and other consideration paid or earned after the Effective Date on the Coinsured Contracts and CLIC Separate Accounts ("Post Closing Assessments"). CLIC will pay to or provide Purchaser with the benefit of any Post Closing Assessments which have been applied to reduce CLIC's premium tax liability ("Premium Tax Credits"), regardless of the source of such liability. CLIC will provide to Purchaser by March 15 of each year a statement of the amount of Post Closing Assessments less Premium Tax Credits for the prior calendar year ("Guaranty Fund Adjustment"). By March 30 of each year Purchaser will pay to CLIC the Guaranty Fund Adjustment, if a positive amount, and CLIC will pay or credit to Purchaser the Guaranty Fund Adjustment, if a negative amount.

        (b) In the event that CLIC retains a portion of any investment asset transferred to Purchaser pursuant to Section 6.01 of the CLIC Indemnity Reinsurance Agreement and Section 2.03(c) of the Acquisition Agreement, (i) CLIC will continue to provide, or cause to be provided, investment management with respect to such asset if CLIC's retained interest is equal to or greater than 50% of the combined interest of CLIC and Purchaser in such asset and
(ii) Purchaser will provide, or cause to be provided, investment management services with respect to such asset if CLIC's interest is less than 50% of the combined interest of CLIC and Purchaser in such asset. The party providing such investment management services shall do so in the same manner as such party provides such services with respect to its own portion of the relevant asset, but shall make no other warranty, or have any other responsibility, to the other party with respect to such investment management services.

        Section 3.07.  Compensation and Reimbursement for CLIC.
Purchaser will, promptly upon CLIC's request therefor:

        (a) compensate CLIC for any administrative services it may from time to time, notwithstanding the intention of the parties expressed in Section 3.01, be required to perform with respect to the Coinsured Contracts and the CLIC Separate Accounts, including without limitation accounting, legal, tax and regulatory filing services, Legally Required CLIC Actions and, to the extent they relate to Coinsured Contracts and CLIC Separate Accounts, actions and services referred to in Section 3.06; and

        (b) reimburse CLIC for any other costs it may reasonably incur with respect to the Coinsured Contracts and the CLIC Separate Accounts as a result of the reinsurance arrangement contemplated by the CLIC Indemnity Reinsurance Agreement.

The compensation and reimbursement referred to in this Section
3.07 shall be based on CLIC's fully-allocated costs, including a proportionate share of corporate overhead, as detailed in invoices to Purchaser.


                             ARTICLE IV

                     BOOKS AND RECORDS; REPORTS

        Section 4.01.  Maintenance of Books and Records.  (a)
For the duration of this Agreement, Purchaser shall maintain, at a location to be agreed upon by Purchaser and CLIC, books and records of all transactions pertaining to the Coinsured Contracts, including, but not limited to, any disbursement requests submitted in respect of the Coinsured Contracts and any documents relating thereto, any communications relating to any Coinsured Contract, any communication with any regulatory authority, complaint logs and all data used by Purchaser in the performance of services required under this Agreement. These books and records shall be maintained (i) in accordance with any and all applicable statutes, rules and regulations and (ii) in a format no less accessible than the format in which such books and records are maintained on the date hereof. All such books and records pertaining to a Coinsured Contract shall be made available to CLIC, its auditors or other designees, and regulatory agencies, during normal business hours and at any other time on reasonable notice, for review, inspection, examination and reproduction. Upon termination of this Agreement, all books and records pertaining to Coinsured Contracts which have not expired shall be delivered promptly to CLIC or such other person or entity as CLIC shall designate in writing.

        (b) Purchaser shall back up all of its computer files used in the performance of services under this Agreement on a daily basis and shall maintain back-up files in an off-site location.

        (c) Purchaser shall maintain facilities and procedures reasonably acceptable to CLIC for safekeeping all records used in the performance of services under this Agreement.

        Section 4.02. Transaction Report. Within five Business Days of the end of each calendar month during the term of this Agreement, Purchaser shall provide CLIC with a summary report and accounting of all transactions, including receipts, payments, policy loans, surrenders and other matters, that have occurred during that month, in a form acceptable to CLIC. Purchaser shall provide a final accounting to CLIC within 15 Business Days following the end of the month during which the termination of this Agreement occurs.

        Section 4.03.  Final Balance Sheet.  Purchaser shall
assist CLIC, as reasonably requested by CLIC, in the preparation of the Proposed Balance Sheet and the Final Balance Sheet, as such terms are defined in the Acquisition Agreement.


                             ARTICLE V

               INABILITY TO PERFORM SERVICES; ERRORS

        Section 5.01. Inability to Perform Services. In the event that Purchaser shall be unable to perform services as required by this Agreement for any reason for a period that can reasonably be expected to exceed three Business Days, Purchaser shall cooperate with CLIC in obtaining an alternative means of providing such services. Purchaser will be responsible for all costs incurred in either restoring services or obtaining an alternative source of services, except to the extent such inability by Purchaser to perform the services required by this Agreement is the result of, or is caused by, the failure of CLIC to perform its obligations under the Transition Services Agreement.

        Section 5.02. Errors. Purchaser shall, at its own expense, correct any errors in Administrative Services caused by it within a reasonable time after receiving notice thereof from CLIC or otherwise, except to the extent such inability by Purchaser to perform the services required by this Agreement is the result of, or is caused by, the failure of CLIC or any of its Affiliates as the case may be, to perform its obligations as set forth under the Transition Services Agreement. This obligation includes, without limitation, reimbursement to the CLIC Separate Accounts and the management investment companies underlying that account for any dilution or other adverse effect due to transactions made effective as of an earlier date, commonly referred to as "breakage."


                             ARTICLE VI

                         REGULATORY MATTERS

        Section 6.01.  Responsibilities of Purchaser.
Purchaser, on behalf of CLIC,
 shall, subject to the second paragraph of Section 3.01 and
Section 3.06(a) be responsible for all state insurance department and federal and state securities law filings (including, but not limited to, filings of riders and amendments), the maintenance of all required licenses and permits, compliance with all regulatory requirements and the taking of all required actions with respect to government authorities.


                            ARTICLE VII

                          INDEMNIFICATION

        Section 7.01.  Indemnification.  (a)  Purchaser agrees
to indemnify and hold harmless CLIC and any of its directors, officers, employees, agents or affiliates from any and all losses, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines and penalties (collectively, "CLIC Losses") arising out of or caused by: (i) fraud, theft or embezzlement by officers, employees or agents of Purchaser during the term of this Agreement; (ii) the failure, either intentional or unintentional, of Purchaser to properly perform the services or take the actions required by this Agreement, including, without limitation, the failure to properly process, evaluate and pay disbursement requests in accordance with the terms of this Agreement; (iii) any other act of negligence or willful misconduct committed by officers, agents or employees of Purchaser during the term of this Agreement; (iv) any failure of Purchaser to comply with applicable laws, rules and regulations during the term of this Agreement other than, during the first 18 months after the Effective Date, CLIC Losses arising out of or caused by actions or inactions of Purchaser consistent with the manner in which such services are being provided by CLIC immediately prior to the Effective Date, except if changes are required pursuant to Section
2.02 hereof; or (v) the failure of any Person described in clause
(ii) of Section 11.08 to properly perform the services that Purchaser is to provide hereunder.

        (b)  CLIC agrees to indemnify and hold harmless
Purchaser and any of its directors, officers, employees, agents or affiliates from any and all losses, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines and penalties (collectively, "Purchaser Losses") arising out of or caused by: (i) fraud, theft or embezzlement by officers, employees or agents of CLIC during the term of this Agreement;
(ii) any other act of negligence or willful misconduct committed by officers, agents or employees of CLIC during the term of this Agreement; or (iii) any failure of CLIC to comply with applicable laws, rules and regulations during the term of this Agreement other than any failure on the part of CLIC or Purchaser caused by the action or inaction of Purchaser, including when acting in the name or on behalf of CLIC, whether or not in compliance with the terms of this Agreement.

        Section 7.02.  Notice of Asserted Liability.  In the
event that either party hereto asserts a claim for indemnification hereunder, such party seeking indemnification (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") specifying the facts constituting the basis for, and the amount (if known) of, the claim asserted.

        Section 7.03.  Right to Contest Claims of Third Parties.
(a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "Third Party Claimant") that may result in a Purchaser Loss with respect to which Purchaser is entitled to indemnification pursuant to
Section 7.01(a) hereof or a CLIC Loss with respect to which CLIC is entitled to indemnification pursuant to Section 7.01(b) hereof (an "Asserted Liability"), the Indemnified Party shall so notify the Indemnifying Party as promptly as practicable, but in no event later than 10 Business Days after such Asserted Liability is actually known to the Indemnified Party. Failure to deliver notice with respect to an Asserted Liability in a timely manner shall not be deemed a waiver of the Indemnified Party's right to indemnification for Losses in connection with such Asserted Liability but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's losses would have been less had such notice been timely delivered.

        (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle the Asserted Liability; provided, that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing. The failure of the Indemnifying Party to respond in writing to proper notice of an Asserted Liability within 10 days after receipt thereof shall be deemed an election not to defend the same. Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to do so in such manner as it deems appropriate, including, but not limited to, settling such Asserted Liability (after giving notice of the settlement to the Indemnifying Party) on such terms as the Indemnified Party deems appropriate.

        (c) Except as provided in the immediately preceding sentence, the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) during the 10 day period specified above.

        (d) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has elected, or is deemed to have elected, not to defend, or which it does not have the right to defend under paragraph (b) of this Section 7.03, with its own counsel and at its own expense.

        (e) Except as provided in the first sentence of paragraph (b) of this Section 7.03, the Indemnifying Party shall bear all costs of defending any Asserted Liability and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses incurred in connection with defending such Asserted Liability.

        (f) Purchaser and CLIC shall make mutually available to each other all relevant information in their possession relating to any Asserted Liability (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

        Section 7.04.  Indemnification Payments.  Any payment
hereunder shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.


                            ARTICLE VIII

                       DURATION; TERMINATION

        Section 8.01. Duration. This Agreement shall commence on the date of its execution and continue until such time as none of the Coinsured Contracts remains in force and no further Administrative Services in respect of the Coinsured Contracts are required, or until it is terminated under Section 8.02. Purchaser shall cooperate fully in the transfer of services and the books and records maintained by Purchaser pursuant to Section 4.01 hereof (or, where appropriate, copies thereof) to CLIC or CLIC's designee, so that CLIC or its designee will be able to perform the services required under this Agreement without interruption following termination of this Agreement.

        Section 8.02.  Termination.  (a)  This Agreement is
subject to immediate termination at the option of CLIC, upon written notice to Purchaser, on the occurrence of any of the following events:

             (i) A voluntary or involuntary proceeding is commenced in any state by or against Purchaser for the purpose of conserving, rehabilitating or liquidating Purchaser, or Purchaser shall lose its authority to perform services hereunder;

             (ii) There is a material breach by Purchaser of any term or condition of this Agreement, that is not cured by Purchaser within 90 days of receipt of written notice from CLIC of such breach or act;

             (iii)  Any liability policy or bond required
pursuant to Article X of this Agreement is canceled, terminated or substantially revised; or

             (iv) Purchaser is unable to perform the services required under Articles III, IV and V of this Agreement for a period of 90 consecutive days for any reason.

        (b) This Agreement will terminate automatically in the event that CLIC exercises recapture under the CLIC Indemnity
Reinsurance Agreement pursuant to Section 3.02 thereof.

        (c) This Agreement may be terminated at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination.

        (d) In the event that this Agreement is terminated under any of the provisions of this Section 8.02 other than
Section 8.02(b), Purchaser shall select a third-party administrator to perform the services required by this Agreement. CLIC shall have the right to approve any such administrator selected by Purchaser, but such approval will not unreasonably be withheld. If Purchaser fails to select an administrator pursuant to this Section 8.02(d), CLIC shall select such an administrator. In either case, Purchaser shall pay all fees and charges imposed by the selected administrator.


                             ARTICLE IX

                            ARBITRATION

        Any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

        One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

        If the two arbitrators are unable to agree upon the selection of the Umpire within 30 days of their appointment, then each arbitrator shall submit to the other a list of three Umpire candidates. Each arbitrator shall strike the names of two candidates from the other arbitrator's list, and the Umpire shall be selected from the two remaining candidates by a lot drawing procedure determined by the two arbitrators.

        Unless the parties otherwise agree all arbitrators shall be disinterested active or former officers of insurance or reinsurance companies.

        Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine a schedule for the conduct of the arbitration, including hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The panel shall determine where the arbitration shall take place. To the extent and only to the extent that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. Insofar as the arbitration panel looks to substantive law, the law of New York shall govern. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

        The panel shall render its decision, which shall be in writing and state the reasons therefor, within 60 days following the termination of hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the Umpire. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to interest (determined at the Panel's discretion) and attorneys' fees, to the extent permitted by law.


                             ARTICLE X

                             INSURANCE

        Section 10.01. Liability Insurance. Purchaser shall maintain errors and omissions liability coverages in commercially prudent amounts, to cover any loss arising as a result of any real or alleged negligence, errors or omissions on the part of Purchaser's officers, agents or employees in any aspect of the performance of services under this Agreement.

        Section 10.02. Fidelity Bond. Purchaser shall maintain fidelity bond coverage in commercially prudent amounts to cover any loss due to the misdeeds of Purchaser's officers, employees or agents.


                             ARTICLE XI

                           MISCELLANEOUS

        Section 11.01.  Headings, Schedules and Exhibits.
Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules and Exhibits are a part of this Agreement.

        Section 11.02.  Notices.  Any notice required or
permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

        (a)  If to Purchaser to:

             The Lincoln National Life Insurance Company
             1300 South Clinton Street
             P.O. Box 1110
             Fort Wayne, Indiana  48601-1110
             Attention: Carl L. Baker
             Telecopier No.: (219) 455-5135

             With a concurrent copy to:

             Sutherland, Asbill & Brennan LLP
             1275 Pennsylvania Avenue, N.W.
             Washington, D.C.  20004
             Attention:  David A. Massey
             Telecopier No.: (202) 637-3593

        (b)  If to CLIC to:

             CIGNA Life Insurance Company
             900 Cottage Grove Road
             Hartford, Connecticut  06152-2302

             ATTN: Corporate Secretary, David C. Kopp
             Telecopier No.: (860) 726-5315

             With a concurrent copy to:

             Milbank, Tweed, Hadley & McCloy
             1 Chase Manhattan Plaza
             New York, New York  10005

             ATTN: G. Malcolm Holderness
             Telecopier No.: (212) 530-5219

        Any party may, by notice given in accordance with this Agreement to the other parties, designate another address or person for receipt of notices hereunder.

        Section 11.03.  Amendments.  This Agreement cannot be
modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

        Section 11.04.  Execution in Counterpart.  This
Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        Section 11.05. Limited Authority. CLIC and Purchaser are not partners or joint venturers, and no employee or agent of either party shall be considered an employee or agent of the other. Purchaser's authority shall be limited to that which is expressly stated in this Agreement.

        Section 11.06. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld provided, however, that Purchaser may not assign this Agreement or such rights so long as it is the reinsurer under the CLIC Indemnity Reinsurance Agreement.

        Section 11.07. No Third Party Beneficiaries. Except as otherwise specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        Section 11.08. Subcontracting. Purchaser may not subcontract for the performance of any services that Purchaser is to provide hereunder, except as permitted in writing by CLIC, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, Purchaser shall be permitted to subcontract for the performance of any of such services with (i) any Person that is performing such services as a subcontractor for CLIC as of the date hereof, without obtaining the consent of CLIC so long as Purchaser notifies CLIC of such subcontract on or prior to the effective date thereof or (ii) any Person that is performing such services as a subcontractor for Purchaser with respect to all or substantially all of Purchaser's insurance business that is similar to the insurance business to be administered hereunder.

        Section 11.09.  Change in Status.  Purchaser shall
notify CLIC immediately of any "change of control" filing, the adoption of any plan to liquidate, merge or dissolve Purchaser, or of any proceeding or lawsuit which affects Purchaser's ability to perform this Agreement, including, but not limited to, insolvency or rehabilitation proceedings.

        Section 11.10.  Survival.  The provisions of Articles
VII and IX hereof shall survive the termination of this Agreement.

        Section 11.11. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions of this Agreement. Without limiting the generality of the foregoing, CLIC shall (a) execute all documents necessary to grant Purchaser the disbursement payment authority contemplated by
Section 3.03 of this Agreement, (b) subject to Section 3.01, make any CLIC regulatory filings or broker appointments that Purchaser is required to make on behalf of CLIC hereunder and (c) grant any licenses to Purchaser with respect to any logos, trademarks, service marks or copyrights necessary for Purchaser to comply with the terms of this Agreement.

        Section 11.12.  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS
OF LAWS THEREOF.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


             CIGNA LIFE INSURANCE COMPANY


             By:

             Name:

             Title:



             THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


             By:

             Name:

             Title:

                           SCHEDULE 1.01

                       CLIC Separate Accounts

                           SCHEDULE 2.01

                      Administrative Services


o Disbursements, including but not limited to payment of benefits, claim investigation, adjustment, resisting and defense of claims, policy loans, premium refunds, withdrawals, and surrenders

o  Statistical information

o  Billing and premium collection

o  Policy lapses, expiries, and nonforfeitures

o  Reinstatements

o Legally required accounting and actuarial information in order to meet statutory, tax and GAAP requirements

o Preparation and filing of insurance forms and amendments, including rate authorization filings, if applicable

o  Underwriting and new business administration

o  Commission processing

o  Electronic data processing services

o  Licensing of agents

o Preparation and filing of any tax information returns as may be required under federal and state laws

o Completion of any annual, quarterly or monthly statement exhibits

o Direct response to any insurance department or other regulatory inquiries with copies to CLIC as are necessary to enable CLIC to meet its compliance responsibilities

o  Any DAC computations (whether or not related to Settlement
   Agreements)

o Preparation of all reports required to be filed under federal and state securities laws, including but not limited to the annual and semiannual reports to contractholders, confirmation of all contract customer transactions, proxy material, including all mailings to contractholders, annual reports on Form N-SAR, registration of units under Rule 24f-2 of the Investment Company Act of 1940, applications and prospectuses.

o  Reinsurance Administration

o  Broker Dealer administrative activities (e.g. trading)

o  Licensing and appointment of agents

o  Contracting with and oversight of outside investment managers

o Compliance with IRC, SEC and other regulators with respect to the registered products

                   TRANSITION SERVICES AGREEMENT


                           by and between


             CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                and

            THE LINCOLN NATIONAL LIFE INSURANCE COMPANY





                      Dated as of [__________]

                         TABLE OF CONTENTS

                                                               Page

ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II - APPOINTMENT; STANDARDS  . . . . . . . . . . . . . . .4

ARTICLE III
   EFFECTIVE DATE; TERM; TERMINATION AS TO PARTICULAR SERVICES. . 4

ARTICLE IV - SERVICES  . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE V - INABILITY TO PERFORM SERVICES; ERRORS  . . . . . . . .8

ARTICLE VI - PRICING . . . . . . . . . . . . . . . . . . . . . . .8

ARTICLE VII - INDEMNIFICATION  . . . . . . . . . . . . . . . . . .8

ARTICLE VIII - ARBITRATION . . . . . . . . . . . . . . . . . . . 11

ARTICLE IX - INSURANCE . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE X - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . 12

SCHEDULE 2.01. . . . . . . . . . . . . . . . . . . Menu of Services

SCHEDULE 4.01. . . . . . . . . . . . . . . . . . .Services Selected

SCHEDULE 4.02(a) . . . . . . . . . . . . . . .Hartford Office Space

SCHEDULE 4.02(b) . . . . . . . . . . . . . . . . Field Office Space

SCHEDULE 4.03(b) . . . . . . . . . . . . . . . . . . . . .Employees

                  TRANSITION SERVICES AGREEMENT


        This TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of [_______], is made by and between Connecticut General
Life Insurance Company, a stock life insurance company incorporated in Connecticut ("Seller"), and The Lincoln National
Life Insurance Company, a stock life insurance company incorporated in Indiana ("Purchaser").

        WHEREAS, pursuant to the Indemnity Reinsurance Agreements (as defined below), Purchaser and Lincoln Life & Annuity Company of New York ("LLANY") are coinsuring certain individual life insurance, health insurance and annuity contracts issued by Seller and by CIGNA Life Insurance Company, a Connecticut domiciled stock life insurance company and an Affiliate of Seller ("CLIC"); and

        WHEREAS, pursuant to the Purchaser Administrative Services Agreement (as defined herein) and the CLIC Administrative Services Agreement (as defined herein), the parties are providing for Purchaser to render certain administrative services to Seller and CLIC with respect to the Non-New York Contracts (as defined herein); and

        WHEREAS, pursuant to the LLANY Administrative Services
Agreement (as defined herein), LLANY and Seller are providing for LLANY to render certain administrative services to Seller with respect to the New York Contracts (as defined herein); and

        WHEREAS, pursuant to the Intercompany Administrative
Services Agreement (as defined herein), Purchaser and LLANY are providing for Purchaser to render certain administrative services to LLANY with respect to the New York Contracts; and

        WHEREAS, the parties desire to effectuate the Purchaser Administrative Services Agreement, the CLIC Administrative Services Agreement, the LLANY Administrative Services Agreement and provisions of the Intercompany Administrative Services Agreement pertinent to LLANY's obligations under the LLANY Administrative Services Agreement and to cooperatively provide for an orderly transition in the performance of administrative services from Seller and CLIC to Purchaser and from Seller to LLANY as of the Effective Date (as defined herein) without interruption of the operations of the Business (as defined herein);

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and upon the terms and conditions set forth herein, the parties hereto agree as follows:


                             ARTICLE I

                            DEFINITIONS

        The following terms shall have the respective meaning set forth below throughout this Agreement:

        "Acquisition Agreement" means the Second Amended and
Restated Asset Transfer and Acquisition Agreement, dated as of
July 27, 1997, by and among CIGNA Corporation, Connecticut General Corporation, Seller, CIGNA Life Insurance Company, Lincoln
National Corporation, Purchaser and LLANY.

        "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

                "Business" means the business of issuing, selling and administering individual life insurance (other than the COLI Business), health insurance and annuity contracts as currently conducted by CIGNA's Individual Insurance Division or, where so specified herein, as conducted by Purchaser and LLANY following the Closing, the other business activities related thereto as currently conducted by CIGNA's Individual Insurance Division, and the respective businesses currently conducted by the Parent Subsidiaries.

                "Business Day" shall have the meaning set forth in the Purchaser Administrative Services Agreement.

                "CLIC" shall have the meaning set forth in the second paragraph of this Agreement.

                "CLIC Administrative Services Agreement" means the Administrative Services Agreement, dated as of the date hereof, by and between CLIC and Purchaser.

                "CLIC Indemnity Reinsurance Agreement" means the Indemnity Reinsurance Agreement, dated as of the date hereof, by and between CLIC and Purchaser.

                "COLI Business" shall have the meaning set forth in the Acquisition Agreement.

                "Effective Date" means the Effective Date as defined in the Indemnity Reinsurance Agreements.

                "Indemnity Reinsurance Agreements" means the Purchaser Indemnity Reinsurance Agreement, the LLANY Indemnity Reinsurance
Agreement and the CLIC Indemnity Reinsurance Agreement.

                "Intercompany Administrative Services Agreement" means the Administrative Services Agreement, dated as of the date hereof, entered into by and between Purchaser and LLANY, providing for Purchaser to render certain administrative services to LLANY with respect to the New York Contracts on and after the Effective Date.

                "LLANY" shall have the meaning set forth in the second paragraph of this Agreement.

                "LLANY Indemnity Reinsurance Agreement" means the Indemnity Reinsurance Agreement, dated as of the date hereof, by and between LLANY and Seller.

                "LLANY Administrative Services Agreement" means the Administrative Services Agreement, dated as of the date hereof, entered into by and between LLANY and Seller.

                "New York Contracts" means the Coinsured Contracts, as such term is defined in the LLANY Indemnity Reinsurance Agreement.

                "Non-New York Contracts" means the Coinsured Contracts, as such term is defined in the Purchaser Indemnity Reinsurance
Agreement, and the Coinsured Contracts, as such term is defined in the CLIC Indemnity Reinsurance Agreement.

                "Office Lease Agreement" shall have the meaning set forth in Section 4.02(a).

                "Office Sublease Agreements" shall have the meaning set forth in Section 4.02(b).

                "Parent Subsidiaries" means CIGNA Financial Advisors, Inc., and CIGNA Associates, Inc.

                "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

                "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

                "Purchaser Administrative Services Agreement" means the Administrative Services Agreement, dated as of the date hereof, by and between Purchaser and Seller.

                "Purchaser Indemnity Reinsurance Agreement" means the Indemnity Reinsurance Agreement, dated as of the date hereof, by and between Purchaser and Seller.

                "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

                "Seller Separate Accounts" shall have the meaning set forth in the Acquisition Agreement.

                "Umpire" shall have the meaning set forth in Article VIII.



                             ARTICLE II

                       APPOINTMENT; STANDARDS

                Section 2.01. Appointment and Acceptance of Appointment. Seller has heretofore advised Purchaser of the services and assets that Seller (other than the Business) or an Affiliate of Seller
(other than the Parent Subsidiaries) provides or otherwise makes available to the Business and of the internal charge back methodologies historically used by Seller or such Affiliates, as the case may be, in charging the Business for such services and assets ("Seller's Charge-Back Methodologies"). A listing of such services and assets, as so advised to Purchaser, is contained in
Schedule 2.01 hereto. Purchaser has determined to avail itself, from amongst the services and assets listed on Schedule 2.01, of only those services and assets listed on Schedule 4.01 hereto.
Accordingly, Purchaser hereby appoints Seller to provide the transition services specified in Article IV hereof and in Schedule
4.01 hereto (collectively, the "Transition Services") for the period specified in Article III of this Agreement, and Seller hereby accepts such appointment.

                Section 2.02. Standards. Seller acknowledges that the Transition Services are of paramount importance to Purchaser.
Seller agrees to provide the Transition Services at a level of service substantially identical to that being provided to the Business as of July 27, 1997.


                            ARTICLE III

    EFFECTIVE DATE; TERM; TERMINATION AS TO PARTICULAR SERVICES

                Section 3.01. Effective Date; Term. This Agreement shall be effective as of the Effective Date. It shall have a term of 18 calendar months and shall terminate on the last day of the eighteenth such calendar month following the Effective Date.

                Section 3.02. Termination As To Particular Services. Purchaser may terminate this Agreement with respect to any specific service specified in Article IV hereof or in Schedule
4.01 hereto by delivery of notice to Seller not later than 60 days prior to the effective date of such termination as specified in such notice. No such termination shall in any way affect Seller's obligation to provide any other service hereunder. Certain specific services shall be provided for a shorter period than the term of this Agreement, as provided herein.


                             ARTICLE IV

                              SERVICES

                Section 4.01. Certain Specified Services. Seller shall provide to Purchaser the services specified in Schedule 4.01 hereto. As compensation for the provision of such services by Seller, Purchaser shall pay to Seller a fee determined in accordance with the internal charge-back methodology historically used by Seller with respect to such services (excluding any extraordinary third-party charges incurred by Seller in order to enable Seller to provide such Services to an unaffiliated third party (i.e., Purchaser) as contemplated by this Agreement). In addition to the foregoing, Purchaser shall pay, or shall reimburse Seller for, any sales, use or similar taxes, including interest and penalties, imposed by any state or local taxing authority with respect to the fees paid by Purchaser under this Agreement.

                Section 4.02 Lease and Sub-Leases of Office Space. (a) On the Effective Date, Seller and Purchaser shall enter into an agreement (the "Office Lease Agreement") with respect to the office space in Seller's headquarters facility in Bloomfield, Connecticut, described on Schedule 4.02(a) hereto.<F1> The Office
Lease Agreement shall provide for monthly rental payments based on Seller's Charge-Back Methodologies and shall terminate on the first anniversary of the Effective Date.

                (b) On the Effective Date, Seller and Purchaser shall enter into one or more agreements (the "Office Sublease Agreements") with respect to the field office space described on Schedule
4.02(b) hereto.<F2> The Office Sublease Agreements shall provide for monthly rental payments in an amount determined in accordance with Seller's Charge-Back Methodologies and shall otherwise have terms that are substantially similar to those contained in the lease whereby Seller leases the shared office space from a third party (the "Prime Lease"), and shall terminate on the last day of the eighteenth month following the Effective Date or, if earlier, the end of the term of the Prime Lease; provided, that Seller shall exercise any renewal option under any Prime Lease at Purchaser's direction.

                Section 4.03. Other Services. In addition to the services specified in Schedule 4.01 hereto, Seller shall provide to Purchaser the services described below.

                (a) In the event that the Effective Date occurs before December 31, 1997, then, from the Effective Date through December
31, 1997, Seller shall provide to Purchaser those services to support the Business that immediately prior to the Effective Date were provided by Contract Employees and Band 2 Employees (as defined in the Acquisition Agreement). The services may include (without limitation) the following: (i) underwriting; (ii) billing and/or premium servicing; (iii) pricing; (iv) product development;
(v) client and producer services, (vi) training; (vii) claims management and distribution; (viii) broker/dealer activities; (ix) support services for brokers, wholesalers, marketing, customer support; and (x) hardware and software systems and maintenance.

                (b) Seller shall provide to Purchaser those services that (i) immediately prior to the Effective Date were provided by Band 1 Employees (as defined in the Acquisition Agreement) or (ii) on July 27, 1997, were provided by those employees identified in
Schedule 4.03(b) hereto. The services may include (without limitation) the following: (i) human resources; (ii) finance;
(iii) accounting; and (iv) marketing.

                With respect to such services, on the Effective Date, Purchaser shall provide a written notice to Seller identifying the type and level of services Purchaser will require for the period from the Effective Date through the end of the second calendar month thereafter. By the fifth business day of each calendar month beginning after the period covered by the initial notice described in the preceding sentence, Purchaser shall provide a written notice to Seller identifying the type and level of services Purchaser will require during the next following calendar month.

                    (c) Seller shall determine the manner in which it shall provide the services described in this Section 4.03 to Purchaser and, subject to the restrictions regarding individuals listed in Schedule 4.03(b), the employees or agents who shall provide such services. Notwithstanding the above, such services shall be provided at a quality level generally consistent with the past practices of Seller and the level at which the Business was being operated on July 27, 1997, and the individuals providing such services shall possess such qualifications as are reasonably required to operate the Business at such quality level. In the event that Purchaser requires services of the type that an individual listed in Schedule 4.03(b) performed as of July 27, 1997, such individual shall be assigned to provide such services under this Section 4.03. Notwithstanding the preceding sentence, Seller may substitute another individual for any individual listed in Schedule 4.03(b) to provide services previously provided by such individual; provided that any such individual who is substituted has the qualifications reasonably required to perform such services and further provided that a substitution may occur only if Seller and Purchaser mutually agree thereto (and Purchaser shall not unreasonably withhold its agreement to any substitution proposed by Seller). Seller shall establish a transition services team with oversight responsibility for the personnel responsible for providing such transition services and a transition services leader reasonably acceptable to Purchaser who shall have primary responsibility for supervising all transition services described in this Section 4.03.

                (d) In no event shall the personnel whose services are provided to Purchaser in accordance with this Agreement be considered employees or agents of Purchaser. Seller shall be solely liable for the payment of salary, bonus, employer's share of all applicable withholding taxes, other reasonable out of pocket expenses normally incidental to the services (including, without limitation, travel and entertainment expenses) and benefits received by such personnel consistent with the historical practices of Seller and its Affiliates (collectively, the "Compensation and Benefits").

                Purchaser's sole obligation to Seller with respect to such personnel for services under this Section 4.03 shall be as described in this Section 4.03(d). Purchaser shall reimburse
Seller for the amount of Compensation and Benefits paid to or provided on behalf of such personnel for the amount or period of time such personnel actually devote to providing such transition services to the Business; provided, however, that Purchaser shall have no obligation to reimburse Seller for the amount of any severance that may be payable by reason of the termination of any employee listed in Schedule 4.03(b), regardless of whether
Purchaser has notified Seller that it no longer requires services in the area in which such individual was employed by Seller. The aggregate Compensation and Benefits costs for any individual employee listed in Schedule 4.03(b) for any month may not be increased by more than ten percent over the cost for any prior month during the period of this Agreement without the prior written approval of Purchaser. Other than increases in salary or base remuneration in the ordinary course of business and any changes in benefits disclosed in Schedule 5.01(B) to the Acquisition Agreement or as described in the preceding sentence, there may be no increases in the Compensation and Benefits of any employees providing services under this Section 4.03 without the prior written approval of Purchaser. In the event that the Compensation and Benefits paid to or provided on behalf of any such personnel during the period of this Agreement include amounts attributable to an entire year or any portion of a year greater than the period of time during which such personnel were providing transition services under this Section 4.03, then the portion of such Compensation and Benefits that Purchaser shall reimburse to Seller shall be determined by allocation of such Compensation and Benefits in accordance with the ratio that the amount or period of time during such year or portion of the year during which the individuals provided services under this Agreement and the salary or other remuneration earned by such individuals during such period bears to the total amount or period of time such individuals were employed by Seller for such year or portion of a year and the salary or other remuneration earned by such individuals during such period of employment.

                To the extent not otherwise provided for herein, Purchaser shall reimburse Seller for Purchaser's reasonably allocable share of overhead costs, other than corporate level tax, attributable to Seller personnel who perform transition services for Purchaser.
Seller shall remain responsible for all overhead costs of all Seller personnel who do not perform transition services for Purchaser and for Seller's reasonably allocable share of the overhead costs attributable to Seller personnel who both perform transition services for Purchaser and perform services for Seller.

                (e)  With respect to the services described in this
Section 4.03, Purchaser shall make payments of the amounts owed to Seller under this Agreement (as determined under Section 4.03(d)) as follows: (i) on or before the tenth day of the month (other than the first month during which transition services are provided), Seller shall provide to Purchaser a written itemization of the actual Compensation and Benefits costs incurred by Seller for such transition services provided during the prior month (the "Prior Month's Costs"); and (ii) on or before the twentieth day of such month, Purchaser shall pay to Seller an amount equal to the Prior Month's Costs. In the event, however, that the total Prior Month's Costs cannot be determined by Seller by the tenth day of any month, then, on such date, Seller shall provide a written itemization to the Purchaser to the extent the Prior Month's Costs can be determined and shall indicate on the itemization the extent to which the Prior Month's Costs cannot be determined (the "Undetermined Costs"). As soon as practicable thereafter as Seller is able to determine any previously Undetermined Costs, Seller shall provide a written itemization thereof to Purchaser, and Purchaser shall have a period of ten days to pay such costs.
In Seller's discretion, Seller may provide a single itemization for all Undetermined Costs for any month, aggregate any Undetermined Costs with the Prior Month's Costs for any subsequent month, or provide separate itemizations as any previously Undetermined Costs are determined; provided however, that Seller shall not provide a separate itemization for any previously Undetermined Costs aggregating less than $10,000, unless such costs are the final costs for services under this Section 4.03 to be itemized.

                Section 4.04. Certain Services Provided by Purchaser. In addition to the services to be provided to Purchaser by Seller identified as such in Schedule 4.01, during the term of this Agreement Purchaser shall provide to Seller the services identified on Schedule 4.04 for the fees identified thereon.


                             ARTICLE V

               INABILITY TO PERFORM SERVICES; ERRORS

        Section 5.01. Inability to Perform Services. In the event that Seller shall be unable to perform services as required by this Agreement for any reason for a period that can reasonably be expected to exceed three Business Days, Seller shall cooperate with Purchaser in obtaining an alternative means of providing such services. Seller will be responsible for all costs incurred in either restoring services or obtaining an alternative source of services.

        Section 5.02. Errors. Seller shall, at its own expense, correct any errors in Transition Services caused by it within a reasonable time after receiving notice thereof from Purchaser or otherwise.


                             ARTICLE VI

                              PRICING

        Section 6.01. Pricing. Seller will price all services specified on Schedule 4.01 in accordance with the Seller's Charge-Back Methodologies.


                            ARTICLE VII

                          INDEMNIFICATION

        Section 7.01. Indemnification. (a) Seller agrees to indemnify and hold harmless Purchaser and any of its directors, officers, employees, agents or affiliates from any and all losses, costs, claims, demands, compensatory, extra contractual and/or punitive damages, fines and penalties (collectively, "Purchaser Losses") arising out of or caused by:

         (i) fraud, theft or embezzlement by officers, employees or agents of Seller during the term of this Agreement;

        (ii) the failure, either intentional or unintentional, of Seller to properly perform the services required by this Agreement, including, without limitation, the failure to properly process, evaluate and pay disbursement requests in accordance with the terms of this Agreement;

         (iii) the breach of any representation or warranty of Seller;

        (iv) any failure of Seller to comply with applicable laws, rules and regulations during the term of this Agreement;

        (v) the failure of any subcontractor retained by Seller in accordance with Section 10.08 to perform the services that Seller is to provide hereunder; or

         (vi) any liability or loss incurred or suffered as a result of any claim by any individual providing services under
Section 4.03(b) hereof that arose during the term of this Agreement out of any violation by Seller or any of its Affiliates of (A) any law regulating the terms and conditions of employment, including any statute, regulation or ordinance, under the common law or in equity (including for wrongful discharge or otherwise) or (B) any agreement, including any policy, understanding or promise, written or oral, formal or informal, between the Seller or its Affiliates and the individual.

        (b) Purchaser agrees to indemnify and hold harmless Seller and any of its directors, officers, employees, agents or affiliates from any and all losses, costs, claims, demands,
compensatory, extra contractual and/or punitive damages, fines and penalties (collectively, "Seller Losses") arising out of or caused by:

        (i) fraud, theft or embezzlement by officers, employees or agents of Purchaser during the term of this Agreement;

        (ii) any failure of Purchaser to comply with applicable laws, rules and regulations during the term of this Agreement, other than any failure caused by the action or inaction of Seller not in compliance with the terms of this Agreement; or

        (iii) any liability or loss incurred or suffered as a result of any claim by any individual providing services under
Section 4.03(a) hereof that (A) relates to the employment or agency relationship of such individual with the Seller or any of its Affiliates or the termination of such relationship, (B) arose out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) during the term of this Agreement, and (C) arose either (1) under any law regulating the terms and conditions of employment, including any statute, regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or (2) under any agreement, including any policy, understanding or promise, written or oral, formal or informal, between the Seller or its Affiliates and the individual, but (D) did not arise out of any violation by Seller or its Affiliates of any law referred to in Clause (C)(1) above or any agreement referred to in Clause (C)(2) above.

        Section 7.02. Notice of Asserted Liability. In the event that either party hereto asserts a claim for indemnification hereunder, such party seeking indemnification (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") specifying the facts constituting the basis for, and the amount (if known) of, the claim asserted.

        Section 7.03.  Right to Contest Claims of Third Parties.
(a) If an Indemnified Party asserts, or may in the future seek to assert, a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "Third Party Claimant") that may result in a Purchaser Loss with respect to which Purchaser is entitled to indemnification pursuant to
Section 7.01(a) hereof or a Seller Loss with respect to which Seller is entitled to indemnification pursuant to Section 7.01(b) hereof (an "Asserted Liability"), the Indemnified Party shall so notify the Indemnifying Party, as promptly as practicable but in no event later than 10 Business Days after such Asserted Liability is actually known to the Indemnified Party. Failure to deliver notice with respect to an Asserted Liability in a timely manner shall not be deemed a waiver of the Indemnified Party's right to indemnification for Losses in connection with such Asserted Liability but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's losses would have been less had such notice been timely delivered.

        (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle the Asserted Liability; provided, that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing. The failure of the Indemnifying Party to respond in writing to proper notice of an Asserted Liability within 10 days after receipt thereof shall be deemed an election not to defend the same. Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to do so in such manner as it deems appropriate, including, but not limited to, settling such Asserted Liability (after giving notice of the settlement to the Indemnifying Party) on such terms as the Indemnified Party deems appropriate.

        (c) Except as provided in the immediately preceding sentence, the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) during the 10 day period specified above.

        (d) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has elected, or is deemed to have elected, not to defend, or which it does not have the right to defend under paragraph (b) of this Section 7.03, with its own counsel and at its own expense.

        (e)  Except as provided in the first sentence of paragraph
(b) of this Section 7.03, the Indemnifying Party shall bear all costs of defending any Asserted Liability and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses incurred in connection with defending such Asserted Liability.

        (f) Purchaser and Seller shall make mutually available to each other all relevant information in their possession relating to any Asserted Liability (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof.

        Section 7.04.  Indemnification Payments.  Any payment
hereunder shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.


                            ARTICLE VIII

                            ARBITRATION

        Any dispute arising out of or relating to the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration must be in writing and sent certified or registered mail, return receipt requested.

        One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator (the "Umpire") who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

        If the two arbitrators are unable to agree upon the selection of the Umpire within 30 days of their appointment, then each arbitrator shall submit to the other a list of three Umpire candidates. Each arbitrator shall strike the names of two candidates from the other arbitrator's list, and the Umpire shall be selected from the two remaining candidates by a lot drawing procedure determined by the two arbitrators.

        Unless the parties otherwise agree all arbitrators shall be disinterested active or former officers of insurance or reinsurance companies.

        Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine a schedule for the conduct of the arbitration, including hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The panel shall determine where the arbitration shall take place. To the extent and only to the extent that the provisions of this Agreement are ambiguous or unclear, the panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business. Insofar as the arbitration panel looks to substantive law, the law of New York shall govern. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

        The panel shall render its decision, which shall be in writing and state the reasons therefor, within 60 days following the termination of hearings. Judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the Umpire. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to interest (determined at the Panel's discretion) and attorneys' fees, to the extent permitted by law.


                             ARTICLE IX

                             INSURANCE

        Section 9.01. Liability Insurance. Seller shall maintain errors and omissions liability coverages in commercially prudent amounts, to cover any loss arising as a result of any real or alleged negligence, errors or omissions on the part of Seller's officers, agents or employees in any aspect of the performance of services under this Agreement.

        Section 9.02.  Fidelity Bond.  Seller shall maintain
fidelity bond coverage in commercially prudent amounts to cover any loss due to the misdeeds of Seller's officers, employees or agents.


                             ARTICLE X

                           MISCELLANEOUS

        Section 10.01. Headings, Schedules and Exhibits. Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules are a part of this Agreement.

        Section 10.02. Notices. Any notice required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

        (a)  If to Purchaser to:

             The Lincoln National Life Insurance Company
             1300 South Clinton Street
             P.O. Box 1110
             Fort Wayne, Indiana  48601-1110
             Attention:  Carl L. Baker
             Telecopier No.:  (219) 455-5135

             With a concurrent copy to:

             Sutherland, Asbill & Brennan, LLP
             1275 Pennsylvania Avenue, N.W.
             Washington, D.C.  20004
             Attention:  David A. Massey
             Telecopier No.:  (202) 637-3593

        (b)  If to Seller to:

             Connecticut General Life Insurance Company
             900 Cottage Grove Road
             Hartford, Connecticut  06152-2302
             Attention:  David C. Kopp
             Telecopier No.:  (860) 726-5315

             With a concurrent copy to:

             Milbank, Tweed, Hadley & McCloy
             1 Chase Manhattan Plaza
             New York, New York  10005
             Attention:  G. Malcolm Holderness
             Telecopier No.:  (212) 530-5219

        Any party may, by notice given in accordance with this Agreement to the other parties, designate another address or person for receipt of notices hereunder.

        Section 10.03.  Amendments.  This Agreement cannot be
modified, changed, discharged or terminated, except by an instrument in writing signed by an authorized officer of each of the parties hereto.

        Section 10.04. Execution in Counterpart. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        Section 10.05. Limited Authority. Seller and Purchaser are not partners or joint venturers, and no employee or agent of either party shall be considered an employee or agent of the other. Purchaser's authority shall be limited to that which is expressly stated in this Agreement.

        Section 10.06. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by either party (in whole or in part) without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

        Section 10.07. No Third Party Beneficiaries. Except as otherwise specifically provided for herein, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        Section 10.08. Subcontracting. Seller may not subcontract for the performance of any services that Seller is to provide hereunder, except as permitted in writing by Purchaser, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, Seller shall be permitted to subcontract for the performance of any of such services with any Person that is performing such services as a subcontractor for Seller as of the date hereof, without obtaining the consent of Purchaser so long as Seller notifies Purchaser of such subcontract on or prior to the effective date thereof.

        Section 10.09. Change in Status. Seller shall notify Purchaser immediately of any "change of control" filing, the adoption of any plan to liquidate, merge or dissolve Seller, or of any proceeding or lawsuit which effects Seller's ability to perform this Agreement, including, but not limited to, insolvency or rehabilitation proceedings.

        Section 10.10. Survival. The provisions of Article VII and Article X hereof shall survive the termination of this Agreement.

        Section 10.11. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions of this Agreement.

        Section 10.12.  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS
OF LAWS THEREOF.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                            CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                            By:

                            Name:

                            Title:



                            THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                            By:

                            Name:

                            Title:


<FOOTNOTE>
<F1>    Schedule 4.02(a) will describe the space being used by the
        Business on July 27, 1997, subject to changes in the ordinary course of business.

<F2>    Schedule 4.02(b) will describe the portion of the office
        space (other than Bloomfield, CT) shared by the Business with other units or personnel of Seller as of July 27, 1997, subject to changes in the ordinary course of business.

</FOOTNOTE>

                           SCHEDULE 2.01

                          Menu of Services

Payroll - Corporate Payroll Staff/Benefits Administration

Staffing - Home Office only

Employee Relations

Training - management courses and technology

Career Continuation services

Diversity Strategy and Policy

Compensation - policy, research, surveys, incentive design

Employee Health

Legal

Public Relations/Communications

Network Support/Centralized Technology Services/Telecommunications

Internal Audit

Treasury Department

Travel

Accounts Payable

Real Estate/Space Management/Building Services/Security

Printing/Copy Services/Purchasing/Supplies/Mail

Corporate Advertising/Marketing

Investment Management Services and Asset Allocation Services

Tax

Risk Management

Loss Control

                           SCHEDULE 4.01

                         Services Selected

[In accordance with Section 5.13 of the Acquisition Agreement, Purchaser shall, not later than 30 days prior to the Closing Date (as defined in the Acquisition Agreement), provide a written notice to Seller identifying the final list of selected services; the following list is accordingly subject to modification.]

   I. Services centrally provided to CII or provided to CII by other divisions

        (A) Employee facilities available in home office and co-located field offices while occupying the space:

             1.   Employee Health
             2.   Day Care Centers (Home Office only)
             3.   Cafeteria
             4.   Real Estate/Space Management/Building
                  Services/Security
             5.   Printing/Copy Services/Mail Room
             6.   Risk Management

        (B)  Other services not tied to location of business:

             1.   Network Support/Centralized Technology
                  Services/Telecommunications
             2.   Payroll -- Corporate payroll staff/Benefits
                  Administration
             3. Treasury Department -- Cash management & banking services
             4.   Accounts Payable
             5.   Investment management services (for shared assets)
             6.   Tax -- 1099 reporting
             7. C.R.I.S. provided administrative services for individual retirement variable annuities block
             8.   Unit Valuation processing

   II.  Services for identified functions as  provided by Band 1
        Employees and employees identified in Schedule 4.03(b)

        (A)  Financial reporting/Processing

        (B)  Actuarial Valuation Systems (Price Waterhouse,
             Tritan, Poly) and Services

        (C)  Expense Management and Budgeting

        (D)  TAI Reinsurance System/Processing

                          SCHEDULE 4.02(a)

                       Hartford Office Space



                          SCHEDULE 4.02(b)

                         Field Office Space


                          SCHEDULE 4.03(b)

                             Employees


Karen Rohan - Chief Accounting Officer

David Braun - Actuarial Program - Financial Reporting

Kenneth Collings - Actuarial Program - Financial Reporting

Stephen Kaczmarek - Actuarial Program - Financial Reporting

Dennis Gan - Actuarial Program - Financial Reporting

Troy Milbrandt - Actuarial Program - Financial Reporting

Timothy Bischof - Actuarial Program - Financial Reporting

Jennifer Dolphin - Actuarial Program - Financial Reporting

Jared Gross - Actuarial Program - Financial Reporting

Jun Lee - Actuarial Program - Financial Reporting

Matthew Worthington - Actuarial Program

Andree Corr - Financial Program

Arnov Jajoo - Financial Program

Susan Ignatowski - Financial Program

Greg Williams - Financial Program

Ann Jaworski - Financial Program

Kathleen O'Neil - Financial Program



                           SCHEDULE 4.04


   I.   Services CII provides to other divisions to be provided by
        Purchaser:

        (A) [To CHC] Group term life conversions (conversion charges to be negotiated)

            GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT


                            By and Among


            CONNECTICUT GENERAL LIFE INSURANCE COMPANY,

                  CIGNA LIFE INSURANCE COMPANY,

           THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                               and


            LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK





                   Dated as of __________, 1997

            GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT



        This GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of ____________, 1997, is entered into by and among Connecticut General Life Insurance Company, a Connecticut domiciled stock life insurance company ("Seller"), CIGNA Life Insurance Company, a Connecticut domiciled stock life insurance company ("CLIC"), The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company, ("Purchaser"), and Lincoln Life & Annuity Company of New York, a New York domiciled stock life insurance company and a wholly owned subsidiary of Purchaser.

                        W I T N E S S E T H

        WHEREAS, CIGNA Corporation, Connecticut General Corporation, Seller, CLIC, Lincoln National Corporation, Purchaser and LLANY are parties to a Second Amended and Restated Asset Transfer and Acquisition Agreement dated as of July 27, 1997 (the "Acquisition Agreement"), pursuant to which Seller and CLIC will sell, and Purchaser and LLANY will purchase, certain portions of Seller's and CLIC's individual life, health and annuity businesses upon the terms and subject to the conditions set forth in the Acquisition Agreement; and

        WHEREAS, concurrently with the execution of this Agreement (but subject to Section 2.04 of the Acquisition Agreement),
Seller, CLIC, Purchaser and LLANY are executing and delivering other instruments of assignment, conveyance, transfer and assumption to vest in Purchaser or LLANY, as applicable, all of Seller's and CLIC's right, title and interest in and to the Transferred Assets other than those being sold, assigned, transferred and assumed hereby;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements contained herein and in the Acquisition Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions. Capitalized terms used herein and not defined herein have the respective meanings assigned to them in the Acquisition Agreement.

        Section 2. Sale of Contracts, Accounts and Contract Loans. Seller and CLIC hereby sell, assign, transfer and deliver to Purchaser or LLANY, as of the date hereof, (i) all of Seller's and CLIC's right, title and interest in and to the Assigned and Assumed Contracts described on Schedule A hereto, (ii) all other contracts and agreements between Seller or CLIC and a Person that is not an Affiliate of Seller or CLIC relating primarily to the Business (other than (x) the Insurance Contracts, (y) the Seller Separate Accounts and the policies and contracts funded thereby, and (z) the Acquisition Agreement and contracts and agreements executed pursuant thereto), except those of the Assigned and Assumed Contracts and such other contracts and agreements that cannot be assigned to Purchaser or LLANY, as the case may be, because of Seller's or CLIC's inability to obtain the consent of a third party required for such assignment to be effective, and
(iii) the lockboxes and bank accounts listed on Schedule C hereto. The other contracts and agreements referred to in clause (ii) of the preceding sentence include, but are not limited to, those identified on Schedule B hereto. The Assigned and Assumed Contracts and such other contracts and agreements, except for those that cannot be assigned as aforesaid are referred to herein as the "Transferred Contracts." In addition, Seller and CLIC hereby sell, assign, transfer and deliver (i) to Purchaser, all loans to the holders of Non-New York Contracts, and (ii) to LLANY, all loans to the holders of New York Contracts. The assets described in this Section 2 are referred to collectively herein as the "Assets," and are transferred hereby as they exist as of the date hereof, subject to the terms and conditions set forth herein.

        Section 3. Assumption of Liabilities. Purchaser or LLANY, as the case may be, hereby assumes and agrees to pay, perform and discharge in full, and release and discharge Seller, CLIC, and their Affiliates, successors and assigns, completely, unconditionally, and forever from, all liabilities and obligations arising under the Transferred Contracts. Purchaser or LLANY, as the case may be, hereby assumes and agrees to pay, perform and discharge in full, and release and discharge Seller, CLIC, and their Affiliates, successors and assigns, completely, unconditionally and forever from, all other liabilities and obligations of, or arising under, the Business to the extent that such liabilities or obligations are or become payable, or are otherwise required to be performed, on or after the Effective Date (whether now known or unknown and whether accrued, absolute, contingent or otherwise) provided, however, with respect to any liabilities or obligations of the Business, or any category thereof, that require allocation as between the Business and the Seller or CLIC (other than the Business), only the portion thereof reasonably allocable to the Business consistent with Seller's and CLIC's historical allocation practices will be assumed by Purchaser or LLANY, as the case may be, pursuant hereto. The obligations and liabilities referred to in the preceding sentence (the "Assumed Liabilities") include without limitation those listed on Schedule D, but exclude the Retained Liabilities.

        Section 4. Additional Actions. Seller and CLIC shall promptly give all notices that are, under the Transferred Contracts or applicable law, required in connection with the assignment of the Assets. Each of Seller, CLIC, Purchaser and LLANY shall promptly execute, deliver, record or file any and all releases, affidavits, waivers, notices or other documents which any other party hereto may reasonably request in order to implement the sale, assignment, transfer and assumption of the Assets.

        Section 5. Representations and Warranties. Neither Seller nor CLIC makes any representation or warranty hereunder with respect to the Assets, and neither Purchaser nor LLANY makes any representation or warranty with respect to the assumption of the liabilities and obligations arising under the Assets, other than those set forth in the Acquisition Agreement.

        Section 6. No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of Seller, CLIC, Purchaser and LLANY and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any Person other than Seller, CLIC, Purchaser and LLANY and their respective successors and permitted assigns any rights, remedies or claims under, or by reason of, this Agreement or any term, covenant or condition hereof.

        Section 7. Amendment. This Agreement may only be amended or modified by a written instrument executed by both of the parties hereto.

        Section 8.  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS
OF LAWS THEREOF.

        IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf as of the date first above written.




         CONNECTICUT GENERAL LIFE INSURANCE CORPORATION


         By:

         Name:

         Title:


         CIGNA LIFE INSURANCE COMPANY


         By:

         Name:

         Title:


         THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


         By:

         Name:

         Title:


         LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


         By:

         Name:

         Title:

                             SCHEDULE A

                   Assigned and Assumed Contracts


[Including Rights under Non-Shared Field Office Leases]


                             SCHEDULE B

                  Certain Other Assigned Contracts


                             SCHEDULE C

                    Lockboxes and Bank Accounts

                             SCHEDULE D

                    Certain Assumed Liabilities

[Including Obligations Under Non-Shared Field Office Leases]

                            BILL OF SALE


                            By and Among


             CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                 and CIGNA LIFE INSURANCE COMPANY


                           in favor of


           THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                               and


            LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK





                    Dated as of ________, 1997

                            BILL OF SALE


        THIS BILL OF SALE (this "Bill of Sale") is dated as of ______, 1997, by Connecticut General Life Insurance Company, a Connecticut domiciled stock life insurance company ("Seller"), and CIGNA Life Insurance Company, a Connecticut domiciled stock life insurance company ("CLIC") in favor of The Lincoln National Life Insurance Company, an Indiana domiciled stock life insurance company ("Purchaser"), and Lincoln Life & Annuity Company of New York, a stock life insurance company incorporated in New York and a wholly owned subsidiary of Purchaser ("LLANY").

                        W I T N E S S E T H:

        WHEREAS, CIGNA Corporation, Connecticut General Corporation, Seller, CLIC, Lincoln National Corporation, Purchaser and LLANY are parties to a Second Amended and Restated Asset Transfer and Acquisition Agreement dated as of July 27, 1997 (the "Acquisition Agreement"), pursuant to which Seller and CLIC will sell, and Purchaser and LLANY will purchase, certain portions of Seller's and CLIC's individual life, health and annuity businesses upon the terms and subject to the conditions set forth in the Acquisition Agreement; and

        WHEREAS, concurrently with the execution and delivery of this Bill of Sale (but subject to Section 2.04 of the Acquisition Agreement), Seller, CLIC, Purchaser and LLANY are executing and delivering other instruments of assignment, conveyance, transfer and assumption to vest in Purchaser or LLANY, as applicable, all of Seller's and CLIC's right, title and interest in and to the Transferred Assets other than those being sold, assigned, and transferred hereby;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements contained herein and in the Acquisition Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions. Capitalized terms used herein and not defined herein have the respective meanings assigned to them in the Acquisition Agreement.

        Section 2.  Sale of Assets to Purchaser.  Seller and
CLIC hereby sell, assign, transfer and deliver to Purchaser and its successors and assigns forever all of Seller's and CLIC's right, title and interest in and to (i) the Books and Records relating to those Insurance Contracts to be reinsured by Purchaser pursuant to the Purchaser Indemnity Reinsurance Agreement and the CLIC Indemnity Reinsurance Agreement and all other Books and Records other than those referred to in Section 3 hereof; (ii) the software listed on Schedule A hereto, (iii) to the extent owned by Seller or CLIC, the support software incorporated as part of the software listed on Schedule A hereto and required to operate the software listed on Schedule A hereto (for example, applicable JCL datasets and similar support utilities), and (iv) all other assets that are used exclusively in, or are otherwise material (individually or in the aggregate) to, the Business, including but not limited to those identified on Schedule B hereto, in each case as the same exist as of the date hereof, subject to the terms and conditions hereof, but excluding (x) those assets referred to following the words "excluding those assets" in clauses (A) through (F) of the definition of "Transferred Assets" in the Acquisition Agreement and (y) those assets referred to in Section 3 hereof. The assets described in this Section 2 are referred to herein as the "Purchaser Assets."

        TO HAVE AND TO HOLD such Purchaser Assets unto Purchaser and its successors and assigns forever.

        Section 3. Sale of Assets to LLANY. Seller does hereby sell, assign, transfer and deliver to LLANY and its successors and assigns forever all of Seller's right, title and interest in and to the Books and Records relating to the Insurance Contracts to be reinsured by LLANY pursuant to the LLANY Indemnity Reinsurance Agreement and those assets identified as "LLANY Assets" on Schedule B hereto, in each case as the same exist as of the date hereof, subject to the terms and conditions hereof. The assets described in this Section 3 are referred to herein as the "LLANY Assets."

        TO HAVE AND TO HOLD the LLANY Assets unto LLANY and its successors and assigns forever.

        Section 4. Additional Actions. Seller and CLIC shall promptly execute, deliver, record or file any and all other releases, affidavits, waivers or other documents, and take any and all additional actions, which Purchaser or LLANY may reasonably request in order to implement the provisions of this Bill of Sale.

        Section 5. Representations and Warranties. Neither Seller nor CLIC make any representation or warranty hereunder with respect to the Purchaser Assets or the LLANY Assets other than those set forth in the Acquisition Agreement. This Bill of Sale is not intended to create any obligation of Seller or CLIC other than the obligations contemplated in the Acquisition Agreement.

        Section 6. No Third Party Beneficiaries. This Bill of Sale is for the sole and exclusive benefit of Purchaser, LLANY, Seller, CLIC and their respective successors and assigns and nothing herein is intended or shall be construed to confer upon any Person other than Purchaser, LLANY, Seller, CLIC or their respective successors and assigns any right, remedy or claim under or by reason of this Bill of Sale or any term, covenant or condition hereof.

        Section 6. Amendment. This Bill of Sale may only be amended or modified by a written instrument executed by both of the parties hereto. This Bill of Sale shall inure to the benefit of and be binding upon Purchaser, LLANY, Seller, CLIC and their respective successors and assigns.

        Section 7.  Governing Law.  THIS BILL OF SALE SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS
OF LAWS THEREOF.

        IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale to be duly executed on its behalf as of the date first written above.

   CONNECTICUT GENERAL LIFE INSURANCE CORPORATION


   By:

   Name:

   Title:



   CIGNA LIFE INSURANCE COMPANY


   By:

   Name:

   Title:


Accepted and Agreed as of the
date first written above:


   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


   By:

   Name:

   Title:



   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

   By:

   Name:

   Title:

                             SCHEDULE A

                              Software



                             SCHEDULE B

                           Certain Assets

                             Exhibit J


        o Approval of the Connecticut Department of Insurance for the implementation of this Agreement and each of the Ancillary Agreements for which regulatory approval is required.

        o Approval of the New York Insurance Department for the implementation of this Agreement, each of the Ancillary Agreements and any other matters contemplated by this Agreement for which approval of the New York Insurance Department is required.

        o Approval of the Indiana Insurance Department for the implementation of this Agreement and each of the Ancillary Agreements for which regulatory approval is required.

        o Approval of the Wisconsin Insurance Department for the implementation of this Agreement and each of the Ancillary Agreements for which regulatory approval is required.